Exhibit 10.2

FOIA CONFIDENTIAL TREATMENT REQUESTED

PORTIONS OF THE EXHIBITS HERETO MARKED BY *** HAVE BEEN

OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Execution Version

LUMP SUM TURNKEY AGREEMENT

for the

ENGINEERING, PROCUREMENT AND CONSTRUCTION

of the

MARSH LANDING GENERATING STATION

by and between

MIRANT MARSH LANDING, LLC

as Owner

and

KIEWIT POWER CONSTRUCTORS CO.

as Contractor

Dated as of the 6th Day of May, 2010

TABLE OF CONTENTS

RECITALS		1

ARTICLE 1	DEFINITIONS	1

ARTICLE 2	RELATIONSHIP OF OWNER, CONTRACTOR AND SUBCONTRACTORS	14
2.1	Status of Contractor	14
2.2	Key Personnel, Organization Chart and Contractor Representative	15
2.3	Subcontractors and Sub-subcontractors	15
2.4	Subcontracts and Sub-subcontracts	16
2.5	Contractor Acknowledgements	17

ARTICLE 3	CONTRACTOR’S RESPONSIBILITIES	19
3.1	Scope of Work	19
3.2	Specific Obligations	20
3.3	Design and Engineering Work	21
3.4	Spare Parts	23
3.5	Training Program in General	24
3.6	Environmental Regulations and Environmental Compliance	25
3.7	Contractor’s Tools and Equipment	25
3.8	Employment of Personnel	25
3.9	Clean-up	27
3.10	Safety and Security	27
3.11	Emergencies	28
3.12	Approvals, Certificates, Permits and Licenses	28
3.13	Books, Records and Audits	28
3.14	Tax Accounting	29
3.15	Temporary Utilities, Roads, Facilities and Storage	29
3.16	Subordination of Liens	29
3.17	Hazardous Materials	30
3.18	Quality Assurance	30
3.19	Reports and Meetings	30
3.20	Payment	32
3.21	Commercial Activities	32
3.22	Title to Materials Found	32
3.23	Survey Control Points and Layout	32
3.24	Cooperation with Others	32
3.25	Responsibility for Property	33
3.26	Explosives	33
3.27	Nondiscrimination	34
3.28	Used or Salvaged Materials	34
3.29	Supervision of Owner’s Operation Personnel	34
3.30	Compliance with Real Property Interests	34
3.31	Compliance with Site Rules	34

ARTICLE 4	OWNER’S RESPONSIBILITIES	35
4.1	Payment	35
4.2	Permits	35
4.3	Site Access	35
4.4	Operation Personnel	35
4.5	Taxes	36
4.6	Legal Description and Survey	36
4.7	Fuel and Power	36
4.8	Utility and Interconnection Studies	36

ARTICLE 5	COMMENCEMENT OF WORK, KEY MILESTONE SCHEDULE, AND SCHEDULING OBLIGATIONS	36
5.1	Commencement of Work	36
5.2	Limited Notice to Proceed/Notice to Proceed	36
5.3	Key Milestone Schedule, Guaranteed Substantial Completion Date and Required Final Completion Date	38
5.4	CPM Schedule	39
5.5	Recovery and Recovery Schedule	41
5.6	Acceleration and Acceleration Schedule	42

ARTICLE 6	CHANGES; FORCE MAJEURE; AND OWNER-CAUSED DELAY	43
6.1	Change Orders Requested by Owner	43
6.2	Change Orders Requested by Contractor	44
6.3	Contract Price Adjustment; Contractor Documentation	47
6.4	Change Orders Act as Accord and Satisfaction	48
6.5	Timing Requirements for Notifications and Change Order Requests by Contractor	48
6.6	Adjustment Only Through Change Order	50
6.7	Force Majeure	50
6.8	Delay Caused by Owner or Changes in Scope of Work	50
6.9	Schedule Extension	51
6.10	Delay	51
6.11	Contractor Obligation to Mitigate Delay	51

ARTICLE 7	CONTRACT PRICE AND PAYMENTS TO CONTRACTOR	51
7.1	Contract Price	51
7.2	Interim Payments	52
7.3	Final Completion and Final Payment	54
7.4	Payments Not Acceptance of Work	54
7.5	Payments Withheld	54
7.6	Substitution for Retainage; Release of Retainage	55
7.7	Interest on Late Payments	56
7.8	Payments During Default	56
7.9	Offset	56
7.10	Currency	56

ARTICLE 8	TAXES	56

ARTICLE 9	TITLE AND RISK OF LOSS	57
9.1	Title	57
9.2	Risk of Loss	58

ARTICLE 10	INSURANCE AND PERFORMANCE SECURITY	58
10.1	Insurance	58
10.2	Contractor Letter of Credit	58
10.3	Contractor’s Parent Guarantee	58
10.4	Owner’s Letter of Credit	58
10.5	Owner’s Parent Guarantee	58

ARTICLE 11	OWNERSHIP OF DOCUMENTATION	59
11.1	Ownership of Work Product	59
11.2	Computer Programs	59
11.3	Owner Provided Documents	60

ARTICLE 12	COMPLETION AND PERFORMANCE LIQUIDATED DAMAGES	60
12.1	Notice and Requirements for Pre-Commissioning and Mechanical Completion	60
12.2	Notice and Requirements for Substantial Completion	61
12.3	Owner Acceptance of Mechanical Completion and Substantial Completion	61
12.4	Minimum Acceptance Criteria as a Condition of Substantial Completion	61
12.5	Punchlist	63
12.6	Notice and Requirements for Final Completion	64
12.7	Performance Guarantees as a Condition of Final Completion	64
12.8	***	65
12.9	Partial Occupancy and Use	65
12.10	Long-Term Obligations	66

ARTICLE 13	WARRANTY AND CORRECTION OF WORK	66
13.1	Warranty	66
13.2	Inspection	67
13.3	Correction of Work After Substantial Completion	68
13.4	Exclusivity	69
13.5	Assignability of Warranties	69

ARTICLE 14	SUBSTANTIAL COMPLETION DELAY LIQUIDATED DAMAGES AND PAYMENT OF LIQUIDATED DAMAGES	69
14.1	Delay in Substantial Completion	69
14.2	Suspension or Cessation of Substantial Completion Delay Liquidated Damages	69
14.3	Payment of Liquidated Damages	70

ARTICLE 15	CONTRACTOR’S REPRESENTATIONS	70
15.1	Corporate Standing	70

15.2	No Violation of Law; Litigation	70
15.3	Licenses	70
15.4	No Breach	70
15.5	Corporate Action	71
15.6	Financial Solvency	71

ARTICLE 16	OWNER’S REPRESENTATIONS	71
16.1	Corporate Standing	71
16.2	No Violation of Law; Litigation	71
16.3	Licenses	71
16.4	No Breach	71
16.5	Corporate Action	72

ARTICLE 17	DEFAULT, TERMINATION AND SUSPENSION	72
17.1	Default by Contractor	72
17.2	Termination for Convenience by Owner	74
17.3	Suspension of Work	76
17.4	Suspension by Contractor	76
17.5	Termination by Contractor	76
17.6	Termination in the Event of Extended Force Majeure	77

ARTICLE 18	INDEMNITIES	77
18.1	General Indemnification	77
18.2	Owner Indemnification	78
18.3	Patent and Copyright Indemnification	78
18.4	Lien Indemnification	79
18.5	Legal Defense	80
18.6	Enforceability	80

ARTICLE 19	DISPUTE RESOLUTION	81
19.1	Negotiation - Parties’ Representatives	81
19.2	Negotiation - Senior Executives	81
19.3	Litigation	81
19.4	Continuation of Work During Dispute	82

ARTICLE 20	CONFIDENTIALITY	82
20.1	Contractor’s Obligations	82
20.2	Owner’s Obligations	82
20.3	Definitions	83
20.4	Exceptions	83
20.5	Equitable Relief	83
20.6	Term	83
20.7	Siemens Confidential Information	83

ARTICLE 21	LIMITATION OF LIABILITY	84
21.1	Contractor Aggregate Liability	84
21.2	Limitation on Contractor’s Liability for Liquidated Damages	84

21.3	Liquidated Damages In General	84
21.4	Consequential Damages	85

ARTICLE 22	MISCELLANEOUS PROVISIONS	85
22.1	Entire Agreement	85
22.2	Amendments	85
22.3	Joint Effort	85
22.4	Captions	85
22.5	Notice	86
22.6	Severability	86
22.7	Assignment of the Agreement	87
22.8	Assignment of the Siemens Contract	87
22.9	No Waiver	88
22.10	Governing Law	88
22.11	Foreign Corrupt Practice Act	88
22.12	Successors and Assigns	88
22.13	Attachments and Schedules	88
22.14	Obligations	88
22.15	Further Assurances	88
22.16	Priority	88
22.17	Restrictions on Public Announcements	89
22.18	Language	89
22.19	Counterparts	89
22.20	Owner’s Lender	89
22.21	Survival	90

v

LIST OF ATTACHMENTS AND SCHEDULES

ATTACHMENT A	Scope of Work and Design Basis

SCHEDULE A-1	Scope of Work

SCHEDULE A-2	Design, Engineering and Codes

SCHEDULE A-3	Engineered Equipment List

SCHEDULE A-4	Utility Interface Schedule

SCHEDULE A-5	Engineering Drawings

SCHEDULE A-6	Grading and Drainage Drawing

ATTACHMENT B	Contractor Deliverables

SCHEDULE B-1	Outline of Owner Document Submittal Requirements for Review or Information

SCHEDULE B-2	Outline of Minimum Vendor Document Requirements by Equipment Category

ATTACHMENT C	Payment Schedule

SCHEDULE C-1	EPC Payment Milestones

SCHEDULE C-2	Siemens Equipment Payment Milestones

SCHEDULE C-3	Maximum Cumulative Payment Schedule

ATTACHMENT D	Form of Change Order

SCHEDULE D-1	Change Order Form

SCHEDULE D-2	Owner-Directed Change Order Form

SCHEDULE D-3	Contractor’s Change Order Request Form

SCHEDULE D-4	Pricing for Change Orders

ATTACHMENT E	Key Milestone Schedule

ATTACHMENT F	Key Personnel and Contractor’s Organization

ATTACHMENT G	Approved Subcontractors and Sub-subcontractors

ATTACHMENT H	Notice to Proceed Forms

SCHEDULE H-1	Form of Limited Notice to Proceed

SCHEDULE H-2	Form of Notice to Proceed

ATTACHMENT I	Form of Contractor’s Invoices

SCHEDULE I-1	Form of Contractor’s Interim Invoice

SCHEDULE I-2	Form of Contractor’s Final Invoice

ATTACHMENT J	Health, Safety and Environmental Policies

ATTACHMENT K	Form of Lien and Claim Waivers

SCHEDULE K-1	Contractor’s Interim Waiver and Release of Liens

SCHEDULE K-2	Contractor’s Interim Claim Waiver

SCHEDULE K-3	Subcontractor’s Interim Waiver and Release of Liens

SCHEDULE K-4	Subcontractor Interim Claim Waiver

SCHEDULE K-5	Contractor’s Final Waiver and Release of Liens

SCHEDULE K-6	Contractor’s Final Claim Waiver

SCHEDULE K-7	Subcontractor’s Final Waiver and Release of Liens

SCHEDULE K-8	Subcontractor’s Final Claim Waiver

ATTACHMENT L	Form of Mechanical Completion Certificate

ATTACHMENT M	Form of Substantial Completion Certificate

ATTACHMENT N	Form of Final Completion Certificate

ATTACHMENT O	Insurance Requirements

ATTACHMENT P	Contractor Permits

ATTACHMENT Q	Owner Permits

ATTACHMENT R	Form of Irrevocable Standby Letters of Credit

SCHEDULE R-1	Form of Contractor Letter of Credit

SCHEDULE R-2	Form of Owner Letter of Credit

ATTACHMENT S	Performance Tests

ATTACHMENT T	Performance Guarantees, Performance Liquidated Damages, *** and Minimum Acceptance Criteria

ATTACHMENT U	Critical Path Method Schedule Requirements

ATTACHMENT V	Pre-Commissioning, Commissioning, Start-Up and Training Program

ATTACHMENT W	Spare Parts List

ATTACHMENT X	Reporting Requirements

ATTACHMENT Y	Site

SCHEDULE Y-1	Description of the Site

SCHEDULE Y-2	Site and Surrounding Areas

SCHEDULE Y-3	Parcel Map

ATTACHMENT Z	Parent Guarantees

SCHEDULE Z-1	Form of Contractor’s Parent Guarantee

SCHEDULE Z-2	Form of Owner’s Parent Guarantee

ATTACHMENT AA	Demolition Work and Demolition Information

ATTACHMENT BB	Confidentiality Obligations for Siemens Confidential Information

ATTACHMENT CC	Ground Water Specifications

ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT

THIS ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT (this “Agreement”), dated as of the 6th Day of May, 2010 (the “Effective Date”), is entered into by and between Mirant Marsh Landing, LLC, a Delaware limited liability company (“Owner”), and Kiewit Power Constructors Co., a Delaware corporation (“Contractor” and, together with Owner, each a “Party” and together the “Parties”).

RECITALS

WHEREAS, Owner desires to enter into an agreement with Contractor to provide the engineering, procurement and construction of a natural gas-fired turbine generator facility to be owned by Owner, located near Antioch, California, and all related appurtenances thereto (as more fully described below, the “Facility”), and to pre-commission, commission, start-up, and test the Facility, all as further described herein; and

WHEREAS, Contractor, itself or through its vendors, suppliers, and subcontractors, desires to provide the foregoing engineering, procurement, construction, pre-commissioning, commissioning, start-up and testing services on a turnkey lump sum basis;

NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1 In addition to other defined terms used throughout this Agreement, when used herein, the following capitalized terms have the meanings specified in this Section 1.1.

“Acceleration Schedule” has the meaning set forth in Section 5.6.

“Affiliate” shall mean, with respect to either Party, any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such party. The term “control” means the possession, directly or indirectly, of the power to cause the direction of the management of such entity, whether through ownership of securities, by contract or otherwise.

“Agreement” means this Agreement for the performance of the Work (including all Attachments and Schedules attached hereto), as it may be amended from time to time in accordance with this Agreement.

“Applicable Codes and Standards” means any and all codes, standards or requirements set forth in Attachments A, J and S or in any Applicable Law, which codes, standards and requirements shall govern Contractor’s performance of the Work, as provided herein. In the event of an inconsistency or conflict between any of the Applicable Codes and

Standards, the highest performance standard as contemplated therein shall govern Contractor’s performance under this Agreement.

“Applicable Law” means all laws, statutes, ordinances, certifications, orders, decrees, injunctions, licenses, Permits, approvals, agreements, rules and regulations, including any conditions thereto, of any Governmental Instrumentality having jurisdiction over any Party, all or any portion of the Site or the Facility or performance of all or any portion of the Work or the operation of the Facility, or other legislative or administrative action of a Governmental Instrumentality, or a final decree, judgment or order of a court which relates to the performance of Work hereunder or the interpretation or application of this Agreement, including (i) any and all Permits, (ii) any Applicable Codes and Standards set forth in Applicable Law, and (iii) Applicable Law related to (y) conservation, improvement, protection, pollution, contamination or remediation of the environment or (z) Hazardous Materials or any handling, storage, release or other disposition of Hazardous Materials.

“Auxiliary Power Load” has the meaning set forth in Attachment S.

“Books and Records” has the meaning set forth in Section 3.13A.

“Business Day” means every Day other than (i) a Saturday, (ii) a Sunday or (iii) a Day that is an official holiday for employees of the federal government of the United States of America or for employees of banks located in New York or California.

“CAD” has the meaning set forth in Section 3.3E.

“California Revenue Taxes” has the meaning set forth in Section 8.2.

“CAISO” means the California Independent Systems Operator.

“Change Order” means a written order issued by Owner to Contractor after the execution of this Agreement, in the form of Schedule D-2, or a written instrument signed by both Parties after the execution of this Agreement in the form of Schedule D-1, that authorizes an addition to, deletion from, suspension of, or any other modification or adjustment to the requirements of this Agreement, including an addition to, deletion from or suspension of the Work or any modification or adjustment to any Changed Criteria. Owner and Contractor are entitled to a Change Order in accordance with Article 6.

“Changed Criteria” has the meaning set forth in Section 6.1A.

“Changes in Law” means any amendment, modification, superseding act, deletion, addition or change in or to Applicable Law affecting the Work to be performed in California (excluding changes to Tax laws where such Taxes are based upon Contractor’s revenue (except as set forth in Section 8.2), income, profits/losses or cost of finance or withholding Tax) that occurs and takes effect after the Effective Date.

“Computer Programs” shall mean those “Computer Programs” (as defined in the Siemens Contract) that are provided by Siemens under the Siemens Contract.

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“Confidential Information” has the meaning set forth in Section 20.3.

“Contract Price” has the meaning set forth in Section 7.1.

“Contractor” has the meaning set forth in the preamble hereto.

“Contractor Group” means (i) Contractor, its parents and Affiliates, and (ii) the directors, officers, employees, agents, attorneys and other professional advisors of any Persons specified in clause (i) above.

“Contractor Letter of Credit” has the meaning set forth in Section 10.2.

“Contractor Representative” means that Person or Persons designated by Contractor in a written notice to Owner and acceptable to Owner, who shall have complete authority to act on behalf of Contractor on all matters pertaining to this Agreement or the Work, including giving instructions and making changes in the Work.

“Contractor’s Confidential Information” has the meaning set forth in Section 20.2.

“Contractor’s Intellectual Property” has the meaning set forth in Section 11.1.

“Corrective Work” has the meaning set forth in Section 13.3.

“CPM Performance Measurement Baseline Schedule” has the meaning set forth in Section 5.4B.

“Critical Spare Parts” means the Owner-requested operating spare parts to be provided by Contractor in accordance with Sections 3.4 and 12.4C for (i) the gas turbine and turbine generator, (ii) the selective catalytic reduction system, (iii) the water treatment system and (iv) the continuous emissions monitoring system.

“Day” means a calendar day.

“Default” has the meaning set forth in Section 17.1A.

“Defect” or “Defective” has the meaning set forth in Section 13.1A.

“Defect Correction Period” shall mean ***.

“Demobilization and Subcontract Cancellation Cost” has the meaning set forth in Section 17.2A.

“Demolition LNTP” has the meaning set forth in Section 5.2D.

“Design Basis” means the basis of design and technical limits and parameters of the Facility as set forth in the Agreement, including Schedule A-2.

“Disclosing Party” has the meaning set forth in Section 20.3.

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“Dispute” has the meaning set forth in Section 19.1.

“Drawings” means the graphic and pictorial documents, plans or models (in written or electronic format) showing the design, location and dimensions of the Work, generally including plans, elevations, sections, details, schedules and diagrams, which are prepared as a part of and during the performance of the Work, including those which fix and describe the Facility with respect to the civil engineering, structural, instrumentation, control, mechanical, electrical, plumbing, fire protection, acoustical and life safety systems.

“Effective Date” has the meaning set forth in the preamble.

“Electric Delivery Point” has the meaning set forth in Attachment T.

“Emissions Minimum Acceptance Criteria” or “Emissions MAC” has the meaning set forth in Attachment T.

“EPC Payment Milestone” shall mean a designated portion of the Contract Price as shown in Schedule C-1.

“EPC Payment Milestone portion of the Contract Price” shall have the meaning set forth in Section 7.2A. The EPC Payment Milestone portion of the Contract Price shall only be adjusted by Change Order.

“Equipment” means all equipment, materials, supplies and systems (including the Siemens Equipment) required for the completion of and incorporation into the Work.

“Facility” means the facilities contemplated in this Agreement, including the natural gas-fired power generation facilities to be engineered, procured, constructed, pre-commissioned, commissioned and tested by Contractor under this Agreement, all of which are described and as set forth in more detail in Attachment A.

“Final Completion” means that all Work and all other obligations under the Agreement (except for that Work and obligations that survive the termination or expiration of this Agreement, including obligations for Warranties and correction of Defective Work), are fully and completely performed in accordance with the terms of this Agreement, including: (i) the successful achievement of Mechanical Completion and Substantial Completion; (ii) the completion of all Punchlist items; (iii) delivery by Contractor to Owner of Contractor’s fully executed Final Waiver and Release of Liens in the form of Schedule K-5 and Final Claim Waiver in the form of Schedule K-6; (iv) delivery by Contractor to Owner of all documentation required to be delivered under this Agreement, including Record As-Built Drawings and Specifications, Owner’s Confidential Information and the final operating and maintenance manuals for the Facility; (v) delivery to Owner, in content and form reasonably satisfactory to Owner, copies of all required Subcontracts, written assignments of Subcontractor warranties and a list of the names, addresses and telephone numbers of the Subcontractors providing such warranties; (vi) removal from the Site of all of Contractor’s, Subcontractors’ and Sub-subcontractor’s personnel, supplies, waste, materials, equipment (except Equipment), rubbish, Hazardous Materials, and temporary facilities; (vii) delivery by Contractor to Owner of evidence acceptable to Owner that all

4

Major Subcontractors and Major Sub-subcontractors have been fully and finally paid, including fully executed Final Waiver and Release of Liens in the form of Schedule K-7 and Final Claim Waivers in the form of Schedule K-8 from all Major Subcontractors; (viii) if requested by Owner, fully executed Final Waiver and Release of Liens from Major Sub-subcontractors in a form substantially similar to the form in Schedule K-7 and fully executed Final Claim Waivers from Major Sub-subcontractors in a form substantially similar to the form in Schedule K-8; (ix) achievement of all Performance Guarantees, or if all Performance Guarantees are not achieved, the payment of all applicable Performance Liquidated Damages; (x) achievement of the Starting Reliability Requirement; (xi) delivery to Owner of all specialty tools required for the operation and maintenance of the Facility and the operating spare parts (if any) required to be provided to Owner under this Agreement (other than those operating spare parts for the Siemens Equipment which are provided by Contractor pursuant to Section 3.4C); (xii) delivery by Contractor to Owner of a Final Completion Certificate in the form of Attachment N and as required under Section 12.6, which Owner has accepted by signing such certificate; and (xiii) performance by Contractor of all other obligations required under this Agreement for Final Completion.

“Final Completion Certificate” has the meaning set forth in Section 12.6.

“Final Geotechnical Report” has the meaning set forth in Section 2.5B.1.

“Final Claim Waiver” means the waiver and release of claims provided to Owner by Contractor, Major Subcontractors and Major Sub-subcontractors in accordance with the requirements of Section 7.3.

“Final Waiver and Release of Liens” means the waiver and release of liens provided to Owner by Contractor, Major Subcontractors and Major Sub-subcontractors in accordance with the requirements of Section 7.3.

“Force Majeure” shall mean any event or circumstance that (i) causes a failure in or delay in the affected Party’s performance of its obligations under the Agreement, (ii) is beyond the control of the affected Party and not due to its fault or negligence (or any Person over whom that Party has control) and (iii) cannot be avoided or overcome by the exercise of due diligence by the Party (or any Person over whom that Party has control). To the extent meeting the foregoing requirements, Force Majeure may include, but is not necessarily limited to, acts of God, landslide, lightning, earthquake, hurricane, abnormally severe storms, typhoons, cyclones, flood, tornado, or other natural disasters, fire or explosions, sabotage, riot, acts of terrorism, war, blockade, insurrection, civil disturbance, epidemic, transportation accidents affecting delivery of Equipment only if such accident occurs prior to delivery to the Site, and acts of public enemy or restraint by court order or other Governmental Instrumentality. For the avoidance of doubt, Force Majeure shall not include (a) any strike, lockout or other labor dispute affecting Contractor or any subcontractor unless such strike, lockout or labor dispute is an industry-wide or national event and otherwise meets the conditions above for a Force Majeure, (b) any difficulty in obtaining or maintaining sufficient, or appropriately skilled personnel to perform the Work, (c) late delivery, failure or breakages of materials, equipment or supplies (including Equipment) unless otherwise caused by Force Majeure, (d) normal wear and tear or

5

obsolescence of any parts or equipment (including the Equipment) utilized in or as part of the Work, (e) shortages, cost increases or unavailability of equipment (including the Equipment) or materials, except with respect to transportation accidents affecting delivery of equipment occurring prior to the delivery of such equipment to the Site, (f) changes in market conditions, (g) rain, snow, wind and temperature, regardless of the magnitude, severity, duration or frequency, except to the extent comprising an abnormally severe storm that meets the other requirements of a Force Majeure as set forth above, (h) economic hardship or (i) nonperformance or delay by Contractor or any subcontractor, unless such nonperformance or delay is otherwise caused by Force Majeure.

“Fuel Requirements” has the meaning set forth in Attachment T.

“Good Engineering and Construction Practices” or “GECP” means the generally accepted practices, methods, skill, care and techniques employed by the United States power engineering and construction industries with respect to: (i) the engineering, procurement, construction, pre-commissioning, commissioning, testing and start-up of natural gas-fired power generation facilities, which includes the Applicable Codes and Standards, Applicable Law, and the written recommendations of the suppliers and manufacturers of Equipment provided hereunder necessary to maintain supplier and manufacturer warranties and designed performance; (ii) personnel and facility safety and environmental protection; (iii) optimizing the scheduling of Work; and (iv) optimizing the reliability and availability of the Facility under the operating conditions reasonably expected at the Site, as specified in Attachment A. GECP are not intended to be limited to the optimum practices, methods or techniques to the exclusion of all others, but rather to be a spectrum of reasonable and prudent practices, methods and techniques employed by the United States power generation, engineering and construction industries.

“Governmental Instrumentality” shall mean any applicable federal, provincial, regional, state or local government including any agencies, authorities, departments or other subdivisions of each as well as the California Independent Systems Operator, having or claiming an interest in or jurisdiction over a Party or any portion of the Site, the Facility or the Work.

“GTG LNTP” has the meaning set forth in Section 5.2B.

“Guaranteed Net Heat Rate” has the meaning set forth in Attachment T.

“Guaranteed Net Power Output” has the meaning set forth in Attachment T.

“Guaranteed Substantial Completion Date” has the meaning set forth in Section 5.3B.

“Hazardous Materials” means any substance that under Applicable Law is considered to be hazardous or toxic or is or may be required to be remediated, including (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls and processes and certain cooling systems that use chlorofluorocarbons, (ii) any chemicals, materials or substances which are now or hereafter become defined as or included in the definition of “hazardous substances,”

6

“hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” or any words of similar import pursuant to Applicable Law, or (iii) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Instrumentality, or which may be the subject of liability for damages, costs or remediation.

“Indemnified Party” means any member of Owner Group or Contractor Group, as the context requires.

“Indemnifying Party” means Owner or Contractor, as the context requires.

“Interim Claim Waiver” means the waiver and release of claims provided to Owner by Contractor, Major Subcontractors and Major Sub-subcontractors in accordance with the requirements of Section 7.2C.

“Interim Waiver and Release of Liens” means the waiver and release of liens provided to Owner by Contractor, Major Subcontractors and Major Sub-subcontractors in accordance with the requirements of Section 7.2C.

“Investment Grade” has the meaning set forth in Section 10.2.

“Invoice” means Contractor’s request for a payment pursuant to Section 7.2B for a progress payment and pursuant to Section 7.3 for final payment, which invoice shall be in the form of Schedule I-1 for progress payments and Schedule I-2 for final payment.

“ISO Conditions” has the meaning set forth in Attachment T.

“Key Milestones” shall mean certain portions of the Work, as further described in the Key Milestone Schedule in Attachment E, which Contractor is to complete by the applicable Key Milestone Date. For the avoidance of doubt, the Key Milestones do not include the Guaranteed Substantial Completion Date or the Required Final Completion Date.

“Key Milestone Dates” shall mean those dates for completion of Key Milestones set forth in the Key Milestone Schedule in Attachment E.

“Key Milestone Schedule” means the schedule of Key Milestone Dates in which Contractor is required to complete certain Key Milestones in the Work as more particularly described in Attachment E. For purposes of clarity, the Key Milestone Schedule shall mean the actual dates specified for each Key Milestone as set forth in Attachment E and shall not incorporate (or otherwise be a reference to) the time periods set forth in Attachment E which relate to time periods of delay obligating Contractor to commence recovery efforts or giving rise to a Default.

“Key Personnel” or “Key Persons” has the meaning set forth in Section 2.2A.

“Kiewit Termination Charge” has the meaning set forth in Section 17.2.

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“Lender” means any entity or entities providing temporary or permanent debt financing to Owner for the Facility.

“Limited Notice to Proceed” or “LNTP” has the meaning set forth in Section 3.3B.

“Liquidated Damages” means Performance Liquidated Damages and Substantial Completion Delay Liquidated Damages.

“Major Subcontract” means any Subcontract either (i) having an aggregate value in excess of One Million U.S. Dollars (U.S.$1,000,000) or (ii) multiple Subcontracts with one Subcontractor that have an aggregate value in excess of One Million U.S. Dollars (U.S.$1,000,000). For the avoidance of doubt, the Siemens Contract shall be a Major Subcontract.

“Major Subcontractor” means any Subcontractor with whom Contractor enters, or intends to enter, into a Major Subcontract. For the avoidance of doubt, Siemens shall be a Major Subcontractor.

“Major Sub-subcontract” means (A) any Sub-subcontract that the Siemens Contract identifies as a “Major Subcontract” (as such term is defined in the Siemens Contract) or (B) (i) any Sub-subcontract not falling under the Siemens Contract which has an aggregate value in excess of One Million U.S. Dollars (U.S.$1,000,000), or (ii) multiple Sub-subcontracts with one Sub-subcontractor (not falling under the Siemens Contract) that have an aggregate value in excess of One Million U.S. Dollars (U.S.$1,000,000).

“Major Sub-subcontractor” means any Sub-subcontractor with whom a Subcontractor or Sub-subcontractor enters, or intends to enter, into a Major Sub-subcontract.

“Maximum Cumulative Payment Schedule” has the meaning set forth in Section 7.2E.

“Mechanical Completion” shall mean, with respect to an applicable system or subsystem of Equipment for the Facility, that, with the exception of Punchlist items, all of the following have occurred: (i) Contractor has completed all procurement, fabrication, assembly, erection and installation and pre-commissioning checks and tests for such system or subsystem (as further described in the Scope of Work) to ensure that the applicable system or subsystem (including all Equipment related to such system or subsystem) was correctly fabricated, assembled, erected and installed and is capable of being operated safely and reliably within the requirements and specifications contained in the Agreement, including the setting of such Equipment on foundations, connecting such Equipment to other applicable Equipment with piping, wiring, controls, and safety systems, ensuring that such Equipment and such related operating systems are individually cleaned, leak checked, lubricated, and point-to-point checked to verify that such Equipment and operating systems have been correctly installed so as to respond to simulated test signals equivalent to actual signals received during operation, and are ready for initial operation, adjustment and testing and may be so operated, adjusted and tested without damage thereto or to any other property and without injury to any Person, all as set forth in greater detail in Attachments A and V and the Mechanical Completion checklists agreed by Owner and Contractor in accordance with Section 12.1B; (ii) Contractor has

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completed the Work, to the extent necessary, to cause such system or subsystem to be capable of operating safely in accordance with Applicable Laws, prudent utility practices, and GECP for further commissioning and testing; (iii) Contractor has submitted to Owner an initial Punchlist of items as set forth in Section 12.5A; (iv) Contractor has delivered to Owner a Mechanical Completion Certificate for the applicable system or subsystem in the form of Attachment L and Owner has accepted such certificate by signing such certificate; and (v) Contractor has performed all other obligations required under the Agreement for Mechanical Completion.

“Mechanical Completion Certificate” has the meaning set forth in Section 12.1B.

“Memorandum of Understanding” or “MOU” means the Memorandum of Understanding between Owner and Contractor, dated April 16, 2009, including any amendments thereto.

“Minimum Acceptance Criteria” or “MAC” means the Net Power Output Minimum Acceptance Criteria, the Net Heat Rate Minimum Acceptance Criteria, the Emissions Minimum Acceptance Criteria, the Ramp Time Minimum Acceptance Criteria and the Sound Level Minimum Acceptance Criteria.

“Minimum Acceptance Criteria Correction Period” has the meaning set forth in Section 12.4A.

“Mirant Delta Facility” means the existing electric generation facility of Mirant Delta, LLC located near Antioch, California which is adjacent to the location where the Facility will be built.

“Month” means a Gregorian calendar month; “month” means any period of thirty (30) consecutive Days.

“Monthly” means an event occurring or an action taken once every Month.

“Monthly Progress Reports” has the meaning set forth in Section 3.19A.4.

“Monthly Updated CPM Schedule” has the meaning set forth in Section 5.4D.

“NERC” means the North American Electric Reliability Corporation.

“Net Heat Rate” has the meaning set forth in Attachment T.

“Net Heat Rate Minimum Acceptance Criteria” or “Net Heat Rate MAC” has the meaning set forth in Attachment T.

“Net Heat Rate Performance Liquidated Damages” has the meaning set forth in Attachment T.

“Net Power Output” has the meaning set forth in Attachment T.

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“Net Power Output Minimum Acceptance Criteria” or “Net Power Output MAC” has the meaning set forth in Attachment T.

“Net Power Output Performance Liquidated Damages” has the meaning set forth in Attachment T.

“Notice to Proceed” or “NTP” has the meaning set forth in Section 3.3B.

“Owner” has the meaning set forth in the preamble hereto.

“Owner Group” means (i) Owner and its parents, Affiliates and Lenders, and (ii) the directors, officers, employees, agents, attorneys and other professional advisors of any of the Persons specified in clause (i) above.

“Owner Letter of Credit” has the meaning set forth in Section 10.4.

“Owner Representative” means that Person or Persons designated by Owner in a written notice to Contractor who shall have complete authority to act on behalf of Owner on all matters pertaining to the Work, including giving instructions and making changes in the Work. Owner designates Mike Ammer as the Owner Representative. Notification of a change in Owner Representative shall be provided in advance, in writing, to Contractor.

“Owner’s Confidential Information” has the meaning set forth in Section 20.1.

“Party” or “Parties” means Owner and/or Contractor and their successors and permitted assigns.

“Payment Milestone” shall mean, as the context requires, a Siemens Equipment Payment Milestone, a EPC Payment Milestone or both. “Payment Milestones” shall mean, as the context requires, any or all Siemens Equipment Payment Milestones and EPC Payment Milestones.

“Payment Schedule” is set forth in Attachment C, which sets out the payments to be paid based on achievement of Siemens Equipment Payment Milestones and EPC Payment Milestones.

***

“Performance Guarantee(s)” means the Guaranteed Net Power Output and the Guaranteed Net Heat Rate.

“Performance Liquidated Damages” means the Net Power Output Performance Liquidated Damages and the Net Heat Rate Performance Liquidated Damages.

“Performance Tests” means those tests performed to determine whether the Facility meets the Performance Guarantees and Minimum Acceptance Criteria, which tests shall be set forth in Attachment S and, to the extent not specified therein, as developed in accordance with Section 12.2.

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“Permit” means any valid waiver, certificate, approval, consent, license, exemption, variance, franchise, permit, authorization or similar order or authorization from any Governmental Instrumentality required to be obtained or maintained in connection with the Facility, the Site or the Work.

“Person” means any individual, company, joint venture, corporation, partnership, association, joint stock company, limited liability company, trust, estate, unincorporated organization, Governmental Instrumentality or other entity having legal capacity.

“PG&E” means Pacific Gas and Electric Company, or its successors or assigns.

“PLA” means the Project Labor Agreement for the Marsh Landing Generating Station Project entered into by and among Contractor, the State Building and Construction Trades Council of California, the Contra Costa County Building and Construction Trades Council and various local unions.

“Preliminary Engineering LNTP” has the meaning set forth in Section 5.2B.

“Progress As-Built Drawings and Specifications” means Drawings and Specifications that show all current “as-built” conditions, as required under Attachment B.

“Punchlist” means a list of those finishing items required to complete the Work, the completion of which shall not interrupt, disrupt or interfere with the safe and reliable operation or use of all or any part of the Facility as contemplated by this Agreement, as more fully described in Section 12.5.

“Ramp Time Minimum Acceptance Criteria” or “Ramp Time MAC” has the meaning set forth in Attachment T.

“Receiving Party” has the meaning set forth in Section 20.3.

“Record As-Built Drawings and Specifications” means final, record Drawings and Specifications of the Facility showing the “as-built” conditions of the completed Facility, as required under Attachment B.

“Recovery Schedule” has the meaning set forth in Section 5.5.

“Release for Engineering LNTP” has the meaning set forth in Section 5.2C.

“Required Final Completion Date” has the meaning set forth in Section 5.3C.

“Retainage” means the amount retained by Owner from Contractor from each Invoice for payments owed under this Agreement, except for payments owed on the Siemens Equipment Payment Milestone portion of the Contract Price. The Retainage shall be in the amount of *** of the foregoing payments owed by Owner to Contractor.

“Scope of Work” means the description of Work to be performed by Contractor as set forth in this Agreement, including Attachment A.

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“Siemens” means Siemens Energy, Inc. Due to the assignment of the Siemens Contract to Contractor pursuant to Section 22.8, Siemens shall be considered a Subcontractor to Contractor.

“Siemens Confidential Information” has the meaning set forth in Section 20.7.

“Siemens Contract” means that certain Contract for Gas Turbine Generator Equipment Supply and Services between Owner and Siemens, dated September 2, 2009, together with all amendments and change orders thereto, which has been assigned from Owner to Contractor pursuant to Section 22.8.

“Siemens Equipment” means all equipment to be provided under the Siemens Contract, including four (4) Siemens SGT6-PAC 5000F simple cycle gas turbine generating units, four (4) generator step-up transformers, fuel gas conditioning equipment and fuel gas compressors.

“Siemens Equipment Payment Milestone” shall mean a designated portion of the Contract Price as shown in Schedule C-2.

“Siemens Equipment Payment Milestone portion of the Contract Price” shall have the meaning set forth in Section 7.2A. The Siemens Equipment Payment Milestone portion of the Contract Price shall only be adjusted by Change Order.

“Siemens Termination Payment” has the meaning set forth in Section 10.4.

“Site” means those parcels of land where the Facility shall be located, as shown in greater detail in Attachment Y.

“Soil Report” has the meaning set forth in Section 2.5B.1.

“Sounds Level Minimum Acceptance Criteria” or “Sound Level MAC” has the meaning set forth in Attachment T.

“Specifications” means those documents consisting of the written requirements for Equipment, standards of workmanship for the Work and performance of related services, which are prepared as a part of and during the performance of the Work.

“Starting Reliability Requirement” shall have the meaning set forth in Attachment T.

“Subcontract” means an agreement by Contractor with a Subcontractor for the performance of any portion of the Work.

“Subcontractor” means any Person, including an Equipment supplier or vendor, who has a direct contract with Contractor to manufacture or supply Equipment which is a portion of the Work, to lease equipment to Contractor in connection with the Work, to perform a portion of the Work or to otherwise furnish labor or materials or equipment (including Equipment).

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“Substantial Completion” means that all of the following have occurred with respect to the Facility: (i) Mechanical Completion of the Facility; (ii) all Minimum Acceptance Criteria have been achieved; (iii) Contractor and Owner have agreed upon a revised and updated Punchlist of items as set forth in Section 12.5B; (iv) all Work has been completed (including training and the delivery of all documentation, manuals and instruction books necessary for safe and proper operation), except for Work on the Punchlist and the Final Completion requirements identified in clauses (ii) through (xii) of the definition of Final Completion set forth in this Article 1, in accordance with the requirements and specifications of this Agreement; (v) Contractor has delivered to Owner the Substantial Completion Certificate in the form of Attachment M and as required under Section 12.2 and Owner has accepted such certificate by signing such certificate; (vi) the Facility is available for commercial operation and can be safely used for its intended purpose and all four (4) Units and all related systems can be safely and reliably operated within the requirements and specifications of the Agreement in order to deliver electrical output in accordance with the requirements and specifications of the Agreement; (vii) Contractor has obtained all Permits for the Facility that it is obligated to obtain under this Agreement; (viii) certificates of occupancy for all applicable buildings at the Facility have been issued; (ix) Contractor has assigned to or provided Owner with all Warranties to the extent Contractor is obligated to do so pursuant to this Agreement (including Section 13.1C); and (x) Contractor has performed all other obligations required under this Agreement for Substantial Completion.

“Substantial Completion Certificate” has the meaning set forth in Section 12.2.

“Substantial Completion Delay Liquidated Damages” has the meaning set forth in Section 14.1.

“Sub-subcontract” means any agreement by a Subcontractor with a Sub-subcontractor or by a Sub-subcontractor with another Sub-subcontractor for the performance of any portion of the Work.

“Sub-subcontractor” means any Person, including an Equipment supplier or vendor, who has a direct or indirect contract with a Subcontractor or another Sub-subcontractor to manufacture or supply Equipment which comprises a portion of the Work, to lease equipment to Subcontractor or another Sub-subcontractor in connection with the Work, to perform a portion of the Work or to otherwise furnish labor, materials or equipment (including Equipment).

“Taxes” means any and all taxes, assessments, levies, duties, fees, charges and withholdings of any kind or nature whatsoever and howsoever described, including value-added, sales and use taxes, gross receipts, license, payroll, federal, state, local or foreign income, environmental, profits, severance, premium, franchise, property, excise, capital stock, import, stamp, transfer, employment, occupation, generation, privilege, utility, regulatory, energy, consumption, lease, filing, recording and activity taxes, levies, duties, fees, charges, imposts and withholding, together with any and all penalties, interest and additions thereto.

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“Third Party Proprietary Work Product” has the meaning set forth in Section 11.1.

“U.S. Dollars” or “U.S.$” means the legal tender of the United States of America.

“Unit” shall mean a gas turbine generator package to be installed into and form a part of the Facility, including the combustion turbine, the electric generator, the generator step-up transformer, the selective catalytic reduction system and oxidation catalyst and all other components, accessories, and ancillary parts and systems between the fuel supply interface and the high-side of the generator step up transformers related to such the gas turbine generator package, as well as that portion of the Work associated with such Equipment. The Facility shall have four (4) Units.

“Warranty” or “Warranties” has the meaning set forth in Section 13.1A.

“Weekly Progress Report” has the meaning set forth in Section 3.19A.3.

“Work” means all obligations, duties and responsibilities required of Contractor pursuant to this Agreement, including all Equipment (including all Siemens Equipment and all Units), construction equipment (including materials, apparatus, structures, supplies, tools, machinery, equipment and scaffolding), spare parts, procurement, engineering, design, fabrication, erection, installation, manufacture, delivery, transportation, storage, construction, workmanship, labor, pre-commissioning, commissioning, inspection, training, Performance Tests, other tests, start-up and any other services, work or things furnished or used or required to be furnished or used, by Contractor in the performance of this Agreement, including that set forth in Attachment A and Section 3.1A and any Corrective Work.

“Work Cost” has the meaning set forth in Section 17.2A.

“Work Product” has the meaning set forth in Section 11.1.

1.2 The meanings specified in this Article 1 are applicable to both the singular and plural. As used in this Agreement, the terms “herein,” “herewith,” “hereunder” and “hereof” are references to this Agreement taken as a whole, and the terms “include,” “includes” and “including” mean “including, without limitation,” or variant thereof. Unless expressly stated otherwise, reference in this Agreement to an Article or Section shall be a reference to an Article or Section contained in this Agreement (and not in any Attachments or Schedules to this Agreement) and reference in this Agreement to an Attachment or Schedule shall be a reference to an Attachment or Schedule attached to this Agreement.

ARTICLE 2

RELATIONSHIP OF OWNER, CONTRACTOR AND SUBCONTRACTORS

2.1 Status of Contractor. The relationship of Contractor to Owner shall be that of an independent contractor. Any provisions of this Agreement which may appear to give Owner or the Owner Representative the right to direct or control Contractor as to details of performing the Work, or to exercise any measure of control over the Work, shall be deemed to mean that Contractor shall follow the desires of Owner or the Owner Representative in the results of the

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Work only and not in the means by which the Work is to be accomplished, and Contractor shall have the complete right, obligation and authoritative control over the Work as to the manner, means or details as to how to perform the Work. Nothing herein shall be interpreted to create a master-servant or principal-agent relationship between Contractor, or any of its Subcontractors or Sub-subcontractors, and Owner. Nevertheless, Contractor shall strictly comply with all provisions, terms and conditions of this Agreement, and the fact that Contractor is an independent contractor does not relieve it from its responsibility to fully, completely, timely and safely perform the Work in strict compliance with this Agreement.

2.2 Key Personnel, Organization Chart and Contractor Representative.

A. Key Personnel and Organization Chart. Attachment F sets forth Contractor’s organizational chart to be implemented for the Work and also contains a list of key personnel (“Key Personnel” or “Key Persons”) from Contractor’s organization who will be assigned to the Work. Owner and Contractor acknowledge and agree the continuity of Key Personnel during the performance of the Work is a material requirement of this Agreement and that replacement of a Key Person may be detrimental to the Owner and the overall quality of the Work. Key Personnel shall, unless otherwise expressly stated in Attachment F, be devoted essentially full-time to the Work for the entire duration of the Work, and Key Personnel shall not be removed or reassigned without Owner’s prior written approval, which shall not be unreasonably withheld. All requests for the substitution of Key Personnel shall include a detailed explanation and reason for the request and the resumes of professional education and experience for one or more substitute candidates for Owner’s approval (such approval not to be unreasonably withheld). The additional cost of any replacement of such Key Personnel and any overlap time during the transition from one Key Person to another shall be entirely at Contractor’s expense. Owner has the right, but not the obligation, to require Contractor to remove or cause to be removed a Key Person who is not, in Owner’s reasonable judgment, acting safely and reasonably in the performance of the portion of the Work assigned to such Key Person.

B. Contractor Representative. Contractor designates *** as the Contractor Representative. Notification of a change in Contractor Representative shall be provided in advance, in writing, to Owner. The Contractor Representative is a Key Person.

2.3 Subcontractors and Sub-subcontractors. Owner acknowledges and agrees that Contractor intends to have portions of the Work accomplished by Subcontractors pursuant to written Subcontracts between Contractor and such Subcontractors, and that such Subcontractors may have certain portions of the Work performed by Sub-subcontractors. All Subcontractors and Sub-subcontractors shall be reputable, qualified firms with an established record of successful performance in their respective trades performing identical or substantially similar work. NO SUBCONTRACTOR OR SUB-SUBCONTRACTOR IS INTENDED TO BE OR SHALL BE DEEMED A THIRD-PARTY BENEFICIARY OF THIS AGREEMENT. Contractor shall be fully responsible to Owner for the acts and omissions of Subcontractors and Sub-subcontractors and of Persons directly or indirectly employed by any of them, as Contractor is for the acts or omissions of Persons directly employed by Contractor. All Subcontractors and Sub-subcontractors and their respective personnel are to be instructed by Contractor in the terms and requirements of Owner-approved

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safety and environmental protection policies and procedures and shall be expected to comply with such policies and procedures. In the event that any personnel do not adhere to such policies and procedures, such personnel shall be removed by Contractor. In no event shall Contractor be entitled to any adjustment of the Contract Price, the Key Milestone Schedule, the Guaranteed Substantial Completion Date or the Required Final Completion Date as a result of compliance with such policies and procedures or any removal of personnel necessitated by non-compliance. Nothing contained herein shall (i) create any contractual relationship between any Subcontractor and Owner, or between any Sub-subcontractor and Owner, or (ii) obligate Owner to pay or cause the payment of any amounts to any Subcontractor or Sub-subcontractor.

2.4 Subcontracts and Sub-subcontracts.

A. Approved List. Attachment G sets forth a list of Subcontractors and Sub-subcontractors that Contractor and Owner have agreed are approved Subcontractors and Sub-subcontractors for the performance of that portion of the Work specified in Attachment G. Approval by Owner of any Subcontractors or Sub-subcontractors (either as set forth in Attachment G, pursuant to this Section 2.4 or otherwise) does not relieve Contractor of any responsibilities under this Agreement.

B. Additional Proposed Major Subcontractors and Major Sub-subcontractors. In the event that Contractor is considering the selection of a Subcontractor or Sub-subcontractor not listed on Attachment G that would qualify as a Major Subcontractor or Major Sub-subcontractor, Contractor shall (i) notify Owner of its proposed Major Subcontractor or Major Sub-subcontractor as soon as possible during the selection process and furnish to Owner all information reasonably requested by Owner with respect to Contractor’s selection criteria, and (ii) notify Owner no less than fifteen (15) Days prior to the execution of a Major Subcontract with a Major Subcontractor or Major Sub-subcontract with a Major Sub-subcontractor not listed on Attachment G. Owner shall have the discretion, not to be unreasonably exercised, to reject any proposed Major Subcontractor or Major Sub-subcontractor not listed on Attachment G for a Major Subcontract or Major Sub-subcontract. Contractor shall not enter into any Major Subcontract with a proposed Major Subcontractor or Major Sub-subcontract with a Major Sub-subcontractor that is rejected by Owner in accordance with the preceding sentence. Owner shall undertake in good faith to review the information provided by Contractor pursuant to this Section 2.4B expeditiously and shall notify Contractor of its decision to accept or reject a proposed Major Subcontractor or Major Sub-subcontractor as soon as practicable after such decision is made. Failure of Owner to accept a proposed Major Subcontractor or Major Sub-subcontractor within fifteen (15) Days after Owner’s receipt of the notice to be provided by Contractor as set forth above shall be deemed to be an acceptance of such Major Subcontractor or Major Sub-subcontractor. For purposes of clarity, Owner’s approval shall not be required for the selection or replacement of a Subcontractor or Sub-subcontractor that is not a Major Subcontractor or Major Sub-subcontractor.

C. Other Additional Proposed Subcontractors and Sub-subcontractors. For any Subcontractor not covered by Sections 2.4A or 2.4B, Contractor shall, within thirty (30) Days prior to the selection of any such Subcontractor, notify Owner in writing of the

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selection of such Subcontractor and inform Owner generally what portion of the Work such Subcontractor is performing.

D. Delivery of Major Subcontracts. Contractor shall furnish Owner with a copy of all Subcontracts within ten (10) Days after Owner’s written request. Contractor may deliver such Subcontracts with the pricing information redacted therefrom. Notwithstanding the above, Owner’s receipt and review of any Subcontracts shall not relieve the Contractor of any obligations under this Agreement nor shall such action constitute a waiver of any right or duty afforded Owner under this Agreement or approval of or acquiescence in a breach hereunder.

E. Terms of Major Subcontracts and Major Sub-subcontracts. In addition to the requirements in Section 2.3 and without in any way relieving Contractor of its full responsibility to Owner for the acts and omissions of Subcontractors and Sub-subcontractors, Contractor shall:

1. include in each Major Subcontract and Major Sub-subcontract, a provision that each such Major Subcontract and Major Sub-subcontract may be assigned to Owner without the consent of the respective Major Subcontractor or Major Sub-subcontractor upon termination of this Agreement; and

2. use reasonable commercial efforts to include in each Major Subcontract and Major Sub-subcontract a provision requiring each such Major Subcontractor and Major Sub-subcontractor to comply with and perform for the benefit of Owner all requirements and obligations of Contractor to Owner under this Agreement, as such requirements and obligations are applicable to the performance of the work under the respective Major Subcontract or Major Sub-subcontract; provided, however, at a minimum, Contractor shall include in each Major Subcontract and Major Sub-subcontract (except for Major Sub-subcontracts for the supply of bulk materials or commodities), for the benefit of Owner, provisions substantially similar to the following provisions set forth in this Agreement: Article 11, and Sections 3.16, 9.1, and 22.11.

2.5 Contractor Acknowledgements.

A. The Agreement. Prior to the execution of this Agreement, Contractor performed engineering, cost estimating and related services and developed and provided the information that forms the Scope of Work and Design Basis listed in Attachment A, which was performed pursuant to the MOU. Owner has relied upon Contractor’s expertise in developing and providing such information. Contractor hereby represents that such information and the attached Scope of Work and the Design Basis in Attachment A are accurate, adequate and complete to engineer, procure, construct, pre-commission, commission, start-up and test a fully operational natural gas-fired power generation facility for the Contract Price, within the required times set forth by the Key Milestone Schedule, the Guaranteed Substantial Completion Date and Required Final Completion Date, and in accordance with all requirements of this Agreement, including Applicable Codes and

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Standards, Applicable Law, the Warranties, Minimum Acceptance Criteria and Performance Guarantees, and that with respect to any information (if any) not so developed or provided by Contractor, Contractor has examined all such information and has determined that it is accurate, adequate and complete. Accordingly, Contractor (i) hereby agrees that it shall have no right to claim or seek an increase in the Contract Price or an adjustment to the Key Milestone Schedule, Guaranteed Substantial Completion Date or Required Final Completion Date with respect to any incomplete, inaccurate or inadequate information or requirements that may be contained or referenced in Attachment A, and (ii) hereby waives and releases Owner from and against such claims. Owner makes no guaranty or warranty, express or implied, as to the accuracy, adequacy or completeness of any such information that is contained or referenced in Attachment A.

B. Conditions of the Site. Except as expressly provided for in this Section 2.5B.1, Contractor further agrees and acknowledges that it has made all investigations and inspections that it deems necessary to perform the Work in accordance with the Key Milestone Schedule, the Guaranteed Substantial Completion Date and the Required Final Completion Date, and understands the climate, terrain and other difficulties that it may encounter in performing the Work in accordance with the Key Milestone Schedule, the Guaranteed Substantial Completion Date and Required Final Completion Date. Contractor warrants that it has the experience, resources, qualifications and capabilities at its disposal to perform the Work in accordance with the Key Milestone Schedule, the Guaranteed Substantial Completion Date and the Required Final Completion Date. Except as expressly provided for in Sections 2.5B.1, 6.2A.5, and 6.2A.6, Contractor assumes all risks related to, and waives any right to claim an adjustment in the Contract Price, the Key Milestone Schedule, the Guaranteed Substantial Completion Date or the Required Final Completion Date in respect of, any failure to timely perform the Work in accordance with the Key Milestone Schedule, the Guaranteed Substantial Completion Date and the Required Final Completion Date as a result of any conditions at the Site or at any other location where the Work is performed (excluding Force Majeure events), including assuming all risk and waiving all rights with respect to: (i) river levels, topography and subsurface conditions; (ii) climatic conditions, tides, and seasons; (iii) availability of laborers, Subcontractors, Sub-subcontractors, equipment or any other items or supplies; (iv) adequate availability and transportation of Equipment; and (v) breakdown or other failure of equipment under the control of or provided by Contractor or its Subcontractors or Sub-subcontractors.

1. The Contract Price included herein is based on the subsurface soil report titled “Geotechnical Data Report, Geotechnical Investigation, Contra Costa Power Plant Unit 8 Project, Contra Costa County, California,” dated May 25, 2001 (“Soil Report”), which is based on a site near the Site. A final geotechnical study will be performed at the Site by, or on behalf of, Contractor (which will include testing of the subsurface under the existing structures at the Site), and a report will be generated from such study by or on behalf of Contractor and based upon Contractor’s specifications (the “Final Geotechnical Report”) prior to Owner’s issuance of the Demolition LNTP. If the subsurface conditions as shown by the Final Geotechnical Report are materially different from the Soil Report, the Contract Price shall be adjusted up or down pursuant to a Change Order to the

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extent the different subsurface conditions require additional work or reduce work. Contractor’s relief for any material differences between the Soil Report and the Final Geotechnical Report shall be limited to an adjustment in the Contract Price, the Key Milestone Schedule, the Guaranteed Substantial Completion Date and the Required Final Completion Date; provided, however, Contractor shall use best efforts to prevent any extension to the Key Milestone Schedule, Guaranteed Substantial Completion Date and Required Final Completion Date as a result of such differences. The Parties agree that only significant differences in subsurface conditions that would cause a major change in the manner, means or methods of constructing the foundations would require an extension to the Key Milestone Schedule, Guaranteed Substantial Completion Date and Required Final Completion Date, but mere changes in the number or type of piles would not entitle Contractor to such an extension. After the Final Geotechnical Report is issued, and the Contract Price, Key Milestone Schedule, Guaranteed Substantial Completion Date and Required Final Completion Date is adjusted (if and to the extent allowed under this Section 2.5B.1), Contractor shall assume all subsurface risks at the Site, except for unknown underground utilities, manmade subsurface obstructions, rocks that require blasting, sinkholes and archeological finds as further provided for in Section 6.2A.5.

C. Applicable Law and Applicable Codes and Standards.

1. Subject to Section 2.5C.2. Contractor has investigated to its satisfaction Applicable Law and Applicable Codes and Standards and warrants that it can perform the Work at the Contract Price and within the Key Milestone Schedule, Guaranteed Substantial Completion Date and Required Final Completion Date in accordance with Applicable Law and Applicable Codes and Standards.

2. If a Change in Law occurs, Contractor shall perform the Work in accordance with such Change in Law and shall be entitled to a Change Order for such Change in Law to the extent allowed under Section 6.2A.1.

ARTICLE 3

CONTRACTOR’S RESPONSIBILITIES

3.1 Scope of Work.

A. Generally. Subject to Section 3.1B, the Work shall be performed on a turnkey basis and shall include all engineering, procurement, construction, pre-commissioning, commissioning, start-up and testing of the Facility, all Equipment, construction equipment (including materials, apparatus, structures, supplies, tools, machinery, equipment and scaffolding), spare parts, labor, workmanship, inspection, manufacture, fabrication, installation, design, delivery, transportation, storage, training of Owner’s operating personnel and all other items or tasks that are set forth in Attachment A, or otherwise required to achieve Final Completion in accordance with the requirements of this Agreement, including achieving the Minimum Acceptance Criteria and Performance

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Guarantees. Contractor shall be required to integrate and use Owner’s operations personnel (which are provided by Owner pursuant to Section 4.4) in Contractor’s pre-commissioning, commissioning, testing and start-up efforts. Contractor shall perform the Work in accordance with GECP, Applicable Law, Applicable Codes and Standards, and all other terms and provisions of this Agreement, with the explicit understanding that the Facility will operate as a natural gas-fired power generation facility meeting all requirements and specifications of this Agreement, including Warranties, Minimum Acceptance Criteria and Performance Guarantees. It is understood and agreed that the Work shall include any incidental work that can reasonably be inferred as required and necessary to complete the Facility in accordance with GECP, Applicable Law, Applicable Codes and Standards, and all other terms and provisions of this Agreement, excluding only those items which Owner has specifically agreed to provide under the terms of the Agreement. Without limiting the generality of the foregoing, the Work is more specifically described in Attachment A.

B. Exception to Scope of Work. Contractor shall not be responsible for providing those items identified in Article 4 as Owner’s obligations.

3.2 Specific Obligations. Without limiting the generality of Section 3.1 or the requirements of any other provision of this Agreement, Contractor shall:

A. procure, supply, transport, handle, properly store, assemble, erect and install all Equipment;

B. provide construction, construction management (including the furnishing of all field supplies, tools, construction equipment, and all Site supervision and craft labor), civil/structural, electrical, instrumentation, field design, inspection and quality control services required to ensure that the Work is performed in accordance herewith;

C. negotiate all guarantees, warranties, delivery schedules and performance requirements with all Subcontractors so that all Subcontracts are consistent with this Agreement to the extent required under Sections 2.3 and 2.4;

D. perform shop and other inspections of the work of Subcontractors and Sub-subcontractors to ensure that such work meets all of the requirements of this Agreement;

E. pay Subcontractors in a timely fashion in accordance with the respective Subcontracts;

F. ensure that the Work is performed in accordance with the Key Milestone Schedule, Guaranteed Substantial Completion Date and Required Final Completion Date;

G. conduct and manage all pre-commissioning, start-up operations, commissioning, Performance Tests and other testing of the Facility, while supervising operating personnel provided by Owner;

H. obtain all Permits required per Section 3.12;

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I. provide pre-commissioning, commissioning, testing and start-up spare parts and operating spare parts as required per Section 3.4 (the cost of such operating spare parts to be reimbursed by Owner in accordance with Section 6.2A.11);

J. remove waste materials and rubbish from the Site as required per Section 3.9;

K. provide reasonable and prompt assistance, information and documentation required or requested by Owner to enable Owner to obtain or modify the Permits listed in Attachment Q;

L. provide training and certification for Owner’s operating and maintenance personnel per Section 3.5;

M. ensure all Subcontractors perform their Subcontract obligations;

N. cooperate with and respond promptly to inquiries from Owner;

O. supply all initial fills of lubricants and chemicals and transformer oils and all consumables necessary to perform the Work through Substantial Completion; and

P. perform all design and engineering Work in accordance with this Agreement, including that specified in Section 3.3.

3.3 Design and Engineering Work.

A. General. Contractor shall, as part of the Work, perform all design and engineering Work in accordance with this Agreement and cause the Work to meet and achieve the requirements of this Agreement, including achieving the Minimum Acceptance Criteria and Performance Guarantees.

B. Drawings and Specifications. Upon receipt of a limited notice to proceed (“Limited Notice to Proceed” or “LNTP”) or the full notice to proceed (“Notice to Proceed” or “NTP”) issued in accordance with Section 5.2, Contractor shall commence the preparation of the Drawings and Specifications for all Work relating to such LNTP or NTP. The Drawings and Specifications shall be based on the requirements of this Agreement, including the Scope of Work, Design Basis, GECP, Applicable Codes and Standards, Applicable Law, and all applicable provisions of this Agreement.

C. Review Process.

1. Over-the-Shoulder Review. During the development of the Drawings and Specifications, Contractor shall provide Owner with the opportunity to perform “over-the-shoulder” reviews of the design and engineering in progress. Such reviews may be conducted at Contractor’s office located in Lenexa, Kansas, remotely by electronic internet access or, if agreed upon by Contractor (such agreement not to be unreasonably withheld), at the applicable Subcontractor’s or Sub-subcontractor’s offices. The reviews

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may be of progress prints, computer images, draft documents, working calculations, draft specifications or reports, Drawings, Specifications or other design documents as reasonably determined by Owner.

2. Submission by Contractor. Contractor shall submit copies of the Drawings and Specifications to Owner for formal review, comment, disapproval and approval in accordance with Attachment B.

3. Review Periods. Owner shall have up to fifteen (15) Days from its receipt of Drawings and Specifications submitted in accordance with Section 3.3C.2 to issue written comments, proposed changes and/or written approvals or disapprovals of the submission of such Drawings and Specifications to Owner; provided, however, with respect to those Drawings and Specifications identified in Attachment B as being time sensitive, Owner shall provide its comments, approvals or disapprovals within ten (10) Days after receipt.

4. No Owner Response. If Owner does not issue any comments, proposed changes or written approvals or disapprovals within such time periods, Contractor may proceed with the development of such Drawings and Specifications and any construction relating thereto, and such lack of Owner response shall be treated as an approval of the Drawings and Specifications in accordance with the terms of Section 3.3C.6

5. Disapproval by Owner. In the event that Owner disapproves the Drawings or Specifications, Owner shall provide Contractor with a written statement of the reasons for such rejection within the time period required for Owner’s response for disapproval of Drawings and Specifications. Contractor shall provide Owner with revised and corrected Drawings and Specifications as soon as possible thereafter and Owner’s rights with respect to the issuing of comments, proposed changes or approvals or disapprovals of such revised and corrected Drawings or Specifications are governed by the procedures specified above in this Section 3.3C; provided that Contractor shall not be entitled to any extensions of time to the Key Milestone Schedule, Guaranteed Substantial Completion Date or Required Final Completion Date, an adjustment to the Contract Price or any adjustment to any other Changed Criteria.

6. Approval by Owner. Upon Owner’s written approval of the Drawings and Specifications, such Drawings and Specifications shall be the Drawings and Specifications that Contractor shall use to construct the Work; provided that Owner’s review, comment or approval of any Drawings and Specifications shall not in any way be deemed to limit or in any way alter Contractor’s responsibility to perform and complete the Work in strict accordance with the requirements of this Agreement, and in the event that there is a discrepancy, difference or ambiguity between the terms of this Agreement and any Drawings and Specifications, the interpretation imposing the greater obligation on Contractor shall control. Due to the limited time for

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Owner’s review of Drawings and Specifications, Contractor’s or its Subcontractors’ or Sub-subcontractors’ expertise in the Work and Owner’s reliance on Contractor to prepare accurate and complete Drawings and Specifications, Contractor recognizes and agrees that Owner is not required or expected to make detailed reviews of Drawings and Specifications, but instead Owner’s review of Drawings and Specifications may be of only a general, cursory nature. Accordingly, any review, comment or approval given by Owner under this Agreement with respect to any Drawings or Specifications shall not in any way be, or deemed to be, an approval of any Work, Drawings or Specifications not meeting the requirements of this Agreement, as Contractor has the sole responsibility for performing the Work in accordance with this Agreement.

D. Design Licenses. Contractor shall perform all design and engineering Work in accordance with Applicable Law and Applicable Codes and Standards, and all Drawings, Specifications and design and engineering Work shall be signed and stamped by design professionals licensed in accordance with Applicable Law.

E. CAD Drawings. Unless otherwise expressly provided under this Agreement, all Drawings and Record As-Built Drawings prepared by Contractor or its Subcontractors or Sub-subcontractors under this Agreement shall be prepared using computer aided design (“CAD”). All Record As-Built Drawing files shall be in fully operable and editable AutoCAD.dwg (2005 or later) format; provided, however, the Drawings (including Record As-Built Drawings) prepared by Siemens for the Siemens Equipment shall be provided in the formats required under the Siemens Contract. Contractor shall use commercially reasonable efforts to also provide Drawings, including Record As-Built Drawings, in other formats requested by Owner. All Drawings not Record As-Built Drawings shall utilize Microstation software and shall also be provided in .pdf format.

F. As-Built Drawings and Specifications. During construction, Contractor shall keep a redlined, marked, up-to-date set of Progress As-Built Drawings and Specifications on the Site as required under Attachment B. As a condition precedent to Final Completion, Contractor shall deliver to Owner the Record As-Built Drawings and Specifications in accordance with Attachment B, which shall include delivery of final as-built drawing files in fully operable and editable AutoCAD.dwg (2005 or later) format for Record As-Built Drawings; provided that the Record As-Built Drawings prepared by Siemens for the Siemens Equipment shall be provided in the formats required under the Siemens Contract.

G. Other Information. Contractor shall deliver copies of all other documents required to be delivered pursuant to Attachment B within and in accordance with the requirements and timing set forth in Attachment B.

3.4 Spare Parts.

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A. Commissioning Spare Parts. Prior to Mechanical Completion of the Facility, Contractor shall deliver to the Site all pre-commissioning, commissioning, testing and start-up spare parts (but not operating spare parts) necessary to commission, test and start-up the Facility. The cost associated with all Work related to such pre-commissioning, commissioning, testing and start-up spare parts is included in the Contract Price, including the procurement of such spare parts and the actual purchase price of such spare parts.

B. Operating Spare Parts. Subject to Section 3.4C below, Contractor shall deliver to Owner, for Owner’s written approval, one or more detailed lists of all manufacturer and Contractor-recommended spare parts necessary for operating all Equipment for the Work (including components and systems of such Equipment) for two (2) years after Substantial Completion. Contractor’s proposed operating spare parts list(s) shall include the information set forth in Attachment W. The cost associated with generating the list of such operating spare parts is included in the Contract Price. Within thirty (30) days after Owner’s receipt of the operating spare parts list(s) from Contractor identifying the recommended operating spare parts, Owner shall request, in writing, which operating spare parts, if any, that it elects Contractor to procure from such list. In the event Owner requests in writing that Contractor procure any operating spare parts on Owner’s behalf, Contractor shall be entitled to request a Change Order in accordance with Section 6.2A.11 to increase the Contract Price for the actual purchase price of such requested operating spare parts. With the exception of Critical Spare Parts (which shall be delivered in accordance with Section 12.4C), any operating spare parts purchased by Owner pursuant to this Section 3.4 shall be delivered to Owner at the Site no later than ninety (90) Days after Substantial Completion.

C. Siemens Equipment. Notwithstanding anything to the contrary in Section 3.4B above, the responsibilities regarding the operating spare parts for the Siemens Equipment shall be governed by this Section 3.4C. Within sixty (60) Days after issuance of the GTG LNTP, Contractor shall provide Owner a list of recommended initial operating spare parts for the gas turbine and turbine generator with prices included for each such spare part. The cost associated with generating the list of such Siemens Equipment operating spare parts is included in the Contract Price. Within sixty (60) Days after Owner’s receipt of the foregoing list from Contractor, Owner shall identify which of the recommended initial operating spare parts that Owner desires to purchase under this Agreement. If Owner elects to purchase any such recommended initial operating spare parts for the Siemens Equipment, then Contractor shall be entitled to a Change Order for the agreed upon price of the Owner-requested initial operating spare parts as allowed under Section 6.2A.11. In addition to the foregoing, Contractor shall provide Owner with a list of recommended operating spare parts for all other Siemens Equipment (other than the gas turbine and turbine generator) at or before the time such Siemens Equipment arrives at the Site, provided that Contractor shall not be required to procure any such operating spare parts for the other Siemens Equipment under this Agreement (unless the Parties otherwise agree pursuant to a Change Order).

3.5 Training Program in General. As part of the Work, a reasonable number of personnel designated by Owner in its sole discretion (but not to exceed the number of Persons listed in Attachment V) shall be given training designed and administered by Contractor at its

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expense, which shall be based on the program requirements contained in Attachment V and shall cover at a minimum the following topics: (i) the testing of each item of Equipment; (ii) the start-up, operation and shut-down of each item of Equipment; (iii) the performance of routine, preventative and emergency maintenance for each item of Equipment; (iv) spare parts to be maintained for each item of Equipment, and their installation and removal; and (v) control system operations. Such training shall include instruction for Owner’s operations personnel in the operation and routine maintenance of each item of Equipment prior to completion of commissioning of each item of Equipment. Training shall be provided by personnel selected by Contractor who, in Contractor’s and the Equipment Subcontractor’s or Sub-subcontractor’s judgment, are qualified to provide such training, and shall take place at such locations and at such times as agreed upon by the Parties, but shall occur no earlier than one (1) year prior to the anticipated date of Substantial Completion and end no later than forty-five (45) Days prior to the anticipated date of Substantial Completion. Contractor shall provide trainees with materials described in Attachment V. Contractor shall also provide to Owner all training materials and aids developed to conduct such training in order to facilitate future training by Owner of personnel hired after Substantial Completion; provided, however, that all such training materials and aids for the Siemens Equipment shall be limited to those provided under the Siemens Contract.

3.6 Environmental Regulations and Environmental Compliance. Without limitation of Section 3.1, Contractor is fully responsible for ensuring that the Work is performed in an environmentally sound manner and in compliance with all provisions of this Agreement regarding the environment and Applicable Law and in compliance with the policies and procedures set forth in Attachment J. Contractor shall maintain all environmental compliance records required by Applicable Law and shall provide, or cause to be provided, necessary training to its employees, Subcontractors and Sub-subcontractors to ensure their compliance with the environmental rules and requirements of the Agreement. Contractor shall, at its sole cost and expense, dispose of all non-hazardous wastes and Hazardous Materials generated, brought onto the Site or used during performance of the Work by Contractor or any of its Subcontractors or Sub-subcontractors at off-Site disposal facilities approved by Owner and permitted to receive such wastes and Hazardous Materials. Contractor shall report to Owner, as soon as reasonably possible after having knowledge thereof and in no event later than one (1) Day after such occurrence, any violation of the foregoing. Contractor shall, at its sole cost and expense, remediate the release of any substance or other event by Contractor or any of its Subcontractors or Sub-subcontractors in violation of this Section 3.6 and shall repair any damage caused thereby.

3.7 Contractor’s Tools and Equipment. Contractor shall furnish all tools, machinery, structures, scaffolding and other equipment necessary and appropriate for the timely and safe completion of the Work in strict compliance with this Agreement. Notwithstanding anything to the contrary contained in this Agreement, Contractor shall be responsible for damage to or destruction or loss of, from any cause whatsoever, all such tools, machinery, structures, scaffolding and equipment owned, rented or leased by Contractor or its Subcontractors or Sub-subcontractors for use in accomplishing the Work.

3.8 Employment of Personnel.

A. Contractor agrees to promptly remove (or to require any Subcontractor or Sub-subcontractor to remove) from the Work any Person who is not skilled or qualified or

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is otherwise unfit to perform the work assigned to such Person. In addition, Contractor agrees that within forty-eight (48) hours after receipt of written notice from Owner, it shall remove from the Work any employee or agent of Contractor or of Contractor’s Subcontractors or Sub-subcontractors who, in Owner’s reasonable opinion, is unsafe, incompetent, careless, unqualified to perform the Work assigned to such Person, creates an unsafe or hostile work environment, disregards the terms and conditions of this Agreement, or is interrupting, interfering with or impeding the timely and proper completion of the Work. NOTWITHSTANDING THE FOREGOING, OWNER SHALL HAVE NO LIABILITY AND CONTRACTOR AGREES TO RELEASE, INDEMNIFY, DEFEND AND HOLD HARMLESS THE OWNER GROUP FROM AND AGAINST ANY AND ALL CLAIMS, CAUSES OF ACTION, DAMAGES, LOSSES, COST AND EXPENSES (INCLUDING ALL ATTORNEYS’ FEES AND LITIGATION EXPENSES) AND LIABILITIES, OF WHATSOEVER KIND OR NATURE, WHICH MAY DIRECTLY OR INDIRECTLY ARISE OR RESULT FROM CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR TERMINATING THE EMPLOYMENT OF OR REMOVING FROM THE WORK ANY SUCH EMPLOYEE WHO FAILS TO MEET THE FOREGOING REQUIREMENTS FOLLOWING A REQUEST BY OWNER TO HAVE SUCH EMPLOYEE REMOVED FROM THE WORK. Contractor shall replace any such employee at its sole cost and expense.

B. Contractor is responsible for complying with the PLA and maintaining labor relations in such manner that there is harmony among the employees of Contractor and its on-Site Subcontractors and Sub-subcontractors. Contractor and its Subcontractors and Sub-subcontractors shall conduct their labor relations in accordance with the recognized prevailing state and local practices (including via the PLA) in order to minimize the likelihood or effect of any labor disputes and ensure an adequate supply of quality labor. Contractor shall inform Owner promptly of any labor dispute, anticipated labor dispute, request or demand by a labor organization, its representatives or members which may reasonably be expected to affect the Work.

C. Contractor and its Subcontractors and Sub-subcontractors and the personnel of any of them shall not bring onto the Site: (i) any firearm of whatsoever nature or knife with a blade exceeding four (4) inches (100 millimeters) in length (unless specifically authorized by Contractor to be used in the performance of the Work); (ii) alcoholic beverages of any nature; (iii) any substance or object that creates a hazard and not related to the Work; (iv) any animal (other than services animals); (v) illegal drugs of any nature; (vi) any drugs (whether prescription or non-prescription) which impair physical or mental faculties; or (vii) any prescription drugs without a valid prescription.

In connection with the enforcement of this Section 3.8C, all employees and agents of Contractor and its Subcontractors and Sub-subcontractors shall successfully complete a drug screening test prior to performing Work at the Site and periodically thereafter, and upon Owner’s request, Contactor shall provide Owner with copies of such drug screening test results (pass/fail). Contractor and its Subcontractors and Sub-subcontractors shall abide by and enforce the requirements of this Section 3.8C, and shall immediately remove from the Work and the Site any employee or agent of Contractor, Subcontractor or Sub-subcontractor who has violated the requirements of this Section 3.8C. The provisions of Section 3.8A with regard to liability of any of member of the Owner Group and

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Contractor’s release, indemnification, defense and hold harmless obligations shall apply to the removal of any such Person under this Section 3.8C.

3.9 Clean-up. Contractor shall, to Owner’s reasonable satisfaction, at all times keep the Site free from all waste materials or rubbish caused by the activities of Contractor or any of its Subcontractors or Sub-subcontractors. Without limitation of the foregoing or limiting Contractor’s obligations, Contractor shall clean up all such waste materials or rubbish at Owner’s request with reasonable notice. As soon as practicable after the completion of all Punchlist items, Contractor shall remove, at its own cost, all of its equipment, materials and other items not constituting part of the Facility and remove all waste material and rubbish from the Site and restore the Site in accordance with this Agreement. In the event of Contractor’s failure to comply with any of the foregoing, Owner may, after ten (10) Days written notice to Contractor and opportunity to cure, accomplish the same; provided, however, that Contractor shall be liable for and pay to Owner (directly or by offset, at Owner’s sole option) all costs associated with such removal and/or restoration, including costs associated with permitting, transportation and disposal at an authorized location.

3.10 Safety and Security. Contractor recognizes and agrees that safety and physical security are of paramount importance in the performance of the Work and that Contractor is responsible for performing the Work in a safe and physically secure manner. Contractor agrees to implement a safety program that is to be received by Owner for its written approval ten (10) Days prior to the commencement of the Work at the Site. Contractor further agrees to perform the Work in accordance with the safety and health rules and standards of Applicable Law (including OSHA) and such safety program, as approved by Owner, and Contractor shall assume all costs associated with compliance therewith. Contractor’s safety program shall include the standards set forth in Attachment J. Owner’s review and approval of Contractor’s safety program shall not in any way relieve Contractor of its responsibility regarding safety, and Owner, in reviewing and approving such safety program, assumes no liability for such safety program. Contractor shall appoint one or more (as appropriate) safety representative(s) acceptable to Owner who shall be resident at the Site, have responsibility to immediately correct unsafe conditions or unsafe acts associated with the Work and the Facility, act on behalf of Contractor on safety and health matters, and participate in periodic safety meetings with Owner at least once per week after Work has commenced on the Site. Contractor further agrees to provide or cause to be provided necessary training and safety equipment to its employees, Subcontractors and Sub-subcontractors to ensure their compliance with the foregoing safety and health rules and standards and enforce the use of such training and equipment. Contractor shall maintain all accident, injury and any other records required by Applicable Law or by Owner and shall furnish Owner a Monthly summary of injuries and labor hours lost due to injuries. Should Owner at any time observe Contractor, or any of its Subcontractors or Sub-subcontractors, performing the Work in an unsafe manner, or in a manner that may, if continued, become unsafe, then Owner shall have the right (but not the obligation) to require Contractor to stop the Work until such time as the manner of performing the Work has been rendered safe to the satisfaction of Owner; provided, however, that at no time shall Contractor be entitled to an adjustment of the Contract Price, Key Milestone Schedule, Guaranteed Substantial Completion Date or Required Final Completion Date based on such work stoppage. Contractor shall be responsible for the security, fencing, guarding, lighting, and supervision of the Facility and Site until all of the requirements of Substantial Completion have been satisfied. Nothing in this Section 3.10 shall affect Contractor’s status as an independent contractor.

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3.11 Emergencies. In the event of any emergency endangering life or property in any way relating to the Work, the Facility or the Site, whether on the Site or otherwise, Contractor shall take such action as may be reasonable and necessary to prevent, avoid or mitigate injury, damage, or loss and shall, as soon as possible, report any such incidents, including Contractor’s response thereto, to Owner. If Contractor has not taken reasonable precautions for the safety of the public or the protection of the Work, and such failure creates an emergency requiring immediate action, then Owner, with or without notice to Contractor may, but shall be under no obligation to, take reasonable action as required to address such emergency. The taking of any such action by Owner, or Owner’s failure to take any action, shall not limit Contractor’s liability. Contractor shall reimburse Owner for the performance of any work or furnishing of any equipment or other items in connection with any emergency in an amount equal to the reasonable costs incurred by Owner in such performance of work or furnishing of equipment or other items.

3.12 Approvals, Certificates, Permits and Licenses. Contractor shall obtain those Permits listed in Attachment P as well as any other Permits required by Applicable Law to be procured in Contractor’s name. Contractor shall provide Owner with copies of such Permits promptly after they are obtained. Contractor shall provide information, assistance and documentation to Owner as reasonably requested in connection with the Permits to be obtained by Owner under Section 4.2.

3.13 Books, Records and Audits.

A. Contractor shall keep full and detailed books, construction and manufacturing logs, records, daily reports, accounts, schedules, payroll records, receipts, statements, electronic files, correspondence and other pertinent documents as may be necessary for proper management under this Agreement or as required under Applicable Law or this Agreement, and in any way relating to this Agreement (“Books and Records”). Contractor shall maintain all such Books and Records in accordance with generally accepted accounting principles applicable in the United States and shall retain all such Books and Records for a minimum period of three (3) years after Final Completion, or such greater period of time as may be required under Applicable Law.

B. Upon reasonable notice, Owner, Lender, and any of their representatives, including Lender’s independent engineer, shall have the right to audit or to have audited Contractor’s Books and Records (including all amounts billed under Owner-directed Change Orders executed in accordance with this Agreement); provided, however, that such parties shall not have the right to audit or have audited Contractor’s Books and Records in connection with the internal composition of any compensation that is fixed in amount hereunder, except to the extent that any such compensation is reasonably necessary to evaluate any claims brought by Contractor for extra compensation or schedule relief and such claims depend in whole or in part on the internal composition of any such fixed amounts or has any reasonable bearing with respect to: (i) any proceeding (including any civil, criminal or administrative proceeding or investigation) before any Governmental Instrumentality in which Owner is involved, (ii) any litigation brought by third parties against Owner and such internal composition of any fixed amounts is in Owner’s reasonable opinion necessary to defend against such litigation, or (iii) regulatory compliance, standards or demands. When requested by Owner, Contractor shall provide

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the auditors with reasonable access to all such Books and Records, and Contractor’s personnel shall cooperate with the auditors to effectuate the audit or audits hereunder. The auditors shall have the right to copy all such Books and Records. Contractor shall bear at its own cost and expense all costs incurred by it in reasonably assisting Owner with audits performed pursuant to this Section 3.13. The restrictions in this Section 3.13B to the audit rights of Owner, Lender or Lender’s independent engineer shall not control over any rights such parties have under Applicable Law, in discovery in any litigation arising out of Article 19.

3.14 Tax Accounting. Within a reasonable period of time following a request therefor, Contractor shall provide Owner with any information regarding quantities, descriptions and costs of any Equipment installed on or ordered for the Facility and any other information, including Books and Records, as Owner may deem reasonably necessary in connection with the preparation of its tax returns or other tax documentation.

3.15 Temporary Utilities, Roads, Facilities and Storage. Owner shall provide Contractor with a connection to the City of Antioch water supply near the Site for use by Contractor as construction water during the performance of the Work, and Owner shall pay for the reasonable use of such water by Contractor. In addition, Owner shall provide Contractor with an interconnection for electrical power near the Site for use by Contractor as construction power during the performance of the Work, and Owner shall pay for the reasonable use of such electricity by Contractor. Contractor shall provide and pay for all other temporary utilities (e.g., telecommunications, cable, waste and sanitary), including all connections, necessary for the performance of the Work, including installation, Permit and usage costs; provided, however, in addition to Owner’s obligations set forth by the first two sentences of this Section 3.15, Owner shall also be responsible for (i) the fuel and power costs as set forth under Section 4.7 and (ii) any utility or interconnection-related system studies. Notwithstanding Owner’s obligations with respect to construction water and construction power as set forth in this Section 3.15, Contractor shall provide and pay for the distribution of electrical power and water within the Site as well as any bottled water used during the performance of the Work. Contractor shall construct and maintain temporary access and haul roads as may be necessary for the proper performance of this Agreement. Roads constructed on the Site shall be subject to Owner’s approval (such approval not to be unreasonably withheld). Contractor shall provide Owner with sufficient office space at the time of Contractor’s mobilization at the Site to accommodate Owner’s Site representatives, Lenders’ representatives and support staff. Contractor shall provide Owner with all office space, construction trailers, utilities, storage and warehousing, security, telephones, furnishings, and other temporary facilities required for their oversight of the Work, as set forth in more detail in Attachment A. All Equipment stored at a location other than on the Site shall be segregated from other goods, and shall be clearly marked as “Property of Mirant Marsh Landing, LLC.”

3.16 Subordination of Liens. In consideration of ten and no/100 U.S. Dollars (U.S.$10) incorporated into the Contract Price and as part of the consideration of receiving this Agreement and other valuable consideration received and acknowledged by Contractor, Contractor hereby subordinates any mechanics’ and materialmen’s liens or other claims or encumbrances that may be brought by Contractor against any or all of the Work, the Site or the Facility to any liens granted in favor of Lender, whether such lien in favor of Lender is created, attached or perfected prior to or after any such liens, claims or encumbrances, and shall require its

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Subcontractors to similarly subordinate their lien, claim and encumbrance rights. Contractor agrees to comply with reasonable requests of Owner for supporting documentation required by Lender, including any necessary lien subordination agreements, affidavits or other documents that may be required to demonstrate that Owner’s property and premises are free from liens, claims and encumbrances arising out of the furnishing of Work under this Agreement.

3.17 Hazardous Materials. Contractor shall not, nor shall it permit or allow any Subcontractor or Sub-subcontractor to, bring any Hazardous Materials on the Site and shall bear all responsibility and liability for such materials; provided, however, that Contractor may bring onto the Site such Hazardous Materials as are necessary to perform the Work so long as the same is done in compliance with Applicable Law, Applicable Codes and Standards, and the requirements specified in Attachment J, and Contractor shall remain responsible and liable for all such Hazardous Materials. If Contractor or any Subcontractor or Sub-subcontractor encounter pre-existing Hazardous Materials at the Site, and Contractor or any Subcontractor or Sub-subcontractor knows or reasonably should know that such material is Hazardous Material, Contractor and its Subcontractors and Sub-subcontractors shall immediately stop Work in the affected area and notify Owner. If under such circumstances Contractor or any of its Subcontractors or Sub-subcontractors fail to stop Work and notify Owner and through its negligent action exacerbate the circumstances of such pre-existing Hazardous Material, Contractor shall be responsible and liable to Owner in accordance with Section 18.1C for all damages, costs, losses and expenses to the extent relating to such failure.

3.18 Quality Assurance. No later than thirty (30) Days after the date Owner issues NTP, Contractor shall submit to Owner for its review and written approval, a Work-specific quality control and quality assurance plan and an inspection plan, including witness points, shop inspections and shop tests (including those inspections, tests and witness points provided under the Siemens Contract for the Siemens Equipment). No later than sixty (60) Days after the date Owner issues NTP, Contractor shall submit to Owner for its written approval, detailed inspection procedures. Contractor’s quality control and quality assurance plan and inspection plan shall be substantially similar to ISO 9001:2000; provided that Contractor is not required to maintain an ISO 9001:2000 certification. Contractor’s quality control and quality assurance plan shall provide for a quality control and quality assurance individual to be present at the Site to supervise the implementation of the quality control and quality assurance plan, the inspection plan, and the inspection procedures. Owner’s review and approval of Contractor’s quality control and quality assurance plan, inspection plan and inspection procedures shall in no way relieve Contractor of its responsibility for performing the Work in compliance with this Agreement. As part of the quality control and quality assurance plan, inspection plan and inspection procedures, Contractor shall keep a log of inspections performed, and Contractor shall make available at the Site for Owner’s review a copy of all such inspections.

3.19 Reports and Meetings.

A. Reports. Contractor shall provide Owner with four (4) hardcopies and one (1) electronic copy of progress reports and such other information as reasonably requested by Owner, including the following:

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1. minutes for all status and other Work-related meetings within five (5) Business Days following such meeting;

2. safety or environmental incident reports within twenty-four (24) hours after the occurrence of any such incident (including “near miss” incidents where no individual was injured or property was damaged), except for any safety or environmental incident involving a significant non-scheduled event such as natural gas releases, fires, explosions, mechanical failures, unusual over-pressurizations or major injuries which shall be provided to Owner within eight (8) hours of the occurrence of such incident; provided, however, notification shall be provided to Owner immediately if any safety or environmental incident threatens public or employee safety, causes significant property damage, or interrupts the Work;

3. weekly (or such duration as otherwise agreed by Owner in writing) progress reports (“Weekly Progress Reports”), in a form substantially similar to that set forth in Attachment X for Weekly Progress Reports (and meeting the criteria set forth in such Attachment X for Weekly Progress Reports), which shall be provided two (2) Days prior to the weekly progress meeting and shall cover all activities up to the end of the previous week; and

4. Monthly progress reports (“Monthly Progress Reports”), in a form substantially similar to that set forth in Attachment X for Monthly Progress Reports (and meeting the criteria set forth in such Attachment X for Monthly Progress Reports). Contractor shall provide the Monthly Progress Report no later than five (5) Days after the end of each Month, which shall cover activities up through the end of the previous Month. Contractor shall arrange for the distribution of the Monthly Progress Reports as Owner may reasonably request.

B. Meetings.

1. Contractor shall hold weekly progress meetings with applicable Subcontractors and Sub-subcontractors and will discuss the matters described in the Weekly Progress Report for the prior week. Contractor shall provide Owner with the date, time and location for each such meeting and the agenda for each such meeting and, to the extent reasonably possible, such meetings shall be held at the same time and place each week. Owner shall have the right, at its sole discretion, to attend, and have the Lenders’ representatives to attend, any or all weekly progress meetings held by Contractor. In addition to the attendees required by Contractor, the meetings shall be attended by those Contractor employees, Subcontractors and Sub-subcontractors reasonably requested by Owner.

2. A Monthly progress meeting shall be held by Contractor at the Site, or at an alternate site mutually agreeable to Owner and Contractor, to discuss the matters described in Attachment X for the prior Month and to review the

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Monthly Progress Report for that Month with Owner and, at Owner’s sole discretion, the Lenders’ representatives. In addition to any other attendees required by Contractor, the meetings shall be attended by those Contractor employees, Subcontractors and Sub-subcontractors reasonably requested by Owner.

3. In addition to the Monthly progress meeting set forth in Section 3.19B.2, Contractor’s and Owner’s senior executives (including the Owner Representative and Contractor Representative), and if requested by Owner, the Lenders’ representatives, shall meet on a Monthly basis (at a mutually agreeable time and location) to review the progress of the Work and discuss any safety, schedule, Work or Subcontractor issues.

3.20 Payment. Contractor shall timely make all payments required to be paid to Owner pursuant to the terms of this Agreement.

3.21 Commercial Activities. Neither Contractor nor its employees shall establish any commercial activity or issue concessions or permits of any kind to third parties for establishing commercial activities on the Site or any other lands owned or controlled by Owner.

3.22 Title to Materials Found. As between Owner and Contractor, the title to water, soil, rock, gravel, sand, minerals, timber, and any other materials developed or obtained in the excavation or other operations of Contractor, any Subcontractor or Sub-subcontractor and the right to use said materials or dispose of same is hereby expressly reserved by Owner. Contractor may, at the sole discretion of Owner, be permitted, without charge, to use in the Work any such materials that comply with the requirements of this Agreement.

3.23 Survey Control Points and Layout. Contractor shall establish all survey control points and layout the entire Work in accordance with the requirements of this Agreement, which shall be based on the survey control point established by Owner pursuant to Section 4.6. Contractor shall confirm the proper placement of such Owner-provided survey control point. If Contractor or any of its Subcontractors, Sub-subcontractors or any of the representatives or employees of any of them move or destroy or render inaccurate the survey control point provided by Owner pursuant to Section 4.6, such control point shall be replaced by Contractor at Contractor’s own expense and Contractor shall be liable to Owner for all other damages, costs, losses and expenses arising out of such relocation or destruction.

3.24 Cooperation with Others.

A. Subject to the provisions of this Agreement, including Section 4.3, Contractor acknowledges that Owner, other contractors and other subcontractors or other Persons may be working at or near the Site during the performance of this Agreement, that the Site is near the location of the Mirant Delta Facility which may be operating during the performance of Work at the Site and the Work or use by Contractor of certain facilities may be interfered with as a result of such concurrent activities. Contractor agrees to coordinate the performance of its Work at the Site with the operation and maintenance of the Mirant

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Delta Facility or other Persons activities at or near the Site so as not to interfere with such operations or other Persons performing work at or near the Site.

B. It is the Parties’ intent that the performance of the Work and Contractor’s other obligations under this Agreement will not interfere with the operation of the Mirant Delta Facility, and Contractor shall use its best efforts to coordinate the performance of the Work at the Site with the operation and maintenance of the Mirant Delta Facility so as not to interfere with such operation and maintenance. During the performance of the Work, should a situation arise that has the potential of interfering with the operation of the Mirant Delta Facility, Contractor shall give Owner written notice as soon as possible but no later than seven (7) Days prior to the time that Contractor plans to perform such Work, detailing a plan that describes how such Work will be performed to minimize, to the greatest extent possible, interference with the operation of the Mirant Delta Facility. The plan proposed by Contractor shall be the least disruptive to operations of the Mirant Delta Facility;. Prior to the execution of such Work, Owner, in its discretion (not to be unreasonably withheld), shall approve or disapprove of such plan; provided, however if the agreed upon plan delays pile driving activities which are on the critical path of the CPM Performance Measurement Baseline Schedule or materially increases the costs of such pile driving activities, then Contractor shall be entitled to a Change Order in accordance with Section 6.8.

3.25 Responsibility for Property. Contractor shall plan and conduct its operations so that neither Contractor nor any of its Subcontractors or Sub-subcontractors shall (i) enter upon lands (other than the Site) or waterbodies in their natural state unless authorized by Owner in writing; (ii) close or obstruct any utility installation, highway, waterway, harbor, road or other property unless and until Permits and Owner’s permission therefore have been obtained; (iii) disrupt or otherwise interfere with the operation of any portion of any pipeline, telephone, conduit or electric transmission line, ditch, navigational aid, dock or structure unless otherwise specifically authorized by Owner in writing; (iv) damage any property listed in (ii) or (iii); and (v) damage or destroy maintained, cultivated or planted areas or vegetation such as trees, plants, shrubs, shore protection, paving, or grass on or adjacent to the premises which, as determined by Owner, do not interfere with the performance of this Agreement. The foregoing includes damage arising from performance of the Work through operation of equipment or stockpiling of materials. Contractor shall be fully responsible for all damages, losses, costs and expenses arising out of damage to the Site and shall promptly restore at its own cost and expense the Site to the condition it was in before such damage. Contractor and its Subcontractors and Sub-subcontractors shall coordinate and conduct the performance of the Work so as to not interfere with or disrupt the use and peaceful enjoyment of any adjacent property to the Site.

3.26 Explosives. Explosives shall be transported to the Site only when required to perform the Work under this Agreement and with abundant, prior notice to and written approval of Owner. Contractor shall be responsible for properly purchasing, transporting, storing, safeguarding, handling and using explosives required to perform the Work under this Agreement. Contractor shall employ competent and qualified personnel for the use of explosives and shall assume full responsibility for all costs, losses, damages and expenses caused by the use of explosives. Residual surplus explosives shall be promptly removed from the Site and properly disposed of by Contractor. Contractor shall strictly comply with Applicable Law and Applicable Codes and Standards in the handling of explosives pursuant to this Agreement, shall perform all

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obligations and obtain all Permits with respect to explosives, and shall develop and file and provide copies to Owner of all documentation regarding same.

3.27 Nondiscrimination. Contractor agrees that it shall conduct its activities without regard to race, religion, color, sex, gender identity, sexual orientation, national origin, ancestry, citizenship status, uniform service member status, marital status, pregnancy, age, protected medical condition, disability or any other protected status in accordance with all applicable federal, state and local laws.

3.28 Used or Salvaged Materials. If, after Substantial Completion and prior to Final Completion, Contractor has any Equipment that it purchased for the Facility but did not incorporate into the Facility, Owner has the option of either taking such Equipment at a reasonable, market-based cost to Owner or requiring that Contractor haul off such Equipment at Contractor’s own cost and expense; provided, however, if such Equipment was provided by Contractor as part of any Work performed on a time and materials basis, then Owner shall have the right to take such Equipment without paying any further cost to Contractor. Notwithstanding the foregoing, all commissioning spare parts and, to the extent purchased by Owner, operating spare parts shall be the property of Owner.

3.29 Supervision of Owner’s Operation Personnel. Until Substantial Completion, Owner’s operating and maintenance personnel shall be under the control of and supervised by Contractor. To the extent not set forth in Attachment V, Contractor shall, no later than one hundred eighty (180) Days prior to the Guaranteed Substantial Completion Date, prepare for Owner’s review a proposed plan regarding the utilization of Owner’s operation and maintenance personnel and Contractor’s personnel during commissioning and for the conduct of Performance Tests and any other tests. Such plan shall be mutually agreed-upon by the Parties no later than forty-five (45) Days after Owner’s receipt of Contractor’s proposed plan. Without in any way limiting Contractor’s obligation to provide forces and labor during commissioning and Performance Testing, Contractor agrees that if any activity requires direct supervision by Contractor, such activity shall be performed by Contractor or a Subcontractor or Sub-subcontractor. Nothing in this Agreement, including this Section 3.29 or Section 3.2G, shall be interpreted to create a master-servant or principal-agent relationship between Contractor and any of Owner’s operation or maintenance personnel.

3.30 Compliance with Real Property Interests. Contractor shall, in the performance of the Work, comply, and cause all Subcontractors and Sub-subcontractors to comply, with any easement, lease, right-of-way or other property interests that affect or govern the Site or any other real property used for the purposes of completing the Work.

3.31 Compliance with Site Rules. Contractor shall, in the performance of the Work, comply, and cause all Subcontractors and Sub-subcontractors to comply, with any applicable safety, security, and similar work-related policies, procedures, controls and rules which are applicable to the Site, including those imposed by Owner, PG&E, the North American Electric Reliability Corporation, the Western Electricity Coordinating Council or the Federal Energy Regulatory Commission and any Site access rules and procedures.

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ARTICLE 4

OWNER’S RESPONSIBILITIES

Owner shall comply with the following provisions in a timely manner:

4.1 Payment. Owner shall timely pay the Contract Price in accordance with the provisions of Article 7 hereof.

4.2 Permits. Owner shall be responsible for obtaining the Permits listed in Attachment Q and any other Permits required to be procured in Owner’s name under Applicable Law. Owner shall provide Contractor with copies of such Permits within ten (10) Business Days after obtaining them. Owner shall provide information, assistance and documentation to Contractor as reasonably requested in connection with the Permits to be obtained by Contractor under this Agreement.

4.3 Site Access. Owner shall secure and maintain at its expense all real property rights for the Site, and Owner shall provide Contractor with reasonably unrestricted access on the Site for Contractor to perform the Work. Subject to Section 3.24, such access shall be sufficient to permit Contractor to progress with construction on a continuous basis without substantial interruption or interference and shall otherwise be in accordance with the Site access plan to be developed and agreed upon by the Parties prior to Contractor’s mobilization to the Site.

4.4 Operation Personnel. As further set forth in Attachment V, Owner, at its cost, will provide a sufficient number of qualified operating and maintenance personnel and technicians in a sufficient number to be trained by Contractor and to assist Contractor by performing normal operating and maintenance duties in connection with the start-up of the Facility and the performance of the Performance Tests. Until Substantial Completion, such personnel shall be under the control of and supervised by Contractor in accordance with Section 3.29. Contractor shall be fully responsible for the supervision, direction and instruction of all Owner-provided personnel and shall be liable, and shall indemnify, defend and hold the Owner Group harmless, for all acts or omissions of such Owner personnel to the extent under Contractor’s supervision and direction; provided, however, Contractor shall not be liable to Owner, and shall not be required to indemnify, defend or hold the Owner Group harmless for claims related to Owner personnel’s gross negligence or willful misconduct or Owner’s personnel’s failure to comply with Contractor’s Site-specific, written directions or procedures (which are consistent with GECP and a safe working environment) applicable to the tasks being performed by such Owner personnel (including lock-out/tag-out procedures, de-energizing procedures and other applicable safety procedures, operating manuals, maintenance manuals and commissioning and startup procedures); provided further, however, notwithstanding the foregoing, such Owner’s personnel shall remain employees or agents of Owner and shall not be considered employees of Contractor for any reason. If any operating and maintenance personnel under the supervision, direction and instruction of Contractor as provided in this Section 4.4 do not follow Contractor’s verbal or written instructions and such instructions are given in accordance with GECP and are consistent with a safe working environment, Contractor shall have the right to require Owner to immediately remove such personnel from the operating and maintenance duties for which Owner’s operating and maintenance personnel are being provided in accordance with this Section 4.4.

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4.5 Taxes. Owner shall reimburse Contractor for California sales and use Taxes as set forth in Article 8. In addition, Owner shall administer and pay (a) property Taxes assessed on the Site, and on Equipment after delivery at the Site (and passage of title to Owner in accordance with Section 9.1), and (b) all Taxes incurred due to Owner’s sale of electricity from the Facility.

4.6 Legal Description and Survey. Owner shall provide to Contractor for Contractor’s information a legal description of the Site and a survey of the Site showing the boundaries of the Site and one (1) survey control point, the proper placement of which Contractor will confirm as set forth in Section 3.23.

4.7 Fuel and Power. Owner shall, at no cost to Contractor, provide (i) natural gas at the gas delivery point near the Site meeting or exceeding typical pipeline quality specifications and within the temperature and pressure ranges set forth in Attachment S and (ii) testing power (including back-feed power) for the Facility at the times designated for commissioning and startup of the Facility and conducting the Performance Tests; provided, however, Contractor shall nominate to Owner in writing the natural gas fuel it will require for commissioning, start-up and testing of the Facility at least ten (10) Days in advance of the date upon which such natural gas fuel is required. In addition, Owner shall, at no cost to Contractor, make arrangements to accept the power generated from the Facility during the Performance Tests.

4.8 Utility and Interconnection Studies. Owner shall be responsible for conducting and paying for all utility and interconnection-related system studies.

ARTICLE 5

COMMENCEMENT OF WORK, KEY MILESTONE SCHEDULE, AND SCHEDULING OBLIGATIONS

5.1 Commencement of Work. Upon Contractor’s receipt from Owner of an LNTP or NTP, Contractor shall immediately commence with the performance of the Work specified in such LNTP or NTP.

5.2 Limited Notice to Proceed/Notice to Proceed.

A. Limited Notice to Proceed. At any time prior to the date of issuance of the NTP, Owner may issue an LNTP which shall authorize Contractor to commence performance of a specified portion of the Work. An LNTP shall specify the maximum total cost of such specified Work, and Contractor shall be paid for such specified Work pursuant to the terms and conditions of this Agreement, with all such payments credited against the Contract Price and the first payments to become due hereunder. The LNTP shall be issued in the form attached hereto as Schedule H-1.

B. Limited Notices to Proceed for Siemens. At least thirty (30) Days prior to Owner’s issuance of the GTG LNTP (described below), Owner shall issue to Contractor an LNTP directing Contractor to (i) issue a limited notice to proceed to Siemens under the Siemens Contract so that Siemens can perform certain preliminary engineering work (as contemplated in Section 11.1.1 of the Siemens Contract) for timely delivery of certain document packages pursuant to Appendix 6 of the Siemens Contract and (ii) commence engineering oversight and project management activities related to Siemens’ work in

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clause (i) above (collectively, the “Preliminary Engineering LNTP”). Thereafter, and in accordance with the timing requirements established by the Siemens Contract for issuance of full notice to proceed to Siemens under such Siemens Contract, Owner shall issue a LNTP to Contractor directing Contractor to issue a full notice to proceed to Siemens pursuant to the Siemens Contract (such limited notice to proceed issued by Owner to Contractor being the “GTG LNTP”). If Owner fails to issue the GTG LNTP or the Preliminary Engineering LNTP within the time periods established by this Section 5.2B, and as a result thereof Contractor is unable to issue the corresponding limited notice to proceed and full notice to proceed (respectively) to Siemens within the time allowed under the Siemens Contract, then Contractor shall be entitled to an increase to the Contract Price and an extension to the Key Milestone Schedule, Guaranteed Substantial Completion Date and Required Final Completion Date by Change Order if and to the extent Siemens is allowed a change to its contract price or schedule under the Siemens Contract; provided that Contractor complies with the Change Order request, notice and mitigation requirements in this Agreement. Notwithstanding anything to the contrary herein, other than payments corresponding to Work performed by Siemens pursuant to the Preliminary Engineering LNTP, Owner shall not be obligated to make any payments to Contractor under this Agreement that correspond to payments to be made by Contractor under the Siemens Contract until Siemens provides a letter of credit to Contractor meeting the requirements set forth in the Siemens Contract.

C. Release for Engineering LNTP. Owner shall issue to Contractor a limited notice to proceed with all remaining engineering Work (including applicable engineering oversight functions) (“Release for Engineering LNTP”) no later than ***. If Owner fails to provide the Release for Engineering LNTP by the foregoing date (or such other date as the Parties may agree upon in writing), then Contractor shall be entitled to a Change Order for the delay associated with such failure in accordance with Section 6.8.

D. Demolition LNTP. Owner shall issue to Contractor a limited notice to proceed with demolition work and the relocation of certain utilities (“Demolition LNTP”) no later than ***. After issuance of the Demolition LNTP, Contractor shall be responsible for the demolition of existing structures at the Site as further set forth in Attachments A and AA. As part of the demolition Work, Contractor shall coordinate with Owner, the Owner-provided environmental remediation contractor and any PG&E representatives involved in remediation efforts to ensure the efficient performance of the demolition Work and any remediation efforts necessary to remediate Hazardous Materials associated with the demolition Work. In addition, Contractor shall also be entitled to a Change Order (to the extent allowed under Article 6) for an adjustment to the Contract Price, Key Milestone Schedule, Guaranteed Substantial Completion Date and Required Final Completion Date to the extent the actual demolition Work to be performed by Contractor materially differs from the information provided in this Agreement or that information that Contractor gathered, or should have gathered, through a visual investigation (using GECP) of the above ground structures to be demolished. In addition, to the extent Owner (or its environmental remediation contractor) fails to timely perform its remediation obligations in accordance with the schedule allowance for such work set out in the Monthly Updated CPM Schedule, Contractor shall be entitled to a Change Order for the delay associated with such failure in accordance with Section 6.8; provided, however, if such failure is due to an

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event of Force Majeure, Contractor shall be entitled to a Change Order for such delay in accordance with Section 6.7.

E. Notice to Proceed. Unless otherwise specifically set forth in an LNTP, Contractor shall not commence performance of the Work until Owner issues the NTP authorizing the same pursuant to the terms and conditions of this Agreement. Upon Contractor’s receipt from Owner of the NTP, Contractor shall immediately commence with the performance of the Work specified in such NTP. The NTP shall be issued in the form attached hereto as Schedule H-2.

F. Delay in Issuance of Notice to Proceed. If Owner fails to issue NTP by ***, Contractor shall be entitled to an increase to the Contract Price and an extension to the Key Milestone Schedule, Guaranteed Substantial Completion Date and Required Final Completion Date, as applicable, by Change Order if and to the extent Contractor can demonstrate to Owner that receiving the NTP after such date (as compared to on or before such date) has resulted in increased time of performance or costs, on a per-unit basis, for the Work; provided that Contractor complies with the Change Order request, notice and mitigation requirements in Article 6. Conversely, if Owner has not issued NTP by ***, Owner shall be entitled to a decrease to the Contract Price by Change Order if and to the extent it can be demonstrated that receiving the NTP after such date (as compared to on or before such date) has resulted in lower costs, on a per-unit basis, for the Work. Contractor shall use commercially reasonable efforts to assist Owner in identifying lower prices or rates available to Contractor as a result of NTP being issued after *** which would allow a decrease to the Contract Price. The change, if any, in per-unit prices shall be evidenced by Contractor through competitive re-bidding of the per-unit price for the work near the time of issuance of NTP. For the avoidance of doubt, any adjustment to the Contract Price, Key Milestone Schedule, Guaranteed Substantial Completion Date or Required Final Completion Date shall not be based upon a change in quantity of materials or equipment or the amount of labor, engineering or field in-directs.

5.3 Key Milestone Schedule, Guaranteed Substantial Completion Date and Required Final Completion Date. Contractor shall perform the Work in accordance with the Key Milestone Schedule, Guaranteed Substantial Completion Date and Required Final Completion date set forth in this Section 5.3 and in Attachment E.

A. Key Milestone Schedule. The Key Milestone Dates set forth in the Key Milestone Schedule may only be adjusted by Change Order. Contractor shall be entitled to request a Change Order (which acceptance of such Change Order shall not be unreasonably withheld by Owner and will be subject to the limitations referenced in Section 22.20) in order for Contractor, using GECP, to re-sequence the Work and adjust Key Milestone Dates to improve schedule, efficiency and resource allocation; provided that such changes to the Key Milestone Schedule shall not adjust the Guaranteed Substantial Completion Date. Any Change Order that sets forth an adjustment to any Key Milestone Date or a re-sequencing of the Work pursuant to this Section 5.3A shall also set forth the corresponding update to the CPM Performance Measurement Baseline Schedule.

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B. Guaranteed Substantial Completion Date. Contractor shall achieve Substantial Completion no later than *** (“Guaranteed Substantial Completion Date”). The Guaranteed Substantial Completion Date shall only be adjusted by Change Order as provided under this Agreement.

C. Required Final Completion Date. Contractor shall achieve Final Completion no later than *** (“Required Final Completion Date”); provided however, the requirements set out in clauses (ii), (iv) and (vii) of the definition of Final Completion in Section 1.1 shall be completed by Contractor ***. The Required Final Completion Date shall only be adjusted by Change Order as provided under this Agreement.

5.4 CPM Schedule.

A. CPM Schedule Submission. Within sixty (60) Days after issuance of the GTG LNTP, Contractor shall prepare and submit to Owner for its review a preliminary critical path method schedule for the Work using Oracle Primavera P6 and showing evidence of the preliminary incorporation of the Siemens engineering deliverable dates within Contractor’s schedule for engineering and construction. Thereafter, Contractor shall submit a detailed critical path method schedule for the Work, for Owner’s review and written approval, no later than one hundred twenty (120) Days after issuance of GTG LNTP which meets the requirements set forth in Attachment U. This detailed critical path method schedule (as well as, for the avoidance of doubt, any CPM Performance Measurement Baseline Schedule and Monthly Updated CPM Schedule) shall adhere to the guidelines set forth in this Section 5.4, including Attachment U.

B. Owner Review of CPM Schedule. Owner may review the detailed critical path method schedule, provided within 120 Days after GTG LNTP pursuant to Section 5.4A, for general conformance with this Agreement, including the Key Milestone Schedule, Guaranteed Substantial Completion Date and Required Final Completion Date, and issue written comments, proposed changes and/or written approval or disapproval of such critical path method schedule. If Owner reasonably determines that such critical path method schedule does not conform with this Agreement, in any respect, including the Key Milestone Schedule, the Guaranteed Substantial Completion Date or the Required Final Completion Date, Contractor shall revise and resubmit such schedule to Owner within ten (10) Days. Once the critical path method schedule and the required submittals have been reviewed and approved by Owner, this version of the critical path method schedule shall be the baseline critical path method schedule for the Work (the “CPM Performance Measurement Baseline Schedule”). Owner’s review or approval of the CPM Performance Measurement Baseline Schedule (or any updates thereto) shall not relieve Contractor of any obligations for the performance of the Work nor shall it be construed to establish the reasonableness of the CPM Performance Measurement Baseline Schedule. Notwithstanding any approval by Owner of the CPM Performance Measurement Baseline Schedule or any Monthly Updated CPM Schedule, Owner shall be entitled to reasonably rely upon the CPM Performance Measurement Baseline Schedule and any Monthly Updated CPM Schedules, including reliance that Contractor has developed a comprehensive, reasonable and accurate schedule to plan, organize, direct, coordinate, perform, execute and complete each portion of the Work within the times set forth by the

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Key Milestone Schedule, Guaranteed Substantial Completion Date and Required Final Completion Date. Contractor shall use the CPM Performance Measurement Baseline Schedule in planning, organizing, directing, coordinating, performing and executing the Work, and the CPM Performance Measurement Baseline Schedule shall be the basis for evaluating progress of the Work.

C. Changes to the CPM Performance Measurement Baseline Schedule. The Contractor shall maintain the CPM Performance Measurement Baseline Schedule which shall contain the Key Milestone Schedule, Guaranteed Substantial Completion Date and Required Final Completion Date (as such dates may be adjusted by Change Order in accordance with this Agreement) as well as cost loading data corresponding to the Payment Milestones (as such Payment Milestones may be adjusted by Change Order in accordance with this Agreement). Notwithstanding anything to the contrary in this Agreement, the CPM Performance Measurement Baseline Schedule (including the Key Milestone Schedule, Guaranteed Substantial Completion Date, Required Final Completion Date as well as the cost loading data corresponding to the Payment Milestones) shall only be revised by Change Order executed by both Parties. Within Change Orders executed by the Parties which, due to the nature of the change, necessitate a corresponding modification of the CPM Performance Measurement Baseline Schedule, such modification of the CPM Performance Measurement Baseline Schedule shall be included within such Change Order. This updated CPM Performance Measurement Baseline Schedule shall thereafter be included as the comparison baseline with each Monthly Updated CPM Schedule until the next Change Order (if any) is executed that modifies the CPM Performance Measurement Baseline Schedule again.

D. Monthly Updates to CPM Schedule. After approval by Owner of the CPM Performance Measurement Baseline Schedule, Contractor shall manage and update a critical path method schedule for the Work no less frequently than once per Month to reflect the actual progress to date (“Monthly Updated CPM Schedule”); provided, however, this Monthly Updated CPM Schedule shall not modify the CPM Performance Measurement Baseline Schedule, the Key Milestone Schedule, Guaranteed Substantial Completion Date or Required Final Completion Date, nor shall it change any dates that relate to Owner’s obligations under the Agreement. If Contractor changes the schedule logic, any durations or cost-loading with respect to any activity in its Monthly Updated CPM Schedule such that it deviates from the CPM Performance Measurement Baseline Schedule, Contractor shall provide Owner with a written explanation of each such change along with such Monthly Updated CPM Schedule (but the CPM Performance Measurement Baseline Schedule shall not be changed). The Monthly Updated CPM Schedule shall be statused through the date of the applicable Invoice so that the Work represented in the Monthly Updated CPM Schedule matches the Payment Milestones proposed for payment by Contractor in the Invoice. The Monthly Updated CPM Schedule will have attached to it the current CPM Performance Measurement Baseline Schedule for comparison. The Monthly Updated CPM Schedule shall be in the same detail and form as required by the CPM Performance Measurement Baseline Schedule and shall be submitted by Contractor to Owner with each Invoice. Contractor shall promptly correct any errors or inconsistencies in the updates to the Monthly Updated CPM Schedule identified to Contractor by Owner and resubmit a corrected Monthly Updated CPM Schedule for

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Owner’s review. Owner’s review or approval of any Monthly Updated CPM Schedule shall not relieve Contractor of any obligations for the performance of the Work, change the Key Milestone Schedule, the Guaranteed Substantial Completion Date or the Required Final Completion Date, nor shall it be construed to establish the reasonableness of any Monthly Updated CPM Schedule.

E. Form of Submittals. All submittals by Contractor to Owner of the CPM Performance Measurement Baseline Schedule and any Monthly Updated CPM Schedule shall be in both native electronic and paper format. Four (4) hard copies of each submittal shall be provided to Owner, and one (1) electronic copy shall be provided to Owner in a mutually agreeable form. The CPM Performance Measurement Baseline Schedule and Monthly Updated CPM Schedules shall be submitted to Owner with printed reports meeting the requirements set forth in Attachment X.

5.5 Recovery and Recovery Schedule. If, at any time during the prosecution of the Work, should (i) the Monthly Updated CPM Schedule or Monthly Progress Report show that any activity on the critical path of the CPM Performance Measurement Baseline Schedule is delayed such that completion of any Key Milestone, Substantial Completion or Final Completion will occur *** Days after the applicable Key Milestone Date, the Guaranteed Substantial Completion Date or the Required Final Completion Date, respectively, (ii) (a) Contractor fail to provide a Monthly Updated CPM Schedule in compliance with the requirements of this Agreement and (b) Owner notifies Contractor in writing that it has reasonably determined (based upon objective criteria) that the critical path is delayed such that completion of any Key Milestone, Substantial Completion or Final Completion will occur *** Days after the applicable Key Milestone Date, the Guaranteed Substantial Completion Date or the Required Final Completion Date, respectively, or (iii) Contractor fail to complete any Key Milestone, Substantial Completion or Final Completion within *** after the applicable Key Milestone Date, the Guaranteed Substantial Completion Date or the Required Final Completion Date, respectively, then Owner may provide Contractor with a written request for Contractor to prepare a schedule to explain and display how it intends to complete the future Key Milestones, Substantial Completion and Final Completion in accordance with the applicable Key Milestone Dates, the Guaranteed Substantial Completion Date and the Required Final Completion Date (“Recovery Schedule”) as further set forth in this Section 5.5.

A. Within fifteen (15) Days after receipt of Owner’s written request for Contractor to develop a Recovery Schedule, Contractor shall prepare the Recovery Schedule and submit it to Owner for its review. The Recovery Schedule shall represent Contractor’s best judgment as to how it shall complete the remaining Key Milestones, Substantial Completion and Final Completion by the applicable Key Milestone Dates, the Guaranteed Substantial Completion Date and the Required Final Completion Date, respectively. The Recovery Schedule shall be prepared in accordance with GECP and to a similar level of detail as the CPM Performance Measurement Baseline Schedule, and shall be developed for and cover that period of time reasonably necessary to regain compliance with the Key Milestone Schedule, the Guaranteed Substantial Completion Date and Required Final Completion Date using all commercially practicable efforts and diligence (including, where effective, establishing additional shifts, hiring additional manpower, working overtime, providing additional equipment, obtaining priority shipments and re-sequencing activities). Within the Recovery Schedule proposed by Contractor, and in

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accordance with GECP, Contractor may request (which such request shall not be unreasonably denied by Owner and will be subject to the limitations referenced in Section 22.20) re-sequencing the Work and adjusting the Key Milestone Dates to improve schedule, efficiency and resource allocation; provided that such Recovery Schedule proposal shall not adjust the Guaranteed Substantial Completion Date; provided further that any requested re-sequencing of the Work or requested adjustment to any Key Milestone Date shall be expressly stated in writing by Contractor in a notice to Owner (in addition to being illustrated by the proposed Recovery Schedule).

B. At Owner’s written request after Contractor’s initial submission of the Recovery Schedule, Contractor shall participate in a conference with Owner, and with any other Person, including Subcontractors and Sub-subcontractors, whom Owner designates to participate, to review and evaluate the Recovery Schedule. Any revisions necessary as a result of this review shall be resubmitted for review by Owner within three (3) Business Days after the conference. The revised Recovery Schedule, once agreed upon by Owner in writing, shall then be the schedule which Contractor shall use in planning, organizing, directing, coordinating, performing, and executing the Work (including all activities of Subcontractors and Sub-subcontractors) to regain compliance with the Key Milestone Schedule, the Guaranteed Substantial Completion Date and the Required Final Completion Date. The agreed upon Recovery Schedule, including any changes to the Key Milestone Dates, shall be incorporated into the CPM Performance Measurement Baseline Schedule by Change Order; provided that the Guaranteed Substantial Completion Date shall not be adjusted by such incorporation of the Recovery Schedule.

C. The cost of preparing and performing in accordance with the Recovery Schedule shall be for Contractor’s account. Owner’s requirement, review and approval of the Recovery Schedule shall not relieve Contractor of any obligations for the performance of the Work, change the Guaranteed Substantial Completion Date or Required Final Completion Date, or be construed to establish the reasonableness of the Recovery Schedule.

5.6 Acceleration and Acceleration Schedule. Even if the Work is otherwise in compliance with the Key Milestone Schedule, the Guaranteed Substantial Completion Date and the Required Final Completion Date, Owner may, at any time, direct Contractor by an Owner-directed or mutually agreed Change Order to accelerate the Work by, among other things, establishing additional shifts, paying or authorizing overtime, providing additional construction equipment or expediting Equipment; provided, however, Owner’s direction to Contractor to accelerate the Work shall be reasonable and in no event shall Owner unilaterally order acceleration of the Work requiring Contractor to achieve Substantial Completion or Final Completion prior to the respectively, original Guaranteed Substantial Completion Date or Required Final Completion Date. In the event of this directive, Owner’s sole liability shall be to pay to Contractor any documented costs attributable to such acceleration. Such costs may include any shift differential, premium, or overtime payments to workers or field supervisors and other employees of Contractor dedicated to the Work on a full-time basis actually incurred over and above Contractor’s normal rates, and overtime charges for equipment and any additional field overhead or expenses resulting from the acceleration directive. Any adjustment to the Contract Price or any other Changed Criteria that the Parties agree will be changed by such acceleration for Owner’s acceleration of the

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Work shall be implemented by Change Order. If Owner directs Contractor to accelerate the Work pursuant to a Change Order, Contractor shall immediately commence and diligently perform the acceleration of the Work as directed by Owner, and shall prepare a schedule to explain and display how it intends to accelerate the Work and how that acceleration will affect the critical path of the CPM Performance Measurement Baseline Schedule (the “Acceleration Schedule”). With respect to the Acceleration Schedule, Contractor shall do the following:

A. No later than the fifteenth (15th) Day after such directive, Contractor shall prepare the Acceleration Schedule and submit it to Owner for its review. The Acceleration Schedule shall represent Contractor’s best judgment as to how it shall satisfy Owner’s acceleration directive. The Acceleration Schedule shall be prepared using GECP and to a similar level of detail as the CPM Performance Measurement Baseline Schedule.

B. On the fifteenth (15th) Day after such directive (or such longer time as specified in writing by Owner), Contractor shall participate in a conference with Owner, and with any other Person, including Subcontractors and Sub-subcontractors, whom Owner designates to participate, to review and evaluate the Acceleration Schedule. Any revisions to the Acceleration Schedule necessary as a result of this review shall be resubmitted for review by Owner no later than the tenth (10th) Day of such meeting or such other date as Owner may permit. The revised Acceleration Schedule shall then be the schedule which Contractor shall use in planning, organizing, directing, coordinating, performing, and executing that portion of the Work that is affected by such acceleration, with the CPM Performance Measurement Baseline Schedule governing the performance of all other Work.

Owner’s review and approval of the Acceleration Schedule shall not constitute an independent evaluation or determination by Owner of the workability, feasibility, or reasonableness of that schedule.

ARTICLE 6

CHANGES; FORCE MAJEURE; AND OWNER-CAUSED DELAY

6.1 Change Orders Requested by Owner. Owner shall be entitled to a Change Order upon request in accordance with this Section 6.1.

A. If Owner submits to Contractor in writing a duly signed proposed Change Order, Contractor must respond to Owner within fifteen (15) Days with a written statement setting forth the effect, if any, which such proposed Change Order would have on the Contract Price, the Key Milestone Schedule, the Design Basis, the Guaranteed Substantial Completion Date, the Required Final Completion Date, the Payment Schedule, any of the Minimum Acceptance Criteria or Performance Guarantees, or any other obligation or potential liability of Contractor hereunder (collectively or individually, the “Changed Criteria”). The written statement shall be in the form of Schedule D-3, and shall include all information required by Section 6.5B.

B. If the Parties agree on such Changed Criteria of the proposed Change Order (or modify such Change Order so that the Parties agree on such Changed Criteria), the

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Parties shall execute such Change Order, which shall be in the form of Schedule D-1 and such Change Order shall become binding on the Parties, as part of this Agreement.

C. If the Parties cannot agree on such Changed Criteria of the proposed Change Order within ten (10) Business Days after Contractor’s receipt of Owner’s proposed Change Order, or if Owner desires that the proposed changed Work set forth in the proposed Change Order commence immediately without the requirement of a written statement by Contractor as required under Section 6.1A, Owner may, by issuance of an Owner-directed Change Order in the form attached hereto as Schedule D-2, require Contractor to commence and perform the changed Work specified in the Owner-directed Change Order on a time and materials basis in accordance with Section 6.3. Thereafter, the Parties may discuss the effect of such Owner-directed Change Order on the Changed Criteria (or if the Parties agree on the effect of such Owner-directed Change Order for some but not all of the Changed Criteria, the impact of each of the components of the Changed Criteria on which the Parties have not yet agreed), and if the effects of the Changed Criteria are agreed upon (including the adjustment to the Contract Price, if any), the Parties shall enter into a mutual Change Order in the form of Schedule D-1 superseding the applicable Owner-directed Change Order (previously issued in the form of Schedule D-2). The Parties acknowledge that, with respect to changed Work affecting the Siemens Equipment which can only be performed pursuant to the Siemens Contract, the scope of such changed Work requested by an Owner-directed Change Order may be restricted by the terms set forth in Section 10.2 of the Siemens Contract; provided, however, that Contractor shall use commercially reasonable efforts to have Siemens perform such changed Work notwithstanding the restrictions available to Siemens in Section 10.2 of the Siemens Contract. If the Parties cannot agree on the effect of such Owner-directed Change Order by the date of Final Completion, then the dispute shall be resolved as provided in Article 19. Pending resolution of the dispute, Contractor shall perform the Work as specified in such Owner-directed Change Order in accordance with this Section 6.1C and Owner shall continue to pay Contractor in accordance with the terms of this Agreement and any previously agreed Change Orders. When Owner and Contractor agree on the effect of such Owner-directed Change Order on all of the Changed Criteria, such agreement shall be recorded by execution by the Parties of a mutually agreed Change Order in the form attached hereto as Schedule D-1, which shall supersede the Owner-directed Change Order previously issued and relating to such changed Work.

6.2 Change Orders Requested by Contractor.

A. Contractor shall have the right to request a Change Order in the event of any of the following occurrences:

1. Changes in Law that materially and adversely affect Contractor’s actual cost (which costs shall be adequately documented and supported by Contractor) of performance of the Work or Contractor’s ability to perform any material requirement under this Agreement, and with respect to any delays (as that term is defined in Section 6.10) caused by such Changes in Law, compensation and a time extension to the Key Milestone Schedule, Guaranteed Substantial

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Completion Date and Required Final Completion Date, as applicable, to the extent allowed under Section 6.8;

2. Acts or omissions of Owner that constitute a breach of any express obligation of Owner under this Agreement and materially and adversely affect Contractor’s actual cost (which costs shall be adequately documented and supported by Contractor) of performance of the Work or ability to perform any material requirement under this Agreement and, with respect to delays (as that term is defined Section 6.10) caused by Owner, compensation and a time extension to the Key Milestone Schedule, Guaranteed Substantial Completion Date and Required Final Completion Date, as applicable, to the extent allowed under Section 6.8;

3. Force Majeure to the extent allowed under Section 6.7A;

4. Acceleration of the Work ordered by Owner pursuant to Section 5.6;

5. If Contractor discovers at the Site any underground utilities, manmade subsurface obstructions, rocks that require blasting, sinkholes or archeological finds which were (a) not indicated in, or which materially differ from, the Soil Report or the Final Geotechnical Report and (b) otherwise unknown or not identified by or to Contractor, to the extent such discovery has a material and adverse impact on Contractor’s actual cost (which costs shall be adequately documented and supported by Contractor) of performance of the Work or Contractor’s ability to perform any material requirement under this Agreement, and with respect to any delays (as that term is defined in Section 6.10) caused by such discovery, compensation and a time extension to the Key Milestone Schedule, Guaranteed Substantial Completion Date and Required Final Completion Date, as applicable, to the extent allowed under Section 6.8;

6. To the extent expressly permitted under Section 2.5B.1 for material differences between the Soils Report and the Final Geotechnical Report;

7. If the ground water constituents and flow rate potential existing at the Site are materially different from the information set forth in Attachment CC, to the extent such difference has a material and adverse impact on Contractor’s actual cost (which costs shall be adequately documented and supported by Contractor) of performance of the Work or Contractor’s ability to perform any material requirement under this Agreement, and with respect to any delays (as that term is defined in Section 6.10) caused by such difference, compensation and a time extension to the Key Milestone Schedule, Guaranteed Substantial Completion Date and Required Final Completion Date, as applicable, to the extent allowed under Section 6.8;

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8. To the extent expressly permitted under Sections 5.2B, 5.2C, 5.2D, 5.2F, 5.3A, 9.2A, 10.2, 12.9 and 13.2A, Section 1.10.5 of Attachment O, and Attachment AA;

9. Subject to Contractor’s liabilities and responsibilities assumed under Section 3.17, if pre-existing Hazardous Materials are discovered at the Site (other than those discovered during the course of the demolition Work, for which relief is available to the extent provided in Section 5.2D or Attachment AA) that materially and adversely affect Contractor’s actual cost (which costs shall be adequately documented and supported by Contractor) of performance of the Work or Contractor’s ability to perform any material requirement under this Agreement, and with respect to any delays (as that term is defined in Section 6.10) caused by such discovery, compensation and a time extension to the Key Milestone Schedule, Guaranteed Substantial Completion Date and Required Final Completion Date, as applicable, to the extent allowed under Section 6.8;

10. An emergency causing imminent and immediate danger to human health or property (excluding the Work), which was not caused by, or did not arise out of, any acts or omission of Contractor or any Subcontractor or Sub-subcontractor or an event of Force Majeure, and which materially and adversely affects Contractor’s actual cost (which costs shall be adequately documented and supported by Contractor) of performance of the Work;

11. Purchase of operating spare parts in accordance with Section 3.4 (including Section 3.4C); or

12. Suspension in Work ordered by Owner pursuant to Section 17.3.

B. Should Contractor desire to request a Change Order under this Section 6.2, Contractor shall, pursuant to Section 6.5, notify Owner in writing and issue to Owner, at Contractor’s expense, a request for a proposed Change Order in the form attached hereto as Schedule D-3, a detailed explanation of the proposed change and Contractor’s reasons for proposing the change, all documentation necessary to verify the effects of the change on the Changed Criteria, and all other information required by Section 6.5. Any adjustments to the Contract Price shall be requested on a lump sum basis.

C. If Owner agrees that a Change Order is necessary and agrees with Contractor’s statement regarding the effect of the proposed Change Order on the Changed Criteria, then Owner shall issue such Change Order, which shall be in the form of Schedule D-1, and such Change Order shall become binding on the Parties as part of this Agreement upon execution thereof by the Parties.

D. If the Parties agree that Contractor is entitled to a Change Order but cannot agree on the effect of the proposed Change Order on the Changed Criteria within ten (10) Business Days of Owner’s receipt of Contractor’s written notice and proposed Change Order and all other required information, or if Owner desires that the proposed changed

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Work set forth in the proposed Change Order commence immediately the rights, obligations and procedures set forth in Section 6.1C are applicable.

E. If the Parties cannot agree upon whether Contractor is entitled to a Change Order within ten (10) Business Days (or such longer period as may be mutually agreed in writing) of Owner’s receipt of Contractor’s written notice and proposed Change Order, then the dispute shall be resolved as provided in Article 19. Pending resolution of the dispute, Contractor shall continue to perform the Work required under this Agreement, and Owner shall continue to pay Contractor in accordance with the terms of this Agreement and any previously agreed upon or Owner-directed Change Orders. In addition, Contractor shall maintain a detailed accounting of the costs (and any other impacts) incurred by Contractor for Work performed by Contractor for which it has requested a Change Order and which Owner disagrees that a Change Order is entitled pursuant to this Section 6.2E. Such costs and other impacts to the Work shall be reported to Owner within the Monthly Progress Reports.

6.3 Contract Price Adjustment; Contractor Documentation. If a Change Order is executed on a time and materials basis pursuant to Section 6.1C or 6.2D, then the costs incurred in performing such Change Order shall be determined as follows:

A. Direct Craft Labor. Direct craft labor costs shall be based upon actual hours expended by such craft labor for the time and materials Work at the published union wage scales.

B. Small Tool and Supplies. Costs for small tools and supplies shall be determined by ***.

C. Construction Equipment. With respect to construction equipment used to perform the time and materials Work, Contractor shall be paid for incremental costs incurred only (over and above that which is incurred to perform the Work for the Contract Price) at ***.

D. Materials and Subcontracts. Materials purchased by Contractor for the time and materials Work, and time and materials Work performed by Subcontractors and Sub-subcontractors, shall be invoiced to Owner ***.

E. Management, Engineering and Design. Costs for Contractor’s project management, engineering and design services in performing time and materials Work shall be based upon ***.

F. Taxes. If Contractor incurs any California sales and use Taxes in the course of performing the time and materials Work, Owner shall reimburse Contractor for the actual cost of such California sales and use Taxes properly paid by Contractor under Applicable Law.

G. General and Administrative Expenses. Contractor shall be reimbursed for general and administrative expenses and all other overhead, markups and multipliers applicable to the time and materials Work by ***.

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H. Profit. Contractor’s profit for the time and materials Work ***.

Unless otherwise agreed in writing by Owner prior to the incurrence of the cost, the foregoing costs and markups shall be the sole costs and markups invoiced to Owner for Change Order Work performed on a time and materials basis. Contractor shall use reasonable efforts to minimize costs incurred on a time and material basis (consistent with the requirements of this Agreement) and shall provide Owner with options for reducing such costs whenever possible. The foregoing costs shall be supported by reasonable documentation, including daily work logs, time sheets, invoices and receipts.

6.4 Change Orders Act as Accord and Satisfaction. Change Orders agreed pursuant to Section 6.1B or 6.2C by the Parties, and Owner-directed Change Orders entered into pursuant to Section 6.1C or 6.2D on a time and materials basis and which the Parties have subsequently agreed upon the effect of such Owner-directed Change Order and executed a superseding and mutually agreed upon Change Order as provided in Section 6.1B or 6.2C shall constitute a full and final settlement and accord and satisfaction of all effects of the change as described in the Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change. Accordingly, Contractor expressly waives and releases any and all right to make a claim or demand or to take any action or proceeding against Owner for any other consequences arising out of, relating to, or resulting from such change reflected in such Change Order, whether the consequences result directly or indirectly from such change reflected in such Change Order, including any claim or demand for damages due to delay, disruption, hindrance, impact, interference, inefficiencies or extra work arising out of, resulting from, or related to, the change reflected in that Change Order (including any claims or demands that any Change Order or number of Change Orders, individually or in the aggregate, have impacted the unchanged Work).

6.5 Timing Requirements for Notifications and Change Order Requests by Contractor. Should Contractor desire to seek an adjustment to the Contract Price, the Key Milestone Schedule, the Guaranteed Substantial Completion Date, the Required Final Completion Date, the Payment Schedule, any of the Minimum Acceptance Criteria or Performance Guarantees or any other modification to any other obligation of Contractor under this Agreement for any circumstance that Contractor has reason to believe may give rise to a right to request the issuance of a Change Order, Contractor shall, with respect to each such circumstance:

A. notify Owner in writing of the existence of such circumstance within twenty (20) Days after the date that Contractor knew or reasonably should have known of the first occurrence or beginning of such circumstance, provided that (i) if such circumstance is an emergency, oral notice shall be given immediately, followed by a written notice within five (5) Business Days after the date such oral notice is provided, (ii) if such circumstance is considered by Contractor to be an event of Force Majeure, written notice shall be provided within four (4) Business Days after the commencement of such occurrence that is considered a Force Majeure and (iii) such notice shall be given as soon as practicable, and prior to the expiration of such twenty (20) Day period, should any action or inaction by Owner or Contractor be required or necessary in relation to such circumstance to prevent or mitigate any damages or losses to either Party. In the notice required under this Section 6.5A notice, Contractor shall state, in as reasonable of detail as is practicable under the circumstances, all known and presumed facts upon which its claim is based, including the

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character, duration and extent of such circumstance, the date Contractor first knew of such circumstance, any activities impacted by such circumstance, the cost and time consequences of such circumstance (including showing the impact of such circumstance, if any, on the critical path of the CPM Performance Measurement Baseline Schedule) and any other details or information that are expressly required under this Agreement and any reasonably available information and documents relevant to such claim or circumstance. Contractor shall only be required to comply with the notice requirements of this Section 6.5A once for continuing circumstances, provided the notice expressly states that the circumstance is continuing and includes Contractor’s best estimate of the impact on any Changed Criteria by such circumstance; and

B. submit to Owner a request for a proposed Change Order as soon as reasonably practicable after giving Owner written notice but in no event later than twenty (20) Days after the completion of each such circumstance, together with a written statement (i) detailing why Contractor believes that a Change Order should be issued, plus all documentation reasonably requested by or necessary for Owner to determine the factors necessitating the possibility of a Change Order and all other information and details expressly required under this Agreement (including the information required by Schedule D-4, detailed estimates and cost records, daily time sheets and a graphic demonstration using the CPM Performance Measurement Baseline Schedule, showing Contractor’s entitlement to a time extension to the Key Milestone Schedule, Guaranteed Substantial Completion Date and Required Final Completion Date, as applicable, pursuant to the terms of this Agreement, which shall be provided in hard copy and in an electronic format meeting the requirements of Attachment U); and (ii) setting forth the effect, if any, which such proposed Change Order would have for the Work on any of the Changed Criteria. If it is not possible for Contractor to provide all of the information required under this Section 6.5B to be submitted with such proposed Change Order within such twenty (20) Day period, Contractor shall provide Owner with as much information as possible as well as a written explanation of the reason additional time is required. With respect to any information not provided within such twenty (20) Day period, Contractor shall exercise reasonable diligence to provide such information as soon as possible, but in no event later than thirty (30) Days following Contractor’s submission of such proposed Change Order.

The Parties acknowledge that Owner may be prejudiced if Contractor fails to provide the notices and proposed Change Orders as required under this Section 6.5, and agree that such requirements are an express condition precedent necessary to any right for an adjustment in Contract Price, the Key Milestone Schedule, the Guaranteed Substantial Completion Date, the Required Final Completion Date, the Payment Schedule, any Work, any of the Minimum Acceptance Criteria or Performance Guarantees or any other modification to any other obligation of Contractor under this Agreement. Accordingly, if Contractor fails to materially comply with the requirements of this Section 6.5 in connection with notices and proposed Change Orders (with the exception of the timing requirements set forth in this Section 6.5, which require strict compliance), any and all claims (including any claim for an adjustment in the Contract Price, Key Milestone Schedule, Guaranteed Substantial Completion Date, Required Final Completion Date or any other modification to any other obligation of Contractor under this Agreement) that should have been provided in such notice or proposed Change Order are waived and released by Contractor to the extent that

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Owner is prejudiced as a result of Contractor failing to comply with the requirements of this Section 6.5.

6.6 Adjustment Only Through Change Order. No change in the requirements of this Agreement, whether an addition to, deletion from, suspension of or modification to this Agreement, including any Work, shall be the basis for an adjustment for any change in the Contract Price, the Key Milestone Schedule, the Guaranteed Substantial Completion Date, the Required Final Completion Date, Payment Schedule, any Work, any of the Minimum Acceptance Criteria or Performance Guarantees or any other obligations of Contractor or right of Owner under this Agreement unless and until such addition, deletion, suspension or modification has been authorized by a Change Order executed and issued in accordance with and in strict compliance with the requirements of this Article 6. Contractor shall not perform any change in the Work unless and until such change is authorized pursuant to this Article 6, and should Contractor perform or claim to perform any changes in the Work prior to authorization by Change Order, all such costs and expenses incurred by Contractor shall be for Contractor’s account. No course of conduct or dealings between the Parties, nor express or implied acceptance of additions, deletions, suspensions or modifications to this Agreement, including any Work, and no claim that Owner has been unjustly enriched by any such addition, deletion, suspension or modification to this Agreement shall be the basis for any claim for an adjustment in the Contract Price, the Key Milestone Schedule, the Guaranteed Substantial Completion Date, the Required Final Completion Date, the Payment Schedule, any Work, any of the Minimum Acceptance Criteria, Performance Guarantees or any other obligations of Contractor under this Agreement.

6.7 Force Majeure.

A. Contractor Relief. If the commencement, prosecution or completion of the Work is delayed by Force Majeure, then Contractor shall be entitled to an extension to the Key Milestone Schedule, the Guaranteed Substantial Completion Date and the Required Final Completion Date, as applicable, if such delay affects the performance of any Work that is on the critical path of the CPM Performance Measurement Baseline Schedule and Contractor complies with the notice and Change Order request requirements in Section 6.5 and the mitigation requirements in Section 6.11. The Parties agree that Contractor’s sole remedy for such delay shall be an adjustment to the Key Milestone Schedule, the Guaranteed Substantial Completion Date and the Required Final Completion Date, as applicable, pursuant to a Change Order. Any adjustment to the Key Milestone Schedule, the Guaranteed Substantial Completion Date and the Required Final Completion Date, as applicable, shall be recorded in a Change Order.

B. Owner Relief. Subject to Section 6.7C, Owner’s obligations under this Agreement shall be suspended to the extent that performance of such obligations is delayed by Force Majeure.

C. Payment Obligations. No obligation of a Party to pay moneys due and owing under this Agreement shall be excused by reason of Force Majeure.

6.8 Delay Caused by Owner or Changes in Scope of Work. Should Owner or any Person acting on behalf of or under the control of Owner delay the commencement, prosecution or

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completion of the Work, and to the extent such delay is not attributable to Contractor or its Subcontractors or Sub-subcontractors but is caused by Owner’s breach of an express obligation of Owner under this Agreement or is caused by Owner’s ordering a change in the Scope of the Work (provided that a Change Order has been issued in accordance with Section 6.1), then Contractor shall be entitled to an adjustment in the Contract Price and an extension to the Key Milestone Schedule, Guaranteed Substantial Completion Date and Required Final Completion Date, as applicable, to the extent (a) such delay affects the performance of any Work that is on the critical path of the CPM Performance Measurement Baseline Schedule and (b) Contractor complies with the notice and Change Order request requirements in Section 6.5 and the mitigation requirements of Section 6.11. Any adjustment to the Contract Price shall be for reasonable, additional direct costs incurred by Contractor for such delay meeting the requirements of this Section 6.8, and any adjustments to the Contract Price, Key Milestone Schedule, Guaranteed Substantial Completion Date and Required Final Completion Date, as applicable, shall be recorded in a Change Order. The Parties agree that if they execute a Change Order with respect to any change in the Scope of Work described in this Section 6.8, any delay arising out of such change in the Scope of Work and meeting the requirements of this Section 6.8 shall be included in the Change Order incorporating such change in the Scope of Work.

6.9 Schedule Extension. ***

6.10 Delay. For the purposes of Article 6, the term “delay” shall include hindrances, disruptions or obstructions, or any other similar term in the industry and the resulting impact from such hindrances, disruptions or obstructions, including inefficiency, impact, ripple or lost production. For the avoidance of doubt, the Parties recognize and agree that for the purposes of Article 6, a work activity not on the critical path can become on the critical path, and if a delay causes a work activity off the critical path to become a critical path activity, Contractor is entitled to an extension to the Key Milestone Schedule, Guaranteed Substantial Completion Date and Required Final Completion Date, as applicable, for those days of delay after which the non-critical path activity became a critical path activity, provided that such delay satisfies the other requirements under Article 6.

6.11 Contractor Obligation to Mitigate Delay. In no event shall Contractor be entitled to any adjustment to the Key Milestone Schedule, Guaranteed Substantial Completion Date, Required Final Completion Date and the Contract Price for that portion of delay to the extent Contractor could have taken, but failed to take, commercially reasonable actions to mitigate such delay.

ARTICLE 7

CONTRACT PRICE AND PAYMENTS TO CONTRACTOR

7.1 Contract Price. As compensation in full to Contractor for the full and complete performance of the Work and all of Contractor’s other obligations under this Agreement, Owner shall pay and Contractor shall accept *** (the “Contract Price”). The Contract Price is subject to adjustment only by Change Order as provided in Article 6, and includes all Taxes, costs, charges, and expenses of whatever nature applicable to the Work (other than those California sales and use Taxes for which Owner shall reimburse Contractor pursuant to Article 8). For the avoidance of doubt, the Contract Price includes all costs, markups and other expenses for the Siemens

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Equipment (other than the California sales and use Taxes for which Owner shall reimburse Contractor pursuant to Article 8). The Parties agree that (i) amounts paid by Owner to Contractor pursuant to the MOU shall be credited towards the EPC Payment Milestone portion of the Contract Price and (ii) amounts paid by Owner to Siemens prior to assignment of the Siemens Contract to Contractor pursuant to Section 22.8 shall be credited towards the Siemens Equipment Payment Milestone portion of the Contract Price.

7.2 Interim Payments.

A. Payments. Payments shall be made by Owner to Contractor in accordance with the Payment Schedule set forth in Attachment C (as may be amended by Change Order pursuant to Section 6.1B or 6.2C), which allocates (i) *** of the Contract Price to be paid based on completion of the EPC Payment Milestones set forth in Schedule C-1 (the “EPC Payment Milestone portion of the Contract Price”) and (ii) *** of the Contract Price to be paid based on completion of the Siemens Equipment Payment Milestones set forth in Schedule C-2 (“Siemens Equipment Payment Milestone portion of the Contract Price”), provided that Contractor is otherwise in material compliance with the terms of this Agreement. That portion of the Contract Price set forth in the foregoing sentence to be paid based upon Siemens Equipment Payment Milestones corresponds to the payment milestones and progress payments to be made by Contractor to Siemens under the Siemens Contract and contains no further costs, expenses, markups, profit, overhead or other expenditures. Owner shall also make payments to Contractor for any Owner-directed Change Orders issued in accordance with Section 6.1C or 6.2D and shall reimburse applicable California sales and use Taxes in accordance with Article 8. Each payment shall be subject to Retainage and Owner’s right to withhold payments under this Agreement, including Sections 7.5 and 14.3. Payments shall be made in U.S. Dollars to an account designated by Contractor. The Payment Schedule, including the Payment Milestones, shall be amended only by Change Order pursuant to this Agreement.

B. Invoices. Within ten (10) Days after the end of each Month, Contractor shall submit to Owner an Invoice for (i) all EPC Payment Milestones completed during the prior Month, if any, as set forth in Schedule C-1, less the Retainage to be withheld by Owner for such amount, (ii) all Siemens Equipment Payment Milestones completed during the prior Month, if any, as set forth in Schedule C-2 and (iii) California sales and use Taxes incurred in the procurement of the Siemens Equipment in accordance with Article 8. Contractor shall not be entitled to any payment whatsoever for any portion of the Work relating to a particular Payment Milestone until such Payment Milestone is fully completed. Such Monthly Invoice shall also include amounts properly due and owing for Work performed during the prior Month and pursuant to an Owner-directed Change Order issued pursuant to Section 6.1C or 6.2D, less Retainage. All Invoices, other than the Invoice for final payment under this Agreement, shall be in the form of Schedule I-1, and shall include all documentation supporting its request for payment as required under this Agreement. Contractor shall provide documentation such as invoices and receipts supporting all amounts billed for Owner-directed Change Orders issued pursuant to Section 6.1C or 6.2D.

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C. Interim Lien and Claim Waivers. Each Invoice received by Owner prior to Final Completion shall be accompanied by (i) a fully executed Interim Waiver and Release of Liens from Contractor in the form of Schedule K-1, and a fully executed Interim Claim Waiver from Contractor in the form of Schedule K-2, for all Work performed through the date for which payment is requested, (ii) fully executed Interim Waiver and Release of Liens from each Major Subcontractor in the form set forth in Schedule K-3, and fully executed Interim Claim Waivers from each Major Subcontractor in the form set forth in Schedule K-4, for all Work performed through the date for which payment is requested and (iii) if requested by Owner, fully executed Interim Waiver and Release of Liens from all Major Sub-subcontractors requested substantially in the form set forth in Schedule K-3 (but nevertheless conforming with Applicable Law), and fully executed Interim Claim Waivers from all Major Sub-subcontractors requested in substantially the form set forth in Schedule K-4, for all Work performed through the date for which payment is requested; provided, however, with respect Siemens, receipt of Interim Waiver and Release of Liens and Interim Claim Waivers from Siemens will be in accordance with the form and content requirements set forth in the Siemens Contract; provided further, however, with respect to Major Sub-subcontractors under Siemens, receipt of Interim Waiver and Release of Liens and Interim Claim Waivers from such Major Sub-subcontractors will be in accordance with the form, content and timing requirements set forth in the Siemens Contract. Interim Waiver and Release of Liens and Interim Claim Waivers, however, shall not be required from Major Subcontractors or Major Sub-subcontractors until they have performed Work, and Major Subcontractors and Major Sub-subcontractors shall be required to submit additional Interim Waiver and Release of Liens and Interim Claim Waivers only if they have performed Work not covered by a previous Interim Waiver and Release of Liens and Interim Claim Waiver. Submission of all Interim Waiver and Release of Liens and Interim Claim Waivers in accordance with this Section 7.2C is a condition precedent to payment of any Invoice.

D. Review and Approval. Each Invoice shall be reviewed by Owner and, upon Owner’s reasonable request, Contractor shall furnish such supporting documentation and certificates and provide such further information as may be reasonably requested by Owner. Unless disputed by Owner, each Invoice (less any withholdings allowed under this Agreement, including Retainage) shall be due and payable thirty (30) Days after it, and all documentation required under this Agreement, is received by Owner. If an Invoice is disputed by Owner, then payment shall be made for all undisputed amounts and the dispute shall be resolved pursuant to Article 19. Payment on disputed amounts shall be made as soon as such dispute is resolved.

E. Maximum Cumulative Payment Amounts. The Parties have agreed upon and set forth in Schedule C-3 a schedule of the maximum cumulative amounts that Contractor is allowed to invoice Owner at any one time during the performance of the Work (the “Maximum Cumulative Payment Schedule”). Schedule C-3 sets forth both (a) the maximum amount that Contractor can invoice at any one time and allocate to the Siemens Equipment Payment Milestone portion of the Contract Price and (b) the maximum amount Contractor can invoice at any one time (before giving effect to Retainage) and allocate to the EPC Payment Milestone portion of the Contract Price. Schedule C-3 shall only be subject to adjustment pursuant to a Change Order.

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F. Cooperation in Invoicing Process. Without in anyway altering the rights, obligations and remedies set forth in this Agreement, the Parties acknowledge that they will reasonably cooperate in the timing of the receipt and review of Invoices and coordinate same with invoices received by Contractor under the Siemens Contract with the view to have payment milestones that are properly earned and invoiced under the Siemens Contract included as a Siemens Equipment Payment Milestone in the Invoice under this Agreement in the corresponding Month.

7.3 Final Completion and Final Payment. Upon Final Completion, Contractor shall, in addition to any other requirements in this Agreement for achieving Final Completion, including those requirements set forth in Section 1.1 for the definition of Final Completion, submit a fully executed final Invoice in the form attached hereto as Schedule I-2, along with (i) a statement summarizing and reconciling all previous Invoices, payments and Change Orders, (ii) an affidavit that all payrolls, Taxes, liens, charges, claims, demands, judgments, security interests, bills for Equipment, and any other indebtedness connected with the Work have been paid, (iii) fully executed Final Waiver and Release of Liens and Final Claim Waiver from Contractor in the forms of Schedule K-5 and K-6, respectively, (iv) fully executed Final Waiver and Release of Liens and Final Claim Waivers from each Major Subcontractor in the forms set forth in Schedule K-7 and K-8, respectively and (v) if requested by Owner, fully executed Final Waiver and Release of Liens and Final Claim Waivers from each Major Sub-subcontractor in substantially the form set forth in Schedule K-7 and K-8, respectively (but nevertheless conforming with Applicable Law); provided, however, with respect Siemens, receipt of the Final Waiver and Release of Liens and Final Claim Waiver from Siemens will be in accordance with the form and content requirements set forth in the Siemens Contract; provided further, however, with respect to Major Sub-subcontractors under Siemens, receipt of the Final Waiver and Release of Liens and Final Claim Waivers from such Major Sub-subcontractors will be in accordance with the form and content requirements set forth in the Siemens Contract. No later than thirty (30) Days after receipt by Owner of such final Invoice and all requested documentation and achieving Final Completion, Owner shall, subject to its rights to withhold payment under this Agreement, pay Contractor the balance of the Contract Price, including any remaining Retainage.

7.4 Payments Not Acceptance of Work. No payment made hereunder by Owner shall be considered as approval or acceptance of any Work by Owner or a waiver of any claim or right Owner may have hereunder. All payments shall be subject to correction or adjustment in subsequent payments.

7.5 Payments Withheld. In addition to disputed amounts set forth in an Invoice, Owner may, in addition to any other rights under this Agreement, at law or in equity, withhold payment on an Invoice or a portion thereof in an amount and to such extent as may be reasonably necessary to protect Owner from loss due to:

A. Defective Work not remedied in accordance with this Agreement;

B. liens or other encumbrances on all or a portion of the Site, the Work or the Facility, which are filed by any Subcontractor, any Sub-subcontractor or any other Person acting through or under any of them;

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C. any material breach by Contractor of this Agreement;

D. the assessment of any fines or penalties against Owner as a result of Contractor’s failure to comply with Applicable Law or Applicable Codes and Standards;

E. a discovery that a Payment Milestone or other Work associated with a prior payment was not in fact achieved, or that Work associated with a prior Payment Milestone contained Defective Work;

F. amounts paid by Owner to Contractor in a preceding Month incorrectly or for which there was insufficient or inaccurate supporting information;

G. Liquidated Damages which Contractor owes under the terms of this Agreement;

H. failure of Contractor to make payments to Subcontractors as required under their respective Subcontracts;

I. failure of Contractor to comply with its monthly progress reporting obligations and scheduling obligations under this Agreement, including as set forth in Sections 3.19A.4, 5.4 and 5.5; or

J. any other reason for which Owner is entitled to withhold payment under this Agreement.

Owner shall pay Contractor the amount withheld if Contractor (i) pays, satisfies or discharges the applicable claim of Owner against Contractor under or by virtue of this Agreement and provides Owner with reasonable evidence of such payment, satisfaction or discharge, (ii) cures all such breaches and Defaults in the performance of this Agreement, or (iii) provides Owner with a standby letter of credit reasonably satisfactory to Owner in the amount of the withheld payment. Owner’s failure to withhold in the event of any of the circumstances described in this Section shall not be deemed to be a waiver of any of Owner’s rights under this Agreement, including Owner’s right to withhold at any time one of the circumstances in Section 7.5A through 7.5J exists.

7.6 Substitution for Retainage; Release of Retainage.

A. Substitution for Retainage. In Contractor’s sole discretion, Contractor may elect to substitute an irrevocable standby letter of credit, in a form acceptable to Owner in its reasonable discretion, in the amount of *** in lieu of Owner withholding Retainage under this Agreement (which such amount of the substitute letter of credit shall be adjusted as the EPC Payment Milestone portion of the Contract Price is adjusted by Change Order). If Contractor makes such an election, Owner shall release any Retainage previously withheld upon receipt of such letter of credit in a form acceptable to Owner and shall thereafter not collect Retainage under this Agreement. The letter of credit provided pursuant to this Section 7.6A shall be issued by a commercial bank in the United States with a long term rating of at least Investment Grade and shall be issued in a form substantially similar to that in Schedule R-1, and Contractor shall replace any substitute

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letter of credit, with a letter of credit that meets the requirements of this Section 7.6A, within three (3) Business Days in the event that such commercial bank’s long term rating falls below Investment Grade. Owner shall have the same rights to collect on this substitute letter of credit, upon Owner’s demand, as is set forth in Section 10.2, in the event Contractor fails to timely provide a replacement letter of credit for (i) a substitute letter of credit that is to expire within thirty (30) Days or (ii) a substitute letter of credit issued by a bank that is no longer Investment Grade. In addition, Owner shall have the right to collect upon the substitute letter of credit, upon Owner’s demand, in any instance under this Agreement where Owner is able to (a) withhold or offset payments otherwise due and owing to Contractor, including under Sections 7.5, 12.5B and 14.3, or (b) collect on the Contractor Letter of Credit pursuant to Section 10.2.

B. Release of Retainage at Substantial Completion. Within thirty (30) Days after Substantial Completion and receipt of an Invoice therefor, Owner shall, subject to its right to withhold under this Agreement, release to Contractor all Retainage withheld under this Agreement except for that portion of the Retainage that is equal to ***. In the event Contractor has elected, pursuant to Section 7.6A, to issue a substitute letter of credit in lieu of having Retainage withheld, such substitute letter of credit shall be reduced in value to ***.

7.7 Interest on Late Payments. Any amounts due but not paid hereunder shall bear interest at the lesser of (i) an annual rate equal to ***, or (ii) the maximum rate permitted under Applicable Law.

7.8 Payments During Default. Owner shall not be obligated to make any payments hereunder or payments withheld, at any time in which a Contractor Default shall have occurred and is continuing.

7.9 Offset. Owner may, upon prior written notice to Contractor, offset any amount due and payable from Contractor to Owner against any amount due and payable to Contractor hereunder.

7.10 Currency. Unless otherwise specified, all amounts contained herein are in and shall be paid in U.S. Dollars.

ARTICLE 8

TAXES

8.1 Taxes Generally. The Contract Price includes all Taxes which arise out of or are related to the performance of the Work and Contractor shall be responsible for timely paying all such Taxes; provided, however, Owner shall reimburse Contractor for California sales and use Taxes incurred in the procurement of any Siemens Equipment as well as any interest or penalties which may be imposed by a Governmental Instrumentality at any time on Contractor due to Owner’s failure to timely reimburse Contractor for California sales and use Taxes incurred in the procurement of any Siemens Equipment. Owner’s obligation shall survive termination or completion of the Agreement and shall end only upon the completion of any time period allowed for audit or investigation by applicable Governmental Instrumentalities. To the extent Owner

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timely reimburses Contractor for all such California sales and use Taxes for Siemens Equipment, (1) Contractor shall release Owner of any further obligations for payment of such California sales and use Taxes and (2) Contractor shall be responsible for the payment of any interest or penalties related to Contractor’s failure to timely pay such California sales and use Taxes. Owner and Contractor will provide documents, information and data, make submission to Governmental Instrumentalities, and otherwise cooperate as reasonably necessary to minimize the amount of California sales and use Taxes payable for the Siemens Equipment. In the event that Contractor is audited for California sales and use Taxes for the Siemens Equipment, Contractor shall timely inform Owner of such audit, allow Owner to assist with audit strategy and, at Owner’s expense, allow Owner to take responsibility for defending the audit, protest or appeal based on mutually satisfactory arrangements. Contractor shall reasonably cooperate with Owner to assist in attempting to allocate local and district California sales and use Taxes to the Site (which may include Contractor applying for a jobsite sub-permit), including reasonable assistance in causing local California sales and use Taxes to be assigned to the Site rather than to Contractor’s (or any Subcontractor’s) regular place of business in California. Contractor will reasonably cooperate with any joint refund claim that Owner, or its agents, wishes to file for potentially overpaid California sales and use Taxes up to a period of three (3) years after Substantial Completion or until the running of the applicable statute of limitations, whichever is longer.

8.2 California Revenue Taxes. Notwithstanding Section 8.1, if a Change in Law occurs relating to the method in or the rate at which revenue received by Contractor through payments made by Owner under this Agreement is taxed by the State of California or other local California taxing jurisdiction (collectively, “California Revenue Taxes”), Contractor or Owner, as applicable, shall be entitled to a Change Order to adjust the Contract Price (upwards or downwards, as applicable) solely to reflect the net impact of the imposition of the California Revenue Taxes, accounting for any reduction in the Contractor’s Taxes attributable to changes in Applicable Law occurring after the Effective Date that have reduced Contractor’s Taxes in the State of California arising out of the performance of the Work (excluding those Taxes reimbursed by Owner pursuant to Section 8.1). Notwithstanding Section 3.13B, Owner shall have all audit rights necessary to develop or review a proposed Change Order related to this Section 8.2. In addition, either Party may, at its sole expense, employ an independent accounting firm to review the changes to Contractor’s Tax liability in the context of this Section 8.2 and opine as to the amount of any Contract Price adjustment available under this Section 8.2; provided that such opinion shall not be binding upon either Party. In the event the Parties cannot agree upon the adjustment to the Contract Price due under this Section 8.2, such Dispute shall be resolved in accordance with Article 19.

ARTICLE 9

TITLE AND RISK OF LOSS

9.1 Title.

A. Clear Title. Contractor warrants and guarantees that legal title to and ownership of the Work and the Facility shall be free and clear of any and all liens, claims, security interests or other encumbrances when title thereto passes to Owner.

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B. Title to Work. Title to all or any portion of the Work (other than Work Product) shall pass to Owner upon the earlier of (i) payment by Owner therefor, (ii) incorporation of such Work into the Facility or (iii) storage at the Site. Transfer of title to Work shall be without prejudice to Owner’s right to reject Defective Work, or any other right in the Agreement.

9.2 Risk of Loss.

A. Prior to Substantial Completion. ***

B. After Substantial Completion. ***

ARTICLE 10

INSURANCE AND PERFORMANCE SECURITY

10.1 Insurance.

A. Provision of Insurance. The Parties shall provide the insurance as specified in Attachment O on terms and conditions stated therein.

B. Failure to Provide Required Insurance. IN THE EVENT THAT LIABILITY FOR ANY LOSS OR DAMAGE IS DENIED BY THE UNDERWRITER OR UNDERWRITERS IN WHOLE OR IN PART DUE TO THE VITIATION OF SAID INSURANCE RESULTING FROM AN ACT OR OMISSION BY CONTRACTOR, OR FOR ANY OTHER REASON ATTRIBUTABLE TO CONTRACTOR, OR IF CONTRACTOR FAILS TO MAINTAIN ANY OF THE INSURANCE HEREIN REQUIRED, THEN CONTRACTOR SHALL DEFEND, INDEMNIFY AND HOLD THE OWNER GROUP HARMLESS AGAINST ALL LOSSES WHICH WOULD OTHERWISE HAVE BEEN COVERED BY SAID INSURANCE.

10.2 Contractor Letter of Credit. ***

10.3 Contractor’s Parent Guarantee. Within five (5) Days after the Effective Date, Contractor shall provide to Owner an irrevocable, unconditional corporate guarantee from Kiewit Construction Company, in the form of Schedule Z-1, in favor of Owner and guaranteeing all of Contractor’s obligations and liabilities under this Agreement for the full duration of Contractor’s obligation and liabilities under this Agreement. Contractor shall not be entitled to any compensation under the Agreement unless and until Contractor provided the foregoing corporate guarantee to Owner in accordance with this Section 10.3.

10.4 Owner’s Letter of Credit. ***

10.5 Owner’s Parent Guarantee. Upon issuance of the GTG LNTP, Owner shall provide Contractor with an irrevocable, unconditional corporate guarantee from Mirant Corporation, in the form of Schedule Z-2, in favor of Contractor, in an amount not to exceed ***, guaranteeing Owner’s payment of the Kiewit Termination Charge in the event of (i) a termination for convenience of this Agreement by Owner or (2) a termination of this Agreement by Contractor pursuant to Section 17.5.

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ARTICLE 11

OWNERSHIP OF DOCUMENTATION

11.1 Ownership of Work Product. Owner and Contractor acknowledge that during the course of, and as a result of, the performance of the Work and prior work related to the Facility done by Contractor for Owner (including any work done by Contractor or any of its Affiliates under the MOU), Contractor or its Affiliates, Subcontractors or Sub-subcontractors will create or have created for the Facility certain written materials, plans, Drawings, Specifications, calculations, Books and Records, computer files, or other tangible manifestations of Contractor’s and its Subcontractors’ and Sub-subcontractors’ efforts related to the Work (whether hard copies or electronic copies, but excluding Computer Programs) (hereinafter individually or collectively referred to as “Work Product”). Owner shall own the hard and electronic copies of any Work Product delivered or required to be delivered by Contractor to Owner under the Agreement irrespective of any copyright notices or confidentiality legends which may have been placed in or on such Work Product. Notwithstanding the foregoing, as between Owner and Contractor, Contractor shall retain ownership of all proprietary intellectual property rights owned, created, developed or delivered by Contractor during the performance of the Work or otherwise (including any such proprietary intellectual property embedded in the Work Product) (hereinafter referred to as “Contractor’s Intellectual Property”), and nothing in this Section 11.1 shall result in a transfer of ownership of any Contractor’s Intellectual Property or the proprietary intellectual property owned and developed by Contractor’s Subcontractors or Sub-subcontractors (“Third Party Proprietary Work Product”). With respect to such Contractor’s Intellectual Property and Third Party Proprietary Work Product relating to the Work or the Facility, Contractor hereby grants Owner an irrevocable, perpetual, non-exclusive and royalty-free license (including with the right to assign its rights in accordance with Owner’s assignment rights set forth in Section 22.7) to use, modify and copy such Contractor’s Intellectual Property and Third Party Proprietary Work Product solely for purposes of operating, maintaining, completing, repairing or modifying any part of the Facility and any interfaces between the Facility and the Mirant Delta Facility. All Subcontracts and Sub-subcontractors shall contain provisions consistent with this Section 11.1.

11.2 Computer Programs.

A. Contractor grants to Owner an irrevocable, non-exclusive, and royalty-free license (including with right to assign its rights in accordance with Owner’s assignment rights set forth in Section 22.7) to use Computer Programs for operating, maintaining, completing or repairing the Work; provided, however, that any modification of the Computer Program is either (a) required by Applicable Law, (b) necessary to resolve a Defect or ensure proper operation and maintenance of the Facility or (c) recommended by Siemens. The foregoing license rights granted to Owner shall be no greater than the license rights in such Computer Programs available to Siemens, but shall at all times be sufficient for Owner to operate, maintain and repair the Facility. The term of such license shall extend until the decommissioning or abandonment of the Facility by Owner, its Affiliate or current owner.

B. The license described in this Section 11.2 does not grant any right to the background technology from which the Computer Program was generated or to the source code underlying the Computer Program. Owner is not granted any right to create

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derivative works or modify the Computer Programs or merge it with other Computer Programs (except to the extent reasonably necessary to operate, maintain or repair the Facility).

11.3 Owner Provided Documents. All written materials, plans, drafts, specifications, computer files or other documents (if any) prepared or furnished by Owner, its Affiliates or any of Owner’s other consultants or contractors shall at all times remain the property of Owner, and Contractor shall not make use of any such documents or other media for any other project or for any other purpose than as set forth herein. All such documents and other media, including all copies thereof, shall, at Contractor’s option, either be returned to Owner or destroyed upon the earlier of the end of the Defect Correction Period and termination of this Agreement.

ARTICLE 12

COMPLETION AND PERFORMANCE LIQUIDATED DAMAGES

12.1 Notice and Requirements for Pre-Commissioning and Mechanical Completion.

A. Notice of Intent to Commence Pre-Commissioning. Contractor shall give Owner not less than sixty (60) Days’ prior written notice of its intention to commence any pre-commissioning activities required for Mechanical Completion, and, on the tenth (10th) Day immediately prior to Contractor’s commencing such pre-commissioning activities, Contractor shall provide a second written notice to Owner. Contractor shall comply with all pre-commissioning activities required for Mechanical Completion set forth in this Agreement, including those requirements set forth in the definition of the term Mechanical Completion and those set forth in Attachments A and V.

B. Requirements of Mechanical Completion. No later than three hundred sixty (360) Days after the issuance of the NTP, Contractor shall provide to Owner for its review and comment detailed Mechanical Completion requirements, in the form of checklists, for each applicable system or subsystem of the Facility. Once Contractor has incorporated all of Owner’s comments to the Mechanical Completion checklists (to the extent such comments are consistent with the concepts embodied by Mechanical Completion), such Mechanical Completion checklists shall form a part of the requirements for achieving Mechanical Completion for each system or subsystem of the Facility, as applicable. Contractor shall comply with all requirements for Mechanical Completion set forth in this Agreement, including those requirements set forth in the definition of the term Mechanical Completion, Attachment A and Attachment V and the Mechanical Completion checklists agreed by Owner and Contractor pursuant to this Section. At such time as each system or subsystem of the Facility, as applicable, has achieved Mechanical Completion, Contractor shall certify to Owner in the form of Attachment L for Mechanical Completion of such system or subsystem (“Mechanical Completion Certificate”) that all requirements under this Agreement for Mechanical Completion of such system or subsystem, as applicable, have occurred, including all of the requirements specified in the applicable Mechanical Completion checklist have been completed. The Mechanical Completion Certificate shall be accompanied by all other supporting documentation as may be required to establish that the requirements for Mechanical Completion have been met.

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12.2 Notice and Requirements for Substantial Completion. Contractor shall comply with all requirements for Substantial Completion herein, including as set forth in the definition of the term Substantial Completion herein and in Attachment A, Attachment S and Attachment T. Contractor shall give Owner not less than ninety (90) Days’ prior written notice of its intention to commence the initial Performance Tests. Final test procedures shall be determined in accordance with Attachment S for the conduct of the Performance Tests, including the application of corrective curves as set forth in Attachment S. Contractor shall provide labor, equipment, supplies, and all other items necessary for the conduct of the Performance Tests; provided, however, that Owner shall provide operating personnel and natural gas fuel and power in accordance with Sections 4.4 and 4.7. Upon achieving all requirements under this Agreement for Substantial Completion, Contractor shall certify to Owner in the form of Attachment M (“Substantial Completion Certificate”) that all of the requirements under this Agreement for Substantial Completion have occurred. The Substantial Completion Certificate shall be accompanied by all supporting documentation required to establish that the requirements for Substantial Completion have been met.

12.3 Owner Acceptance of Mechanical Completion and Substantial Completion. Owner shall notify Contractor whether it accepts or rejects a Mechanical Completion Certificate or the Substantial Completion Certificate, as the case may be, within ten (10) Business Days following Owner’s receipt thereof. All Work shall continue during pendency of Owner’s review. Acceptance of such Mechanical Completion or Substantial Completion Certificate shall be evidenced by Owner’s signature on such Mechanical Completion or Substantial Completion Certificate, which shall be forwarded to Contractor with such notice. If Owner does not agree that Mechanical Completion or Substantial Completion, as the case may be, has occurred, then Owner shall state the basis for its rejection in reasonable detail in a written notice provided to Contractor. The Parties shall thereupon promptly and in good faith confer and make all reasonable efforts to resolve such issue. In the event such issue is not resolved within ten (10) Business Days after the delivery by Owner of its notice, Owner and Contractor shall resolve the Dispute in accordance with the dispute resolution procedures provided for under Article 19 herein. Owner’s acceptance shall not relieve Contractor of any of its obligations to perform the Work in accordance with the requirements of this Agreement.

12.4 Minimum Acceptance Criteria as a Condition of Substantial Completion. As a condition of achieving Substantial Completion, each and every Unit shall achieve all Minimum Acceptance Criteria as described in greater detail in this Section 12.4. The Performance Tests for determining whether a Unit achieves the Minimum Acceptance Criteria are described in Attachment S and Attachment T.

A. Minimum Acceptance Criteria Not Achieved. In the event that any Unit fails to achieve any of the Minimum Acceptance Criteria, as evidenced by the Performance Test results, then (i) Substantial Completion shall not occur and (ii) the provisions of Section 14.1 shall apply after the Guaranteed Substantial Completion Date passes without achievement of Substantial Completion. In addition to the foregoing, Contractor shall attempt for a period of one hundred eighty (180) Days (commencing on the date on which the Unit was shown, through the Performance Tests, to have failed to achieve one or more of the Minimum Acceptance Criteria) (“Minimum Acceptance Criteria Correction Period”) to correct the Work to enable the Unit to achieve all of the Minimum Acceptance

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Criteria. If the Unit has not achieved all of the Minimum Acceptance Criteria upon the termination of the Minimum Acceptance Criteria Correction Period, then Owner may, in its sole discretion, either (i) grant Contractor an additional Minimum Acceptance Criteria Correction Period under the same terms and conditions as the first, including the application of Section 14.1, or (ii) terminate Contractor for Default, in which case Owner shall be entitled to any and all damages, losses, costs and expenses to the extent permitted under Section 17.1. If, on the other hand, the Unit has achieved all of the Minimum Acceptance Criteria during the Minimum Acceptance Criteria Correction Period (or during the second period, should Owner elect that option), then Contractor shall remain liable to Owner for Substantial Completion Delay Liquidated Damages pursuant to the Agreement and any other damages, costs or expenses for which Contractor is responsible hereunder.

B. Access During Minimum Acceptance Criteria Correction Period. During any Minimum Acceptance Criteria Correction Period, Owner shall provide Contractor with access to the Work sufficient to perform its curative Work under this Agreement, subject to any reasonable security or safety requirements of Owner; provided, however, Owner shall be under no obligation to provide any access to Contractor that would interfere with the operation of the Mirant Delta Facility; provided further, however, if the Guaranteed Substantial Completion Date has passed and thereafter if Owner denies Contractor access to the Unit (or Units) that have failed to meet the Minimum Acceptance Criteria to the extent necessary for Contractor to perform its curative Work, then Contractor shall not be liable for Substantial Completion Delay Liquidated Damages for each Day that Owner so denies Contractor such access for performance of curative Work. Contractor shall provide at least one (1) week’s prior written notice to Owner if performance of the curative Work could interfere with the operation of the Mirant Delta Facility, in which case Owner may place reasonable limitations on Contractor’s access to the Facility such that performance of the Work will cause no disruption to the operation of the Mirant Delta Facility.

C. Delivery of Critical Spare Parts. Notwithstanding the timing of the delivery of operating spare parts under Section 3.4, Contractor shall deliver all Critical Spare Parts no later than the date upon which Contractor achieves Substantial Completion; provided, however, delivery of such Critical Spare Parts shall not be a condition of achievement of Substantial Completion by Contractor. Nevertheless, if Contractor fails to deliver any such Critical Spare Part by Substantial Completion, and thereafter such Critical Spare Part is necessary in order for the Facility to be fully available for commercial operation (as required by CAISO and/or NERC standards), then Contractor shall be liable to Owner for Substantial Completion Delay Liquidated Damages for each Day the Facility is not fully available as a result of such failure to provide such Critical Spare Part until such Critical Spare Part is delivered to the Facility. Such Substantial Completion Delay Liquidated Damages will be assessed in the same manner as if Contractor failed to achieve Substantial Completion by the Guaranteed Substantial Completion Date in accordance with Section 14.1, with the amount of the Substantial Completion Delay Liquidated Damages to be assessed against Contractor (on a per Day basis) being dependent upon the month(s) in which the Facility is not fully available for commercial operation due to the lack of such Critical Spare Part. For purposes of clarity, and by way of example and explanation only, if Contractor failed to timely provide a Critical Spare Part and the

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Facility was not fully available for commercial operation during the month of June due to the lack of such Critical Spare Part, then Contractor would be assessed Substantial Completion Delay Liquidated Damages in accordance with the amounts set forth in Section 14.1D.

12.5 Punchlist.

A. Punchlist for Mechanical Completion. Prior to Mechanical Completion for each system or subsystem of the Facility, as applicable, Owner and Contractor shall inspect such Work, and Contractor shall prepare a proposed Punchlist of items identified as needing to be completed or corrected as a result of such inspection. Contractor shall promptly provide the proposed Punchlist to Owner for its review, together with an estimate of the time necessary to complete or correct each Punchlist item. Contractor shall add to the proposed Punchlist any Punchlist items that are identified by Owner during its review, and Contractor shall immediately initiate measures to complete or correct, as appropriate, any item on Contractor’s proposed Punchlist that Owner, in the exercise of its reasonable judgment, believes must be completed or corrected so that such Work will achieve Mechanical Completion. Upon Contractor’s completion or correction of any items necessary to achieve Mechanical Completion, such Punchlist shall govern Contractor’s performance of the Punchlist items for such system or subsystem of the Facility, as applicable, up to Substantial Completion.

B. Punchlist for Substantial Completion. After Mechanical Completion of the Facility and prior to Substantial Completion, Owner and Contractor shall inspect the entire Work, and Contractor shall prepare an updated and revised proposed Punchlist of items identified as needing to be completed or corrected as a result of such inspection. Contractor shall promptly provide the proposed, updated and revised Punchlist to Owner for its review and written approval, together with an estimate of the time and cost necessary to complete or correct each Punchlist item. Contractor shall add to the proposed, updated and revised Punchlist any Punchlist items that are identified by Owner during its review, and Contractor shall immediately initiate measures to complete or correct, as appropriate, any item on Contractor’s proposed, updated and revised Punchlist or otherwise that Owner in the exercise of its reasonable judgment, believes must be completed or corrected to achieve Substantial Completion. Upon Contractor’s completion or correction of any items necessary to achieve Substantial Completion and Owner’s written approval of Contractor’s proposed Punchlist (such approval not to be unreasonably withheld), such Punchlist shall govern Contractor’s performance of the Punchlist items up to Final Completion. All Work on the Punchlist shall be completed within ninety (90) Days after achievement of Substantial Completion, or Owner may, in addition to any other rights that it may have under this Agreement, at law or in equity, complete such Punchlist Work at the expense of Contractor. In the event Owner elects to complete such Punchlist Work, Contractor shall immediately pay Owner (directly or by offset, at Owner’s sole discretion) all costs and expenses incurred in performing such Punchlist Work. Upon Contractor’s request, Owner shall provide documentation identifying the costs incurred to perform such Punchlist Work.

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12.6 Notice and Requirements for Final Completion. Final Completion shall be achieved when all requirements for Final Completion under this Agreement, including those set forth in the definition of Final Completion under Section 1.1, have been satisfied. Upon Final Completion, Contractor shall certify to Owner in the form of Attachment N (“Final Completion Certificate”) that all of the requirements under this Agreement for Final Completion have occurred. Owner shall notify Contractor whether it accepts or rejects the Final Completion Certificate within fifteen (15) Days following Owner’s receipt thereof. Acceptance of such certificate shall be evidenced by Owner’s signature on such certificate, which shall be forwarded to Contractor with such notice. If Owner does not agree that Final Completion has occurred, then Owner shall state the basis for its rejection in reasonable detail in a written notice provided to Contractor. The Parties shall thereupon promptly and in good faith confer and make all reasonable efforts to resolve such issue. In the event such issue is not resolved within ten (10) Business Days of the delivery by Owner of its notice, Owner and Contractor shall resolve the Dispute in accordance with the dispute resolution procedures provided for under Article 19; provided, however, if such deficiencies relate to the failure to complete Punchlist items, Owner may, in addition to any other rights that it may have under this Agreement, at law or in equity, complete such Punchlist Work at the expense of Contractor in accordance with Section 12.5.

12.7 Performance Guarantees as a Condition of Final Completion. As a condition of achieving Final Completion, each and every Unit shall achieve all Performance Guarantees and the Starting Reliability Requirement as described in greater detail in this Section 12.7. The Performance Tests for determining whether a Unit achieves the Performance Guarantees and the Starting Reliability Requirement are described in Attachment S and Attachment T.

A. Performance Guarantees Not Achieved. In the event that any Unit meets all of the Minimum Acceptance Criteria but fails to achieve one or more of the Performance Guarantees, as evidenced by the Performance Test results, then, at Contractor’s election, Contractor shall, with respect to each Performance Guarantee not achieved: (i) pay (directly, by offset, or by collection on the Contractor Letter of Credit, at Owner’s sole discretion) to Owner the applicable Performance Liquidated Damages for such Performance Guarantee; or (ii) take corrective actions to achieve such Performance Guarantee, provided that in the event such corrective actions do not result in the achievement of such Performance Guarantee within one hundred eighty (180) Days after achievement of Substantial Completion (or such longer period as Owner may allow), then Contractor shall pay (directly, by offset, or by collection on the Contractor Letter of Credit, at Owner’s sole discretion) to Owner the applicable Performance Liquidated Damages; provided further, however, in Owner’s reasonable discretion and in lieu of Contractor’s decision to pay Performance Liquidated Damage pursuant to clause (i) or (ii) above, Owner may require Contractor to perform curative Work in an attempt to achieve the failed Performance Guarantee(s), in which case all reasonable, direct costs incurred by Contractor in the performance of the curative Work, up to the value of the foregone Performance Liquidated Damages, shall be borne by Contractor and all reasonable, direct costs incurred by Contractor thereafter for the curative Work shall be reimbursed by Owner. The Performance Liquidated Damages shall be calculated in accordance with Attachment T.

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B. Access During Performance of Curative Work. During any period of time in which Contractor is attempting to perform curative Work to achieve the Performance Guarantees as set forth in Section 12.7A, Owner shall provide Contractor with reasonable access to the applicable Unit sufficient for Contractor to perform its curative Work, subject to any reasonable security or safety requirements of Owner; provided, however, Owner shall be under no obligation to provide any access to Contractor that would interfere with the operation of the Facility or the Mirant Delta Facility; provided further, however, that if Owner denies Contractor reasonable access to the applicable Unit, then Contractor shall be entitled to an extension to the 180-Day period set forth in Section 12.7A for each Day that Owner so denies Contractor such reasonable access. Any such extension shall be set forth in a Change Order executed by the Parties. Contractor shall provide at least one (1) week’s prior written notice to Owner if performance of the curative Work could interfere with the operation of the Facility or the Mirant Delta Facility, in which case Owner, in its sole discretion, may place reasonable limitations on Contractor’s access to the Facility such that performance of the Work will cause no disruption to the operation of the Facility or the Mirant Delta Facility at the Site and no unreasonable loss of revenue to Owner.

C. Starting Reliability Requirement. In the event that any Unit fails to achieve the Starting Reliability Requirement, as evidenced by the Performance Test results for the Starting Reliability Requirement, then such failure shall be considered a Defect in accordance with Article 13 and Contractor and Owner shall have the rights and obligations set forth therein with respect to correcting such Defect. For the avoidance of doubt, achievement of the Starting Reliability Requirement is a material obligation under the Agreement.

12.8 ***

12.9 Partial Occupancy and Use. Prior to Contractor’s achieving Substantial Completion, Owner may occupy or use all or any portion of the Work then capable of functioning safely, provided that such occupancy or use is authorized by the Governmental Instrumentality and Owner’s insurance company or companies providing property insurance and builder’s risk coverage have consented to such partial occupancy or use. Contractor shall assist Owner and take reasonable steps in obtaining consent of the insurance company or companies and applicable Government Instrumentalities. Immediately prior to such partial occupancy or use, Owner and Contractor shall jointly inspect the area to be occupied or portion of the Work to be used in order to determine and record the condition of the Work and all personnel and environmental safety aspects of the Work. Such occupancy or use shall not in any way release Contractor or any surety of Contractor from any obligations or liabilities pursuant to this Agreement, including the obligation to engineer, procure and construct the Facility in accordance with all requirements of this Agreement; provided, however, Contractor shall be entitled to a Change Order for an extension to the Key Milestone Schedule, Guaranteed Substantial Completion Date and Required Final Completion Date, and adjustment to the Contract Price, to the extent Owner’s partial occupancy or use of the Facility delays the prosecution or completion of the Work, or increases Contractor’s cost of performing the Work, and Contractor satisfies the requirements for such time extension and Contract Price adjustment pursuant to Section 6.8. Such occupancy or use shall not be deemed to be an acceptance by Owner of such portion of the Facility.

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12.10 Long-Term Obligations. No acceptance by Owner of any or all of the Work or any other obligations of Contractor under this Agreement, including acceptance of Mechanical Completion, Substantial Completion or Final Completion, nor any payment made hereunder, whether an interim or final payment, shall in any way release Contractor or any surety of Contractor from any obligations or liability pursuant to this Agreement, including obligations with respect to unperformed obligations of this Agreement or for any Work that does not conform to the requirements of this Agreement, including Warranty obligations, any liabilities for which insurance is required or any other responsibility of Contractor, including the payment of any and all fines and penalties assessed as a result of Contractor’s failure to comply with any Applicable Law. It is expressly understood and agreed by the Parties that nothing in this Article 12 shall in any way modify or alter Contractor’s obligations under Article 13 and Article 14 hereof.

ARTICLE 13

WARRANTY AND CORRECTION OF WORK

13.1 Warranty.

A. General. The warranties set forth in this Article 13 (collectively, the “Warranty” or “Warranties”) are in addition to any of the Minimum Acceptance Criteria or Performance Guarantees set forth in this Agreement. Any Work, or component thereof, that is not in conformity with any Warranty is defective (“Defective”) and contains a defect (“Defect”).

B. Warranty of Work. Contractor hereby warrants that the Work, including Equipment, and each component thereof shall be:

1. new, complete, and of suitable grade for the intended function and use;

2. in accordance with all of the requirements of this Agreement, including in accordance with GECP, Applicable Law and Applicable Codes and Standards;

3. free from encumbrances to title, as set forth in greater detail in Section 9.1; and

4. free from defects in design, material and workmanship.

C. Assignment and Enforcement of Subcontractor Warranties. Contractor shall, without additional cost to Owner, obtain warranties from Subcontractors and Sub-subcontractors that meet or exceed the requirements of this Agreement; provided, however, Contractor shall not in any way be relieved of its responsibilities and liability to Owner under this Agreement, regardless of whether such Subcontractor or Sub-subcontractor warranties meet the requirements of this Agreement, as Contractor shall be fully responsible and liable to Owner for its Warranty and Corrective Work obligations and liability under this Agreement for all Work. All such warranties shall be deemed to run to the benefit of Owner and Contractor. Such warranties, with duly executed instruments assigning the warranties to Owner, shall be delivered to Owner upon Substantial

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Completion. All warranties provided by any Subcontractor or Sub-subcontractor shall be in such form as to permit direct enforcement by Contractor or Owner against any Subcontractor or Sub-subcontractor whose warranty is called for, and Contractor agrees that: (i) Contractor’s Warranty, as provided under this Article 13, shall apply to all Work regardless of the provisions of any Subcontractor or Sub-subcontractor warranty, and such Subcontractor or Sub-subcontractor warranties shall be in addition to, and not a limitation of, such Contractor Warranty; (ii) Contractor is jointly and severally liable with such Subcontractor or Sub-subcontractor with respect to such Subcontractor or Sub-subcontractor warranty; and (iii) service of notice on Contractor that there has been a breach of a Subcontractor or Sub-subcontractor warranty shall be sufficient to invoke the terms of the instrument. This Section 13.1C shall not in any way be construed to limit Contractor’s liability under this Agreement for the entire Work or its obligation to enforce Subcontractor warranties.

D. Exceptions to Warranty. The Warranty excludes remedy, and Contractor shall have no liability to Owner, for damage or defect to the extent caused by: (i) improper repairs or alterations, misuse, neglect or accident by Owner; (ii) operation, maintenance or use of Work or any component thereof in a manner not in compliance with a material requirement of operation and maintenance manuals delivered by Contractor to Owner; or (iii) normal wear and tear.

13.2 Inspection.

A. General Rights. All Work shall be subject to inspection by Owner, Lender and either of their representatives at all times to determine whether the Work conforms to the requirements of this Agreement. Contractor shall furnish Owner, Lender and either of their representatives with access to all locations where Work is in progress, including locations not on the Site. Prior to Substantial Completion, if any Work is Defective, then Contractor shall, at its own expense, promptly correct such Defective Work and any other portions of the Facility damaged or affected by such Defective Work, whether by repair, replacement or otherwise (including any and all obligations in connection with such repair, modification, re-performance or replacement, such as in and out costs, transportation costs, and any other costs necessary to fully correct the Work). Subject to Contractor’s right to pursue a dispute under Article 19, the decision of Owner shall be conclusive as to whether the Work is conforming or Defective, and Contractor shall comply with the instructions of Owner in all such matters while pursuing any such dispute. If it is later determined that the Work was not Defective, then Owner shall reimburse Contractor for all costs incurred in connection with such repair or replacement and a Change Order shall be issued for such amount and shall address any impact the repair or replacement may have had on the Key Milestone Schedule, Guaranteed Substantial Completion Date and Required Final Completion Date, as applicable. If Contractor fails, after a reasonable period of time not to exceed one (1) week, to repair or replace any Defective Work, or to commence to repair or replace any Defective Work and thereafter continue to proceed diligently to complete the same, then Owner may repair or replace such Defective Work and the expense thereof shall be paid by Contractor (whether directly, by offset, or collection on the Contractor Letter of Credit, at Owner’s sole discretion).

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B. Witness Points. Contractor shall provide Owner a proposed list of witness points for each item of Equipment for Owner’s review and prior written approval no later than thirty (30) Days’ after placement of the applicable Subcontract for such item of Equipment (or, with respect to the Siemens Contract, thirty (30) Days after the Effective Date), and Owner shall notify Contractor which of the witness points it or its Lenders’ representatives wish to witness. Contractor shall provide Owner with at least five (5) Business Days’ prior written notice of the actual scheduled date of each of the tests Owner has indicated it or its Lenders’ representatives wish to witness. Contractor shall cooperate with Owner if Owner or its Lenders’ representatives elect to witness any additional tests, and Contractor acknowledges that Owner and its Lenders’ representatives shall have the right to witness all tests being performed in connection with the Work. Owner’s rights of inspection (and the rights given to the Lenders’ representatives) as set forth herein apply only to their witnessing of witness points for Equipment and shall not be construed to imply a limitation on Owner’s right to inspect any portion on the Work (including Equipment) at any time in accordance with this Agreement.

C. No Obligation to Inspect. Owner’s or Lender’s right to conduct inspections under Sections 13.2A and 13.2B shall not obligate Owner or Lender to do so. Neither the exercise of Owner or Lender of any such right, nor any failure on the part of Owner or Lender to discover or reject Defective Work shall be construed to imply an acceptance of such Defective Work or a waiver of such Defect.

D. Cost of Disassembling. The cost of disassembling, dismantling or making safe finished Work for the purpose of inspection, and reassembling such portions (and any delay associated therewith) shall be borne by Owner if such Work is found to conform with the requirements of this Agreement and by Contractor if such Work is found to be Defective.

13.3 Correction of Work After Substantial Completion. If, after Substantial Completion but prior to the expiration of the Defect Correction Period, any Work is found to be Defective, Contractor shall, at its sole cost and expense, immediately and on an expedited basis (i) correct such Defective Work, whether by repair, replacement or otherwise, as determined by Contractor (including any and all obligations in connection with such repair, modification, re-performance or replacement of the Defect, such as in and out costs, transportation costs, and any other costs necessary to fully correct the Defective Work) and (ii) subject to Contractor’s limitations of liability set forth in Section 9.2B, correct, and, if Owner performs any or all of the correction, be liable for Owner’s costs and expenses to correct, any other portions of the Facility damaged or affected by such Defective Work, whether by repair, replacement or otherwise (collectively, clauses (i) and (ii) shall be the “Corrective Work”). Owner shall provide Contractor with access to the Facility sufficient to perform its Corrective Work, so long as such access does not unreasonably interfere with the construction or operation of the Facility or the Mirant Delta Facility and subject to any reasonable security or safety requirements of Owner. In the event Contractor utilizes spare parts owned by Owner in the course of performing the Corrective Work, Contractor shall supply Owner free of charge with new spare parts equivalent in quality and quantity to all such spare parts used by Contractor as soon as possible following the utilization of such spare parts.

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A. Owner Right to Correct or Complete Defective Work. If Contractor fails to commence the Corrective Work within a reasonable period of time not to exceed ten (10) Days, or does not complete such Corrective Work on an expedited basis, then Owner, by written notice to Contractor, may (in addition to any other remedies that it has under this Agreement) correct such Defective Work, and Contractor shall be liable to Owner for all reasonable costs and expenses incurred by Owner in connection with correcting such Defective Work and arising out of or relating to such Defective Work and shall pay Owner (directly, by offset or by collection on the Contractor Letter of Credit, at Owner’s sole discretion) an amount equal to such reasonable costs and expenses; provided, however, if such Defective Work materially affects the construction, operation or use of any of the Work or the Facility or the Mirant Delta Facility or presents an imminent threat to the safety or health of any Person and Owner knows of such Defective Work, Owner may (in addition to any other remedies that it has under this Agreement) correct such Defective Work without giving prior written notice to Contractor (but shall give prompt notice to Contractor thereafter), and, in such event, Contractor shall be liable to Owner for all reasonable costs and expenses incurred by Owner in connection with correcting such Defective Work and arising out of or relating to such Defective Work and shall pay Owner (directly, by offset or by collection on the Contractor Letter of Credit, at Owner’s sole discretion) an amount equal to such reasonable costs and expenses (which costs and expenses shall be adequately documented and supported by Owner).

B. Standards for Corrective Work. All Corrective Work shall be performed subject to the same terms and conditions under this Agreement as the original Work is required to be performed. Any change to parts or Equipment that would alter the requirements of this Agreement may be made only with prior written approval of Owner.

C. Subject to Section 13.4, nothing contained in this Section 13.3 shall be construed to establish a period of limitation with respect to other obligations which Contractor might have under the Agreement.

13.4 Exclusivity. ***

13.5 Assignability of Warranties. The Warranties made in this Agreement shall be for the benefit of Owner and its successors and assigns and the respective successors and assigns of any of them, and are fully transferable and assignable.

ARTICLE 14

SUBSTANTIAL COMPLETION DELAY LIQUIDATED DAMAGES AND PAYMENT OF LIQUIDATED DAMAGES

14.1 Delay in Substantial Completion. If Substantial Completion for the Facility occurs after the Guaranteed Substantial Completion Date, Contractor shall pay to Owner delay liquidated damages (the “Substantial Completion Delay Liquidated Damages”) in the amounts for each full Day of delay until Substantial Completion occurs: ***.

14.2 Suspension or Cessation of Substantial Completion Delay Liquidated Damages. Notwithstanding the assessment of Substantial Completion Delay Liquidated Damages

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in accordance with Section 14.1, but subject always to the assessment of Substantial Completion Delay Liquidated Damages in accordance with Section 12.4C, Substantial Completion Delay Liquidated Damages shall cease to accrue, even though Substantial Completion has not yet been achieved, (i) on an on-going, permanent basis starting upon the earlier of the Day that (a) Owner is notified in writing by PG&E that PG&E has certified the Facility to have achieved commercial operation under the power purchase agreement between Owner and PG&E or (b) the Facility has been placed in commercial operation (for operation other than for commissioning, testing or tuning), whether under the power purchase agreement between Owner and PG&E or any other commercial arrangement, for more than one hundred (100) Equivalent Operating Hours in the aggregate and (ii) on a temporary basis, for any particular Day in which the Facility is placed into commercial operation (for operation other than for commissioning, testing or tuning) under the power purchase agreement between Owner and PG&E or any other commercial arrangement.

14.3 Payment of Liquidated Damages. With respect to any Liquidated Damages that accrue, Owner, at its sole discretion, may either (i) invoice Contractor for such owed Liquidated Damages, and within thirty (30) Days of Contractor’s receipt of such invoice, Contractor shall pay Owner Liquidated Damages, (ii) withhold from Contractor amounts that are otherwise due and payable to Contractor in the amount of such Liquidated Damages, or (iii) collect on the Contractor Letter of Credit in the amount of such Liquidated Damages.

ARTICLE 15

CONTRACTOR’S REPRESENTATIONS

Contractor represents and warrants that:

15.1 Corporate Standing. It is a corporation duly organized, validly existing and in good standing under the laws of Delaware, is authorized and qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on its financial condition, operations, prospects, taxes or business.

15.2 No Violation of Law; Litigation. It is not in violation of any Applicable Law or judgment entered by any Governmental Instrumentality, which violations, individually or in the aggregate, would affect its performance of any obligations under this Agreement. There are no legal or arbitration proceedings or any proceeding by or before any Governmental Instrumentality, now pending or (to the best knowledge of Contractor) threatened against Contractor that, if adversely determined, could reasonably be expected to have a material adverse effect on the financial condition, operations, prospects or business, as a whole, of Contractor, or its ability to perform under this Agreement.

15.3 Licenses. It is the holder of, or will take the necessary action to obtain, all Permits required for Contractor to obtain under this Agreement or otherwise necessary to permit it to operate or conduct its business as contemplated by this Agreement.

15.4 No Breach. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the

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charter or by-laws of Contractor, or any Applicable Law or regulation, or any order, writ, injunction or decree of any court, or any agreement or instrument to which Contractor is a party or by which it is bound or to which it or any of its property or assets is subject, or constitute a default under any such agreement or instrument.

15.5 Corporate Action. It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by Contractor of this Agreement has been duly authorized by all necessary action on its part; and this Agreement has been duly and validly executed and delivered by Contractor and constitutes a legal, valid and binding obligation of Contractor enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally.

15.6 Financial Solvency. It is financially solvent, able to pay all debts as they mature and possesses sufficient working capital to complete the Work and perform its obligations hereunder.

ARTICLE 16

OWNER’S REPRESENTATIONS

Owner represents and warrants that:

16.1 Corporate Standing. It is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware, is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on its financial condition, operations, prospects or business.

16.2 No Violation of Law; Litigation. It is not in violation of any Applicable Law, or judgment entered by any Governmental Instrumentality, which violations, individually or in the aggregate, would affect its performance of any obligations under this Agreement. There are no legal or arbitration proceedings or any proceeding by or before any Governmental Instrumentality, now pending or (to the best knowledge of Owner) threatened against Owner that, if adversely determined, could reasonably be expected to have a material adverse effect on the financial condition, operations, prospects or business, as a whole, of Owner, or its ability to perform under this Agreement.

16.3 Licenses. It is the holder of, or will take the necessary action to obtain, all Permits required for Owner to obtain under this Agreement.

16.4 No Breach. Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the operating agreement or by-laws of Owner, any Applicable Law, any order, writ, injunction or decree of any court, or any agreement or instrument to which Owner is a party or by which it is bound or to which it or any of its property or assets is subject, or constitute a default under any such agreement or instrument.

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16.5 Corporate Action. It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by Owner of this Agreement has been duly authorized by all necessary action on its part; and this Agreement has been duly and validly executed and delivered by Owner and constitutes a legal, valid and binding obligation of Owner enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally.

ARTICLE 17

DEFAULT, TERMINATION AND SUSPENSION

17.1 Default by Contractor.

A. Events of Default. If Contractor shall at any time (i) materially fail to prosecute the Work in accordance with the Agreement; (ii) abandon the Work; (iii) fail to comply with Sections 10.2, 10.3, 12.4A, 22.7, or 22.8; (iv) fail to maintain insurance required under this Agreement; (v) fail to discharge liens filed by any Subcontractor or Sub-subcontractor as required under this Agreement; (vi) cause, by any action or omission, any material stoppage or delay of or interference with the work or operations of Owner or its other contractors or subcontractors; (vii) have a material violation of Applicable Law or Applicable Codes and Standards; (viii) materially fail to comply with any provision of this Agreement; (ix) fail to develop a Recovery Schedule in accordance with Section 5.5; (x) after a Recovery Schedule is implemented in accordance with Section 5.5, (a) update the Monthly Updated CPM Schedule showing completion of any remaining Key Milestone to be delayed beyond the applicable Key Milestone Date by more than the number of Days set forth in column 4 of Attachment E for such Key Milestone or (b) fail to provide an updated Monthly Updated CPM Schedule to the Owner in accordance with the Agreement and Owner notifies Contractor in writing that it has reasonably determined (based upon objective criteria) that achievement of any Key Milestone will be delayed beyond the applicable Key Milestone Date by more than the number of Days set forth in column 4 of Attachment E for such Key Milestone; (xi) fail to complete a Key Milestone within the number of Days set forth in column 4 of Attachment E after the passing of the applicable Key Milestone Date; or (xii) itself, or Kiewit Construction Company, becomes insolvent, has a receiver appointed, makes a general assignment or filing for the benefit of its creditors or files for bankruptcy protection, or be unable to pay its debts when due (each of the foregoing in clauses (i) through (xii) being a “Default”), then Owner may provide Contractor with written notice that Contractor is in Default; provided, however, Contractor shall not be considered in Default under clause (x) or (xi) above if Contractor can reasonably demonstrate to Owner, via the Monthly Updated CPM Schedule developed in accordance with the requirements of this Agreement (including GECP), that Contractor will achieve Substantial Completion no later than the number of Days set forth in column 4 of Attachment E beyond the Guaranteed Substantial Completion Date for the Key Milestone in column 1 of Attachment E which has been missed (per clause (xi) above) or which is scheduled to be missed (per clause (x) above); provided further, however, if two or more Key Milestones are delayed such that Contractor would otherwise be considered in Default in accordance with clause (x) or (xi) above, then the longest applicable duration in column 4 of Attachment E for the delayed Key Milestones shall determine the number of

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Days within which Contractor must reasonably demonstrate to Owner that Substantial Completion will be achieved after the Guaranteed Substantial Completion Date in order to avoid being considered in Default under this Section 17.1A. ***.

B. Cure Period for Defaults and Termination for Default. With respect to a Default under any of clauses (i), (ii), (iv), (vi), (vii), (viii) and (ix) in Section 17.1A, and following Owner’s written notice to Contractor specifying the general nature of such Default, Contractor shall cure such Default within thirty (30) Days, or if the Default cannot be cured with the exercise of reasonable diligence within such thirty (30) Days, Contractor shall immediately commence corrective action and cure such Default as expeditiously as feasible given the nature of the Default and the cure. If (i) Contractor fails to cure a Default occurring under any of the aforementioned clauses in accordance with the preceding sentence, or (ii) Contractor is in Default pursuant to clause (iii), (v), (x), (xi) or (xii) of Section 17.1A, then Owner, at its sole discretion and without prejudice to any other rights that it has under this Agreement, at law or in equity and without further notice to Contractor, may (1) take such steps as are necessary to overcome the Default condition, in which case Contractor shall be liable to Owner for any and all costs, damages, losses and expenses (including all attorneys’ fees, consultant fees and litigation expenses) incurred by Owner in connection therewith, (2) terminate for Default Contractor’s performance of all or any part of the Work, or (3) seek specific performance or interlocutory mandatory injunctive relief requiring performance of Contractor’s obligations, it being agreed by Contractor that such relief may be necessary to avoid irreparable harm to Owner. Notwithstanding the foregoing, if the Guaranteed Substantial Completion Date has passed, Contractor shall not be considered in Default pursuant to clause (x) or (xi) of Section 17.1A as long as Contractor is paying Substantial Completion Delay Liquidated Damages and has not reached its limitation of liability for such Substantial Completion Delay Liquidated Damages pursuant to Section 21.2A; provided, however, that after Contractor has paid Substantial Completion Delay Liquidated Damages up to the limitation of liability set forth in Section 21.2A, or if Contractor fails to pay Substantial Completion Delay Liquidated Damages when due, and Substantial Completion has not been achieved, Owner shall have the right to declare Contractor in Default pursuant to clause (x) or (xi) of Section 17.1A (as applicable).

C. Additional Rights of Owner Upon Termination. In the event that Owner terminates this Agreement for Default in accordance with Section 17.1A, Owner may, at its sole option, (i) enter onto the Site and, for the purpose of completing the Work, take possession of the information, documents and Books and Records for the Work, (ii) take assignment of any or all of the Subcontracts, and/or (iii) complete the Work either itself or through others. Contractor shall leave all third-party rented equipment, materials, tools, supplies, scaffolding, machinery and other items at the Site in place upon a termination in accordance with Section 17.1A unless otherwise requested by Owner and shall cooperate with such third-party rentors in the assignment of the rental Subcontract to Owner. If the unpaid balance of the Contract Price shall exceed all damages, costs, losses and expenses incurred by Owner (including all attorneys’ fees, consultant fees and litigation expenses, costs to complete the Work, Liquidated Damages and any and all damages for failure of performance and cost of financing or interest on such expense from the date such expense was incurred by Owner at the rate specified in Section 7.7), then such excess shall be paid

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by Owner to Contractor, but such amount shall not be paid until after Final Completion has been achieved. If such amount incurred by Owner shall exceed the unpaid balance of the Contract Price, then, at Owner’s sole option, Contractor shall pay Owner the difference on demand, or Owner shall have the right and authority to offset or collect on the Contractor Letter of Credit in the amount of such difference. While subject to Contractor’s limitations of liability under Article 21, Contractor’s liability under this Section 17.1C is in addition to any other liability provided for under this Agreement and Owner shall have the right and authority to set off against and deduct from any such excess due Contractor by Owner any other liability of Contractor to Owner under this Agreement. Owner agrees to act reasonably to mitigate any costs it might incur in connection with any termination for Default. In the event of a termination for Default, the Parties agree that Owner shall be entitled to any and all damages, losses, costs and expenses incurred by Owner arising out of or resulting from such Default, including any and all Liquidated Damages; provided that Contractor’s aggregate liability shall apply to the extent provided by Section 21.1. If Contractor is terminated for Default pursuant to Section 17.1, the Parties agree that, for purposes of this Section 17.1C, and with respect to Substantial Completion that was not achieved by Contractor prior to such termination, Substantial Completion Delay Liquidated Damages owed by Contractor to Owner shall be based on the date that the substitute contractor achieved Substantial Completion.

D. Erroneous Termination for Default. If any termination for Default by Owner is found to be not in accordance with the provisions of this Agreement or is otherwise deemed to be unenforceable, then such termination for Default shall be deemed to be a termination for convenience as provided in Section 17.2.

E. Obligations Upon Termination. Upon termination for Default, Contractor shall (i) immediately discontinue Work on the date and to the extent specified in the notice, (ii) place no further orders for Subcontracts, Equipment, or any other items or services except as may be necessary for completion of such portion of the Work as is not discontinued, (iii) inventory, maintain and leave on-Site all third-party equipment, machinery, materials, tools, supplies and scaffolding rented by Contractor or provided by Owner for performance of the terminated Work, (iv) promptly make every reasonable effort to procure assignment or cancellation upon terms satisfactory to Owner of all Subcontracts and rental agreements to the extent they relate to the performance of the Work that is discontinued; (v) cooperate with Owner in the transfer of Work Product, including Drawings and Specifications, Permits, licenses and any other items or information and disposition of Work in progress so as to mitigate damages; (vi) if requested by Owner in writing, assign the PLA to Owner or such other Person as directed by Owner; (vii) comply with other reasonable requests from Owner regarding the terminated Work; (viii) thereafter execute only that portion of the Work not terminated (if any) and that portion of the Work as may be necessary to preserve and protect Work already in progress and to protect Equipment at the Site or in transit thereto, and to comply with any Applicable Law and any Applicable Codes and Standards; and (ix) perform all other obligations under Section 17.1C.

17.2 Termination for Convenience by Owner. Owner shall have the right to terminate for convenience Contractor’s performance of all or any part of the Work by providing Contractor

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with a written notice of termination, to be effective upon receipt by Contractor. Upon termination for convenience, Contractor shall (i) immediately discontinue the Work on the date and to the extent specified in such notice, (ii) place no further orders for Subcontracts, Equipment, or any other items or services except as may be necessary for completion of such portion of the Work as is not discontinued, (iii) promptly make every reasonable effort to procure cancellation upon terms satisfactory to Owner of all Subcontracts and rental agreements to the extent they relate to the performance of the Work that is discontinued unless Owner elects to take assignment of any such Subcontracts, (iv) assist Owner in the maintenance, protection, and disposition of Work in progress, (v) cooperate with Owner for the efficient transition of the Work, (vi) cooperate with Owner in the transfer of Work Product, including Drawings and Specifications, Permits, licenses and any other items or information and disposition of Work in progress, (vii) if requested by Owner in writing, assign the PLA to Owner or such other Person as directed by Owner and (viii) thereafter execute only that portion of the Work not terminated (if any) and that portion of the Work as may be necessary to preserve and protect Work already in progress and to protect Equipment at the Site or in transit thereto, and to comply with any Applicable Law and Applicable Codes and Standards and Owner may, at its sole option, take assignment of any or all of the Subcontracts. Contractor shall be entitled to receive payment for: (1) if the Siemens Contract is terminated, the Siemens Termination Payment; plus (2) the difference between (A) the Work Cost (as defined below) and (B) the amounts Contractor has previously been paid under the Agreement for EPC Payment Milestones, including any down payments made by Owner (other than down payments made by Owner on account of the Siemens Contract) (this difference in clause (2) being the “Kiewit Termination Charge”). In no event shall Contractor be entitled to receive any amount for unabsorbed overhead, contingency, risk or anticipatory profit. Contractor shall submit its accounting of the Kiewit Termination Charge to Owner for verification and audit within sixty (60) Days following the effective date of termination. If no Work has been performed by Contractor at the time of termination, Contractor shall be paid the sum of One Hundred U.S. Dollars (U.S.$100) for its undertaking to perform. The Siemens Termination Payment and Kiewit Termination Payment shall be Owner’s sole liability to Contractor in the event of a termination under this Section 17.2.

A. The “Work Cost” shall mean the sum of (i) that part of the EPC Payment Milestone portion of the Contract Price that has been properly invoiced by Contractor under this Agreement for Work allocated to EPC Payment Milestones completed in accordance herewith prior to termination (as such amounts may be limited by the maximum cumulative payment amounts for which Contractor is able to invoice to Owner in a given Month for the EPC Payment Milestones, as further set forth in Schedule C-3) plus (ii) the Demobilization and Subcontract Cancellation Cost. The “Demobilization and Subcontract Cancellation Cost” shall mean the documented and reasonable costs (plus a profit of ***) incurred by Contractor to demobilize from the Site plus actual cancellation charges incurred by Contractor on any Subcontract terminated as a result of the terminated Work, all of which Contractor shall use commercially reasonable efforts to minimize; provided, however, notwithstanding the foregoing, the Demobilization and Subcontract Cancellation Cost shall not exceed the Maximum Demobilization and Subcontract Cancellation Cost set forth in Schedule C-3 as determined by the Month in which the Agreement is terminated. For purposes of clarity, in the event of a termination for convenience under Section 17.2 and with respect to the invoices provided by Contractor pursuant to clause (i) above for EPC Payment Milestones completed prior to termination,

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such invoices may include an invoice submitted by Contractor promptly after termination which accounts for EPC Payment Milestones completed between the last regularly submitted invoice and the date of termination.

17.3 Suspension of Work. Owner may, for any reason, at any time and from time to time, by written Owner-directed or mutual Change Order, suspend the carrying out the Work or any part thereof, whereupon Contractor shall suspend the carrying out of such suspended Work for such time or times and in such manner as Owner may require and shall take reasonable steps to minimize any costs associated with such suspension; provided, however, with respect to any suspension of Work being performed under the Siemens Contract, the Parties acknowledge that such suspension of Work shall be subject to the conditions on suspension set forth in Section 10.2.2 of the Siemens Contract and Contractor’s directives to, or agreements with, Siemens with respect to suspension of any Work under the Siemens Contract shall be subject to Owner’s written approval. During any suspension, Contractor shall properly protect and secure such suspended Work in accordance with GECP. Unless otherwise instructed by Owner, Contractor shall during any such suspension maintain its staff and labor on or near the Site and otherwise be ready to proceed expeditiously with the Work upon receipt of Owner’s further instructions. Except where such suspension ordered by Owner is the result of or due to the fault or negligence of Contractor or any Subcontractor or Sub-subcontractor, Contractor shall be entitled to the reasonable costs (including actual, but not unabsorbed, overhead, contingency, escalation, and risk and a profit of ***) of such suspension, including demobilization and remobilization costs, if necessary, along with appropriate supporting documentation to evidence such costs, and a time extension to the Key Milestone Schedule, Guaranteed Substantial Completion Date and Required Final Completion Date, as applicable, if and to the extent permitted under Section 6.8. Upon receipt of notice to resume suspended Work, Contractor shall immediately resume performance of the Work to the extent required in the notice; provided, however, with respect to resumption of suspended Work being performed under the Siemens Contract, such resumption of Work shall be further subject to the conditions and considerations set forth in Section 10.2.2 of the Siemens Contract. In no event shall Contractor be entitled to any additional profits or damages due to such suspension.

17.4 Suspension by Contractor. Notwithstanding anything to the contrary in this Agreement, Contractor shall have the responsibility at all times to prosecute the Work diligently and shall not suspend, stop or cease performance hereunder or permit the prosecution of the Work to be delayed; provided, however, subject to Owner’s right to withhold or offset payment to Contractor under this Agreement, if Owner fails to pay undisputed amounts due and owing to Contractor, and Owner has failed to cure such failure within fifteen (15) Days following Contractor’s written notice to Owner to cure such failure, Contractor may suspend performance of the Work until Contractor receives such undisputed amounts.

17.5 Termination by Contractor. Contractor may terminate this Agreement if, continuing at the time of such termination, Contractor has stopped the performance of all Work under this Agreement pursuant to Section 17.4 for thirty (30) Days, and after the expiration of such thirty (30) Day period, Contractor gives Owner written notice specifying the nature of the default and its intent to terminate the Agreement, and Owner fails to cure such default within fifteen (15) Days after receipt of Contractor’s notice. In addition, if Owner has suspended all Work pursuant to Section 17.3 and such suspension has lasted beyond three hundred sixty five (365) Days, Contractor shall have the right, upon written notice to Owner, to terminate the Agreement. In the

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event of any such termination under this Section 17.5, Contractor shall have the rights (and Owner shall make the payments) provided for in Section 17.2 in the event of an Owner termination for convenience. Contractor’s sole rights to terminate this Agreement are set forth in Sections 17.5 and 17.6.

17.6 Termination in the Event of Extended Force Majeure. If a Force Majeure occurring after issuance of NTP causes Contractor to suspend performance of all the Work for a period exceeding *** Days, either Party may, upon thirty (30) Days prior written notice to the other Party stating its intentions, terminate the Agreement. Termination of the Agreement in accordance with this Section 17.6 shall cause the Parties to have the rights and obligations as if such termination was initiated pursuant to Section 17.2; provided, however, and notwithstanding anything to the contrary, Owner shall not be responsible for the Siemens Termination Payment or the Kiewit Termination Charge in the event of a termination in accordance with this Section 17.6, and Contractor’s sole remedy, and Owner’s sole obligations, with respect to payment for such termination shall be payment for the Work performed, up to the date of termination, in accordance with Section 7.2.

ARTICLE 18

INDEMNITIES

18.1 General Indemnification. IN ADDITION TO ITS INDEMNIFICATION, DEFENSE AND HOLD HARMLESS OBLIGATIONS CONTAINED ELSEWHERE IN THIS AGREEMENT, CONTRACTOR SHALL FULLY INDEMNIFY, HOLD HARMLESS AND DEFEND OWNER GROUP FROM ANY AND ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL FINES AND PENALTIES AS WELL AS ATTORNEYS’ FEES, CONSULTANT FEES AND LITIGATION EXPENSES) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM OR RELATED TO ANY OF THE FOLLOWING:

A. ACTUAL OR ALLEGED FAILURE OF CONTRACTOR OR ITS SUBCONTRACTORS OR SUB-SUBCONTRACTORS TO COMPLY WITH APPLICABLE LAW, APPLICABLE CODES AND STANDARDS OR SAFETY PROCEDURES UNDER THIS AGREEMENT;

B. ACTUAL OR ASSERTED VIOLATION OR INFRINGEMENT OF ANY DOMESTIC OR FOREIGN PATENTS, COPYRIGHTS OR TRADEMARKS OR OTHER INTELLECTUAL PROPERTY, OR ANY IMPROPER USE OF CONFIDENTIAL INFORMATION OR OTHER PROPRIETARY RIGHTS THAT MAY BE ATTRIBUTABLE TO CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR IN CONNECTION WITH THE WORK;

C. SUBJECT TO OWNER’S INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTIONS 18.2B AND 18.2C, ACTUAL OR ALLEGED CONTAMINATION, SPILL, RELEASE, DISCHARGE, POLLUTION OR OTHERWISE OF THE LAND OR WATER ARISING OUT OF ACTS OR OMISSIONS OF CONTRACTOR’S OR ANY SUBCONTRACTOR’S OR SUB-SUBCONTRACTOR’S USE, HANDLING OR DISPOSAL OF HAZARDOUS MATERIALS DURING THE PERFORMANCE OF THE WORK AND ANY ENVIRONMENTAL DAMAGE OF ANY OTHER NATURE TO THE EXTENT ARISING FROM THE ACTS OR OMISSIONS OF CONTRACTOR OR ITS SUBCONTRACTORS OR SUB-SUBCONTRACTORS;

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D. SUBJECT TO OWNER’S LIABILITIES SET FORTH IN SECTION 4.5, CLAIMS BY ANY GOVERNMENTAL INSTRUMENTALITY AS A RESULT OF A FAILURE BY CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR TO PAY TAXES IN ACCORDANCE WITH ARTICLE 8; OR

E. PERSONAL INJURY TO OR DEATH OF ANY PERSON, OR DAMAGE TO OR DESTRUCTION OF PROPERTY OF ANY PERSON (EXCLUDING THE WORK AND CONTRACTOR’S OR ANY SUBCONTRACTOR’S OR SUB-SUBCONTRACTOR’S CONSTRUCTION EQUIPMENT) ARISING OUT OF OR RELATING TO THE WORK OR THE FACILITY TO THE EXTENT CAUSED BY THE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY MEMBER OF CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR OR ANYONE DIRECTLY OR INDIRECTLY EMPLOYED BY THEM OR ANYONE FOR WHOSE ACTS THEY MAY BE LIABLE; ***.

18.2 Owner Indemnification. IN ADDITION TO ITS INDEMNIFICATION, DEFENSE AND HOLD HARMLESS OBLIGATIONS CONTAINED ELSEWHERE IN THIS AGREEMENT, OWNER SHALL FULLY INDEMNIFY, HOLD HARMLESS AND DEFEND CONTRACTOR GROUP FROM ANY AND ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL FINES AND PENALTIES AS WELL AS ATTORNEYS’ FEES, CONSULTANT FEES AND LITIGATION EXPENSES) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM OR RELATED TO ANY OF THE FOLLOWING:

A. PERSONAL INJURY TO OR DEATH OF ANY PERSON, OR DAMAGE TO OR DESTRUCTION OF PROPERTY OF ANY PERSON (EXCLUDING THE WORK AND CONTRACTOR’S OR ANY SUBCONTRACTOR’S OR SUB-SUBCONTRACTOR’S CONSTRUCTION EQUIPMENT) ARISING OUT OF OR RELATING TO THE WORK OR THE FACILITY TO THE EXTENT CAUSED BY THE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY MEMBER OF OWNER GROUP OR ANYONE DIRECTLY OR INDIRECTLY EMPLOYED BY THEM OR ANYONE FOR WHOSE ACTS THEY MAY BE LIABLE;

B. PRE-EXISTING HAZARDOUS MATERIALS AT THE SITE, EXCEPT TO THE EXTENT CONTRACTOR, OR ANY OF ITS SUBCONTRACTORS OR SUB-SUBCONTRACTORS, KNEW OR REASONABLY SHOULD HAVE KNOWN OF THE PRESENCE OF SUCH HAZARDOUS MATERIALS AND THROUGH ITS NEGLIGENT ACTION EXACERBATED SUCH PRE-EXISTING HAZARDOUS MATERIALS; OR

C. THIRD PARTY CLAIMS ARISING OUT OF ANY HAZARDOUS MATERIALS BROUGHT ONTO AND MAINTAINED ON THE SITE BY CONTRACTOR OR ITS SUBCONTRACTORS OR SUB-SUBCONTRACTORS IN ACCORDANCE WITH THIS AGREEMENT AND THEREAFTER RELEASED BY OWNER (OR ANY PERSON FOR WHOM OWNER IS RESPONSIBLE OR WHO IS ACTING ON ITS BEHALF, OTHER THAN CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR) IN VIOLATION OF APPLICABLE LAW, APPLICABLE CODES AND STANDARDS OR OWNER’S ENVIRONMENTAL OR SAFETY REQUIREMENTS. “THIRD PARTY” AS USED IN THIS SECTION 18.2C SHALL ANY PERSON OTHER THAN A MEMBER OF OWNER GROUP OR CONTRACTOR GROUP.

18.3 Patent and Copyright Indemnification. IN THE EVENT THAT ANY SUIT, CLAIM, TEMPORARY RESTRAINING ORDER OR PRELIMINARY INJUNCTION IS GRANTED IN CONNECTION WITH

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SECTION 18.1B, CONTRACTOR SHALL, AT ITS OWN EXPENSE AND IN ADDITION TO ITS OBLIGATION UNDER SECTION 18.1B, MAKE EVERY REASONABLE EFFORT, BY GIVING A SATISFACTORY BOND OR OTHERWISE, TO SECURE THE SUSPENSION OF THE INJUNCTION OR RESTRAINING ORDER. IF, IN ANY SUCH SUIT OR CLAIM, THE WORK, THE FACILITY, OR ANY PART, COMBINATION OR PROCESS THEREOF, IS HELD TO CONSTITUTE AN INFRINGEMENT AND ITS USE IS PRELIMINARILY OR PERMANENTLY ENJOINED, CONTRACTOR SHALL PROMPTLY MAKE EVERY REASONABLE EFFORT TO SECURE FOR OWNER A LICENSE, AT NO COST TO OWNER, AUTHORIZING CONTINUED USE OF THE INFRINGING WORK. IF CONTRACTOR IS UNABLE TO SECURE SUCH A LICENSE WITHIN A REASONABLE TIME, CONTRACTOR SHALL, AT ITS OWN EXPENSE AND WITHOUT IMPAIRING PERFORMANCE REQUIREMENTS, EITHER REPLACE THE AFFECTED WORK, IN WHOLE OR PART, WITH NON-INFRINGING COMPONENTS OR PARTS OR MODIFY THE SAME SO THAT THEY BECOME NON-INFRINGING.

18.4 Lien Indemnification. SHOULD ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR OR ANY OTHER PERSON ACTING THROUGH OR UNDER CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR FILE A LIEN, STOP NOTICE OR OTHER ENCUMBRANCE AGAINST ALL OR ANY PORTION OF THE WORK, THE SITE OR THE FACILITY, CONTRACTOR SHALL, AT ITS SOLE COST AND EXPENSE, REMOVE AND DISCHARGE, BY PAYMENT, BOND OR OTHERWISE, SUCH LIEN, STOP NOTICE OR ENCUMBRANCE WITHIN FIFTEEN (15) DAYS OF THE FILING OF SUCH LIEN, STOP NOTICE OR ENCUMBRANCE. IF CONTRACTOR FAILS TO REMOVE AND DISCHARGE ANY SUCH LIEN, STOP NOTICE OR ENCUMBRANCE WITHIN SUCH FIFTEEN (15) DAY PERIOD, THEN OWNER MAY, IN ITS SOLE DISCRETION AND IN ADDITION TO ANY OTHER RIGHTS THAT IT HAS UNDER THIS AGREEMENT, AT LAW OR EQUITY, TAKE ANY ONE OR MORE OF THE FOLLOWING ACTIONS:

A. REMOVE AND DISCHARGE SUCH LIEN, STOP NOTICE AND ENCUMBRANCE USING WHATEVER MEANS THAT OWNER, IN ITS SOLE DISCRETION, DEEMS APPROPRIATE, INCLUDING THE PAYMENT OF SETTLEMENT AMOUNTS THAT IT DETERMINES IN ITS SOLE DISCRETION AS BEING NECESSARY TO DISCHARGE SUCH LIEN, STOP NOTICE OR ENCUMBRANCE. IN SUCH CIRCUMSTANCE, CONTRACTOR SHALL BE LIABLE TO OWNER FOR ALL DAMAGES, COSTS, LOSSES AND EXPENSES (INCLUDING ALL ATTORNEYS’ FEES, CONSULTANT FEES AND LITIGATION EXPENSES, AND SETTLEMENT PAYMENTS) INCURRED BY OWNER ARISING OUT OF OR RELATING TO SUCH REMOVAL AND DISCHARGE. ALL SUCH DAMAGES, COSTS, LOSSES AND EXPENSES SHALL BE PAID BY CONTRACTOR NO LATER THAN THIRTY (30) DAYS AFTER RECEIPT OF EACH INVOICE FROM OWNER;

B. SEEK AND OBTAIN AN ORDER GRANTING SPECIFIC PERFORMANCE FROM A COURT OF COMPETENT JURISDICTION, REQUIRING THAT CONTRACTOR IMMEDIATELY DISCHARGE AND REMOVE, BY BOND, PAYMENT OR OTHERWISE, SUCH LIEN, STOP NOTICE OR ENCUMBRANCE. THE PARTIES EXPRESSLY AGREE THAT OWNER SHALL BE ENTITLED TO SUCH SPECIFIC PERFORMANCE AND THAT CONTRACTOR SHALL BE LIABLE TO OWNER FOR ALL DAMAGES, COSTS, LOSSES AND EXPENSES (INCLUDING ALL ATTORNEYS’ FEES, CONSULTANT FEES AND LITIGATION EXPENSES) INCURRED BY OWNER ARISING OUT OF OR RELATING TO SUCH SPECIFIC PERFORMANCE ACTION. CONTRACTOR AGREES THAT THE FAILURE TO DISCHARGE AND REMOVE ANY SUCH LIEN, STOP NOTICE OR ENCUMBRANCE WILL GIVE RISE TO IRREPARABLE INJURY TO OWNER AND OWNER’S AFFILIATES, AND FURTHER, THAT OWNER AND SUCH OWNER AFFILIATES WILL NOT BE ADEQUATELY COMPENSATED BY DAMAGES;

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C. CONDUCT THE DEFENSE OF ANY ACTION IN RESPECT OF (AND ANY COUNTERCLAIMS RELATED TO) SUCH LIENS, STOP NOTICES OR ENCUMBRANCES AS SET FORTH IN SECTION 18.5, WITHOUT REGARD TO CONTRACTOR’S RIGHTS UNDER SUCH SECTION; OR

D. WITHHOLD ANY AMOUNTS OTHERWISE DUE AND OWING TO CONTRACTOR UNDER THIS AGREEMENT EQUAL TO THE AMOUNT OF THE LIEN, STOP NOTICE OR ENCUMBRANCE PLUS ALL DAMAGES, COSTS, LOSSES AND EXPENSES ARISING OUT OF SUCH LIEN OR ENCUMBRANCE, INCLUDING REASONABLE ATTORNEYS’ FEES, CONSULTANT FEES AND EXPENSES.

18.5 Legal Defense. NOT LATER THAN FIFTEEN (15) DAYS AFTER RECEIPT OF WRITTEN NOTICE FROM THE INDEMNIFIED PARTY TO THE INDEMNIFYING PARTY OF ANY CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION ASSERTED AGAINST SUCH INDEMNIFIED PARTY FOR WHICH THE INDEMNIFYING PARTY HAS INDEMNIFICATION, DEFENSE AND HOLD HARMLESS OBLIGATIONS UNDER THIS AGREEMENT, WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS ASSERTED IN A LEGAL, JUDICIAL, ARBITRAL OR ADMINISTRATIVE PROCEEDING OR ACTION OR BY NOTICE WITHOUT INSTITUTION OF SUCH LEGAL, JUDICIAL, ARBITRAL OR ADMINISTRATIVE PROCEEDING OR ACTION, THE INDEMNIFYING PARTY SHALL AFFIRM IN WRITING BY NOTICE TO SUCH INDEMNIFIED PARTY THAT INDEMNIFYING PARTY WILL INDEMNIFY, DEFEND AND HOLD HARMLESS SUCH INDEMNIFIED PARTY AND SHALL, AT THE INDEMNIFYING PARTY’S OWN COST AND EXPENSE, ASSUME ON BEHALF OF THE INDEMNIFIED PARTY AND CONDUCT WITH DUE DILIGENCE AND IN GOOD FAITH THE DEFENSE THEREOF WITH COUNSEL SELECTED BY THE INDEMNIFYING PARTY AND REASONABLY SATISFACTORY TO SUCH INDEMNIFIED PARTY; PROVIDED, HOWEVER, THAT, WITHOUT RELIEVING THE INDEMNIFYING PARTY OF ITS OBLIGATIONS HEREUNDER, THE INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO BE REPRESENTED THEREIN BY ADVISORY COUNSEL OF ITS OWN SELECTION, AND AT ITS OWN EXPENSE; PROVIDED FURTHER THAT IF THE DEFENDANTS IN ANY SUCH ACTION OR PROCEEDING INCLUDE THE INDEMNIFYING PARTY AND AN INDEMNIFIED PARTY AND THE INDEMNIFIED PARTY SHALL HAVE REASONABLY CONCLUDED THAT THERE MAY BE LEGAL DEFENSES AVAILABLE TO IT WHICH ARE DIFFERENT FROM OR ADDITIONAL TO, OR INCONSISTENT WITH, THOSE AVAILABLE TO THE INDEMNIFYING PARTY, SUCH INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO SELECT SEPARATE COUNSEL TO PARTICIPATE IN THE DEFENSE OF SUCH ACTION OR PROCEEDING ON ITS OWN BEHALF AT THE REASONABLE EXPENSE OF THE INDEMNIFYING PARTY. IN THE EVENT OF THE FAILURE OF THE INDEMNIFYING PARTY TO PERFORM FULLY IN ACCORDANCE WITH THE DEFENSE OBLIGATIONS UNDER THIS SECTION 18.5, SUCH INDEMNIFIED PARTY MAY, AT ITS OPTION, AND WITHOUT RELIEVING THE INDEMNIFYING PARTY OF ITS OBLIGATIONS HEREUNDER, SO PERFORM, BUT ALL DAMAGES, COSTS AND EXPENSES (INCLUDING ALL ATTORNEYS’ FEES, CONSULTANT FEES AND LITIGATION EXPENSES, SETTLEMENT PAYMENTS AND JUDGMENTS) SO INCURRED BY SUCH INDEMNIFIED PARTY IN THAT EVENT SHALL BE REIMBURSED BY THE INDEMNIFYING PARTY TO SUCH INDEMNIFIED PARTY, TOGETHER WITH INTEREST ON SAME FROM THE DATE ANY SUCH COST AND EXPENSE WAS PAID BY SUCH INDEMNIFIED PARTY UNTIL REIMBURSED BY THE INDEMNIFYING PARTY AT THE INTEREST RATE SET FORTH IN THIS AGREEMENT.

18.6 Enforceability.

A. THE INDEMNITY, DEFENSE AND HOLD HARMLESS OBLIGATIONS FOR PERSONAL INJURY OR DEATH OR PROPERTY DAMAGE UNDER SECTIONS 18.1E AND 18.2A SHALL APPLY REGARDLESS OF WHETHER THE OWNER GROUP WAS CONCURRENTLY

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NEGLIGENT (WHETHER ACTIVELY OR PASSIVELY), IT BEING AGREED BY THE PARTIES THAT IN THIS EVENT, THE PARTIES’ RESPECTIVE LIABILITY OR RESPONSIBILITY FOR SUCH DAMAGES, LOSSES, COSTS AND EXPENSES UNDER THIS ARTICLE 18 SHALL BE DETERMINED IN ACCORDANCE WITH PRINCIPLES OF COMPARATIVE NEGLIGENCE.

B. IN THE EVENT THAT ANY INDEMNITY PROVISIONS IN THIS AGREEMENT ARE CONTRARY TO THE LAW GOVERNING THIS AGREEMENT, THEN THE INDEMNITY OBLIGATIONS APPLICABLE HEREUNDER SHALL BE APPLIED TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW. EACH PARTY ACKNOWLEDGES SPECIFIC PAYMENT OF TEN AND NO/100 U.S. DOLLARS (U.S. $10.00) AS LEGAL CONSIDERATION FOR THE INDEMNITY OBLIGATIONS AS MAY BE PROVIDED IN THIS AGREEMENT.

ARTICLE 19

DISPUTE RESOLUTION

19.1 Negotiation - Parties’ Representatives. The Parties will attempt in good faith to resolve any dispute, controversy or claim (herein referred to as “Dispute”) arising out of or relating to the Agreement (whether based on contract, tort, statute, regulation or otherwise, and including the construction, validity, interpretation, termination, enforceability or breach of the Agreement) promptly by negotiations by the Contractor Representative and Owner Representative. If a Dispute should arise, the Contractor Representative and Owner Representative will meet at least once and will attempt to resolve the Dispute. Either Representative may request, by written notice to the other, to meet within seven (7) Days at a mutually agreed time and place.

19.2 Negotiation - Senior Executives. If the Dispute has not been resolved within fifteen (15) Days after receipt of the written notice in Section 19.1 (or such other period of time as the Parties may mutually agree upon in writing), either Party may refer the Dispute, by giving written notice to the other Party, to the senior executives of the Parties who shall have authority to settle the Dispute. Thereupon, the Parties shall promptly prepare and exchange memoranda stating the issues in the Dispute and their positions, summarizing the negotiations which have taken place and attaching relevant documents. The senior executives will meet for negotiations within fifteen (15) Days after the Party’s receipt of such written notice, at a mutually agreed time and place.

19.3 Litigation. In the event that the Dispute is not resolved by negotiations by senior executives within forty-five (45) Days after receipt of the written notice for senior executive meetings pursuant to Section 19.2 (or such other time agreed upon by the Parties in writing), then the Parties agree that such Dispute shall be decided by litigation pursuant to this Section 19.3. Litigation of any Dispute shall be brought exclusively in a federal or state court located in New York County in the State of New York. Each Party hereby consents to personal jurisdiction in any legal action, suit, or proceeding brought in any federal or state court within New York County in the State of New York having subject matter jurisdiction and irrevocably waives, to the fullest extent permitted by Applicable Law and the laws of the State of New York, any claim or any objection it may now or hereafter have, that venue or personal jurisdiction is not proper with respect to any such legal action, suit, or proceeding brought in such a court in the State of New York, including any claim that such legal action, suit, or proceeding brought in such court has been brought in an inconvenient forum. Each Party further consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by

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registered or certified mail, postage prepaid, to such Party at its address specified herein for the giving of notices, or by such other notice given in accordance with the rules and procedures of such courts.

19.4 Continuation of Work During Dispute. Notwithstanding any Dispute, it shall be the responsibility of Contractor to continue to prosecute all of the Work diligently and in a good and workmanlike manner in conformity with this Agreement. Except to the extent provided in Sections 17.4 or 17.5, Contractor shall have no right to cease performance hereunder or to permit the prosecution of the Work to be delayed. Owner shall, subject to its right to withhold or offset amounts pursuant to this Agreement, continue to pay Contractor undisputed amounts in accordance with this Agreement; provided, however, in no event shall the occurrence of any negotiation or litigation prevent or affect Owner from exercising its rights under this Agreement, at law or in equity, including Owner’s right to terminate pursuant to Article 17.

ARTICLE 20

CONFIDENTIALITY

20.1 Contractor’s Obligations. Contractor hereby covenants and warrants that Contractor and its employees, officers, directors and agents shall not (without in each instance obtaining Owner’s prior written consent) disclose, make commercial or other use of, or give or sell to any Person any of the following information: (i) any Work Product other than to Subcontractors or Sub-subcontractors as necessary to perform the Work or (ii) any other information relating to the business, products, services, research or development, clients or customers of Owner or any Owner Affiliate, or relating to similar information of a third party who has entrusted such information to Owner or any Owner Affiliate (hereinafter individually or collectively, “Owner’s Confidential Information”). Prior to disclosing any information in (i) of this Section 20.1 to any Subcontractor or Sub-subcontractor necessary to perform the Work, Contractor shall bind such Subcontractor or Sub-subcontractor to confidentiality obligations conforming to those contained in this Article 20. Nothing in this Section 20.1 or this Agreement shall in any way prohibit Contractor or any of its Subcontractors or Sub-subcontractors from making commercial or other use of, selling, or disclosing any of their respective Contractor’s Intellectual Property or Third Party Proprietary Work Product.

20.2 Owner’s Obligations. Owner hereby covenants and warrants that Owner and its employees and agents shall not (without in each instance obtaining Contractor’s prior written consent) disclose or sell to any Person any of Contractor’s Intellectual Property, Third Party Proprietary Work Product, technical or pricing methodologies, pricing information, techniques or other information of Contractor relating to the business, products, services, research or development of Contractor which is conspicuously marked and identified in writing as confidential by Contractor (hereinafter individually or collectively, “Contractor’s Confidential Information”). The Parties agree that Owner may disclose Contractor’s Confidential Information to its Affiliates, attorneys, consultants, underwriters, a bona fide prospective purchaser of all or a portion of Owner’s or any of its Affiliates’ assets or ownership interests, a bona fide prospective assignee of all or a portion of Owner’s interest in this Agreement, prospective or actual Lenders and their representatives, rating agencies or any other party in relation to project financing for the Facility, any proposed or actual customers of the Facility (including PG&E), any Persons performing any operations, maintenance or repair activities for the Facility or involved in any

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expansions or modifications to the Facility, and, in the event of a termination of Contractor pursuant to Article 17, any substitute contractor engaged by Owner to complete the Work, provided that Owner binds such Persons (other than rating agencies) to the confidentiality obligations conforming to this Article 20.

20.3 Definitions. The term “Confidential Information” shall mean one or both of Contractor’s Confidential Information and Owner’s Confidential Information, as the context requires. The Party having the confidentiality obligations with respect to such Confidential Information shall be referred to as the “Receiving Party,” and the Party to whom such confidentiality obligations are owed shall be referred to as the “Disclosing Party.”

20.4 Exceptions. Notwithstanding Sections 20.1 and 20.2, Confidential Information shall not include: (i) information which at the time of disclosure or acquisition is in the public domain, or which after disclosure or acquisition becomes part of the public domain without violation of this Article 20; (ii) information which at the time of disclosure or acquisition was already in the possession of the Receiving Party or its employees or agents and was not previously acquired from the Disclosing Party or any of its employees or agents directly or indirectly, other than directly or indirectly disclosed or acquired through the MOU, or any other agreements between the Parties related to the Facility; (iii) information which the Receiving Party can show was acquired by such entity after the time of disclosure or acquisition hereunder from a third party without any confidentiality commitment, if, to the best of Receiving Party’s or its employees’ or agent’s knowledge, such third party did not acquire it, directly or indirectly, from the Disclosing Party or any of its employees or agents; (iv) information independently developed by the Receiving Party without benefit of the Confidential Information, but specifically excluding the Work Product; and (v) information which is required to be disclosed by Applicable Law (including under any state or federal securities laws) or in connection with securing any Permits; provided, however, that prior to such disclosure, the Receiving Party gives reasonable notice to the Disclosing Party of the information required to be disclosed.

20.5 Equitable Relief. The Parties acknowledge that in the event of a breach of any of the terms contained in this Article 20, the Disclosing Party would suffer irreparable harm for which remedies at law, including damages, would be inadequate, and that the Disclosing Party shall be entitled to seek equitable relief therefor by injunction, in addition to any and all rights and remedies available to it at law and in equity, without the requirement of posting a bond.

20.6 Term. The confidentiality obligations of this Article 20 shall survive the expiration or termination of this Agreement for a period of *** following the expiration or earlier termination of this Agreement.

20.7 Siemens Confidential Information. Notwithstanding anything to the contrary in this Article 20, the Parties agree to adhere to the confidentiality obligations set forth in Attachment BB with respect to (A) (i) the Siemens Contract and (ii) any information conspicuously marked and identified in writing as confidential by Siemens, as further described in Attachment BB (such information identified in accordance with clause (ii) being the “Siemens Confidential Information”) and (B) Owner’s Confidential Information disclosed to Siemens.

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ARTICLE 21

LIMITATION OF LIABILITY

21.1 Contractor Aggregate Liability. ***

21.2 Limitation on Contractor’s Liability for Liquidated Damages.

A. Substantial Completion Delay Liquidated Damages. Subject to Section 21.2C, Contractor’s maximum liability to Owner for Substantial Completion Delay Liquidated Damages is ***.

B. Performance Liquidated Damages. Subject to Section 21.2C, Contractor’s maximum liability to Owner for Performance Liquidated Damages is ***.

C. Exceptions to Limitations of Liability Under Section 21.2. Sections 21.2A and 21.2B shall not be construed to limit Contractor’s other obligations or liabilities under this Agreement (including (i) its obligations to complete the Work for the compensation provided under this Agreement, (ii) its obligations to achieve Substantial Completion and Final Completion and (iii) its obligations with respect to Minimum Acceptance Criteria and Warranties).

21.3 Liquidated Damages In General.

A. Liquidated Damages Not Penalty. It is expressly agreed that Liquidated Damages payable under this Agreement do not constitute a penalty and that the Parties, having negotiated in good faith for such specific Liquidated Damages and having agreed that the amount of such Liquidated Damages is reasonable in light of the anticipated harm caused by the breach related thereto and the difficulties of proof of loss and inconvenience or nonfeasibility of obtaining any adequate remedy, are estopped from contesting the validity or enforceability of the per Day rate of the Substantial Completion Delay Liquidated Damages and the per unit rate for the Performance Liquidated Damages on the basis that such per Day rate or per unit rate constitutes a penalty. In the event Contractor, Kiewit Construction Company, or anyone on their behalf, successfully challenges the enforceability of the per day rate of any Substantial Completion Delay Liquidated Damages or the per unit rate of any Performance Liquidated Damages on the basis of being a penalty, Contractor specifically agrees to pay Owner all actual damages incurred by Owner in connection with such breach, plus reasonable costs incurred by Owner in proving the same, without regard to any limitations whatsoever set forth in the Agreement other than (with respect to a challenge to the Substantial Completion Delay Liquidated Damages) the cap on Substantial Completion Delay Liquidated Damages specified in Section 21.2A or (with respect to a challenge to the Performance Liquidated Damages) the cap on Performance Liquidated Damages specified in Section 21.2B; provided that the reimbursement of reasonable costs incurred by Owner in proving its actual damages (as set forth above) shall not be included within the foregoing caps.

B. Liquidated Damages as Exclusive Damages. Payment of any Liquidated Damages with respect to any Work shall be in addition to, and not in lieu of, Contractor’s other obligations under this Agreement and shall in no way affect Owner’s right to

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terminate this Agreement under Article 17 or receive other Liquidated Damages or remedies contemplated in this Agreement for any other aspect of Contractor’s obligations hereunder. Notwithstanding the foregoing and without limitation of Owner’s rights under Sections 17.1 or 21.3A:

1. Substantial Completion Delay Liquidated Damages shall be the sole damages owed by Contractor for delay in achieving Substantial Completion as set forth in Section 14.1; and

2. Performance Liquidated Damages shall be the sole damages owed by Contractor for failure of the Work to achieve any of the Performance Guarantees.

21.4 Consequential Damages. ***

ARTICLE 22

MISCELLANEOUS PROVISIONS

22.1 Entire Agreement. This Agreement, including the Attachments and Schedules attached to and incorporated into this Agreement, contains the entire understanding of the Parties with respect to the subject matter hereof and incorporates any and all prior agreements and commitments with respect thereto. There are no other oral understandings, terms or conditions, and neither Party has relied upon any representation, express or implied, not contained in this Agreement. General or special conditions included in any of Contractor’s price lists, invoices, tickets, receipts or other such documents presented to Owner shall have no applicability to Owner with respect to this Agreement. Without limitation, this Agreement supersedes in its entirety the MOU (including the term sheet attached thereto by subsequent amendment) and any other agreements between the Parties related to the Facility. All Work performed (i) under the MOU and any other agreements between the Parties related to the Facility and (ii) by Siemens under the Siemens Contract prior to assignment to Contractor pursuant to Section 22.8 shall be governed by the terms and conditions set forth in this Agreement, and the payments made under the MOU and any other agreements between the Parties related to the Facility and by Owner under the Siemens Contract shall be deemed to have been made under this Agreement and shall be credited towards the payment of the Contract Price herein.

22.2 Amendments. Other than Owner-directed Change Orders issued by Owner to Contractor pursuant to Section 6.1C or Section 6.2D, no change, amendment or modification of this Agreement shall be valid or binding upon the Parties hereto unless such change, amendment or modification is in writing and duly executed by both Parties hereto.

22.3 Joint Effort. Preparation of this Agreement has been a joint effort of the Parties and the resulting document shall not be construed more severely against one of the Parties than against the other.

22.4 Captions. The captions contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of intent of this Agreement or the intent of any provision contained herein.

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22.5 Notice. Any notice, demand, offer, or other written instrument required or permitted to be given pursuant to this Agreement shall be in writing (in English) signed by a duly authorized representative of the Party giving such notice and shall reference the Agreement and shall be sent by: (i) registered or certified mail; (ii) recognized express courier; or (iii) facsimile (followed by registered mail), to the other Party at the address set forth below and shall be effective upon delivery:

A.	If delivered to Owner:

Mirant Marsh Landing, LLC c/o Mirant Corporation 1155 Perimeter Center West Atlanta, Georgia 30338 Attention: Mike Ammer Phone: (678) 579-5103 Email: michael.ammer@mirant.com with a copy to:

Mirant Corporation 1155 Perimeter Center West Atlanta, Georgia 30338 Facsimile: 678-579-5589 Attention: Steven Nickerson

B.	If delivered to Contractor:

Kiewit Power Constructors Co. 9401 Renner Blvd. Lenexa, Kansas 66219 Facsimile: 913-928-7214 Attention: Kevin Needham

with a copy to:

Kiewit Power Constructors Co. 9401 Renner Blvd. Lenexa, Kansas 66219 Facsimile: 913-928-7895 Attention: Robert Osborn

Each Party shall have the right to change the place to which notice shall be sent or delivered by sending a similar notice to the other Party in like manner.

22.6 Severability. The invalidity of one or more phrases, sentences, clauses, Sections or Articles contained in this Agreement shall not affect the validity of the remaining portions of

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this Agreement so long as the material purposes of this Agreement can be determined and effectuated.

22.7 Assignment of the Agreement. This Agreement may be assigned to other Persons only upon the prior written consent of the non-assigning Party hereto, except Owner may assign this Agreement, in whole or part and without Contractor’s consent, to Mirant Corporation, Affiliates, any co-venturers, any Person jointly controlled by Owner and any co-venturers or any purchaser of the Facility or the Work; provided that, in the event of such an assignment by Owner, either (i) the assignee shall provide a parent guarantee, otherwise in compliance with the requirements set forth in Section 10.5, from a Person which, at that time, has an equal or better credit rating than Mirant Corporation or (ii) Mirant Corporation’s parent guarantee shall continue in effect as set forth in Section 10.5 notwithstanding such assignment, and the choice of either (i) or (ii) shall be at Owner’s sole discretion. Furthermore, Owner may assign, pledge and/or grant a security interest in this Agreement to any Lender without Contractor’s consent. When duly assigned in accordance with the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the assignee; provided that any assignment by Contractor pursuant to this Section 22.7 shall not relieve Contractor of any of its obligations or liabilities under this Agreement. Any assignment not in accordance with this Section 22.7 shall be void and without force or effect, and any attempt to assign this Agreement in violation of this provision shall grant the non-assigning Party the right, but not the obligation, to terminate this Agreement at its option for Default.

22.8 Assignment of the Siemens Contract. Contractor acknowledges that one of Owner’s primary considerations in entering into this Agreement with Contractor is Contractor’s willingness to be fully responsible for, and assume all liabilities arising out of, the Siemens Contract and the work performed by Siemens thereunder. As such, on the Effective Date and concurrently with the execution of this Agreement, Contractor shall take assignment of the Siemens Contract (including the Siemens Corporation parent guarantee) from Owner and assume all responsibilities, obligations and liabilities thereto, including being bound by all releases, limitations of liability, indemnities and other protections afforded to Siemens under the Siemens Contract. Accordingly, Owner hereby assigns and transfers to Contractor all of Owner’s rights, title and interest in and to, and all obligations, responsibilities, rights and liabilities related to, the Siemens Contract, and Contractor hereby agrees to accept and assume, and does hereby accept and assume, the assignment and transfer to Contractor of the Siemens Contract. The Siemens Equipment shall be deemed to be Equipment provided by Contractor under this Agreement, and Contractor shall assume full responsibility and liability to Owner for such Siemens Equipment and the acts and omissions of Siemens (including with respect to any Minimum Acceptance Criteria, Performance Guarantees or Warranty obligations) without any exceptions whatsoever. Without limiting the foregoing in any way, after taking assignment of the Siemens Contract, Contractor shall not enter into any change orders or amendments, or otherwise waive or modify any rights of Contractor or obligations of Siemens, under the Siemens Contract without Owner’s prior written approval (such approval not to be unreasonably withheld). In addition, under no circumstances shall Contractor terminate, or assign to another Person, all or any portion of the Siemens Contract or the work to be performed thereunder without Owner’s prior written approval, and any such termination or assignment without Owner’s prior written approval shall be considered a Default under this Agreement.

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A. Contractor Parent Guarantee for Siemens. Upon assignment of the Siemens Contract to Contractor in accordance with Section 22.8, Contractor will provide a parent guarantee from Kiewit Construction Company, in a form acceptable to Contractor and Siemens, in favor of Siemens guaranteeing the payment of the Siemens Termination Payment in accordance with the Siemens Contract.

22.9 No Waiver. Any failure of either Party to enforce any of the provisions of this Agreement or to require compliance with any of its terms at any time during the term of this Agreement shall in no way affect the validity of this Agreement, or any part hereof, and shall not be deemed a waiver of the right of such Party thereafter to enforce any and each such provisions.

22.10 Governing Law. THIS AGREEMENT, INCLUDING THE INTERPRETATION AND ENFORCEMENT HEREOF, AND THE RESOLUTION OF ALL DISPUTES BETWEEN THE PARTIES ARISING OUT OF OR RESULTING FROM THIS AGREEMENT, SHALL BE GOVERNED BY, INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCEPT FOR (I) ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR (II) LIEN AND STOP NOTICE RIGHTS, WHICH SHALL BE GOVERNED UNDER THE LAWS OF THE STATE OF CALIFORNIA. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement and shall be disclaimed in and excluded from any Subcontracts entered into by Contractor in connection with the Work or the Facility.

22.11 Foreign Corrupt Practice Act. With respect to the performance of the Work, Owner shall, Contractor shall, and Contractor shall cause each of its Subcontractors and Sub-subcontractors, and the agents and employees of such Subcontractors and Sub-subcontractors, to comply with all provisions of the Foreign Corrupt Practices Act of the United States (15 U.S.C. § 78dd-1 and 2) and shall not to take any action that could result in Contractor, Owner or any of their Affiliates becoming subject to any action, penalty or loss of benefits under such Act.

22.12 Successors and Assigns. This Agreement shall be binding upon the Parties hereto, their successors and permitted assigns.

22.13 Attachments and Schedules. All Attachments and Schedules shall be incorporated into this Agreement by such reference and shall be deemed to be an integral part of this Agreement.

22.14 Obligations. Nothing contained in this Agreement shall be construed as constituting a joint venture or partnership between Contractor and Owner.

22.15 Further Assurances. Contractor and Owner agree to provide such information, execute and deliver any such instruments and documents and to take such other actions as may be necessary or reasonably requested by the other Party that are not inconsistent with the provisions of this Agreement and that do not involve the assumptions of obligations greater than those provided for in this Agreement, in order to give full effect to this Agreement and to carry out the intent of this Agreement.

22.16 Priority. The documents that form this Agreement are listed below in order of priority, with the document having the highest priority listed first and the one with the lowest

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priority listed last. Subject to Section 1.1 under the definition of Applicable Codes and Standards regarding conflicts or inconsistencies between any Applicable Codes and Standards, in the event of any conflict or inconsistency between a provision in one document and a provision in another document, the document with the higher priority shall control. In the event of a conflict or inconsistency between provisions contained within the same document, then the provision that requires the highest standard of performance on the part of Contractor shall control. This Agreement is composed of the following documents, which are listed in priority:

A. Change Orders or written amendments to this Agreement;

B. this Agreement; and

C. Attachments and Schedules to this Agreement.

22.17 Restrictions on Public Announcements. Without the prior written consent of Owner, neither Contractor nor its Subcontractors or Sub-subcontractors shall publicly refer to the Work or any part of the Facility in any manner, including the issuance of a press release, advertisement, publication of photographs, publicity material, prospectus, financial document or similar material, the creation of any business development materials, proposals, reference materials or similar materials, or the participation in a media interview that mentions or refers to the Work or any part of the Facility. Under no circumstance shall Contractor permit access to the Site by third parties who are not involved in the performance of the Work without prior written consent of Owner.

22.18 Language. This Agreement and all notices, communications and submittals between the Parties pursuant to this Agreement shall be in the English language, unless otherwise directed by Owner.

22.19 Counterparts. This Agreement may be signed in any number of counterparts and each counterpart shall represent a fully executed original as if signed by each of the Parties. Facsimile signatures shall be deemed as effective as original signatures.

22.20 Owner’s Lender. In addition to other assurances provided in this Agreement, Contractor acknowledges that Owner intends to obtain project financing associated with the Facility and Contractor agrees to cooperate with Owner and Lender in connection with such project financing, including entering into direct agreements with Lender, as required by Lender, covering matters that are customary in project financings of this type such as Lender assignment or security rights with respect to this Agreement, direct notices to Lender, step-in/step-out rights, access by Lender’s representative and other matters applicable to such project financing. Contractor acknowledges and agrees that Owner’s execution of this Agreement (including issuance of any LNTP or NTP) is contingent upon obtaining such non-recourse project financing and agrees further that in the event Owner does not obtain such project financing, Owner shall not be liable to Contractor by reason of any terms and conditions contained in or connected with this Agreement. In addition, Contractor acknowledges that the ability of Owner to agree to amendments to, or Change Orders under, this Agreement may be restricted by the terms of the project financing for the Facility.

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A. For purposes of clarity, Contractor shall not be responsible for payments to Owner’s engineer or Lender’s independent engineer utilized for the Facility.

22.21 Survival. Article 8, Article 10, Article 11, Article 13, Article 15, Article 16, Article 17, Article 18, Article 19, Article 20 and Article 21, and Sections 3.6, 3.8, 3.13, 3.17, 7.4, 9.1, 9.2, 12.10, 22.8, 22.10, 22.11, 22.17 and this Section 22.21 shall survive termination or expiration of this Agreement, in addition to any other provisions which by their nature should, or by their express terms do, survive or extend beyond the termination or expiration of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Owner:

MIRANT MARSH LANDING, LLC

By:	/s/ John Chillemi
Name:	John Chillemi
Title:	President

Contractor:

KIEWIT POWER CONSTRUCTORS CO.

By:	/s/ Thomas S. Shelby
Name:	Thomas S. Shelby
Title:	Executive Vice President

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Execution Version

ATTACHMENT A

SCOPE OF WORK AND DESIGN BASIS

SCHEDULE A-1

SCOPE OF WORK

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Execution Version

SCHEDULE A-2

DESIGN, ENGINEERING AND CODES

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Execution Version

SCHEDULE A-3

ENGINEERED EQUIPMENT LIST

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Execution Version

SCHEDULE A-4

UTILITY INTERFACE SCHEDULE

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Execution Version

SCHEDULE A-5

ENGINEERING DRAWINGS

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Execution Version

SCHEDULE A-6

GRADING AND DRAINAGE PLAN

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Execution Version

ATTACHMENT B

CONTRACTOR DELIVERABLES

In addition to the requirements under the Agreement, Contractor shall be responsible for providing Owner with all of the Drawings, Specifications and other documents required under this Attachment B and any and all other Drawings, Specifications and other documents not listed below but required under the Agreement or for the performance of the Work:

1.	Documentation Preparation, Review and Distribution.

Contractor and its Subcontractors and Sub-subcontractors (including vendors) shall prepare all Drawings, Specifications and other documents as and when necessary for the timely performance of the Work, and in addition, Contractor shall distribute to Owner the Drawings, Specifications and other documents listed in Attachment B, Schedules B-1 and B-2 within the times required under this Attachment B, including Schedule B-1.

In addition to other requirements of the Agreement, Schedule B-1 provides details of Drawings, Specifications and other documents Owner requires for its review and approval or disapproval as provided in Section 3.3C of the Agreement (labeled in Schedule B-1 as “For Review”), or for its information only (labeled in Schedule B-1 for “For Information”). Within thirty (30) Days after issuance of NTP, Contractor shall prepare and submit to Owner for Owner’s written approval a matrix describing how and to whom the Drawings, Specifications and other documents will be distributed (hereinafter “Document Distribution Matrix”). All Drawings, Specifications and other documents identified in this Attachment B shall be distributed to Owner in accordance with the agreed Document Distribution Matrix.

Contractor shall issue an electronic notification that a Drawing, Specification or other document is available ‘For Review’ or ‘For Information’ to all parties identified on the agreed Document Distribution Matrix. In addition, except as otherwise provided in the Agreement, Contractor shall issue to Owner and all other parties identified in the Document Distribution Matrix an electronic submittal (in accordance with Section 6 herein) of all Drawings, Specifications and other documents, together with a transmittal letter addressed as agreed upon by Owner. The transmittal letter for the attached document shall state the action to be taken (‘For Review’ or ‘For Information’).

Schedule B-2 provides a representative sample of the minimum requirements for documentation and descriptions of the contents of such documents to be provided by Subcontractors or Sub-subcontractors supplying Equipment (such Equipment supply Subcontractors and Sub-subcontractors collectively being identified as “Vendors”). Contractor shall distribute to Owner the Vendor documentation (including Drawings and Specifications) required by Schedule B-2 in accordance with the times as required under this Attachment B, including Schedule B-1. The Vendor documentation in Schedule B-2 is a subset of the Drawings, Specifications and documentation listed in Schedule B-1.

1.1	For Review –

Owner shall be entitled to review and approve or disapprove all Drawings, Specifications and other documents listed as “For Review” in Schedule B-1. Review, approval and disapproval of such Drawings, Specifications and other documents are governed in accordance with the Agreement, including Section 3.3C of the Agreement.

1.2	For Information –

Drawings, Specifications and other documents labeled in Schedule B-1 as “For Information” is to keep Owner informed as to the development of the Project. Contractor shall review any comments provided by Owner with respect to these For Information documents, and Contractor shall review these comments and advise Owner of their disposition. Any comments provided by Owner, or failure of Owner to provide comments, with respect to such For Information documents shall not in any way be deemed to limit or in any way alter Contractor’s responsibility to perform and complete the Work in strict accordance with the requirements of the Agreement.

2.	As-Built Classification.

Contractor shall develop a document describing the process for the management of Progress As-Built Drawings and Specifications and Record As-Built Drawings and Specifications (collectively, “As-Builts”), which shall include identification of requirements for As-Builts, identification of deliverables for As-Builts and turnover of As-Builts. Such document shall be submitted to Owner for Owner’s written approval within ninety (90) Days after issuance of the NTP. In the event of any conflicts or inconsistencies between this document and the Agreement, the terms and conditions in the Agreement shall govern.

As any changes to the Work occur through Change Order, Contractor shall update the Drawings and Specifications and As-Builts to reflect such changes. In addition, Contractor shall, on a timely basis, record in the Progress As-Built Drawings and Specifications any differences between the as-built conditions and the conditions shown in the issue for construction (IFC) Drawings, Specifications and other documents. These requirements are in addition to the requirements under Section 3.3F of the Agreement.

Contractor shall utilize the following two (2) criteria to define the completed status of the As-Builts:

2.1	As-Built (“AB”)

The information contained in this category of Drawings, Specifications and other documents has been subjected to dimensional and/or visual survey and has been verified by Contractor as being a true representation of the as-installed/as-constructed/as-commissioned condition of the Work. The Drawing or Specification shall be updated to show actual dimensions if a dimension exceeds the specified fabrication tolerance. As-Builts shall be revised, date stamped as a Contractor authorized “As-Built” and issued as a clean legible copy, Arch E size for Drawings and 8-1/2” X 11” size for Specifications and other documents (unless otherwise agreed in writing by Owner) free from any hand written or red line mark-up information, discoloration, holds or clouds.

Drawings, Specifications and other documents required to be verified in accordance with this Section 2.1 are shown in Schedule B-1.

2.2	Latest Issue (Revision) (“LR”)

The information contained in this category of Drawings, Specifications and other documents is limited to its current issued revision, and it also includes Drawings, Specifications and other documents that have been updated in accordance with the

Contractor change control system to reflect the latest “Issued for Construction” or “Issued for Commissioning” status of the Drawing, Specification or other document.

The accuracy of the content of each Drawing, Specification and other document shall not be verified by dimensional or visual survey and is only representative. An index for each category of the Drawing, Specification or other document revision record shall be issued to show Contractor’s latest revision.

3.	Documentation Turnover.

3.1	Documentation Turnover General Requirements

Unless otherwise prescribed in the Agreement, Contractor shall provide to Owner an electronic copy (in accordance with Section 6 herein) of all Drawings, Specifications and other documents (including engineering, Vendor, construction and commissioning handover documentation) required in this Attachment B and elsewhere in the Agreement. For Record As-Built Drawings required under the Agreement, Contractor will provide Owner two hard copies of each Record As-Built Drawing and electronic copies of such Record As-Built Drawings in the formats set forth in Section 3.3E of the Agreement.

Vendor documentation may be delivered in the same format as received from the Vendor provided they follow the standard agreed upon by Owner and Contractor in writing to ensure that information is structured and indexed in a consistent format.

Hard copy of all engineering documentation shall be collated by document categories once the appropriate level of completeness for the As-Builts has been attained as set forth above.

Contractor shall ensure a consistent approach is used to verify the technical correctness and completeness of the information in relation to the appropriate categorization of the As-Builts and to enable the Facility to be safe and suitable for its intended function and use.

Areas of redundancy in Vendor documentation shall be identified to eliminate multiple occurrences or copies of the same information.

The handover of such documentation shall be executed progressively in accordance with a defined handover schedule that corresponds with Mechanical Completion of all systems of Equipment for the Facility and is otherwise consistent with the terms of the Agreement, including Section 3.3C. Contractor shall submit its proposed handover schedule to Owner for review and prior written approval.

All hard copies of Drawings, Specifications and other documents shall, unless specified otherwise, be clean, legible full size or 11” X 17” copies free from any type of handwritten or red line mark-up information, discoloration, or holds. The legibility of Drawings shall not be impaired if they are photo-reduced to 11” X 17” size (i.e., P&ID’s) or have punched holes. The technical content of a Drawing or Specification shall not be obscured by the inclusion of foreign stamps.

When full-size Drawings are provided they must be folded to show the title block and inserted into transparent wallets for inclusion in binders.

When 11” X 17” Drawings are supplied within ring binders the punch holes shall not obscure any part of the Drawing details.

3.2	Engineering Documentation

All hard copy engineering documents by Contractor or any of its Subcontractors or Sub-subcontractors shall be logically collated and indexed (e.g., Specifications, calculations, lists, etc.).

Contractor shall present to Owner the engineering documents in hard back binders with front and back insert wallet, 3-post, expansion back from 5cm to 10 cm, 8 1/2” X 11” size sheets or 11” X 17” for Drawings, white colored. Binders shall not exceed 8cm in thickness. The contract number or project number, project title, Facility name, location, volume number and number of volumes shall be identified on the spine of the binder.

All Contractor, Subcontractor and Sub-subcontractor documentation shall be individually numbered and registered by Contractor in Contractor’s Electronic Document Management System (“EDMS”). Integrity of any cross-references shall be maintained.

Document number and document revision shall be consistent, complete and clearly visible on all documents/Drawings. Page numbers shall be clearly visible on multi-page documents. Document attributes shall be visible on the document front sheet or drawing.

Documents originated electronically shall be supplied in both their native format (provided that Contractor shall use commercially reasonable efforts to obtain such native file format from Vendors in each case) and/or scanned image file.

All engineering documents/Drawings shall be issued final according to their appropriate classification for As-Builts.

All turnover documentation shall be issued with a formal handover transmittal.

A complete document and Drawing index shall be provided both in hard copy and electronic versions.

3.2.1 Engineering Documentation Turnover

All Contractor submittals of documentation to Owner shall be organized in categories, with each category organized based on the type of document submitted. Listed below are examples of categories.

•	Specifications

•	Calculations – this will include process, system, Equipment, pipe stress, instrument, electrical, etc.

•

Drawings – this will include process, P&ID’s, various lists (e.g. line list, valve list, Equipment list, etc.) civil, piping, cause and effects, electrical, instruments, architectural and building, civil and structural, etc.

•	Design Reports – this will include the Final Geotechnical Report, hazard reviews, etc.

•	Agreement Procedures – this will include Facility procedures (including operation and maintenance procedures), Site QA/QC procedures, Facility start-up procedures, commissioning procedures, etc.

3.3	Vendor Documentation

Contractor shall ensure that Vendor data books and manufacturing record books required by Schedule B-2 comply with a standard index approved by Owner.

All documents and Drawings shall be individually numbered and registered in the EDMS. The integrity of internal cross-references shall be maintained.

Document number and document revision shall be consistent, complete and clearly visible on all documents/Drawings. Page numbers shall be clearly visible on multi-page documents.

All documents/Drawings within the Vendor data books shall be electronically scanned. Contractor shall also obtain from Vendors a copy of any electronically originated documents and Drawings in native file format, provided that Contractor shall use commercially reasonable efforts to obtain such native file format in each case from the Vendors. Such Drawings and documents shall be submitted to Owner in accordance with Schedules B-1 and B-2 and the Agreement.

All final Vendor turnover document packages shall have a Contractor acceptance stamp signed by the package engineer to verify that all the required documentation have been approved and all other documentation has been reviewed, is complete, technically accurate and to the required quality.

All turnover documentation is to be issued with a formal handover transmittal that indexes all Drawings and documents included in the turnover document package.

Contractor shall ensure Vendor documentation is revised as necessary to reflect any subsequent engineering or Vendor changes or modifications, which shall be done in accordance with the requirements of this Attachment B for As-Builts.

3.3.1 Vendor Documentation Turnover

All Contractor submittals of Vendor documentation to Owner shall be organized in categories, with each category organized based on the type of document submitted. Listed below are examples of categories.

•	Vendor Purchase Order Information – this shall include Vendor contract information, unpriced copy of purchase order, master index, etc.

•	Vendor Engineering Documents – this shall include calculations, data sheets, performance curves, etc.

•	Vendor Engineering Drawings – this shall include Vendor P&ID’s, general arrangements, cross-sectional Drawings, wiring diagrams, logic diagrams, etc.

•	Vendor Manufacturing Records– this shall include certificate of conformity, list of tagged items, certificates and reports by tagged item, etc.

•	Vendor Equipment Operating Information – this shall include installation information, operation information, maintenance information, special tools, etc.

4.	Substantial Completion Documentation.

4.1	Substantial Completion Documentation Turnover.

Contractor shall deliver to Owner one (1) complete set of construction and pre-commissioning records (collectively, the “Substantial Completion Handover Package”) in hard copy upon submission to Owner of Contractor’s Substantial Completion Certificate. Contractor shall prepare a table of contents for a typical Substantial Completion Handover Package (which would, when completed, include the documentation set forth in this Section 4) and shall submit this to Owner for acceptance six (6) months before the Guaranteed Substantial Completion Date.

Contractor shall submit the Substantial Completion Handover Package in hard back binders with front and back insert wallet, 3-post, expansion back from 5cm to 10 cm, 8 1/2” X 11” size sheets or 11” X 17” for Drawings, white colored. Binders are not to exceed 8cm thickness. The contract number or project number, project title, Facility name, location, unit number, system/sub-system number, volume number and number of volumes shall be identified on the spine of the binder.

The following Sections 4.1.1 through to 4.1.9 outline the general contents for each section of the Substantial Completion Handover Package. The Facility will be divided into systems and Substantial Completion Handover Packages shall be prepared for each such system. Each package shall contain turnover documentation for mechanical, piping, electrical, instrumentation and DCS attributes contained in such system.

4.1.1 Listing of turnover documentation as applicable to that item of Equipment or system:

•	Preventative maintenance logs for equipment

•	Alignment data (pumps, motors, compressors, fans and turbines)

•	Vibration data (compressors, pumps, fans and turbines)

•	Vessel closure reports

•	Instruments loop check data

•	Hydro test packages (see hydro test guidelines)

•	Line flush verification checklist

•	Fire protection and fire suppression test reports and certifications

•	Area lighting survey reports

•	System/sub-system Mechanical Completion checklists

4.1.2 Hydro and Pneumatic Test Data

•	Piping layout drawing(s) (underground only)

•	Highlighted P&ID’s reflecting the piping system being tested

•	Test gage certification and calibration sheet(s)

•	Hydro or pneumatic test check and acceptance sheet(s)

•

High and low point vent(s) and drains that Contractor has added to facilitate the hydro test shall be marked up on the pled or isometric drawings(s), and have to be indicated on the P&IDs unless they ultimately become process taps.

•	Test certificate of test set relief valves

•	Post hydro or pneumatic punch and restore checklist

•	For stainless steel lines and Equipment, a water analysis certificate shall be provided by Contractor prior to hydrotest, as applicable.

4.1.3 Relief Valve Data

•	P&ID’s for the relief system

•	Relief device or vacuum breaker specification sheet(s) (data sheets)

•	Calibration certificate

– Signed off by the qualified party that calibrated or set the relief point

– Signed by Contractor representative as “Accepted”.

Note: Should any modifications or other changes be required to any of the relief devices or vacuum breakers prior to, or after installation, all calculations, parts numbers for bellows, seats, spring changes, etc and certifications, must be included in the relief device package in order to reflect the corrections made to the relief device or vacuum breaker as installed.

4.1.4 Mechanical Equipment Data

The following guideline is to aid Contractor in building the mechanical Equipment packages. The packages shall reflect the As-Built condition of each item of rotating Equipment and/or fixed Equipment and the final status of any related auxiliary systems.

•	Preliminary alignment reports

•	Final alignment report(s)

4.1.5 Instrument Loop Data

A loop is designated as “the initiating device through all control devices and terminations of the final control element and/or display”.

•	Instrument loop diagram(s)

•	Instrument data sheet(s)

•	Instrument Specification sheet(s) for each instrument in the loop

•	P&ID sheet(s) on which the instrument appears

•	Certified calibration data sheet(s)

•	Any electrical schematic Drawing(s) needed to determine the function of the instrument in the E.O. motor control schematics, etc.

•

Loop acceptance data sheet on which the theoretical and actual value of the measured, manipulated, controlled, and/or calculated variables in the loop will be recorded during the acceptance testing of the loop function.

•

Loop acceptance sheet or certificate with provisions for a dated signature of an authorized Contractor instrument technician performing the loop testing for approval and Contractor’s representative accepting the loop.

•

Regarding the programmable logic controller (PLC) input/output (I/O) loops, the PLC I/O schematic Drawing shall be substituted for the loop diagram in the loop package if a loop Drawing for the PLC I/O was not produced. The affected input(s) and output(s) should be highlighted on the Drawing.

4.1.6 Electrical Test Data Guidelines

The following guidelines are to be used in generating the electrical test data, which are to be turned over to Owner for each Unit prior to the commissioning of the applicable Unit.

4.1.6.1 Megger Log

The Megger log is a compilation report that lists all cables that were tested and their results.

4.1.6.2 Preventative Maintenance (PM) Documentation

PM documentation for all motor lubrication, preventative maintenance logs, and records of all preventative maintenance done on the motor from receipt at the Site through Substantial Completion shall be included within the Substantial Completion Handover Package for the applicable system.

•	Motor Megger Report (MMR)

•	MMR shall show all readings taken from time of receipt on Site until Substantial Completion.

•	Motor overload relay heater element size of setting as installed

•	Motor Internal Heating Element (IHE) report, internal heaters are furnished

•	Motor Internal Resistance Temperature Device (RTD) report

•	Verify RTD type (nickel, platinum, etc.)

•	Motor run-in logs

•	The motor run-in logs provide a record of voltage, amperage, and temperature readings during the run-in period.

4.1.6.3 High Potential Test Packages

•	Test Equipment data, including Vendor, model number, serial number, and calibration data

•	High potential test results for each cable, isolation, transfer switch, and switchgear tested

•	All data pertinent to this Equipment shall be recorded (i.e., Vendor, serial number, etc.)

4.1.6.4 Transformer Testing

•	Turns ratio comparison report

•	Dobble test report

•	Oil analysis report

•	Other reports (as required to document fitness for use)

4.1.6.5 Breaker Coordination Testing and Calibration Results

This is a listing of all information for each breaker and apparatus tested (i.e., Vendor, serial number, model number, etc). Transformers, generator breakers and medium voltage breaker test data shall be provided in the Substantial Completion Handover Package as a separate system and as part of the initial energization plan.

4.1.6.6 Earthing /Grounding Test (EGT) Reports

The EGT reports are a compilation of earthing/grounding resistance tests results, identifying each earthing well tested and any corrective actions taken to meet applicable Specifications.

4.1.6.7 Dielectric Oil Test Reports

Dielectric oil testing reports identify each piece of Equipment that is tested, (to include the Vendor, serial number, model number, etc.), and the number of samples taken. Samples will be taken on transformers, oil switches, oil filled breakers, oil filled junction/splice boxes, etc.

4.1.6.8 Oil Sample Analysis

Vendor data shall be made available to ensure that no polychlorinated biphenyls (PCBs) are present. A listing of the test results for each piece of Equipment that has been tested shall be compiled, and is to include the Equipment Vendor, serial number, model number, etc.

4.1.6.9 Cathodic Protection System Packages

If cathodic protection is utilized, a Cathodic Protection (CP) Package shall be developed and shall include:

•	Cathodic protection test results

•	All related underground Drawings showing cable locations, anode beds, etc.

•	Initial Megger readings of the cables prior to termination at the Equipment

•	Initial current readings imposed on the system(s)

4.1.6.10 Motor Control Centers (MCC) and Load Centers

Include Megger or high or high potential test reports, trip and overload relay settings, and installed overload headers (if required). The reports will reflect the Vendor, model, serial number, and test results for each piece of Equipment.

4.1.7 Permanent Overhead Crane & Lifting Devices

The test packages for any overhead cranes shall include:

•	Descriptive literature

•	Performance load charts

•	Dimensional Drawings

•	General arrangement Drawings

•	Electrical /wiring schematics

•	FAT documentation

•	Load cell certificates

•	Installation, operation and maintenance handbook

4.1.8 Progress As-Built Drawings and Specifications

Contractor shall provide to Owner a redline mark-up of all Progress As-Built Drawings and Specifications no later than Substantial Completion. One (1) copy of each redline shall be provided to Owner in addition to the copy returned to Contractor’s home office for Drawing revision to incorporate redline corrections as required. The requirements for Progress As-Built Drawings and Specifications are noted in Section 2 of this Attachment B.

4.1.9 Substantial Completion Additional Documentation

Contractor shall prepare and provide to Owner as a minimum the following documentation:

•	General system Substantial Completion Handover Package listing

•	Pre-commissioning procedures such as initial energization plan and piping flush plans

•	Vendor visitation reports

•	Equipment preservation & maintenance records

•	Material Safety Data Sheet handbook (a compilation of Vendor and other outside source supplied MSDS(s)).

•	Vessel loading reports (desiccants, mol-sieves, etc.)

•	Chemical cleaning procedures & reports (if any)

•	Dryout procedures and reports

•	Radiography film and reader sheets

•	Non-destructive testing (NDT) reports other than radiography

•	Contractor shall deliver separately to Owner all original certificates or Permits for Equipment which, according to Applicable Law, will require future testing and re-certification by Owner

•

Building Inspection Reports/Fitness for Occupancy, including certificates of occupancy, building completion reports, HVAC performance test reports, building pressurization reports, fire detection system test report and fire protection system test report

5.	Commissioning, Startup, and Performance Test Documentation.

In addition to other requirements under the Agreement, Contractor shall prepare the following documentation:

•	Hot alignment reports,

•	Mechanical Completion Certificate in the form of Attachment L,

•	System start-up reports and completed and signed Mechanical Completion checklists, and

•	Performance Test reports in accordance with Attachment S and the Agreement.

Documents prepared by Contractor shall be delivered to Owner in accordance with the document turnover requirements.

5.1	Laptops and Related Software for Turnover to Owner

Contractor shall prepare and maintain a list of all handhelds, laptops and related software packages that are required for future maintenance adjustments associated with Equipment related local logic control stations. These items are initially identifiable from the purchase order but are subject to change as a result of Vendor software changes/upgrades during commissioning. It is the responsibility of Contractor to maintain the list to ensure that the latest software version is recorded in the list.

For all computer based programmable Equipment supplied by Contractor as part of the Work, Contractor shall provide Owner with all software necessary to maintain and make minor modifications to the programmable Equipment. For illustrative purposes, examples of programmable Equipment are DCS, SIS, package unit PLC’s, PA/GA system, etc. This includes Contractor providing for the transfer to Owner of the software licenses at Substantial Completion. Contractor shall also provide electronic copies (EEPROM, SD Card, etc.) of “as left” programs on such programmable Equipment.

5.2	Historical Records

The Contractor EDMS shall be capable of maintaining historical records of previous issued documents.

The EDMS should include complete document history, including copies of earlier document versions, revision logs, and access logs.

Historical versions of formal revisions of documents shall be maintained electronically in the Contractor EDMS and shall form part of the formal turnover requirements to Owner.

6.	Electronic Document Turnover Requirements.

6.1	Native Files of Documents/Drawings

Documents generated by Contractor, its Subcontractors and Sub-subcontractors (including Vendors) using standard applications (i.e., MS Word, Excel, PowerPoint, Project, Visio, Access, etc.), shall also be delivered to Owner at Substantial Completion. These documents shall be turned-over in their native file format, provided that Contractor shall use reasonable efforts to obtain such native file format from Vendors in each case.

All Contractor-generated Drawings shall be provided in Microstation, AutoCad.dwg and .pdf format as required by Section 3.3E of the Agreement and shall be checked by Contractor for correctness after conversion to any such format.

6.2	Contractor Commercial Applications

When Contractor employs a commercial application to store and manipulate data during the execution of the Work, Contractor shall turnover the native data files associated with the commercial applications in a format agreed upon by Owner and Contractor.

6.3	Contractor Propriety Applications

Owner recognizes that Contractor may wish to employ computer applications proprietary to Contractor in the execution of the Work. Contractor shall either provide Owner with a perpetual, royalty-free license to use such proprietary software or, if allowed by Owner in writing, extract the data and provide it in a publicly available format specified by Owner.

6.4	EDMS Register

Contractor shall also transfer to Owner a register detailing the full contents of the Contractor EDMS.

SCHEDULE B-1

OUTLINE OF OWNER DOCUMENT SUBMITTAL REQUIREMENTS FOR REVIEW OR INFORMATION

In addition to the requirements under the Agreement, Contractor shall be responsible for providing Owner with all of the Drawings, Specifications and other documents required under this Schedule B-1 and any and all other Drawings, Specifications and other documents not listed below but required under the Agreement or for the performance of the Work.

No	Category	Drawing/Specification/ Document Type	For Review* / For Information	Timing of Delivery of Drawings, Specifications/Documents**	As-Built Classification***
***	***	***	***	***	***

SCHEDULE B-2

OUTLINE OF MINIMUM VENDOR DOCUMENT REQUIREMENTS BY EQUIPMENT CATEGORY

In addition to the requirements under the Agreement, Contractor shall be responsible for providing Owner with all of the following Vendor documentation (including Drawings and Specifications) required under this Schedule B-2 and any and all other Vendor documentation not listed below but required under the Agreement or for the performance of the Work.

No.	Equipment Category	Vendor Document Requirements	COMMENTS
***	***	***	***

Execution Version

ATTACHMENT C

PAYMENT SCHEDULE

SCHEDULE C-1

EPC PAYMENT MILESTONES

EPC Payment Milestone Number	EPC Payment Milestone Description	Amount (U.S.$)
***	***	***

Contractor shall provide reasonable, objectively verifiable information to evidence achievement of each EPC Payment Milestone which may include (i) notices to proceed sent to Subcontractors or Sub-subcontractors, (ii) invoices, (iii) executed Purchase Orders, (iv) photographs, (v) packing slips, (vi) bills of lading and (vii) test reports. Subcontractor and Sub-subcontractor pricing information may be redacted from such documentation.

As further set forth in Section 7.2E of the Agreement, the cumulative EPC Payment Milestone amounts which are due under the Agreement shall be subject to the Maximum Cumulative Payment Schedule for EPC Payment Milestones as set forth in Section II of Schedule C-3.

1. “Begin” means that full production operations with respect to the listed task is underway and such task is capable of being performed on a continuous basis.

2. “BOP” means all Equipment for the Facility other than the Siemens Equipment.

3. “Demobilization” means removal from the Site of all of Contractor’s, Subcontractors’ and Sub-subcontractor’s personnel, supplies, materials, rubbish, temporary facilities and construction equipment.

4. “Design Criteria” means a multi-discipline document produced by Contractor that details the engineering assumptions, code requirements, and analysis methods to be employed by Contractor for the calculations and analysis portion of the Work.

5. “Issue for Review” means that Contractor delivers an item for Owner’s review, unless otherwise noted. Items issued for review are completed upon Owner’s receipt of such items.

6. “Issue for Approval” means that Contractor delivers an item to Owner for review and written approval. Such item is complete upon Owner’s written approval in accordance with Section 3.3C of the Agreement.

7. “Mobilize” or “Mobilization” means (i) with respect to construction equipment, that such construction equipment has been inspected and is available for use at the Site and (ii) with respect to personnel, such personnel have been dispatched to the Site and are ready to Begin the Work.

8. “Purchase Order” means a Subcontract (as such term is defined in Section 1.1 of the Agreement) for the supply of Equipment.

9. “Shop PO” means a purchase order from Contractor to the applicable Subcontractor for purchase of the materials required to fabricate the Equipment purchased under the applicable Purchase Order.

Execution Version

SCHEDULE C-2

SIEMENS EQUIPMENT PAYMENT MILESTONES

Siemens Equipment Payment Milestone #	Siemens Equipment Payment Milestone*	Siemens Equipment Payment Milestone Amount Due (US$)	Cumulative Siemens Equipment Payment Milestone Amounts** (US$)	Siemens Equipment Payment Milestone Portion Attributable to Services*** (US$)	Siemens Equipment Payment Milestone Portion Attributable to Transportation*** (US$)	Siemens Equipment Payment Milestone Portion Attributable to Equipment*** (US$)
***	***	***	***	***	***	***

Payment terms are per the Agreement.

*

Contractor shall provide reasonable, objectively verifiable documentation to evidence achievement of each Siemens Equipment Payment Milestone. The Parties agree that the following is considered reasonable and objectively verifiable evidence to demonstrate completion of the portion of the Work associated with the Siemens Equipment Payment Milestone: notices to proceed sent to Sub-subcontractors, invoices, executed purchase orders, photographs, packing slips, and bills of lading. Pricing and proprietary information may be redacted from all documentation provided by Siemens.

**

As further set forth in Section 7.2E of the Agreement, the cumulative Siemens Equipment Payment Milestone amounts which are due under the Agreement shall be subject to the Maximum Cumulative Payment Schedule for Payment Milestones as set forth in Section I of Schedule C-3.

***

The columns which illustrate the allocation of the Siemens Equipment Payment Milestone value among services, transportation and Equipment costs are set forth herein for purposes of calculation of applicable California sales and use Taxes under the Siemens Contract.

***

Execution Version

SCHEDULE C-3

MAXIMUM CUMULATIVE PAYMENT SCHEDULE

Section I.	Maximum Cumulative Payment Schedule for Siemens Equipment Payment Milestones

Project Schedule*	Maximum Cumulative Payment Due for Siemens Equipment Payment Milestones (US$)[1]
***	***

***

Section II.	Maximum Cumulative Payment Schedule for the EPC Payment Milestones and Maximum Demobilization and Subcontractor Cancellation Cost Schedule (1)

Dates(2)	Maximum Cumulative Payment for EPC Payment Milestones Performed Through Such Month (US$)(3) (4)	Maximum Demobilization and Subcontract Cancellation Cost (US$)(5)	EPC Payment Milestone portion of the Contract Price (US$)
***	***	***	***

***

Execution Version

ATTACHMENT D

FORM OF CHANGE ORDER

SCHEDULE D-1

CHANGE ORDER FORM

(for use when the Parties mutually agree upon and execute the Change Order pursuant to Section 6.1B or 6.2C)

PROJECT NAME: Marsh Landing Generating Station	CHANGE ORDER NUMBER:

OWNER: Mirant Marsh Landing, LLC	DATE OF CHANGE ORDER:

CONTRACTOR: Kiewit Power Constructors Co.

DATE OF AGREEMENT: [ , 20 ]

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

Adjustment to Contract Price
1.	The original Contract Price was	$
2.	Net change by previously authorized Change Orders (# )	$
3.	The Contract Price prior to this Change Order was	$
4.	The EPC Payment Milestone portion of the Contract Price prior to this Change Order was	$
5.	The Siemens Equipment Payment Milestone portion of the Contract Price prior to this Change Order was	$
6.	The EPC Payment Milestone portion of the Contract Price will be (increased) (decreased) (unchanged) by this Change Order in the amount of	$
7.	The Siemens Equipment Payment Milestone portion of the Contract Price will be (increased) (decreased) (unchanged) by this Change Order in the amount of	$
8.	As a result of the changes set forth by Lines 6 and 7 above, the Contract Price will be (increased) (decreased) (unchanged) by this Change Order in the amount of	$
9.	The new Contract Price including this Change Order will be	$

Adjustment to dates in Key Milestone Schedule & Completion Dates

The following dates are modified (list all dates modified; insert N/A if no dates modified; attach additional documentation if necessary):

The Key Milestone Date for                          will be (increased)(decreased)(unchanged) by              (    ) calendar days.

The Key Milestone Date for                          as of the date of this Change Order therefore is                         , 20    .

(list all Key Milestones that are modified by this Change Order using the format set forth above)

The Guaranteed Substantial Completion Date will be (increased)(decreased)(unchanged) by              (    ) calendar days.

The Guaranteed Substantial Completion Date as of the date of this Change Order therefore is                         , 20    .

The Required Final Completion Date will be (increased)(decreased)(unchanged) by              (    ) calendar days.

The Required Final Completion Date as of the date of this Change Order therefore is                         , 20    .

Impact to other Changed Criteria (insert N/A if no changes or impact; attach additional documentation if necessary)

Impact on Payment Schedule (including, as applicable, Payment Milestones and the Maximum Cumulative Payment Schedules):

If adjustment made to Siemens Equipment Payment Milestones, allocation of such adjustment among compensation for (i) Transportation, (ii) Services and (iii) Equipment:

Impact on Minimum Acceptance Criteria:

Impact on Performance Guarantees:

Impact on Design Basis:

Other impacts to liability or obligations of Contractor or Owner under the Agreement:

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order. Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect. This Change Order is executed by each of the Parties’ duly authorized representatives.

Owner	Contractor

Name	Name

Title	Title

Date of Signing	Date of Signing

SCHEDULE D-2

OWNER-DIRECTED CHANGE ORDER FORM

(for use when only Owner executes the Change Order pursuant to Section 6.1C or 6.2D)

PROJECT NAME: Marsh Landing Generating Station	CHANGE ORDER NUMBER:

OWNER: Mirant Marsh Landing, LLC	DATE OF CHANGE ORDER:

CONTRACTOR: Kiewit Power Constructors Co.

DATE OF AGREEMENT: [ , 20 ]

You are hereby directed to make the following change(s) in this Agreement: (attach additional documentation if necessary)

Compensation for the changes specified in this Change Order are on a time and materials basis as provided in Section 6.1C and 6.2D of the Agreement.

When signed by Owner and received by Contractor, this document becomes effective IMMEDIATELY as a Owner-directed Change Order, and Contractor shall commence with the performance of the change(s) described above within five (5) Business Days of its receipt unless another time is expressly stated above. This Change Order is signed by Owner’s duly authorized representative.

Owner

Name

Title

Date of Signing

SCHEDULE D-3

CONTRACTOR’S CHANGE ORDER REQUEST FORM

PROJECT NAME: Marsh Landing Generating Station	CHANGE ORDER REQUEST NUMBER:

OWNER: Mirant Marsh Landing, LLC	DATE OF CHANGE ORDER REQUEST:

CONTRACTOR: Kiewit Power Constructors Co.

DATE OF AGREEMENT: [ , 20 ]

Contractor Proposes the Following Change(s) in the Agreement: (attach additional documentation, if necessary)

Detailed Reasons for Proposed Change(s) (provide detailed reasons for the proposed change, and attach all supporting documentation required under the Agreement)

Proposed Adjustments to Agreement (attach additional documentation, if necessary)

Contract Price Adjustment (including an itemization of the adjustment to the Siemens Equipment Payment Milestone and EPC Payment Milestone portions of the Contract Price):

If Siemens Equipment Payment Milestone adjustment is proposed, allocation of such proposed adjustment among (i) Transportation, (ii) Services and (iii) Equipment:

Adjustment to Key Milestones (list all Key Milestones to be adjusted):

Adjustment to Guaranteed Substantial Completion Date:

Adjustment to Required Final Completion Date:

Adjustment to Payment Schedule:

Adjustment to Minimum Acceptance Criteria:

Adjustment to Performance Guarantees:

Adjustment to Design Basis:

Other adjustments to liabilities or obligations of Contractor or Owner under the Agreement:

This request for Change Order is signed by Contractor’s duly authorized representative.

Contractor

Name

Title

Date of Signing

SCHEDULE D-4

PRICING FOR CHANGE ORDERS

Initial Standard Published Rates for Contractor-Owned Construction Equipment1

Description Make and Model	Hourly Rate	Daily Rate	Weekly Rate	Monthly Rate
***	***	***	***	***

[1]	***

Initial Published 2.5 X Multiplier Engineering Services Rates for Project Management, Engineering and

Design Services from Kiewit Power Constructor Co.

(Effective April 1, 2009 to March 31, 2010)

Professional Level	Hourly Rate (U.S.$)
***	***

Initial Published 2.5 X Multiplier Engineering Services Rates for Home Office Project Management,

Engineering and Design Services from Kiewit Power Engineers Co.’s Engineers & Consultants

(Effective until April 26, 2010)

Professional Level	1 (U.S.$)	2 (U.S.$)	3 (U.S.$)
***	***	***	***

Execution Version

ATTACHMENT E

KEY MILESTONE SCHEDULE

1	2	3	4	5
Key Milestone	Key Milestone Date*	Days of Delay to Initiate Recovery	Total Days of Delay for Default**	Default Date*
***	***	***	***	***

*

The Key Milestone Dates and Default Dates set forth herein are anticipated dates based upon preliminary project scheduling activities. The Key Milestone Dates and Default Dates set forth herein shall be updated by Change Order once the CPM Performance Measurement Baseline Schedule is agreed upon by the Parties in accordance with the Agreement.

**	The “Total Days of Delay for Default” sets forth the total number of days of actual or expected delay (beyond the Key Milestone Date) upon which gives rise to a Contractor Default under the Agreement.

***

E-1

Execution Version

ATTACHMENT F

KEY PERSONNEL AND CONTRACTOR’S ORGANIZATION

The following individuals are Key Personnel. In accordance with Section 2.2A of the Agreement, Key Personnel shall, unless otherwise expressly stated in this Attachment F, be devoted essentially full-time to the Work for the entire duration of the Work, and Key Personnel shall not be removed or reassigned without Owner’s prior written approval.

Name	Position	Status / Duration
***	***	***

All initial Key Persons shall be subject to Owner’s written approval.

*

After Substantial Completion, the Overall Project Manager shall remain available on a part-time basis in order to attend applicable meetings, assist in resolving issues regarding Defective Work and Warranties, etc.

**

After Substantial Completion, the indicated Key Persons may reduce their commitment to a part-time basis (as opposed to full-time basis) to the extent that such reduced commitment continues to allow such Key Person to properly and timely manage Contractor’s performance of its remaining obligations under the Agreement.

F-1

Execution Version

ATTACHMENT G

APPROVED SUBCONTRACTORS AND SUB-SUBCONTRACTORS

Contractor and Owner have approved the following Subcontractors and Sub-subcontractors for the performance of the Work specified with respect to each such Subcontractor or Sub-subcontractor. Contractor may solicit bids from, and enter into a Subcontract with, any of the following Subcontractors; provided that Contractor shall, at a minimum, solicit bids from those Subcontractors marked with an asterisk (*) with respect to the portion of Work identified for such Subcontractors. Contractor’s selection of any Subcontractor or Sub-subcontractor in this Attachment G, including those marked with an asterisk, does not relieve Contractor of any obligations under the Agreement.

PORTION OF THE WORK	APPROVED SUBCONTRACTORS AND SUB-SUBCONTRACTORS
***	***

G-1

Execution Version

ATTACHMENT H

NOTICE TO PROCEED FORMS

SCHEDULE H-1

FORM OF LIMITED NOTICE TO PROCEED

                    , 20

Kiewit Power Constructors Co.

9401 Renner Blvd.

Lenexa, Kansas 66219

Facsimile: 913-928-7214

Attention: Kevin Needham

Re:	Limited Notice to Proceed

Pursuant to Section 5.2 of the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Marsh Landing Generating Station, dated as of [                    , 20    ] (the “Agreement”), by and between Mirant Marsh Landing, LLC (“Owner”) and Kiewit Power Constructors Co. (“Contractor”), this letter shall serve as a Limited Notice to Proceed from Owner to Contractor authorizing Contractor to proceed with that certain portion of the Work as described below pursuant to the terms and conditions of the Agreement:

(“LNTP Work”).

Contractor is authorized under this Limited Notice to Proceed to incur no more than                      U.S. Dollars (U.S.$             ) for performance of the foregoing LNTP Work. No other amounts are authorized under this Limited Notice to Proceed for any other services, labor or Work. Contractor shall be paid for such specified LNTP Work pursuant to the terms and conditions of the Agreement, with all such payments credited against the Contract Price and the first payment(s) to become due under the Agreement.

For and on behalf of
MIRANT MARSH LANDING, LLC

By:
Title:

cc:

SCHEDULE H-2

FORM OF NOTICE TO PROCEED

                         , 20

Kiewit Power Constructors Co.

9401 Renner Blvd.

Lenexa, Kansas 66219

Facsimile: 913-928-7214

Attention: Kevin Needham

Re:	Notice to Proceed

Pursuant to Section 5.2E of the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Marsh Landing Generating Station, dated as of [                    , 20    ] (the “Agreement”), by and between Mirant Marsh Landing, LLC (“Owner”) and Kiewit Power Constructors Co. (“Contractor”), this letter shall serve as the Notice to Proceed from Owner to Contractor authorizing Contractor to proceed with the Work pursuant to the terms and conditions of the Agreement.

For and on behalf of
MIRANT MARSH LANDING, LLC

By:
Title:

cc:

Execution Version

ATTACHMENT I

FORM OF CONTRACTOR’S INVOICES

SCHEDULE I-1

FORM OF CONTRACTOR’S INTERIM INVOICE

PROJECT NAME: Marsh Landing Generating Station	INVOICE NUMBER:

OWNER: Mirant Marsh Landing, LLC	DATE OF INVOICE: , 20

CONTRACTOR: Kiewit Power Constructors Co.

DATE OF AGREEMENT: [ ]

This Invoice covers EPC Payment Milestone No(s).              and Siemens Equipment Payment Milestone No(s).              set forth in Schedules C-1 and C-2 of the Agreement for the period (“Invoice Period”) from                     , 20     to                     , 20     (“Current Date”). Contractor hereby makes application for payment to Owner as shown below in connection with the above referenced Agreement between the Parties.

1.	Original Contract Price (Section 7.1 of Agreement)	US$
2.	Net change by Change Orders (except Owner-directed Change Orders) (Exhibit 3)	US$
3.	Contract Price to date (Line 1 + Line 2)	US$
4.	Total earned to date for completion of Work under EPC Payment Milestones including Retainage (Sum of Column E and F of Section 1 of Exhibit 1)	US$
5.	Retainage for completion of Work under EPC Payment Milestones (Column G of Section 1 of Exhibit 1)	US$
6.	Total earned to date for completion of Work under EPC Payment Milestones less Retainage (Line 4 - Line 5)	US$
7.	Total earned to date for completion of Work under Siemens Equipment Payment Milestones (Sum of Column E and F of Section 2 of Exhibit 1)	US$
8.	Total earned to date on Owner-directed Change Orders (Exhibit 2)	US$
9.	California sales and use Tax invoiced to Contractor to date under the Siemens Contract (Exhibit 6)	US$
10.	Total earned to date (not including Retainage) plus California sales and use Tax invoiced to date to Contractor under the Siemens Contract (Line 6 + Line 7+ Line 8 + Line 9)	US$
11.	Less previous Invoices (Line 10 from prior Invoice)	US$
12.	Current Payment Due (Line 10 less Line 11)	US$

Contractor certifies that (i) the Work is progressing in accordance with the Key Milestone Schedule and CPM Performance Measurement Baseline Schedule, except to the extent (if any) expressly set forth in the current Monthly Progress Report or Monthly Updated CPM Schedule, (ii) the Work described in or relating to this Invoice has been performed and supplied in full accordance with the Agreement, (iii) prices in this Invoice and attached Exhibits are correct and in accordance with the Agreement and the referenced Payment Milestone(s) are complete, (iv) Contractor is entitled to payment of the amount set forth as “Current Payment Due” in this Invoice, and such Current Payment Due constitutes in full all amounts due and owing as of the Current Date, (v) the Work and any portion thereof described in or relating to this Invoice and all previous Invoices are free and clear of all liens, security interests and encumbrances through the date of this Invoice, (vi) all Subcontractors have been paid the monies due and payable for Work performed in connection with the Facility (except for any amounts owed such Subcontractors for Work billed under this Invoice), (vii) fully completed and executed Interim Waiver and Release of Liens and Interim Claim Waivers from Contractor and from all Major Subcontractors who performed Work relating to this Invoice, are attached to this Invoice, (viii) if requested by Owner and required by the Agreement, fully completed and executed Interim Waiver and Release of Liens and Interim Claim Waivers from all Major Sub-subcontractors who performed Work relating to this Invoice, are attached to this Invoice, (ix) attached to this Invoice is all documentation supporting Contractor’s request for payment as required under the Agreement and (x) this Invoice is signed by an authorized representative of Contractor.

CONTRACTOR		Subscribed and sworn to before me this day of , 20 .

Signed:
Name:
Title:
Date:	, 20	Notary Public
My Commission Expires: , 20

MARSH LANDING GENERATING STATION

INVOICE NUMBER	INVOICE DATE , 20

OWNER APPROVAL

AMOUNT APPROVED by Owner for Payment: US$

OWNER
Signed:
Name:
Title:
Date:	, 20

The AMOUNT APPROVED by Owner is without prejudice to any rights of Owner under the Agreement.

Explanation is listed below or attached if the AMOUNT APPROVED is less than the amount requested by Contractor under this Invoice:

EXHIBIT 1

COMPLETION OF PAYMENT MILESTONES

1. EPC PAYMENT MILESTONES: The following EPC Payment Milestones were completed and invoiced in prior Invoices or were completed by Contractor within this Invoice Period.

A	B	C	D	E	F	G	H
Item No.	Description of EPC Payment Milestone	Original EPC Payment Milestone Amount	EPC Payment Milestone Amount as Adjusted by Change Order	EPC Payment Milestone Amount Previously Invoiced*	EPC Payment Milestone Amount for this Invoice Period**	Retainage Withheld***	Cumulative Amounts Paid by Owner, or Invoiced to Owner, for EPC Payment Milestones (less Retainage Withheld)

Total

*

Column E contains the full EPC Payment Milestone amount for EPC Payment Milestones that were fully completed in accordance with the Agreement and invoiced in prior Invoices. No partial EPC Payment Milestone amounts shall be included, and Contractor shall not include any amounts for partially completed EPC Payment Milestones. If amounts listed in this Column E are left blank or are identified as “$0” (or similar indication), such identification indicates that the applicable EPC Payment Milestone was not completed and invoiced in a prior Invoice.

**

Column F contains the full EPC Payment Milestone amount for EPC Payment Milestones that were fully completed in accordance with the Agreement during the Invoice Period covered by this Invoice. No partial EPC Payment Milestone amounts shall be included, and Contractor shall not include any amounts for partially completed EPC Payment Milestones. If amounts listed in this Column F are left blank or are identified as “$0” (or similar indication), such identification indicates that the applicable EPC Payment Milestone was not completed and invoiced within this Invoice Period.

***

Column G shall include the amount of Retainage withheld from each EPC Payment Milestone that was previously completed and invoiced in prior Invoices or completed and invoiced within this Invoice Period.

2. SIEMENS EQUIPMENT PAYMENT MILESTONES: The following Siemens Equipment Payment Milestones were completed and invoiced in prior Invoices or were completed by Contractor within this Invoice Period.

A	B	C	D	E	F
Item No.	Description of Siemens Equipment Payment Milestone	Original Siemens Equipment Payment Milestone Amount	Siemens Equipment Payment Milestone Amount as Adjusted by Change Order	Siemens Equipment Payment Milestone Amount Previously Invoiced*	Siemens Equipment Payment Milestone Amount for this Invoice Period**

Total

*

Column E contains the full Siemens Equipment Payment Milestone amount for Siemens Equipment Payment Milestones that were fully completed in accordance with the Agreement and invoiced in prior Invoices. No partial Siemens Equipment Payment Milestone amounts shall be included, and Contractor shall not include any amounts for partially completed Siemens Equipment Payment Milestones. If amounts listed in this Column E are left blank or are identified as “$0” (or similar indication), such identification indicates that the applicable Siemens Equipment Payment Milestone was not completed and invoiced in a prior Invoice.

**

Column F contains the full Siemens Equipment Payment Milestone amount for Siemens Equipment Payment Milestones that were fully completed in accordance with the Agreement during the Invoice Period covered by this Invoice. No partial Siemens Equipment Payment Milestone amounts shall be included, and Contractor shall not include any amounts for partially completed Siemens Equipment Payment Milestones. If amounts listed in this Column F are left blank or are identified as “$0” (or similar indication), such identification indicates that the applicable Siemens Equipment Payment Milestone was not completed and is not being invoiced in this Invoice Period.

EXHIBIT 2

OWNER-DIRECTED CHANGE ORDERS

1. WORK COMPLETED UNDER OWNER-DIRECTED CHANGE ORDERS: The following Work has been completed in accordance with the Agreement under Owner-directed Change Orders executed by Owner pursuant to Section 6.1C or Section 6.2D.

No.	Description of Owner-directed Change Order	Work Completed (From Previous Invoices) (US$)	Work Completed (This Invoice Period) (US$)*

Total

* The amounts in this column shall be further detailed in Section 2 below for each Change Order.

2. CALCULATION OF TIME AND MATERIAL CHARGES FOR OWNER-DIRECTED CHANGE ORDERS: The following table illustrates the costs incurred in performing any Change Orders on a time and material basis for this Invoice Period and in accordance with Section 6.3 of the Agreement.

A	B	C	D	E	F	G	H	I	J
No.	Description of Owner-directed Change Order	Direct Craft Labor Costs (US$)	Small Tools and Supplies Costs (***)	Construction Equipment Costs (US$)	Materials and Subcontracts Costs (US$)	Project Management, Engineering & Design Costs (US$)	California Sales and Use Taxes (US$)	General and Administrative Expenses (US$)	Profit (US$)

Total

The direct craft labor costs set forth in Column C above shall be itemized by each craft laborer employed for such Work, the applicable hourly rate and the hours expended by each laborer for each of the above Change Orders. Contractor shall provide support for such hours and allocation to applicable Change Orders through daily work logs, time sheets and other reasonable, objectively verifiable supporting documentation.

The total direct craft labor hours expended on the applicable Change Order (as supported by the documentation set forth in the foregoing sentence) shall be used to determine the small tool and supplies amount for Column D above.

The construction equipment costs for Column E and materials and subcontract costs in Column F shall be supported by invoices, purchase orders, Contractor’s work logs (for Contractor-owed construction equipment) and other reasonable, objectively verifiable supporting documentation.

The project management, engineering and design costs set forth in Column G above shall be itemized by each professional employed for such Work, the applicable hourly rate and the hours expended by each professional for each of the above Change Orders. Contractor shall provide support for such hours and allocation to applicable Change Orders through daily work logs, time sheets and other reasonable, objectively verifiable supporting documentation.

For purposes of determining the reimbursement to Contractor of California sales and use Taxes pursuant to Section 6.3F of the Agreement, such California sales and use Taxes to be reimbursed to Contractor (as set forth in Column H above) shall be determined by applying the applicable sales and use tax rate to (a) the taxable materials and subcontracts costs within the amounts set forth in Column F and (b) any taxable third party construction equipment rental costs within the amounts set forth in Column E incurred by Contractor.

The amounts set forth in Column I (general and administrative expenses) and Column J (profit) shall be calculated in accordance with Sections 6.3G and 6.3H (respectively) of the Agreement.

EXHIBIT 3

LIST OF MUTUAL CHANGE ORDERS

The following Change Orders have been executed by Owner and Contractor pursuant to Section 6.1B or Section 6.2C.

No.	Description of Change Order	US$

Total

EXHIBIT 4

INTERIM WAIVER AND RELEASE OF LIENS

AND

INTERIM CLAIM WAIVERS

EXHIBIT 5

INFORMATION REQUIRED OR REQUESTED BY OWNER

EXHIBIT 6

CALIFORNIA SALES AND USE TAX INVOICED TO CONTRACTOR

UNDER THE SIEMENS CONTRACT

Amount of California sales and use Tax invoiced to Contractor under the Siemens Contract and requested by Contractor	Invoice No. and Invoice date in which California sales and use Tax was invoiced by Siemens to Contractor	Date that such California sales and use Tax was paid to the State by Contractor

Total California sales and use Tax invoiced to Contractor by Siemens to date under the Siemens Contract:

SCHEDULE I-2

FORM OF CONTRACTOR’S FINAL INVOICE

PROJECT NAME: Marsh Landing Generating Station	INVOICE NUMBER:

OWNER: Mirant Marsh Landing, LLC	DATE OF INVOICE: , 20

CONTRACTOR: Kiewit Power Constructors Co.

DATE OF AGREEMENT: [ ]

This final Invoice covers (i) under Section I, EPC Payment Milestone No(s).              and Siemens Contract Payment Milestone No(s).              set forth in Schedules C-1 and C-2 of the Agreement for the period (the “Invoice Period”) from                     , 20     to                     , 20     and (ii) under Section II, any adjustments required to reconcile all previous Invoices, payments and Change Orders.

I. APPLICATION FOR PAYMENT. Contractor hereby makes application for final payment to Owner under the Agreement, as shown below.

1.	Original Contract Price (Section 7.1 of Agreement)	US$
2.	Net change by Change Orders (except Owner-directed Change Orders) (Section 1 of Exhibit 1)	US$
3.	Contract Price (Line 1 + Line 2)	US$
4.	Total California sales and use Tax invoiced to Contractor under the Siemens Contract (Exhibit 5)	US$
5.	Total earned to date on Owner-directed Change Orders (Exhibit 2)	US$
6	Total previously paid for completion of Work performed under EPC Payment Milestones, including any Retainage paid (Exhibit 1)	US$
7.	Total previously paid for Work performed under Siemens Equipment Payment Milestones (Exhibit 1)	US$
8.	Total previously paid for Work completed under Owner-directed Change Orders (Exhibit 2)	US$
9.	Total paid to date for California sales and use Tax invoiced to Contractor under the Siemens Contract	US$
10.	Total paid to date (Line 6 + Line 7 + Line 8 + Line 9)	US$
11.	Payment Due (Line 3 + Line 4 + Line 5 - Line 10)	US$

II. ADJUSTMENTS. Explanation is listed below of any adjustments required to reconcile all previous Invoices, payments and Change Orders.

(Attach supporting documentation.)

Total adjustments	US$

Total Final Payment Due (Line I(12) +/- total adjustment in II)	US$

Contractor certifies that (i) all Work (except for that Work and obligations that survive the termination or expiration of the Agreement) has been fully and completely performed in accordance with the terms of the Agreement, including the completion of all Punchlist items; (ii) prices in this final Invoice and attached Exhibits are correct and in accordance with the Agreement; (iii) fully completed and executed Final Waiver and Release of Liens and Final Claim Waivers from Contractor and from all Major Subcontractors who performed Work for the Facility, as provided in Section 7.3 of the Agreement, are attached to this final Invoice; (iv) if requested by Owner, fully completed and executed Final Waiver and Release of Liens and Final Claim Waivers from all Major Sub-subcontractors who performed Work for the Facility, as provided in Section 7.3 of the Agreement, are attached to this final Invoice; (v) all Subcontractors have been fully paid in accordance with the terms of their Subcontracts, except for amounts that are the subject of this final Invoice, and attached is evidence acceptable to Owner that all Subcontractors and Sub-subcontractors have been fully paid, less amounts that are the subject of this final Invoice; (vi) all payrolls, Taxes, liens, charges, claims, demands, judgments, security interests, bills for Equipment, and any other indebtedness connected with the Work has been paid, including California state and applicable local sales and use Taxes which Contractor is required under the Agreement to pay (including, without limitation, any California sales and use Taxes which Contractor is required to pay under the Siemens Contract); (vii) Contractor has delivered an executed Final Completion Certificate, which has been accepted by Owner by signing such certificate; (viii) Contractor has completed all other obligations required under the Agreement for Final Completion; (ix) attached to this final Invoice is all documentation supporting Contractor’s request for payment as required under the Agreement; and (x) this final Invoice is signed by an authorized representative of Contractor.

CONTRACTOR		Subscribed and sworn to before me this day of , 20 .

Signed:
Name:
Title:
Date:	, 20	Notary Public
My Commission Expires: , 20

MARSH LANDING GENERATING STATION

INVOICE NUMBER	INVOICE DATE , 20

OWNER APPROVAL

AMOUNT APPROVED by Owner for Payment: US$

OWNER
Signed:
Name:
Title:
Date:	, 20

The AMOUNT APPROVED by Owner is without prejudice to any rights of Owner under the Agreement.

Explanation is listed below or attached if the AMOUNT APPROVED is less than the amount requested by Contractor under this Invoice:

.

EXHIBIT 1

COMPLETION OF PAYMENT MILESTONES AND MUTUAL CHANGE ORDERS

1. MUTUAL CHANGE ORDERS: The following Change Orders have been executed by Owner and Contractor pursuant to Section 6.1B or Section 6.2C:

No.	Description of Change Order	US$

Total

2. EPC PAYMENT MILESTONES: The following EPC Payment Milestones were completed and invoiced in prior Invoices or were completed by Contractor within this Invoice Period.

A	B	C	D	E	F	G	H
Item No.	Description of EPC Payment Milestone	Original EPC Payment Milestone Amount	EPC Payment Milestone Amount as Adjusted by Change Order	EPC Payment Milestone Amount Previously Invoiced*	EPC Payment Milestone Amount for this Invoice Period**	Retainage Withheld***	Cumulative Amounts Paid by Owner, or Invoiced to Owner, for EPC Payment Milestones (less Retainage Withheld)

Total

*

Column E contains the full EPC Payment Milestone amount for EPC Payment Milestones that were fully completed in accordance with the Agreement and invoiced in prior Invoices. No partial EPC Payment Milestone amounts shall be included, and Contractor shall not include any amounts for partially completed EPC Payment Milestones. If amounts listed in this Column E are left blank or are identified as “$0” (or similar indication), such identification indicates that the applicable EPC Payment Milestone was not completed and invoiced in a prior Invoice.
**

Column F contains the full EPC Payment Milestone amount for EPC Payment Milestones that were fully completed in accordance with the Agreement during the Invoice Period covered by this Invoice. No partial EPC Payment Milestone amounts shall be included, and Contractor shall not include any amounts for partially completed EPC Payment Milestones. If amounts listed in this Column F are left blank or are identified as “$0” (or similar indication), such identification indicates that the applicable EPC Payment Milestone was not completed and invoiced in this Invoice Period.

***

Column G shall include the amount of Retainage withheld from each EPC Payment Milestone that was previously completed and invoiced in prior Invoices or completed and invoiced within this Invoice Period.

3. SIEMENS EQUIPMENT PAYMENT MILESTONES: The following Siemens Equipment Payment Milestones were completed and invoiced in prior Invoices or were completed by Contractor within this Invoice Period.

A	B	C	D	E	F
Item No.	Description of Siemens Equipment Payment Milestone	Original Siemens Equipment Payment Milestone Amount	Siemens Equipment Payment Milestone Amount as Adjusted by Change Order	Siemens Equipment Payment Milestone Amount Previously Invoiced*	Siemens Equipment Payment Milestone Amount for this Invoice Period**

Total

*

Column E contains the full Siemens Equipment Payment Milestone amount for Siemens Equipment Payment Milestones that were fully completed in accordance with the Agreement and invoiced in prior Invoices. No partial Siemens Equipment Payment Milestone amounts shall be included, and Contractor shall not include any amounts for partially completed Siemens Equipment Payment Milestones. If amounts listed in this Column E are left blank or are identified as “$0” (or similar indication), such identification indicates that the applicable Siemens Equipment Payment Milestone was not completed and invoiced in a prior Invoice.

**

Column F contains the full Siemens Equipment Payment Milestone amount for Siemens Equipment Payment Milestones that were fully completed in accordance with the Agreement during the Invoice Period covered by this Invoice. No partial Siemens Equipment Payment Milestone amounts shall be included, and Contractor shall not include any amounts for partially completed Siemens Equipment Payment Milestones. If amounts listed in this Column F are left blank or are identified as “$0” (or similar indication), such identification indicates that the applicable Siemens Equipment Payment Milestone was not completed and is not being invoiced in this Invoice Period.

EXHIBIT 2

PAYMENTS FOR OWNER-DIRECTED CHANGE ORDERS

1. WORK COMPLETED UNDER OWNER-DIRECTED CHANGE ORDERS: The following Work has been completed in accordance with the Agreement under Owner-directed Change Orders on a time and material basis executed by Owner pursuant to Section 6.1C or Section 6.2D:

No.	Description of Owner- directed Change Order	Work Completed (From Previous Invoices) (US$)	Work Completed (This Invoice Period) (US$)*	Total Work Completed (US$)

Total

* The amounts in this column shall be further detailed in Section 2 below for each Change Order.

2. CALCULATION OF TIME AND MATERIAL CHARGES FOR OWNER-DIRECTED CHANGE ORDERS: The following table illustrates the costs incurred in performing any Change Orders on a time and material basis for the Invoice Period covered by this Invoice and in accordance with Section 6.3 of the Agreement.

A	B	C	D	E	F	G	H	I	J
No.	Description of Owner-directed Change Order	Direct Craft Labor Costs (US$)	Small Tools and Supplies Costs (***)	Construction Equipment Costs (US$)	Materials and Subcontracts Costs (US$)	Project Management, Engineering & Design Costs (US$)	California Sales and Use Taxes (US$)	General and Administrative Expenses (US$)	Profit (US$)

Total

The direct craft labor costs set forth in Column C above shall be itemized by each craft laborer employed for such Work, the applicable hourly rate and the hours expended by each laborer for each of the above Change Orders. Contractor shall provide support for such hours and allocation to applicable Change Orders through daily work logs, time sheets and other reasonable, objectively verifiable supporting documentation.

The total direct craft labor hours expended on the applicable Change Order (as supported by the documentation set forth in the foregoing sentence) shall be used to determine the small tool and supplies amount for Column D above.

The construction equipment costs for Column E and materials and subcontract costs in Column F shall be supported by invoices, purchase orders, Contractor’s work logs (for Contractor-owed construction equipment) and other reasonable, objectively verifiable supporting documentation.

The project management, engineering and design costs set forth in Column G above shall be itemized by each professional employed for such Work, the applicable hourly rate and the hours expended by each professional for each of the above Change Orders. Contractor shall provide support for such hours and allocation to applicable Change Orders through daily work logs, time sheets and other reasonable, objectively verifiable supporting documentation.

For purposes of determining the reimbursement to Contractor of California sales and use Taxes pursuant to Section 6.3F of the Agreement, such California sales and use Taxes to be reimbursed to Contractor (as set forth in Column H above) shall be determined by applying the applicable sales and use tax rate to (a) the taxable materials and subcontracts costs within the amounts set forth in Column F and (b) any taxable third party construction equipment rental costs within the amounts set forth in Column E incurred by Contractor.

The amounts set forth in Column I (general and administrative expenses) and Column J (profit) shall be calculated in accordance with Sections 6.3G and 6.3H (respectively) of the Agreement.

EXHIBIT 3

FINAL WAIVER AND RELEASE OF LIENS

AND

FINAL CLAIM WAIVERS

EXHIBIT 4

INFORMATION REQUIRED OR REQUESTED BY OWNER

EXHIBIT 5

CALIFORNIA SALES AND USE TAX INVOICED TO CONTRACTOR

UNDER THE SIEMENS CONTRACT

Amount of California sales and use Tax invoiced to Contractor under the Siemens Contract and requested by Contractor	Invoice No. and Invoice date in which California sales and use Tax was invoiced by Siemens to Contractor	Date that such California sales and use Tax was paid to the State by Contractor

Total California sales and use Tax invoiced to Contractor by Siemens under the Siemens Contract:

Execution Version

ATTACHMENT J

HEALTH, SAFETY AND ENVIRONMENTAL POLICIES

***

J-1

Execution Version

ATTACHMENT K

FORM OF LIEN AND CLAIM WAIVERS

SCHEDULE K-1

CONTRACTOR’S INTERIM CONDITIONAL LIEN WAIVER AND RELEASE UPON

PROGRESS PAYMENT

(To be provided by Contractor with each invoice for progress payment)

STATE OF CALIFORNIA

COUNTY OF

Upon receipt by the undersigned, Kiewit Power Constructors Co. (“Contractor”), of payment from Mirant Marsh Landing, LLC (“Owner”) in the sum of $                    , this document shall become effective to release any mechanic’s lien, stop notice, or bond right the undersigned has on the job of Owner located at the Marsh Landing electric generation facility near Antioch, California to the following extent. This release covers a progress payment for labor, services, equipment, or material furnished to Owner through                      (Date) only and does not cover any retentions retained before or after the release date; extras furnished before the release date for which payment has not been received; extras or items furnished after the release date. Rights based upon work performed or items furnished under a written change order which has been fully executed by the parties prior to the release date are covered by this release unless specifically reserved by the claimant in this release. This release of any mechanic’s lien, stop notice, or bond right shall not otherwise affect the contract rights, including rights between parties to the contract based upon a rescission, abandonment, or breach of the contract, or the right of the undersigned to recover compensation for furnished labor, services, equipment, or material covered by this release if that furnished labor, services, equipment, or material was not compensated by the progress payment. Before any recipient of this document relies on it, said party should verify evidence of payment to the undersigned.

Contractor agrees that this waiver and release form is in compliance with Cal. Civ. Code § 3262(d).

FOR CONTRACTOR:

Dated:	Kiewit Power Constructors Co.

Applicable to Invoice No.	By

Print Name:
Title:

SCHEDULE K-2

CONTRACTOR’S INTERIM CLAIM WAIVER AND RELEASE

UPON PROGRESS PAYMENT

(To be provided by Contractor with each invoice for progress payment)

STATE OF CALIFORNIA

COUNTY OF

The undersigned, Kiewit Power Constructors Co. (“Contractor”), has been engaged under a contract with Mirant Marsh Landing, LLC (“Owner”) to furnish certain materials, equipment, services, and/or labor for the construction of improvements to the Marsh Landing electric generation facility, together with all improvements and appurtenances attendant thereto (the “Facility”), which is located near the City of Antioch, State of California, and more particularly described as follows:

Upon receipt of the sum of $                    , Contractor waives and releases any and all claims, demands, actions, causes of action or other rights (except those concerning lien, stop notice or bond rights which are separately waived pursuant to Cal. Civ. Code § 3262(d) by the Contractor’s Interim Conditional Lien Waiver and Release Upon Progress Payment, which is executed concurrently with this form) against Owner through the date of                     , 20     and reserving those rights that Contractor might have in any retained amounts, on account of materials, equipment, services and/or labor furnished by the undersigned to or on account of Owner or any other entity for said Facility. Exceptions as follows:

(If no exception or “none” is entered above, undersigned shall be deemed not to have reserved any claim.)

Contractor affirms and represents that all subconsultants, laborers, materialmen, mechanics, manufacturers, suppliers, and subcontractors who have furnished services, labor, equipment, or materials, or any one of these items to Contractor have been paid in full for all work performed and all materials, equipment, labor or services supplied to Contractor for use at the Facility through and including                     , 20     (date of Contractor’s last prior invoice), and (b) that Contractor is not indebted to any person or entity for labor, equipment, services or materials used in connection with or as a part of such Facility in any amount whatsoever through and including the date hereof, excepting amounts for retainage and amounts, if any, reasonably disputed between Contractor and such person or entity, as follows:

(If no exception or “none” is entered above, no amounts have been withheld by Contractor for disputed items.)

This Waiver and Release is freely and voluntarily given and the undersigned acknowledges and represents that it has fully reviewed the terms and conditions of this Waiver and Release, that it is fully informed with respect to the legal effect of this Waiver and Release, and that it has voluntary chosen to accept the terms and conditions of this Waiver and Release in return for the payment recited above.

FOR CONTRACTOR:

Applicable to invoice no(s).
Signed:
By:
Title:
Date:

SCHEDULE K-3

SUBCONTRACTOR’S INTERIM CONDITIONAL LIEN WAIVER AND RELEASE

UPON PROGRESS PAYMENT

(To be provided by Subcontractor with each invoice for progress payment)

STATE OF CALIFORNIA

COUNTY OF

Upon receipt by the undersigned,                      (“Subcontractor”), of payment from Kiewit Power Constructors Co. (“Contractor”) in the sum of $                    , this document shall become effective to release any mechanic’s lien, stop notice, or bond right the undersigned has on the job of Mirant Marsh Landing, LLC (“Owner”) located at the Marsh Landing electric generation facility near Antioch, California to the following extent. This release covers a progress payment for labor, services, equipment, or material furnished to Contractor through                     (Date) only and does not cover any retentions retained before or after the release date; extras furnished before the release date for which payment has not been received; extras or items furnished after the release date. Rights based upon work performed or items furnished under a written change order which has been fully executed by the parties prior to the release date are covered by this release unless specifically reserved by the claimant in this release. This release of any mechanic’s lien, stop notice, or bond right shall not otherwise affect the contract rights, including rights between parties to the contract based upon a rescission, abandonment, or breach of the contract, or the right of the undersigned to recover compensation for furnished labor, services, equipment, or material covered by this release if that furnished labor, services, equipment, or material was not compensated by the progress payment. Before any recipient of this document relies on it, said party should verify evidence of payment to the undersigned.

Subcontractor agrees that this waiver and release form is in compliance with Cal. Civ. Code § 3262(d).

FOR SUBCONTRACTOR:

Dated:

Applicable to Invoice No.	By

Print Name:
Title:

SCHEDULE K-4

SUBCONTRACTOR’S INTERIM CLAIM WAIVER AND

RELEASE UPON PROGRESS PAYMENT

(To be provided by Subcontractor with each invoice for progress payment)

STATE OF CALIFORNIA

COUNTY OF

The undersigned,                      (“Subcontractor”), has been engaged under a contract with Kiewit Power Constructors Co. (“Contractor”) to furnish certain materials, equipment, services, and/or labor for the construction of improvements to the Marsh Landing electric generation facility, together with all improvements and appurtenances attendant thereto (the “Facility”), which is located near the City of Antioch, State of California, and more particularly described as follows:

Upon receipt of the sum of $                    , the Subcontractor waives and releases any and all claims, demands, actions, causes of action or other rights (except those concerning lien, stop notice or bond rights which are separately waived pursuant to Cal. Civ. Code § 3262(d) by the Subcontractor’s Interim Conditional Lien Waiver and Release Upon Progress Payment, which is executed concurrently with this form) against Mirant Marsh Landing, LLC (“Owner”) through the date of                     , 20     and reserving those rights that the Subcontractor might have in any retained amounts, on account of materials, equipment, services and/or labor furnished by the undersigned to or on account of Owner or any other entity for said Facility. Exceptions as follows:

(If no exception or “none” is entered above, undersigned shall be deemed not to have reserved any claim.)

Subcontractor affirms and represents that all subconsultants, laborers, materialmen, mechanics, manufacturers, suppliers, and subcontractors who have furnished services, labor, equipment, or materials, or any one of these items to the Subcontractor have been paid in full for all work performed and all materials, equipment, labor or services supplied to the Subcontractor for use at the Facility through and including                     , 20     (date of Subcontractor’s last prior invoice), and (b) that the Subcontractor is not indebted to any person or entity for labor, equipment, services or materials used in connection with or as a part of such Facility in any amount whatsoever through and including the date hereof, excepting amounts for retainage.

This Waiver and Release is freely and voluntarily given and the undersigned acknowledges and represents that it has fully reviewed the terms and conditions of this Waiver and Release, that it is fully informed with respect to the legal effect of this Waiver and Release, and that it has voluntary chosen to accept the terms and conditions of this Waiver and Release in return for the payment recited above.

FOR SUBCONTRACTOR:

Applicable to invoice no(s).
Signed:
By:
Title:
Date:

SCHEDULE K-5

CONTRACTOR’S FINAL CONDITIONAL LIEN WAIVER AND RELEASE UPON

FINAL PAYMENT

(To be provided by Contractor with the invoice for final payment)

STATE OF CALIFORNIA

COUNTY OF

Upon receipt by the undersigned, Kiewit Power Constructors Co. (“Contractor”), of payment from Mirant Marsh Landing, LLC (“Owner”) in the sum of $                    , this document shall become effective to release any mechanic’s lien, stop notice, or bond right the undersigned has on the job of Owner located at the Marsh Landing electric generation facility near Antioch, California. This release covers the final payment to the undersigned Contractor for all labor, services, equipment, or material furnished on the job, except for disputed claims for additional work in the amount of $                    . Before any recipient of this document relies on it, the party should verify evidence of payment to the undersigned.

Contractor agrees that this waiver and release form is in compliance with Cal. Civ. Code § 3262(d).

FOR CONTRACTOR:

Dated:	Kiewit Power Constructors Co.

Applicable to Invoice No.	By

Print Name:
Title:

AFFIDAVIT

On this      day of                     , 20    , before me appeared the above-signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Contractor and that this document was signed under oath personally and on behalf of Contractor.

Notary Public
My term expires (date):

SCHEDULE K-6

CONTRACTOR’S FINAL CLAIM WAIVER AND RELEASE UPON FINAL PAYMENT

(To be executed by Contractor with the invoice for final payment)

STATE OF CALIFORNIA

COUNTY OF

The undersigned, Kiewit Power Constructors Co. (“Contractor”), has been engaged under a contract with Mirant Marsh Landing, LLC (“Owner”) to furnish certain materials, equipment, services, and/or labor for the construction of improvements to the Marsh Landing electric generation facility, together with all improvements and appurtenances attendant thereto (the “Facility”), which is located near the City of Antioch, State of California, and more particularly described as follows:

Upon receipt of the sum of U.S. $                    (amount in invoice for final payment), Contractor waives and releases all claims, demands, actions, causes of actions or other rights at law, in contract, tort, equity or otherwise (except those concerning lien, stop notice or bond rights which are separately waived pursuant to Cal. Civ. Code § 3262(d) by the Contractor’s Final Conditional Lien Waiver and Release Upon Final Payment, which is executed concurrently with this form) that Contractor has, may have had or may have in the future against Owner arising out of the contract with Owner. This Contractor’s Waiver and Release applies to all facts, acts, events, circumstances, changes, constructive or actual delays, accelerations, extra work, disruptions, interferences and the like which have occurred, or may be claimed to have occurred prior to the date of this Waiver and Release, whether or not known to Contractor at the time of the execution of this Waiver and Release.

Contractor represents that all of its obligations, legal, equitable, or otherwise, relating to or arising out of its work on the Facility have been fully satisfied (except for that work and obligations that survive the termination or expiration of the contract, including warranties and correction of defective work), including, but not limited to, payment to subcontractors and employees and payment of taxes.

This Waiver and Release is freely and voluntarily given, and Contractor acknowledges and represents that it has fully reviewed the terms and conditions of this Waiver and Release, that it is fully informed with respect to the legal effect of this Waiver and Release, and that it has voluntarily chosen to accept the terms and conditions of this Waiver and Release in return for the payment recited above. Contractor understands, agrees and acknowledges that, upon payment, this document waives rights unconditionally and is fully enforceable to extinguish all claims (except those concerning lien, stop notice or bond rights which are separately waived pursuant to Cal. Civ. Code § 3262(d) by the Contractor’s Final Conditional Lien Waiver and Release Upon Final Payment, which is executed concurrently with this form) of Contractor as of the date of execution of this document by Contractor.

FOR CONTRACTOR:
Applicable to Invoice No(s): ALL

Signed:
By:
Title:
Date:

AFFIDAVIT

On this      day of                     , 20    , before me appeared the above-signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Contractor and that this document was signed under oath personally and on behalf of Contractor.

Notary Public
My term expires (date):

SCHEDULE K-7

SUBCONTRACTOR’S FINAL CONDITIONAL LIEN WAIVER AND RELEASE UPON

FINAL PAYMENT

(To be provided by Subcontractor with the invoice for final payment)

STATE OF CALIFORNIA

COUNTY OF

Upon receipt by the undersigned,                      (“Subcontractor”), of payment from Kiewit Power Constructors Co. (“Contractor”) in the sum of $                    , this document shall become effective to release any mechanic’s lien, stop notice, or bond right the undersigned has on the job of Mirant Marsh Landing, LLC (“Owner”) located at the Marsh Landing electric generation facility near Antioch, California. This release covers the final payment to the undersigned Subcontractor for all labor, services, equipment, or material furnished on the job, except for disputed claims for additional work in the amount of $                    . Before any recipient of this document relies on it, the party should verify evidence of payment to the undersigned.

Subcontractor agrees that this waiver and release form is in compliance with Cal. Civ. Code § 3262(d).

FOR SUBCONTRACTOR:

Dated:

Applicable to Invoice No.	By

Print Name:
Title:

AFFIDAVIT

On this      day of                     , 20    , before me appeared the above-signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Subcontractor and that this document was signed under oath personally and on behalf of Subcontractor.

Notary Public
My term expires (date):

SCHEDULE K-8

SUBCONTRACTOR’S FINAL CLAIM WAIVER AND RELEASE UPON

FINAL PAYMENT

(To be executed by Subcontractor with the invoice for final payment)

STATE OF CALIFORNIA

COUNTY OF

The undersigned,                      (“Subcontractor”), has been engaged under a contract with Kiewit Power Constructors Co. (“Contractor”) to furnish certain materials, equipment, services, and/or labor for the construction of improvements to the Marsh Landing electric generation facility, together with all improvements and appurtenances attendant thereto (the “Facility”), which is located near the City of Antioch, State of California, and more particularly described as follows:

Upon receipt of the sum of U.S.$                     (amount in invoice for final payment), Subcontractor waives and releases all claims, demands, actions, causes of actions or other rights at law, in contract, tort, equity or otherwise (except those concerning lien, stop notice or bond rights which are separately waived pursuant to Cal. Civ. Code § 3262(d) by the Subcontractor’s Final Conditional Lien Waiver and Release Upon Final Payment, which is executed concurrently with this form) that Subcontractor has, may have had or may have in the future against Mirant Marsh Landing, LLC (“Owner”) arising out of, or in any way related to, Subcontractor’s subcontract with Contractor or the Facility. This Subcontractor’s Waiver and Release applies to all facts, acts, events, circumstances, changes, constructive or actual delays, accelerations, extra work, disruptions, interferences and the like which have occurred, or may be claimed to have occurred prior to the date of this Waiver and Release, whether or not known to Subcontractor at the time of the execution of this Waiver and Release.

Subcontractor represents that all of its obligations, legal, equitable, or otherwise, relating to or arising out of its work on the Facility have been fully satisfied, including, but not limited to, payment to lower tiered subcontractors and employees and payment of taxes.

This Waiver and Release is freely and voluntarily given, and Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Waiver and Release, that it is fully informed with respect to the legal effect of this Waiver and Release, and that it has voluntarily chosen to accept the terms and conditions of this Waiver and Release in return for the payment recited above. Subcontractor understands, agrees and acknowledges that, upon payment, this document waives rights unconditionally and is fully enforceable to extinguish all claims (except those concerning lien, stop notice or bond rights which are separately waived pursuant to Cal. Civ. Code § 3262(d) by the Subcontractor’s Final Conditional Lien Waiver and Release Upon Final Payment, which is executed concurrently with this form) of Subcontractor as of the date of execution of this document by Subcontractor.

FOR SUBCONTRACTOR:
Applicable to Invoice No(s): ALL

Signed:
By:
Title:
Date:

AFFIDAVIT

On this      day of                     , 20    , before me appeared the above-signed, known or identified to me personally, who, being first duly sworn, did say that s/he is the authorized representative of Subcontractor and that this document was signed under oath personally and on behalf of Subcontractor.

Notary Public
My term expires (date):

Execution Version

ATTACHMENT L

FORM OF MECHANICAL COMPLETION CERTIFICATE

Mirant Marsh Landing, LLC

c/o Mirant Corporation

1155 Perimeter Center West

Atlanta, Georgia 30338

Attention: Mike Ammer

Re:

Mechanical Completion Certificate for                      (insert applicable system or subsystem) – The Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Marsh Landing Generating Station dated as of [            , 20    ] (the “Agreement”), by and between Mirant Marsh Landing, LLC (“Owner”) and Kiewit Power Constructors Co. (“Contractor”)

Pursuant to Section 12.1B of Agreement, Contractor hereby certifies that it has completed all requirements under the Agreement for Mechanical Completion with respect to                      (insert applicable system or subsystem), and that, with the exception of Punchlist items, all of the following have occurred: (i) Contractor has completed all procurement, fabrication, assembly, erection and installation and pre-commissioning checks and tests for such system or subsystem (as further described in the Scope of Work) to ensure that the applicable system or subsystem (including all Equipment related to such system or subsystem) was correctly fabricated, assembled, erected and installed and is capable of being operated safely and reliably within the requirements and specifications contained in the Agreement, including the setting of such Equipment on foundations, connecting such Equipment to other applicable Equipment with piping, wiring, controls, and safety systems, ensuring that such Equipment and such related operating systems are individually cleaned, leak checked, lubricated, and point-to-point checked to verify that such Equipment and operating systems have been correctly installed so as to respond to simulated test signals equivalent to actual signals received during operation, and are ready for initial operation, adjustment and testing and may be so operated, adjusted and tested without damage thereto or to any other property and without injury to any Person, all as set forth in greater detail in Attachments A and V and the Mechanical Completion checklists agreed by Owner and Contractor in accordance with Section 12.1B of the Agreement; (ii) Contractor has completed the Work, to the extent necessary, to cause such system or subsystem to be capable of operating safely in accordance with Applicable Laws, prudent utility practices, and GECP for further commissioning and testing; (iii) Contractor has submitted to Owner an initial Punchlist of items as set forth in Section 12.5A of the Agreement; (iv) Contractor hereby delivers to Owner this Mechanical Completion Certificate; and (v) Contractor has performed all other obligations required under the Agreement for Mechanical Completion.

Contractor certifies that all requirements under the Agreement for Mechanical Completion with respect to                      (insert applicable system or subsystem) were achieved on             , 20    .

Attached is all documentation required to be provided by Contractor under the Agreement to establish that all requirements under the Agreement for Mechanical Completion of the applicable system or subsystem have been achieved.

IN WITNESS WHEREOF, Contractor has caused this Mechanical Completion Certificate to be duly executed and delivered as of the date first written above.

KIEWIT POWER CONSTRUCTORS CO.

By:
Name:
Title:
Date:

cc:

L-1

Owner Acceptance or Rejection of Mechanical Completion Certificate

Pursuant to Section 12.3 of the Agreement, Owner                      accepts or                      rejects (check one) the Mechanical Completion Certificate for                      (insert applicable system or subsystem)

If Mechanical Completion with respect to                      (insert applicable system or subsystem) was achieved, Mechanical Completion was achieved on             , 200    .

Acceptance of this Mechanical Completion Certificate shall not relieve Contractor of any of Contractor’s obligations to perform the Work in accordance with the requirements of the Agreement, nor shall it in any way release Contractor or any surety of Contractor from any obligations or liability pursuant to the Agreement, including obligations with respect to unperformed obligations of the Agreement or for any Work that does not conform to the requirements of the Agreement.

The basis for any rejection of Mechanical Completion is attached hereto.

For and on behalf of
MIRANT MARSH LANDING, LLC

By:
Name:
Title:
Date:

L-2

Execution Version

ATTACHMENT M

FORM OF SUBSTANTIAL COMPLETION CERTIFICATE

Mirant Marsh Landing, LLC

c/o Mirant Corporation

1155 Perimeter Center West

Atlanta, Georgia 30338

Attention: Mike Ammer

Re:

Substantial Completion Certificate – The Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Marsh Landing Generating Station dated as of [            , 20    ] (the “Agreement”), by and between Mirant Marsh Landing, LLC (“Owner”) and Kiewit Power Constructors Co. (“Contractor”)

Pursuant to Section 12.2 of Agreement, Contractor hereby certifies that it has completed all requirements under the Agreement for Substantial Completion with respect to the Facility, as follows: (i) Mechanical Completion of the Facility; (ii) all Minimum Acceptance Criteria have been achieved; (iii) Contractor and Owner have agreed upon a revised and updated Punchlist of items as set forth in Section 12.5B of the Agreement; (iv) all Work has been completed (including training and the delivery of all documentation, manuals and instruction books necessary for safe and proper operation), except for Work on the Punchlist and the Final Completion requirements identified in clauses (ii) through (xii) of the definition of Final Completion set forth in this Article 1, in accordance with the requirements and specifications of this Agreement; (v) Contractor hereby delivers to Owner this Substantial Completion Certificate; (vi) the Facility is available for commercial operation and can be safely used for its intended purpose and all four (4) Units and all related systems can be safely and reliably operated within the requirements and specifications of the Agreement in order to deliver electrical output in accordance with the requirements and specifications of the Agreement; (vii) Contractor has obtained all Permits for the Facility that it is obligated to obtain under this Agreement; (viii) certificates of occupancy for all applicable buildings at the Facility have been issued; (ix) Contractor has assigned to or provided Owner with all Warranties to the extent Contractor is obligated to do so pursuant to this Agreement (including Section 13.1C of the Agreement); and (x) Contractor has performed all other obligations required under this Agreement for Substantial Completion.

Contractor certifies that it achieved all requirements under the Agreement for Substantial Completion on                     , 20    .

Attached is all documentation required to be provided by Contractor under the Agreement to establish that Contractor has achieved all requirements under the Agreement for Substantial Completion, including all test reports.

IN WITNESS WHEREOF, Contractor has caused this Substantial Completion Certificate to be duly executed and delivered as of the date first written above.

KIEWIT POWER CONSTRUCTORS CO.

By:
Name:
Title:
Date:

cc:

M-1

Owner Acceptance or Rejection of Substantial Completion Certificate

Pursuant to Section 12.3 of the Agreement, Owner                      accepts or                      rejects (check one) the Substantial Completion Certificate.

If Substantial Completion was achieved, Substantial Completion was achieved on             , 20    .

Acceptance of this Substantial Completion Certificate shall not relieve Contractor of any of Contractor’s obligations to perform the Work in accordance with the requirements of the Agreement, nor shall it in any way release Contractor or any surety of Contractor from any obligations or liability pursuant to the Agreement, including obligations with respect to unperformed obligations of the Agreement or for any Work that does not conform to the requirements of the Agreement.

The basis for any rejection of Substantial Completion is attached hereto.

For and on behalf of
MIRANT MARSH LANDING, LLC

By:
Name:
Title:
Date:

M-2

Execution Version

ATTACHMENT N

FORM OF FINAL COMPLETION CERTIFICATE

Mirant Marsh Landing, LLC

c/o Mirant Corporation

1155 Perimeter Center West

Atlanta, Georgia 30338

Attention: Mike Ammer

Re:

Final Completion Certificate – The Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Marsh Landing Generating Station dated as of [            , 20    ] (the “Agreement”), by and between Mirant Marsh Landing, LLC (“Owner”) and Kiewit Power Constructors Co. (“Contractor”)

Pursuant to Section 12.6 of Agreement, Contractor hereby certifies that all Work and all other obligations under the Agreement (except for that Work and obligations that survive the termination or expiration of the Agreement, including obligations for Warranties and correction of Defective Work) are fully and completely performed in accordance with the terms of the Agreement, including: (i) the successful achievement of Mechanical Completion and Substantial Completion; (ii) the completion of all Punchlist items; (iii) delivery by Contractor to Owner of Contractor’s fully executed Final Waiver and Release of Liens in the form of Schedule K-5 and Final Claim Waiver in the form of Schedule K-6; (iv) delivery by Contractor to Owner of all documentation required to be delivered under this Agreement, including Record As-Built Drawings and Specifications, Owner’s Confidential Information and the final operating and maintenance manuals for the Facility; (v) delivery to Owner, in content and form reasonably satisfactory to Owner, copies of all required Subcontracts, written assignments of Subcontractor warranties and a list of the names, addresses and telephone numbers of the Subcontractors providing such warranties; (vi) removal from the Site of all of Contractor’s, Subcontractors’ and Sub-subcontractor’s personnel, supplies, waste, materials, equipment (except Equipment), rubbish, Hazardous Materials, and temporary facilities; (vii) delivery by Contractor to Owner of evidence acceptable to Owner that all Major Subcontractors and Sub-subcontractors have been fully and finally paid, including fully executed Final Waiver and Release of Liens in the form of Schedule K-7 and Final Claim Waivers in the form of Schedule K-8 from all Major Subcontractors; (viii) if requested by Owner, fully executed Final Waiver and Release of Liens from Major Sub-subcontractors in a form substantially similar to the form in Schedule K-7 and fully executed Final Claim Waivers from Major Sub-subcontractors in a form substantially similar to the form in Schedule K-8; (ix) achievement of all Performance Guarantees, or if all Performance Guarantees are not achieved, the payment of all applicable Performance Liquidated Damages; (x) achievement of the Starting Reliability Requirement; (xi) delivery to Owner of all specialty tools required for the operation and maintenance of the Facility and the operating spare parts (if any) required to be provided to Owner under this Agreement (other than those operating spare parts for the Siemens Equipment which are provided by Contractor pursuant to Section 3.4C of the Agreement); (xii) Contractor hereby delivers to Owner this Final Completion Certificate; and (xiii) performance by Contractor of all other obligations required under this Agreement for Final Completion.

Contractor certifies that all requirements under the Agreement for Final Completion were achieved on             , 20    .

Attached is all documentation required to be provided by Contractor under the Agreement to establish that all requirements under the Agreement for Final Completion have been achieved.

IN WITNESS WHEREOF, Contractor has caused this Final Completion Certificate to be duly executed and delivered as of the date first written above.

KIEWIT POWER CONSTRUCTORS CO.

By:
Name:
Title:
Date:

cc:

Owner Acceptance or Rejection of Final Completion Certificate

Pursuant to Section 12.6 of the Agreement, Owner                      accepts or              rejects (check one) the Final Completion Certificate.

If Final Completion was achieved, Final Completion was achieved on             , 20    .

Acceptance of this Final Completion Certificate shall not relieve Contractor of any of Contractor’s obligations to perform the Work in accordance with the requirements of the Agreement, nor shall it in any way release Contractor or any surety of Contractor from any obligations or liability pursuant to the Agreement, including obligations with respect to unperformed obligations of the Agreement or for any Work that does not conform to the requirements of this Agreement, including Warranty obligations.

The basis for any rejection of Final Completion is attached hereto.

For and on behalf of
MIRANT MARSH LANDING, LLC

By:
Name:
Title:
Date:

Execution Version

ATTACHMENT O

INSURANCE REQUIREMENTS

1.

Contractor’s Insurance. Prior to commencement of the Work, Contractor shall provide and maintain at its own cost and expense the following insurance coverages and limits until the earlier of Final Completion or termination of this Agreement, except for Products and Completed Operations coverage as described in the Sections below. The limits of coverage required by the Agreement may be satisfied by a combination of primary and excess (or umbrella) insurance policies provided that the form of the excess/umbrella coverage follows the form of the primary liability insurance. All insurance obtained by Contractor hereunder shall be written by a company or companies with a Best’s rating of no less than A minus: VII or equivalent and shall be written on an occurrence basis. Such company or companies must be lawfully authorized to do business in the jurisdiction in which the Project is located and/or where any services related to the Agreement are performed

1.1.	Commercial General Liability Insurance.

1.1.1.

Commercial General Liability Insurance providing coverage of *** as will protect Contractor and its respective employees, representatives and agents from third party bodily injury (including death) and property damage claims which may arise out of or result from the operations of Contractor under the Agreement. The policy limits shall apply on a per project basis.

1.1.2.

The Liability insurance in this Section 1.1 shall be written on an occurrence form and include Comprehensive Form, Premises and Operations, Independent Contractors, Products and Completed Operations, Blanket Written Contractual, Broad Form Property Damage, Explosion, Collapse and Underground Hazard (XCU coverage), and Personal Injury liability coverages. A cross liability and severability of interest clause shall be included. Blanket Contractual Liability Insurance shall specifically include Contractor’s indemnification obligations under the Agreement for personal and bodily injury (including death) and property damage, and shall provide that any defense costs are included within the coverage.

1.1.3.	Products and Completed Operations required in this Section 1.1 shall continue for a period of *** after the earlier of Substantial Completion of the Facility and termination of the Agreement.

1.2.

Business Automobile Liability Insurance. Business Automobile Liability Insurance, including coverage for the operation of all owned, non-owned and hired vehicles (coverage code 1 – “any auto”) including trailers with limits of liability for bodily injury (including death) and property damage of *** for each accident. Coverage shall be as broad as the ISO Business Automobile Coverage Form. If scope of Work involves hauling hazardous materials, coverage shall be endorsed or be required of a hauling contractor in accordance with Section 30 of the Motor Carrier Act of 1980 (Category 2) and the CA 99 48 endorsement.

1.3.

Workers’ Compensation and Employers’ Liability Insurance. Workers’ Compensation Insurance or its substantial equivalent on its employees for statutory obligations imposed by Workers’ Compensation or Occupational Disease laws and regulations of the applicable jurisdiction, including coverage for the benefits provided under the United States Longshoremen & Harbor Workers’ Act, the Jones Act and other appropriate extensions, with Employer’s Liability Insurance (Coverage B) including Maritime, to limits of *** each accident. Coverage under the Broad Form All States extension shall be included. For comparable exposures falling outside of the United States, Contractor shall comply with all legally required obligations related to employee injuries, including obligations related to compensation for medical costs and/or lost wages.

1.4.

Aircraft Liability Insurance. Should aircraft be utilized under the Agreement, Aircraft Liability Insurance, including coverage for the operation of all owned, non-owned and hired aircraft with limits of liability for bodily injury and property damage of ***. Such insurance shall cover occurrences at and away from the Site.

1.5.

Watercraft Liability Insurance. Should watercraft be utilized under the Agreement, Watercraft Liability Insurance, including coverage for the operation of all owned, non-owned and hired watercraft with limits of liability for bodily injury and property damage of ***. Such insurance shall cover occurrences at and away from the Site.

1.6.	Contractor’s Pollution Liability. Contractor’s Pollution Liability providing coverage of *** for:

1.6.1.	bodily injury, sickness, disease, mental anguish or shock sustained by any Person, including death;

1.6.2.

property damage including physical injury to or destruction of tangible property including the resulting loss of use thereof, clean up costs, and the loss of use of tangible property that has not been physically injured or destroyed; and

1.6.3.	defense including loss adjustment costs, charges and expenses incurred in the investigation, adjustment or defense of claims for such compensatory damages.

1.7.

Excess Liability Insurance. Umbrella Excess Liability Insurance with a limit of not less than *** and shall provide excess coverage and is to follow form of the primary Commercial General Liability, Business Automobile Liability, Employers’ Liability, Aircraft Liability (if applicable), and Watercraft Liability (if applicable). The policy limits shall apply on a per project basis.

1.8.	Other Insurance.

1.8.1.	International Insurance. Additional insurance may be required in accordance with the customs of the country where any part of the operation of the Agreement will occur.

1.8.2.

Difference in Conditions Policy. If insurance under Section 1.8.1 is obtained, a Difference in Conditions Policy with the applicable limit required in Section 1.1 through 1.7 above shall be procured to complete gaps left by the local policy that are customarily included in a policy issued in the United States.

1.9.

General Insurance Conditions. Other than (i) coverage under the builder’s risk insurance to be procured by Owner pursuant to Section 2.1 in this Attachment O and (ii) coverage under the marine cargo insurance (excluding coverage for the Siemens Equipment) to be procured by Owner pursuant to Section 2.2 in this Attachment O, all coverages provided by Contractor shall be primary coverage for incidents arising from the Work or otherwise under the Agreement and pay without contribution for any other coverage procured or maintained by Owner, its Affiliates and/or its Lender(s) regardless of whether or not Owner has similar coverage. Contractor shall bear all cost for payment of any and all deductibles or self-insured retentions under its policies and shall remain solely and fully liable for the full amount of any claim or item not compensated by insurance. Contractor’s deductible shall encompass the costs of defense, including court costs and attorneys fees. All insurance coverage required to be carried by Contractor under the Agreement (except workers’ compensation/employer’s liability insurance) shall be endorsed to name the Owner Group as additional insured and other parties reasonably requested by Owner for their imputed liability as a result of Contractor’s operations hereunder. Unless prohibited by Applicable Law, Contractor shall waive and will require its insurers to waive any right of recovery, under subrogation or otherwise, against the Owner Group.

1.10.	Other Duties, Representations, and Obligations.

1.10.1.

Certificates of Insurance. Certificates of Insurance will be provided by Contractor on an industry standard ACORD Form 25 and shall be filed with Owner prior to commencement of the Work. These Certificates and the insurance policies required by the Agreement shall contain a provision that the coverages afforded under Contractor’s policies shall not be canceled without first giving at least sixty (60) Days prior written notice thereof to Owner. No such cancellation shall affect Contractor’s obligation to maintain the insurance coverages required by the Agreement. Upon expiration of all required policies, renewal certificates shall be sent to Owner for verification of continued compliance of Contractor’s insurance requirements under the Agreement. Without relieving Contractor of any obligations to maintain the insurance required herein, Contractor shall give Owner prompt notice of any modification or change to the limits of any policy required herein.

1.10.2.	Violation of Insurance Terms. Contractor shall not violate or knowingly permit any violation of any conditions or terms of the policies of insurance required by the Agreement.

1.10.3.

Failure to Maintain Insurance. In the event Contractor neglects, refuses or fails to provide or maintain any of the insurance required under the Agreement or if such insurance is cancelled for any reason, Owner shall have the right, but not the obligation, to procure or maintain the same. In the event Owner does procure or maintain such insurance, Owner shall have, in addition to any and all other available remedies, the right to recover from Contractor all of the costs associated with procuring or maintaining such insurance.

1.10.4.

No Waiver of Liability. The foregoing provisions requiring Contractor to carry insurance shall not be construed in any manner as waiving, restricting or limiting the liability of Contractor as to any obligations imposed under Agreement, whether or not same are, or may be, covered by insurance. In addition, the maintenance of Contractor’s insurance shall not in any way operate to limit the liability of Contractor to Owner under the Agreement.

1.10.5.

Additional Insurance. Upon a reasonable written request from Owner, Contractor shall provide as soon as practicable additional insurance, including increased coverage and/or limits of liability, as Owner deems appropriate for the risk involved, and Owner will pay Contractor the additional actual premium cost thereof by Change Order. In addition, Contractor agrees to cooperate with Owner as to any changes or additions to the insurance required to be provided by Contractor under the Agreement, which are made necessary by requirements imposed by the Lender(s), provided that any additional, actual premium cost resulting from such Lender’s requirements shall be paid by Owner to Contractor by Change Order.

1.10.6.

Premium Audit. With respect to any special policies or additional limits procured as a result of the Agreement, Contractor herby grants permission to Owner, or Owner’s representative, to audit any request for premium reimbursement including permission for Owner to contact and receive its broker’s certification.

1.10.7.

Contractor’s Property. In accordance with Section 3.7 of the Agreement, Contractor shall be responsible for and shall bear the risk of loss and damage to any (i) construction tools and equipment of Contractor (owned or rented) and (ii) any property (other than the Work) for which it is responsible or that is in its care, custody and control, wherever located. Any insurance provided for such construction tools and equipment and such other property shall be at Contractor’s expense and shall otherwise comply with the requirements of this Attachment O. All deductibles with respect to the Contractor’s insurance shall be for the account of Contractor.

1.11.	Subcontractor’s Insurance.

1.11.1.

Levels of Coverage. Contractor shall require all Subcontractors and Sub-subcontractors that may work on or in connection with the Project to maintain the coverages required in this Section 1, or at least equivalent coverage; provided however, that Contractor may vary the limits of such coverage of Subcontractors and Sub-subcontractors depending on the services provided, but such limits shall be comparable to those customarily provided by other contractors working within similar size and scope of business. In no event shall the insurance requirements be deemed to limit the liability or responsibility of Contractor or any of its Subcontractors or Sub-subcontractors to Owner.

1.11.2.

Waiver of Rights. Contractor shall use commercially reasonable efforts to require (i) all Subcontractors and Sub-subcontractors to waive the rights of recovery, under subrogation or otherwise, against the Owner Group, and (ii) all insurance coverage required to be carried by any Subcontractor or Sub-subcontractor (except worker’s compensation/employer’s liability) shall be endorsed to name the Owner Group as additional insured and the other parties reasonably requested by Owner for their imputed liability as a result of any Subcontractor’s or Sub-subcontractor’s operations; provided, however, if Contractor is not able to so obtain these waivers and endorsements from any Subcontractor or Sub-subcontractor despite using commercially reasonable efforts, Contractor shall, in addition to any other indemnification and defense obligations under the Agreement, defend and indemnify the Owner Group from any and all damages, losses, costs and expenses that would have otherwise been covered if Contractor had obtained such waivers and endorsements.

1.12.

Miscellaneous. Contractor shall do nothing to void or make voidable any of the insurance policies purchased and maintained by Contractor or Owner hereunder. Contractor shall promptly give Owner notice in writing of the occurrence of any casualty, claim, event, circumstance, or occurrence that may give rise to a claim under an insurance policy provided by Owner or Contractor pursuant to this Attachment O and arising out of or relating to the performance of the Work; provided, however, in no event shall such notice be no more than three (3) Days after Contractor has received notice of a claim or intent to file a claim. In addition, Contractor shall ensure that Owner is kept fully informed of any subsequent action and developments concerning the same, and assist in the investigation of any such casualty, claim, event, circumstance that may have a material impact on Owner or Contractor’s ability to meet any obligations under the Agreement.

2.	Owner’s Insurance.

2.1.

Builders All Risk Insurance. Owner shall provide and maintain, from commencement of any Work resulting in improvements at the Site until Substantial Completion of the Project, builder’s risk insurance written on an “all-risk” form insuring the Work intended to be permanently incorporated into the Project, on a replacement cost basis while under construction and during any testing, including hot testing. Such insurance will include design defect coverage of LEG 2/96 or equivalent, sublimits, conditions and exclusions (including for earthquake), and shall include the interests of Owner, its Lender(s), and Contractor (including Contractor’s Affiliates and Subcontractors). Prior to placement, Owner shall allow Contractor a reasonable period of time to review and comment (but not approve) the builder’s risk insurance policy, and Owner shall provide to Contractor a certificate of insurance or copy of the policy confirming the status of Contractor and its Subcontractors as an additional named insured on the builder’s risk insurance policy. The insurance policy shall provide a waiver of all rights of subrogation against the Lender(s) and Contractor (including Contractor’s Affiliates and Subcontractors), except to the extent limited by the terms of the policy. The furnishing of the builder’s risk insurance by Owner shall in no way relieve, or limit, or be construed to relieve or limit, the Contractor or the Subcontractors or Sub-subcontractors of any other responsibility or obligation otherwise imposed by the Agreement. Insured losses under the builder’s risk insurance shall be adjusted by or on behalf of Owner and Contractor and made payable to Contractor and Owner as their interest may appear or their designate(s), and Contractor shall pay its Subcontractors their respective shares of the insurance proceeds paid by the policy; provided, however, if Owner’s financing documents with its Lender(s) require the deposit of insurance proceeds to a Person other than Contractor or Owner, then, notwithstanding the foregoing, Owner shall only be obligated to pay to Contractor its respective share of the insurance proceeds to the extent Owner receives such proceeds under its financing documents.

2.2.

Marine Cargo Insurance. Owner shall procure marine cargo insurance to provide coverage for loss of or damage to equipment and materials and all other property, including property in transit or temporary storage, used for or intended for incorporation in the Work. Coverage shall be arranged on an open-cover basis, written on an “all risk” basis to include war risks, transport requirements, (including waterborne and airborne transit requirements for the Work, and the unloading and reloading at temporary location and transshipment to the Site) and overland transit requirements (including overland and transshipments). Such insurance will include commercially reasonable sublimits, conditions and exclusions and shall attach at the commencement of loading at the applicable Contractor or Subcontractor premises, including temporary storage during transit, until safe unloading at the Site. With respect to Equipment other than the Siemens Equipment, Contractor shall bear any and all costs for insurer loss control inspections prior to and during shipment including loading and unloading. Such insurance shall provide coverage while the insured property is in conveyance in, by or on vessel, barge, air, road, rail or any other conveyance by land, sea or air including connections. Such insurance shall include the interests of Owner, its Lender(s), and Contractor (including Contractor’s Affiliates and Subcontractors). Prior to placement, Owner shall allow Contractor a reasonable period of time to review and comment (but not approve) the marine cargo insurance policy, and Owner shall provide to Contractor a certificate of insurance or copy of the policy confirming the status of Contractor and its Subcontractors as an additional named insured on the marine cargo insurance policy. The marine cargo insurance policy shall provide a waiver of all rights of subrogation against the Lender(s) and Contractor (including Contractor’s Affiliates and Subcontractors), except to the extent limited by the terms of the policy. The furnishing of said insurance by Owner shall in no way relieve, or limit, or be construed to relieve or limit, Contractor or its Subcontractors or Sub-subcontractors of any other responsibility or obligation otherwise imposed by the Agreement. Insured losses under the marine cargo insurance shall be adjusted by or on behalf of Owner and Contractor and made payable to Contractor and Owner as their interests may appear or their designate(s), and Contractor shall pay its Subcontractors their respective shares of the insurance proceeds paid by the policy; provided, however, if Owner’s financing documents with its Lender(s) require the deposit of insurance proceeds to a Person other than Contractor or Owner, then, notwithstanding the foregoing, Owner shall only be obligated to pay to Contractor its respective share of the insurance proceeds to the extent Owner receives such proceeds under its financing documents.

2.3.

Contractor Compliance. Contractor will promptly comply with the written recommendations of Owner’s insurance carriers so that said insurance carriers will continue to provide the coverage to be maintained by Owner pursuant to the Agreement at a reasonable premium.

2.4.

Delay In Start Up Insurance. Owner has the right, but not the obligation, to procure and maintain delay in startup insurance in connection with the builder’s risk insurance and marine cargo insurance. If Owner elects to procure and maintain such insurance, any such proceeds shall be payable solely to Owner and shall not in any way reduce or relieve Contractor of any of its obligations or liabilities under the Agreement.

2.5.

Deductibles. With respect to insurance provided by Owner under Sections 2.1 and 2.2 of this Attachment O, Contractor shall be responsible for the deductibles under such insurance as set forth in Section 9.2A.1 of the Agreement.

Execution Version

ATTACHMENT P

CONTRACTOR PERMITS

Contractor shall obtain the following Permits as well as any other Permits required by Applicable Law to be procured in Contractor’s name.

Permit Description

Demolition

Well Installation and Drilling

Certificates of Occupancy

Construction Permits, including for Grading and Drainage, Excavation, Building and Notice of Intent for Storm Water Construction

Transportation-related Permits (including Heavy Haul Permits) for transportation of Equipment to the Site

P-1

Execution Version

ATTACHMENT Q

OWNER PERMITS

Owner shall be responsible for obtaining the following Permits and any other Permits required to be procured in Owner’s name under Applicable Law.

Permit Description

California Energy Commission Final Commission Decision

Bay Area Air Quality Management District Authority to Construct and Title V Permit

CAISO Interconnection

Notice of Intent to Comply with California Statewide General Industrial Stormwater Permit (State Water Resources Control Board Order No. 97-03-DWQ)

Q-1

Execution Version

ATTACHMENT R

FORM OF IRREVOCABLE STANDBY PERFORMANCE LETTERS OF CREDIT

SCHEDULE R-1

FORM OF CONTRACTOR LETTER OF CREDIT

***

Execution Version

SCHEDULE R-2

FORM OF OWNER LETTER OF CREDIT

***

Execution Version

ATTACHMENT S

PERFORMANCE TESTS

1.

Performance Tests. The Performance Tests will be conducted to determine whether the Minimum Acceptance Criteria, the Performance Guarantees and the Starting Reliability Requirement are achieved for each Unit of the Facility. The Performance Tests shall include the following:

1.1.	Net Power Output and Net Heat Rate Performance Test. The Performance Test to measure Net Power Output and Net Heat Rate of each Unit is generally described in Section 3.1 of this Attachment S.

1.2.	Emissions Performance Test. The Performance Test to measure the emissions levels of each Unit is generally described in Section 3.2 of this Attachment S.

1.3.	Sound Level Performance Test. The Performance Test to measure the near field sound level of each Unit is generally described in Section 3.3 of this Attachment S.

1.4.	Ramp Time Performance Test. The Performance Test to determine whether the Ramp Time Minimum Acceptance Criteria is achieved for each Unit is generally described in Section 3.4 of this Attachment S.

1.5.

Starting Reliability Performance Test. The Performance Test to determine whether the Starting Reliability Requirement is achieved for each Unit is generally described in Section 3.5 of this Attachment S.

2.

Performance Test Procedures. The test procedures for each of the Performance Tests are set out in general detail in this Attachment S. Contractor shall, no later than one hundred eighty (180) Days prior to the scheduled date for commencement of Performance Tests for the first Unit (as shown by the then-current CPM Performance Measurement Baseline Schedule), submit to Owner for Owner’s comment and approval, proposed procedures, meeting the requirements set forth in this Attachment S, for each of the Performance Tests. Such proposed procedures shall include pre-test uncertainty calculations. Thereafter, the Parties shall meet and mutually agree upon written test procedures for all Performance Tests, and all such written test procedures shall be agreed upon at least ninety (90) Days prior to the commencement of any Performance Test.

3.	Requirements for Performance Tests.

3.1.	Net Power Output and Net Heat Rate Performance Tests. ***

3.2.	Emissions Performance Test. ***

3.3.	Sound Level Performance Test. ***

3.4.	Ramp Time Performance Test. ***

3.5.	Starting Reliability Performance Test. ***

4.	Performance Test Measurement Uncertainty. ***

S-1

5.	Third Party Testing Specialist. Owner shall have the right to have a third party testing specialist witness any or all Performance Tests.

S-2

Execution Version

ATTACHMENT T

PERFORMANCE GUARANTEES, PERFORMANCE LIQUIDATED DAMAGES, ***

AND MINIMUM ACCEPTANCE CRITERIA

1.

Minimum Acceptance Criteria. The “Minimum Acceptance Criteria” for each Unit of the Facility shall be comprised of (i) the Net Power Output Minimum Acceptance Criteria, (ii) the Net Heat Rate Minimum Acceptance Criteria, (iii) the Emissions Minimum Acceptance Criteria, (iv) the Ramp Time Minimum Acceptance Criteria and (v) the Sound Level Minimum Acceptance Criteria, all as further set forth below.

1.1.

Net Power Output Minimum Acceptance Criteria. Each Unit’s Net Power Output shall be greater than or equal to *** (the “Net Power Output Minimum Acceptance Criteria” or “Net Power Output MAC”). As used in this Attachment T and Attachment S, the “Electric Delivery Point” means the PG&E Contra Costa Switchyard.

1.2.	Net Heat Rate Minimum Acceptance Criteria. Each Unit’s Net Heat Rate shall be less than or equal to *** (the “Net Heat Rate Minimum Acceptance Criteria” or “Net Heat Rate MAC”).

1.3.

Emissions Minimum Acceptance Criteria. Each Unit’s emissions levels (measured at the Unit’s stack) shall be less than or equal to: ***. In accordance with the Performance Test Procedures and Attachment S, the emissions levels for each Unit shall be tested while, at Owner’s reasonable discretion, such Unit is either (i) operating in compliance with the Net Heat Rate MAC and Net Power Output MAC or (ii) is being tested for compliance with the Net Heat Rate MAC and Net Power Output MAC and successfully achieves both MACs in such test.

1.4.

Sound Level Minimum Acceptance Criteria. Each Unit shall achieve the “Sound Level MPC” (as defined in the Siemens Contract) in accordance with the requirements, and under the conditions, set forth in Appendix 4 (including Schedule 4-C) of the Siemens Contract (the “Sound Level Minimum Acceptance Criteria” or “Sound Level MAC”). ***.

1.5.

Ramp Time Minimum Acceptance Criteria. Each Unit shall successfully ramp from its initiation of the start-up sequence to the time that the CTG output is *** (the “Ramp Time Minimum Acceptance Criteria” or “Ramp Time MAC”).

2.

Performance Guarantees. The “Performance Guarantees” for each Unit of the Facility shall be comprised of (i) the Guaranteed Net Power Output and (ii) the Guaranteed Net Heat Rate, all as further set forth below.

2.1.	Guaranteed Net Power Output. Each Unit’s Net Power Output shall be greater than or equal to *** (the “Guaranteed Net Power Output”).

2.2.	Guaranteed Net Heat Rate. Each Unit’s Net Heat Rate shall be less than or equal to *** (the “Guaranteed Net Heat Rate”).

T-1

3.

Performance Liquidated Damages. The “Performance Liquidated Damages” shall be comprised of the Net Power Output Performance Liquidated Damages and Net Heat Rate Performance Liquidated Damages as set forth below.

3.1.

Net Power Output Performance Liquidated Damages. If the Guaranteed Net Power Output is not met for a Unit during the Performance Tests, but the Net Power Output Minimum Acceptance Criteria is met for such Unit during such Performance Tests, Contractor shall owe to Owner, as Net Power Output Performance Liquidated Damages, *** for each kilowatt that the Net Power Output for such Unit (as measured during the Performance Tests) is less than the Guaranteed Net Power Output (the “Net Power Output Performance Liquidated Damages”).

3.2.

Net Heat Rate Performance Liquidated Damages. If the Guaranteed Net Heat Rate is not met for a Unit during the Performance Tests, but the Net Heat Rate Minimum Acceptance Criteria is met for such Unit during such Performance Tests, Contractor shall owe to Owner, as Net Heat Rate Performance Liquidated Damages, *** each Btu per kWh (HHV) that the Net Heat Rate for such Unit (as measured during the Performance Tests) is greater than the Guaranteed Net Heat Rate (the “Net Heat Rate Performance Liquidated Damages”).

4.	***

5.

Starting Reliability Requirement. Each Unit of the Facility shall demonstrate the following: *** (the “Starting Reliability Requirement”). ***. In the event any Unit fails to meet the Starting Reliability Requirement, Contractor shall have the obligations set forth in Section 12.7C of the Agreement.

T-2

Execution Version

ATTACHMENT U

CRITICAL PATH METHOD SCHEDULE REQUIREMENTS

In addition to the requirements set forth in the Agreement, the CPM Performance Measurement Baseline Schedule and each Monthly Updated CPM Schedule (hereinafter, as applicable, a “Schedule”) shall meet the scheduling requirements set forth in this Attachment U.

1.

The Schedule shall be a critical path method (CPM) schedule prepared and updated in Oracle Primavera Version 6.2. At the request of Owner, Contractor shall submit this in a later version of Primavera specified by Owner, if during the term of the Agreement, Version 6.2 becomes sufficiently obsolete that a future version of Primavera used by Owner can no longer accurately import a Primavera schedule created with Version 6.2.

2.

The Schedule shall be consistent with the Key Milestone Schedule, Guaranteed Substantial Completion Date and Required Final Completion Date and shall represent Contractor’s best judgment as to how it shall complete the Work in compliance with the Key Milestone Schedule, Guaranteed Substantial Completion Date and Required Final Completion Date.

3.

The Schedule shall, at a minimum, include in a single CPM network all activities for the Work (including engineering, procurement, construction, pre-commissioning, commissioning, testing and start-up) and shall comply with GECP. Without limitation of the foregoing, the Schedule shall show: (i) the duration, early/late start dates, early/late finish dates and available float for each activity, (ii) an activity number, a unique activity description and responsible Contractor or Subcontractor for each activity, (iii) logical relationships between all activities with a reasonable duration for each activity and (iv) an uninterrupted critical path from GTG LNTP through Mechanical Completion, Substantial Completion and Final Completion.

4.

The Schedule shall be constructed such that the critical path can be identified and managed as a subset of the overall Schedule. Contractor shall, in the development of the Schedule, create enough discrete activities such that the critical path is clearly defined. The creation of such activities and their corresponding durations shall be subject to review and approval by Owner.

5.

Activity descriptions and coding in the Schedule shall facilitate finding and interpreting the Work scope within the Schedule. All activities shall have meaningful descriptions. The description shall clearly and uniquely communicate the Work being done and establish uniqueness from other tasks without the aid of other codes or groupings. No two activities shall have the same description. Non-milestone activities shall begin with an action verb wherever appropriate, and finish milestone descriptions shall end with a past tense of a verb wherever appropriate (e.g., received, installed, completed, etc.)

6.	Within fifteen (15) Days after issuance of GTG LNTP, Contractor and Owner shall agree upon, in writing, Primavera standards such as activity codes, calendars, resources, etc.

7.

Primavera “Activity Codes” or comparable shall be utilized to segregate schedule activities into the following categories, as a minimum. All activities are required to have an Activity Code value for each of the following listed categories:

7.1.	Phase: which shall include, at a minimum, engineering, procurement, construction, and start-up/testing;

7.2.	Discipline: which shall include, at a minimum and as applicable, demolition and removal, Site preparation and improvements, concrete, structural steel, architectural, mechanical equipment, mechanical piping, electrical, instrumentation/controls, system start-up, testing, and indirect activities;

7.3.

System: which shall contain an Owner-approved number of categories to provide a sufficient breakdown of activities to support Facility start-up. Systems should be placed into two (2) categories: those integral to the operation of the Facility as designed and those not integral to operation of the Facility. Examples of non-integral systems would be architectural finishes, aesthetic Site improvements, etc.; and

7.4.

Level: which shall contain, at a minimum, the following categories: “Key Milestone” (which, for this purpose, shall also include Substantial Completion and Final Completion); “Management Level” (which shall contain activities sufficient for upper management reporting and cursory review); and “Detail Level” (the detailed body of the Schedule).

8.

The Schedule shall contain such detail that Owner can monitor the Work and meet Owner’s reporting requirements to its Lenders and its customer(s) under its power purchase agreement(s). Contractor shall limit activity durations commensurate with the type of activity being performed. The Schedule shall include a sufficient number of activities to accurately track progress at the following levels:

8.1.

Engineering: A sufficient number of activities shall exist in the Schedule to enable separate progress and deliverable tracking of each engineering discipline’s activity for each Facility system. All engineering activities shall be interrelated and logically tied within the scheduling software to the appropriate procurement and construction activities;

8.2.

Procurement: A sufficient number of activities shall exist in the Schedule to enable separate progress and deliverable tracking for all specific pieces of Equipment and for general categories of bulk materials such as: structural steel, piping (prefabricated and bulk), electrical cable, cable tray and conduit, bulk instrumentation, and any other applicable category. Activities should exist within each of these categories for specification preparation, request for quotations, award to Subcontractor/Sub-subcontractor, Subcontractor/Sub-subcontractor Drawing submission, fabrication time, delivery of Equipment and material, and delivery of Subcontractor/Sub-subcontractor manuals. All procurement activities shall be interrelated and logically tied within the scheduling software to the appropriate construction activities. Equipment shall be identified in the Schedule with the appropriate Equipment Mark Number as identified in the project equipment list (to be delivered to Owner pursuant to Attachment B

8.3.

Construction: A sufficient number of activities shall exist in the Schedule to enable separate progress tracking of each discipline’s Work within each system of the Facility, both integral to operation and non-integral to operation, including separate activities for the erection of all integral and non-integral Equipment. An appropriate number of activities shall also be required to adequately track progress of any item of Equipment requiring extensive field assembly, including the Siemens Equipment, selective catalytic reduction Equipment, water treatment equipment, field erected tanks, large pumps, motors and fans, fuel handling equipment, natural gas conditioning package, and major electrical Equipment. All construction activities shall be interrelated and logically tied within the scheduling software to the appropriate start up and testing activities;

8.4.

Commissioning, Start-Up and Testing: A sufficient number of activities shall exist in the Schedule to enable separate progress tracking of the commissioning, start-up and testing activities for each applicable system and sub-system of the Facility, both integral and non-integral to operation. Activities shall exist, as applicable and at a minimum, within each applicable system and sub-system of the Facility, for preparation and achievement of Mechanical Completion, preparation and issuance of system testing procedures, system checkout and inspection (including completion of Mechanical Completion checklists), development of Punchlist and completion of Punchlist Work, testing (including Performance Tests), Substantial Completion and Final Completion. All commissioning, start-up and testing activities shall be interrelated and logically tied within the Schedule to overall Facility testing activities as well as the Guaranteed Substantial Completion Date and Required Final Completion Date. A sufficient number of activities should also exist to adequately track progress of each Performance Test to be conducted to achieve Substantial Completion and Final Completion; and

8.5.

Permits and Interfaces with Owner Activities: Detailed activities shall be included in the Schedule to identify the timing of receipt of Permits and interfaces with activities involving Owner and/or third parties (including tie-ins for natural gas fuel and utilities, electrical interconnections, demolition of existing structures at the Site and Work activities potentially affecting operations at the Mirant Delta Facility). In addition, Contractor will include any other activities that Owner reasonably requests to be tracked in the Schedule.

9.

The EPC and Siemens Equipment Payment Milestones and their corresponding dollar values, as depicted in Schedule C-1 and C-2, shall be resource loaded into the Schedule. Notwithstanding the foregoing, the ability of Contractor to be paid for completion of those Payment Milestones shall not be withheld based on earned value reporting derived from the Schedule; such payment shall instead be in accordance with Article 7 of the Agreement and Attachment C.

10.	A generic resource shall be loaded into the Schedule for each craft to indicate labor hours so as to produce a manhour loading curve for each craft. This resource does not need to be priced.

11.

Contractor shall use standard scheduling techniques, in accordance with GECP, and avoid complex scheduling approaches unless absolutely necessary. Contractor shall identify any unusual, unique or otherwise complex scheduling techniques and provide Owner with an explanation of why such technique(s) may have been implemented.

Execution Version

ATTACHMENT V

PRE-COMMISSIONING, COMMISSIONING, START-UP AND TRAINING PROGRAM

1.	Introduction

In addition to other requirements of the Agreement, this Attachment V provides the general scope of activities to be performed by Contractor for the pre-commissioning, commissioning and start-up of the Facility. Unless otherwise expressly stated herein, any procedures developed by Contractor pursuant to this Attachment V shall be provided to Owner for review and written approval (not to be unreasonably withheld) no later than forty-five (45) Days prior to the scheduled commencement of commissioning activities (as evidenced by the then-current CPM Performance Measurement Baseline Schedule). This Attachment V does not constitute a substitute for the Commissioning Plan, commissioning reports completed by Contractor or the operating, training and maintenance manuals. Rather, it forms the basis for development of such manuals by Contractor. The following five (5) phases of activities are generally described in this Attachment V:

1.1	Construction Inspection – Cleanliness, Equipment maintenance, commissioning and start-up spare parts, inspection, and system checkout;

1.2

Training – Formal training program for Owner’s personnel, to be developed and implemented by Contractor for all aspects of the Facility (including the Siemens Equipment and the selective catalytic reduction system) and to be compliant with Applicable Law and Applicable Codes and Standards;

1.3

Pre-commissioning – Functional verification of Facility utility and auxiliary systems, including electrical power, control systems, firewater, fuel gas system and utilities necessary to support the Units during and after commissioning and reinstatement of Equipment components; preparation of Equipment for commissioning, start-up and testing;

1.4	Commissioning and Start-Up – Mechanical Completion of the Facility; first fire of each Unit; and start-up and tuning of each Unit;

1.5	Testing – Completion of all Performance Tests.

All obligations in this Attachment V are the responsibility of Contractor or its Subcontractors or Sub-subcontractors unless otherwise expressly stated to be the obligation of Owner. In addition, Contractor verifies that the procedures specified herein are in compliance with GECP, Applicable Law and Applicable Codes and Standards. In accordance with the Agreement, including Sections 3.29 and 3.2G therein, Owner shall provide Contractor with up to six (6) of Owner’s shift operations personnel to be integrated into the pre-commissioning, commissioning, Performance Testing and start-up activities.

2.	Construction Inspection

2.1	Construction Inspection Program

Contractor shall cause qualified inspectors with relevant experience to check each piece of Equipment installed. Contractor shall also implement and enforce a routine preventative maintenance program for all Equipment, which shall incorporate all Subcontractor and Sub-subcontractor recommendations and requirements for preservation and storage of such Equipment.

2.2	Commissioning and Start-up Spare Parts Receiving

Contractor shall establish an inspection and receiving system at the Site to ensure that the commissioning spare parts received for commissioning and start-up meet all requirements under the Agreement. Contractor shall develop, track and implement a material inspection, survey and transfer receiving system between warehouse facilities. The system shall validate quantity, completeness and condition of the commissioning and start-up spare parts at time of transfer. The system shall also incorporate procedures for the draw out and replacement of these commissioning and start-up spare parts for use during commissioning and start-up. In the event Contractor procures operating spare parts on Owner’s behalf, Contractor shall establish an inspection and receiving system for such operating spare parts substantially similar to the system required in this Section for commissioning and start-up spare parts which shall be provided to Owner for its review and prior written approval.

2.3	Equipment Check Out

2.3.1	Vessels

The internals of vessels shall be checked for conformance to design, including nozzle orientation, de-misting pad installation (as applicable) and instrument connections. Each vessel shall be inspected for cleanliness prior to closing such vessel. Such internal inspection shall be made as soon as the vessel arrives on Site, but nevertheless prior to installation. Following inspection the openings shall be resealed. If a vessel is found to contain free liquid, which may have entered at the fabrication yard or in transit, the liquid shall be analyzed and any chance of corrosion shall be reported promptly to Owner.

2.3.2	Pumps

All three phase motor drives for pumps shall be checked for proper rotation prior to being coupled to the applicable pump.

2.3.3	Fuel Gas Piping

After pressure testing, the fuel gas piping shall be blown with air or nitrogen and then tested to ensure that all lines are free of contaminants. Blows shall last approximately 10 seconds and shall be performed until the gas lines are verified as clean. Following the blows, the flanges shall be inspected and either connected to down stream piping or covered with temporary FME covers. Each manifold shall be blown for approximately 10 seconds per blow. Blows shall be performed until the gas lines are verified as clean. Once a gas manifold is complete, the pig tails and end-covers should be inspected and re-connected immediately prior to moving to the subsequent manifold.

2.3.4	Compressors and Blowers

A fine mesh screen shall be added by Contractor to the suction strainer of all compressors and blowers during initial operation and shall then be subsequently removed by Contractor.

2.3.5	Turbine Generators

The turbine generators shall be thoroughly inspected upon their arrival at the Site to ensure all Equipment for the turbine generators has been delivered and is free from Defects, including verification of the dimensions and arrangements of connections to the turbine generators with the balance of the Facility (e.g. the turbine generator foundations).

2.3.6	Turbine and Compressor Maintenance

The turbines and reciprocating compressors shall be stored and maintained per all Subcontractor and Sub-subcontractor recommendations.

2.3.7	Generator Step-Up Transformers and the Electrical Package

The generator step-up transformers and the Electrical Package (including all switchgear, distribution transformers and motor control centers) shall be thoroughly inspected upon their arrival at the Site to ensure that all components of such Equipment have been delivered and are free from Defects. Such Equipment shall be stored and maintained at the Site in accordance with all Subcontractor and Sub-subcontractor recommendations.

2.3.8	Piping Systems

All piping and pressurized Equipment shall be inspected, subjected to NDT, and pressure tested (pneumatic or hydrotest, as appropriate and to the extent possible) after fabrication, all in accordance with Applicable Law and Applicable Codes and Standards. Contractor shall records and provide test reports and other applicable documentation of such testing to Owner in accordance with Attachment B.

2.4	System Checkout

2.4.1

Each Equipment system or subsystem (e.g., support, utility, fuel gas, control, fire protection, etc.) at the Facility shall be identified by Contractor during detailed design. In accordance with Section 12.1B of the Agreement, Contractor shall provide to Owner for its review and approval detailed Mechanical Completion requirements, in the form of checklists, for each Equipment system or subsystem to track the progress of the pre-commissioning, commissioning and functional check-out of each system or subsystem in preparation for start-up of the Facility. Checklists will be organized into system turnover packages. Each system turnover package shall include, at a minimum, a definition of the system or subsystem boundaries, a system description, a list of incomplete Work (kept current as the Work progresses), checkout and testing records and a copy of the applicable Progress As-Built Drawings noting any modifications or additions during fabrication, installation and check-out.

2.4.2

Contractor shall develop and implement a schedule of required system checkouts to ensure that systems are completed and prepared for checkout in the required sequence. Contractor shall integrate this schedule into the CPM Performance Measurement Baseline Schedule and Monthly Updated CPM Schedule and shall report to Owner regarding the schedule on a regular basis. Progress of pre-commissioning and commissioning activities will be tracked and reported using Contractor’s commissioning status reports.

2.4.3

When a system has achieved Mechanical Completion, Contractor shall provide to Owner a fully executed Mechanical Completion Certificate, in the form of Attachment L, for the system as required under the Agreement.

3.	Training

3.1	Training Requirements

Contractor shall develop and implement a training program to provide training to Owner’s operations and maintenance personnel for the Facility, who will be made available for training at the time required according to the Monthly Updated CPM Schedule, on the following topics, as a minimum: the hazard detection and instrumentation systems installed at the Facility; the gas turbine generator and its auxiliaries; the generator step-up transformers; the fuel gas compressors and conditioning equipment; the selective catalytic reduction system; the electrical package (including switchgear, distribution transformers and motor control centers and PLCs) and control systems; the water treatment system; and the operation and maintenance of all systems at the Facility for both standard and non-standard operations. The training shall include the training to be provided by Siemens under the Siemens Contract. Contractor shall submit this training program in writing for review and approval by Owner no later than eight (8) weeks prior to when the first training session is scheduled to commence.

Contractor’s training program shall be divided into modules that may be general (applicable to all of Owner’s personnel) or specific (geared toward specific disciplines, such as instrumentation, electrical, operations or maintenance). The training shall cover all items of Equipment that are installed in the Facility, and the training shall include Subcontractor and Sub-subcontractor literature, large detailed drawings, P&IDs, overhead projector slides, and any other useful visual aids. The training will also include training regarding Hazardous Materials throughout the Facility, including MSDS and a description of all such Hazardous Materials, as well as instructions on how to properly handle such Hazardous Materials.

3.2	Training Stages

3.2.1

Classroom Training – Contractor shall deliver classroom training using the prepared modules and any visual aids necessary. Classroom work will be supplemented by field visits, and field visits, as applicable, shall be subsequently discussed in the classroom. Classroom training shall be completed in time to conduct the field training set forth in Section 3.2.3 below.

3.2.2	Training Assessment – Assessments of Owner’s personnel receiving training shall be carried out jointly between Contractor and Owner.

3.2.3

Field Training (on-the-job training with Subcontractors and Sub-subcontractors supplying the Equipment) – After completing the classroom training, Contractor shall provide “on-the-job” training to Owner’s personnel. As Equipment is being prepared for initial commissioning, Contractor shall provide operation and maintenance training for each piece of Equipment. For major items of Equipment, Contractor shall require the Subcontractor or Sub-subcontractor supplying such Equipment to participate in (or conduct) the training as required under the training program.

4.	Pre-Commissioning

4.1	Preparation Prior to Commissioning

4.1.1

Prior to commissioning, all Equipment shall be cleaned and inspected to ensure it is free from Defects, is in accordance with the final design for such Equipment and otherwise conforms with the requirements of the Agreement.

4.1.2	All Equipment and systems shall be proven operational, to the extent possible, prior to commencement of commissioning, including the completion of the following:

4.1.2.1	Contractor shall ensure that all valves are tight via an Owner-approved “valve tightness test” using instrument air or the applicable system fluid.

4.1.2.2	Normal electric power source shall have been checked out and functional.

4.1.2.3	Potable, service water, and firewater systems shall be operational.

4.1.2.4	The emergency shutdown systems shall be tested and verified operational as part of the overall Facility instrument loop certification and calibration.

4.1.2.5	Plant air and instrument air systems shall be operational.

4.1.2.6	The fire fighting systems shall be tested and proven prior to introduction of hydrocarbons into the Facility by using the largest firewater use case scenario from the Facility’s firewater study.

4.1.2.7

Relief valves will be shop calibrated and installed. A thorough check of the entire Facility shall be made to ensure that blinds have been removed from under any relief valves and block valves upstream and downstream of the relief valves have been locked open, with bypass valves locked closed. A blind list shall be instituted and checked carefully.

4.1.2.8	The water treatment system and wastewater disposal system shall be ready and functional.

4.1.2.9	All instruments shall be checked out, loop tested and calibrated (per manufacturers’ recommendations or, if not available, per Applicable Codes and Standards), and documentation completed.

4.1.2.10

Fire detection systems shall have been tested to satisfy Applicable Law and Applicable Codes and Standards and be operational. Demonstration and National Fire Protection Association testing of the fire system and gas relief system shall be completed and documented.

4.1.2.11	Portable gas detectors shall be available in accordance with Applicable Law and Applicable Codes and Standards.

4.1.2.12	The distributed control system for the Facility shall have all loop checks and other inspections completed and shall have been proven operational to the extent possible.

4.2	Pre-Commissioning – Electrical Interconnection

The electrical interconnection between the Facility and the utility grid shall be, to the extent possible, checked out, tested and otherwise capable of supplying or receiving backfeed power between the Facility and the utility grid.

5.	Commissioning and Start-Up

5.1	Commissioning Plan Requirements

5.1.1	Commissioning Plan

Contractor shall establish a commissioning plan (which shall include the schedule of commissioning activities and the requirements for developing the system turnover packages in accordance with Section 2.4 above), which shall be submitted to Owner for review and comment in accordance with Section 1 (the Owner-approved plan hereinafter referred to as the “Commissioning Plan”). The Commissioning Plan shall outline Contractor’s plan to advance the Work from Mechanical Completion of each system and subsystem (as well as Mechanical Completion of the Facility as a whole) to ready for first fire of each Unit and ready for start-up of the Facility as a whole.

5.1.2	Commissioning Quality Requirements

The Commissioning Plan shall include commissioning procedures that address major commissioning activities to be performed for the Work as well as milestones and activities for readying the Units for first fire.

Commissioning activities shall not begin on a system or subsystem of the Equipment until (1) the Mechanical Completion Certificate for such system or subsystem has been accepted by Owner in accordance with Section 12.3 of the Agreement, and (2) the applicable Equipment Subcontractor operating and maintenance manuals, and Owner-approved commissioning procedures for major systems, are in place and available at the Site. All commissioning personnel shall be experienced and fully conversant with the content and application of all such procedures and activities.

5.2	Start-Up Plan Requirements

5.2.1	Start-Up Plan

Contractor shall establish a start-up plan (“Start-Up Plan”) which shall be submitted to Owner for review and prior written approval in accordance with Section 1. The Start-Up Plan shall outline how Contractor shall (i) achieve first fire for each Unit, (ii) achieve initial synchronization to the utility grid for each Unit and the Facility as a whole and (iii) perform initial tuning and testing of each Unit and the Facility as a whole (including the control systems) to reach optimum performance (including with respect to Net Heat Rate, Net Power Output and emissions levels).

5.2.2	Minimum Acceptance Criteria, Performance Guarantees and Performance Tests Quality Requirements

The Start-Up Plan shall include start-up milestones and activities, fuel gas consumption schedules and start-up procedures. Such Start-Up Plan shall be in accordance with this Attachment V unless otherwise agreed upon by the Parties in writing.

Start-up activities shall not begin on a system or subsystem of the Equipment until (1) the Mechanical Completion Certificate has been accepted by Owner in accordance with Section 12.3 of the Agreement, and (2) the Owner-approved Start-Up Plan is in place and available at the Site. All personnel involved in this testing shall be trained and shall be fully conversant with the content and application of all such procedures. In accordance with Section 4.4 of the Agreement, Owner will provide operating and maintenance personnel to be supervised by Contractor for the start-up and testing activities.

5.3	Technical Support Requirements

Subject to Section 4.4 of the Agreement, Contractor shall provide all the required support services, Subcontractor and Sub-subcontractor representatives and technicians necessary for proper installation, preparation, commissioning, testing, and start-up of the Facility and Equipment.

6.	Performance Testing

Performance Testing shall be conducted in accordance with the requirements of the Agreement.

7.	Operation

Contractor’s operation of the Facility through the achievement of Substantial Completion shall be performed in accordance with the requirements of the Agreement, including GECP, Applicable Codes and Standards and Applicable Law.

Execution Version

ATTACHMENT W

SPARE PARTS LIST

Spare Part	Manufacturer Name	Manufacturer Contact Information	Equipment/System Containing the Spare Part	Part No.	Current Price (US$)

W-1

Execution Version

ATTACHMENT X

REPORTING REQUIREMENTS

I.	Monthly Progress Report Format

The Monthly Progress Report shall be provided by Contractor by the 5th Day of each Month. The framework set forth below provides the format that should be used for each of Contractor’s Monthly Progress Reports. Each section set forth below shall be fully and accurately completed by Contractor in each Monthly Progress Report. In addition, Contractor shall include a statement in each Monthly Progress Report that all information set forth therein is true and accurate as of the date of issuance.

1.	Project Summary

2.	Executive Summary

a.	Executive Summary Narrative

b.	Significant Activities Completed Since Last Monthly Progress Report (including all Payment Milestones completed)

c.	Significant Activities Planned but Not Completed Since Last Monthly Progress Report (including all Payment Milestones planned to be completed but not completed)

d.	Significant Activities Planned for the Current Month (including all Payment Milestones planned to be completed)

e.	Significant Problems Encountered & Remedial Actions Taken

3.	Safety and Health Report / Environmental Report

a.	Results of Safety Inspections

b.	Safety Training

c.	Lost work time accidents & other significant safety incidents

i.	Recordable Incident Rate

Month	YTD	Project to Date

ii.	Lost Time Incident Rate

Month	YTD	Project to Date

d.	Hours Worked

	Month	YTD	Project to date
Contractor
Subcontractors
Total

e.	Work Stoppages due to Safety

f.	Other Safety Concerns and Remedial Measures Taken

g.	Results of Environmental Inspections

h.	Environmental Training

i.	Environmental Incidents

Month	YTD	Project to Date

j.	Work Stoppages due to Environmental Incidents (including encountering pre-existing Hazardous Materials) and Remedial Measures Taken

4.	Engineering Status

a.	Engineering Summary

b.	Major Engineering Activities by Discipline

i.	Civil/Structural

1.	Major Activities Completed

2.	Major Activities Planned but Not Completed Since Last Monthly Progress Report

3.	Major Activities Planned for the Current Month

4.	Major Problems Encountered & Remedial Actions Taken

ii.	Mechanical

1.	Major Activities Completed

2.	Major Activities Planned but Not Completed Since Last Monthly Progress Report

3.	Major Activities Planned for the Current Month

4.	Major Problems Encountered & Remedial Actions Taken

iii.	Electrical/Controls

1.	Major Activities Completed

2.	Major Activities Planned but Not Completed Since Last Monthly Progress Report

3.	Major Activities Planned for the Current Month

4.	Major Problems Encountered & Remedial Actions Taken

iv.	Permitting

1.	List of Contractor Permits

Contractor Permit	Baseline	Actual/ Forecast	Days Variance

2.	Major Problems Encountered & Remedial Actions Taken

c.	Engineering manpower histogram with cumulative curve (S Curve) with baseline, actual & forecasted manpower by Month

i.	Overall Engineering Manpower

ii.	Civil/Structural Manpower

iii.	Mechanical Manpower

iv.	Electrical/Controls Manpower

5.	Procurement Status

a.	Major Activities Completed

b.	Major Activities Planned but Not Completed Since Last Monthly Progress Report

c.	Major Activities Planned for the Current Month

d.	Major Problems Encountered & Remedial Actions Taken

6.	Construction Status

a.	Construction Summary

b.	Construction Activities directly performed by Contractor

i.	Major Activities Completed

ii.	Major Activities Planned but Not Completed Since Last Monthly Progress Report

iii.	Major Activities Planned for the Current Month

iv.	Major Problems Encountered & Remedial Actions Taken

v.	Photographs

c.	Construction Activities by Major Subcontractor

1.	Major Activities Completed

2.	Major Activities Planned but Not Completed Since Last Monthly Progress Report

3.	Major Activities Planned for the Current Month

4.	Major Problems Encountered & Remedial Actions Taken

5.	Photographs

d.	Construction manpower histograms with cumulative curve (S Curve) with baseline, actual & forecasted manpower by Month

i.	Overall Construction Manpower

ii.	Craft A

iii.	Craft B

iv.	Craft C

v.	(Etc. for each craft)

e.	Quantity Installation Curves

i.	Concrete

ii.	Electrical

iii.	Above Ground Piping (L/B & S/B)

iv.	Etc. (other crafts as applicable)

7.	Interconnections

a.	Major Activities Completed

b.	Major Activities Planned but Not Completed Since Last Monthly Progress Report

c.	Major Activities Planned for the Current Month

d.	Major Problems Encountered & Remedial Actions Taken

8.	Startup & Commissioning

a.	Major Activities Completed

b.	Major Activities Planned but Not Completed Since Last Monthly Progress Report

c.	Major Activities Planned for the Current Month

d.	Major Problems Encountered & Remedial Actions Taken

e.	System Status (produced within 3 Months prior to the planned Mechanical Completion Date for the first system to be completed).

	Mechanical Completion		Mechanical Completion Handover Package Complete		Start-up and Performance Testing Procedure Complete		Ready for Performance Testing		Substantial Completion
System	Baseline	Actual/ Forecast	Baseline	Actual/ Forecast	Baseline	Actual/ Forecast	Baseline	Actual/ Forecast	Baseline	Actual/ Forecast

9.	Third-Party Claims: Actual or potential third-party claims against Contractor or the Facility of which Contractor is aware or suspects may arise.

10.	Monthly Updated CPM Schedule Analysis

a.	Monthly Updated CPM Schedule Analysis Summary

i.	Float/Critical Path Summary

ii.	Earned Value Schedule Performance Index

b.	Status of Major Milestones (including Key Milestones)

Activity ID	Milestone	Baseline Finish	Actual/ Forecast Finish	Days Float

Activity ID	Milestone	Baseline Finish	Actual/ Forecast Finish	Days Float

c.	Monthly Updated CPM Schedule Variance Report

d.	Major Problems Encountered & Remedial Actions Taken

e.	Recovery Plans, including Recovery Schedule (as applicable)

11.	Contract Price Report

a.	Contract Price Summary (identifying allocation between Siemens Payment Milestones and EPC Payment Milestones)

b.	Curve showing Monthly baseline, actual, incurred and forecasted completion of Payment Milestones (cash flow)

c.	Summary of changes to Contract Price (via approved Change Orders) showing changes, additions and deletions of Payment Milestones

d.	Summary of potential changes to the Contract Price

i.	Current Contractor Change Order Requests

ii.

Trends and Exposures (identification of potential situations which may give rise to a Change Order request for an adjustment to the Contract Price in the future for which a Change Order Request has not yet been received)

e.	Change Order Control Log

i.	Approved Change Orders

Change Order #	Description	Contract Price			Schedule
		Change Amount	Prior Total	Revised Total	Key Milestones Affected	Prior Key Milestone Date	Revised Key Milestone Date

Change Order #	Description	Contract Price			Schedule
		Change Amount	Prior Total	Revised Total	Key Milestones Affected	Prior Key Milestone Date	Revised Key Milestone Date

ii.	Pending Change Orders (Contractor Change Order Requests and Owner-proposed changes)

Change Order #	Description	Proposed Contract Price Changes			Proposed Schedule Changes
		Proposed Change Amount	Prior Total	Proposed Revised Total	Key Milestones Proposed to be Affected	Current Key Milestone Date	Proposed Revised Key Milestone Date

iii.	Rejected Change Orders

Change Order #	Description	Proposed Contract Price Changes	Proposed Schedule Changes
		Change Amount	Key Milestones Proposed to be Affected	Current Key Milestone Date	Proposed Revised Key Milestone Date

APPENDIX 1: PRIMAVERA SCHEDULE REPORTS

Appendix 1 shall include the following reports along with any other reports that may be specified by Owner as required:

A.	Key Milestone Schedule with Target

B.	Key & Payment Milestone Schedule with Target

C.

Summary Monthly Updated CPM Schedule with Comparison to Summary CPM Performance Measurement Baseline Schedule (in native electronic format and hard copy as required by the Agreement, including Attachment U)

D.

Detailed Monthly Updated CPM Schedule with Comparison to Detailed CPM Performance Measurement Baseline Schedule (in native electronic format and hard copy as required by the Agreement, including Attachment U)

E.	Recovery Schedule (as applicable)

F.	Acceleration Schedule (as applicable)

G.	Critical Path with Target

H.	Near Critical Activities (<10 Days float) with Target

I.	3 Month Look Ahead by System

J.	3 Month Look Ahead by Phase, & Engineering Discipline/Craft

K.	Procurement Schedule

L.	Engineering Schedule by Discipline

M.	Construction Schedule by Area

N.	Expected Mechanical Completion Date by System

APPENDIX 2: DRAWING LOG /ISSUE FOR CONSTRUCTION (IFC) SCHEDULE

Drawing #	Title	Baseline IFC	Actual/ Forecast IFC	Days Variance
Civil/Structural Drawings

Mechanical Drawings

Electrical/Controls Drawings

APPENDIX 3: EQUIPMENT LOG

			Bid Release Date			Equipment Release Date			Equipment Delivered to Site
PO #	Description	Subcontractor/ Subcontractor Shop Location	Baseline	Actual/ Forecast	Days Variance	Baseline	Actual/ Forecast	Days Variance	Baseline	Actual/ Forecast	Days Variance

II.	Weekly Progress Report Format

The Weekly Progress Report shall be provided by Contractor on each Tuesday covering all Work performed up through the previous week. The framework set forth below provides the format that should be used for each of Contractor’s Weekly Progress Reports. Each section set forth below shall be fully and accurately completed by Contractor in each Weekly Progress Report. In addition, Contractor shall include a statement in each Weekly Progress Report that all information set forth therein is true and accurate as of the date of issuance.

1.	Safety

a.	Recordable Incident Rate

Week	YTD	To Date for the Work

b.	Lost Time Incident Rate

Week	YTD	To Date for the Work

2.	Environmental Incidents

Week	YTD	To Date for the Work

3.	Hours Worked

	Week	To Date for the Work
Contractor
Subcontractors
Total

4.	Schedule Summary

a.	Status of Major Activities Scheduled for this Week

Activity	Baseline Date	Actual Date	Current Forecasted

b.	Major Activities Completed This Week

c.	Major Activities Planned but Not Completed This Week

d.	Major Activities Planned for the Next Week

e.	Major Problems Encountered & Remedial Actions Taken

f.	Other Issues and Concerns

Execution Version

ATTACHMENT Y

SITE

***

Y-1

Execution Version

ATTACHMENT Z

FORM OF PARENT GUARANTEES

SCHEDULE Z-1

FORM OF CONTRACTOR’S PARENT GUARANTEE

This GUARANTEE (this “Guarantee”), dated as of [                    ], is made by Kiewit Construction Company, a Delaware corporation (“Guarantor”), in favor of Mirant Marsh Landing, LLC, a Delaware limited liability company (“Owner,” and, together with Guarantor, each a “Party” and, collectively, the “Parties”). Capitalized terms used, but not otherwise defined, herein shall have the respective meanings ascribed to such terms in the Agreement (as defined below).

RECITALS

WHEREAS, Owner has agreed to enter into the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Marsh Landing Generating Station, dated [                    ] (the “Agreement”), with Kiewit Power Constructors Co. (“Contractor”), a subsidiary of Guarantor, which is hereby incorporated by reference in this Guarantee and made a part hereof, for the engineering, procurement and construction of a natural gas-fired electric generation facility located near Antioch, California;

WHEREAS, Contractor is a subsidiary of Guarantor;

WHEREAS, Guarantor is guaranteeing the payment and performance by Contractor of any and all obligations or amounts owed by Contractor to Owner under the Agreement; and

WHEREAS, it is a requirement within the Agreement that Guarantor execute and deliver this Guarantee.

NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Guarantee.

(a) On the terms and subject to the conditions contained herein, Guarantor hereby irrevocably guarantees, to and for the benefit of Owner, the full and punctual performance and payment, as and when each such payment or performance becomes due (whether at the stated due date, by acceleration or otherwise), by or on behalf of Contractor of any and all obligations or amounts owed by Contractor to Owner in connection with and to the extent provided for in the Agreement (the “Guaranteed Obligations”). The Guaranteed Obligations of Guarantor hereunder are direct and primary obligations.

(b) This Guarantee is a present, and continuing guarantee of performance and payment, and not of collection, is in no way conditioned or contingent upon any attempt to collect from or enforce performance or payment by Contractor, and shall remain in full force and effect and be binding upon and against Guarantor and its successors and permitted assigns (and shall inure to the benefit of Owner and its permitted successors, permitted endorsees, permitted transferees, and permitted assigns). If Contractor shall fail or be unable duly, punctually, and fully to perform or pay, as and when such performance or payment is due, any of the Guaranteed Obligations, and taking into account any grace period applicable with respect thereto under the Agreement, then upon receipt of written notice from Owner specifying the failure, Guarantor shall promptly perform or pay, or cause to be performed or paid, such Guaranteed Obligations as required pursuant to the terms and conditions of the Agreement.

(c) Guarantor agrees that any final judgment from any final award resulting from any litigation between Contractor and Owner under the Agreement (whether in contested litigation, by default or otherwise) shall be conclusive and binding on the Parties for the purposes of determining Guarantor’s obligations under the Guarantee.

2. Obligations Continuing.

(a) Guarantor agrees that the obligations of Guarantor set forth in this Guarantee shall be direct obligations of Guarantor, and that such obligations shall be irrevocable, and that except for those specific defenses which Contractor would be entitled to assert if an action or proceeding to enforce such obligations were to be asserted or instituted against Contractor based upon the Agreement (which defenses Guarantor hereby retains and is authorized to assert), including any limitation of liability under Section 21.1 of the Agreement, this Guarantee shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance with its obligations hereunder) based upon any claim Guarantor or any other Person may have against Owner or any other Person and shall remain in full force and effect without regard to and shall not be released, discharged or in any way affected or impaired by, any circumstance or condition whatsoever (other than full and strict compliance by Guarantor with its obligations hereunder) (whether or not Guarantor shall have any knowledge or notice thereof), including, without limitation: (i) any amendment or modification of or supplement to or other change in the Agreement or any other document to which Contractor or its permitted assigns are a party, including, without limitation, any change order, renewal, extension, acceleration or other changes to payment terms thereunder; (ii) any waiver, consent, extension, indulgence, compromise, release or other action or inaction under or in respect of the Agreement or any other related document or any related obligation or liability of Owner or Contractor, or any exercise or non-exercise of any right, remedy, power, or privilege under or in respect of any such instrument or agreement or any such obligation or liability; (iii) any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, or similar proceeding with respect to Owner, Contractor, or any other Person or any of their respective properties, or any action taken by any trustee or receiver or by any court in any such proceeding; (iv) any merger or consolidation of Guarantor or Contractor into or with any other Person or any sale, lease, or transfer of all or any of the assets of Guarantor or Contractor; (v) any change in the ownership of Guarantor, Contractor, or any other Person; (vi) any winding up or dissolution of Contractor; or (vii) to the extent permitted under Applicable Law, any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing, which might otherwise constitute a legal or equitable defense or discharge of the liabilities of guarantor or surety or which might otherwise limit recourse against Guarantor. The Guaranteed Obligations constitute the full recourse obligations of Guarantor enforceable against it to the full extent of all its assets and properties. Without limiting the generality of the foregoing, Guarantor agrees that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, Contractor shall fail to perform obligations or pay amounts owed by Contractor under the Agreement and that notwithstanding the recovery hereunder for or in respect of any given failure to so comply by Contractor under the Agreement, this Guarantee shall remain in full force and effect and shall apply to each and every subsequent such failure.

(b) Notwithstanding any other language in this Guarantee to the contrary (but subject at all times to the exception set forth in this Section 2(b)), Guarantor’s obligations and liability under this Guarantee shall not differ from or exceed the obligations and liabilities of Contractor under the Agreement, nor shall the remedies available to Owner under this Guarantee extend beyond the remedies available to Owner against Contractor under the Agreement; provided that in no case shall this Section 2(b) be interpreted to relieve Guarantor of any Guaranteed Obligations or preclude any remedy available to Owner due to any of the circumstances in Sections 2(a)(iii) or 2(a)(vi).

3. Reinstatement. Guarantor agrees that this Guarantee shall be automatically reinstated with respect to any payment made by or on behalf of Contractor pursuant to the Agreement if and to the extent that such payment is rescinded or must be otherwise restored pursuant to Applicable Law, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

4. Waiver of Demands, Notices. Guarantor hereby unconditionally waives, to the extent permitted by Applicable Law: (i) notice of any of the matters referred to in Section 2 hereof; (ii) all notices which may be required by Applicable Law, or otherwise, now or hereafter in effect, to preserve any rights against Guarantor hereunder, including, without limitation, any demand, proof, or notice of non-payment or non-performance of any Guaranteed Obligation; (iii) notice of acceptance of this Guarantee, demand, protest, presentment, notice of failure of performance or payment, and any requirement of diligence; and (iv) any requirement to exhaust any remedies.

5. Waiver of Subrogation. Until such time as the Guaranteed Obligations are performed and paid in full, Guarantor shall not seek or be entitled to assert or enforce any right of contribution, reimbursement, indemnification or any other right to payment from Contractor as a result of Guarantor’s performance of its obligations pursuant to this Guarantee. If any funds or property shall be paid or transferred to Guarantor on account of such subrogation, contribution, reimbursement or indemnification at any time when all of the Guaranteed Obligations have not been performed and paid in full, Guarantor shall hold such funds or property in trust for Owner and shall forthwith pay over to Owner such funds and/or property to be applied by Owner to the Guaranteed Obligations, whether or not matured, in such order as Owner may determine.

6. Representations and Warranties. Guarantor represents and warrants that:

(a) it is a corporation duly organized and validly existing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Guarantee;

(b) the execution, delivery and performance of this Guarantee will not conflict with, violate or breach the terms of any agreement of Guarantor;

(c) no authorization, approval, consent or order of, or registration or filing with, any court or other governmental body having jurisdiction over Guarantor is required on the part of Guarantor for the execution and delivery of this Guarantee; and

(d) this Guarantee, when executed and delivered, will constitute a valid and legally binding agreement of Guarantor, except as the enforceability of this Guarantee may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity as they apply to the Guarantor.

7. Miscellaneous.

(a) This Guarantee shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. Neither Party may assign or transfer this Guarantee or any rights or obligations hereunder without the other Party’s prior written consent. Notwithstanding the foregoing, this Guarantee may be assigned by Owner without the written consent of Guarantor (i) to assign, pledge and/or grant a security interest in, or payment obligation under this Guarantee or (ii) to the same extent that Owner is able to assign the Agreement pursuant to Section 22.7 therein. Except as provided in this Section 7, nothing herein, express or implied, is intended or shall be construed to confer upon or to give to any Person other than the Parties hereto any rights, remedies, or other benefits.

(b) This Guarantee shall be governed by, and construed in accordance with, the laws of the state of New York except for any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) other than Section 5-1401 of the New York General Obligations Law.

(c) The Parties agree that any dispute, controversy or claim (“Dispute”) arising out of or relating to this Guarantee shall be decided by litigation pursuant to this Section 7(c). Litigation of any Dispute shall be brought exclusively in a federal or state court located in New York County in the State of New York. Each Party hereby consents to personal jurisdiction in any legal action, suit, or proceeding brought in any federal or state court within New York County in the State of New York having subject matter jurisdiction and irrevocably waives, to the fullest extent permitted by Applicable Law and the laws of the State of New York, any claim or any objection it may now or hereafter have, that venue or personal jurisdiction is not proper with respect to any such legal action, suit, or proceeding brought in such a court in the State of New York, including any claim that such legal action, suit, or proceeding brought in such court has been brought in an inconvenient forum. Each Party further consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address specified herein for the giving of notices, or by such other notice given in accordance with the rules and procedures of such courts.

(d) No modification or amendment of this Guarantee shall be of any force or effect unless made in writing, signed by the Parties hereto, and specifying with particularity the nature and extent of such modification or amendment. This Guarantee constitutes the entire and only understanding and agreement among the Parties hereto with respect to the subject matter hereof and cancels and supersedes any prior negotiations, proposals, representations, understandings, commitments, communications, or agreements, whether oral or written, with respect to the subject matter hereof.

(e) Notice. All notices pertaining to the Agreement shall be in the English language and signed by a duly authorized representative of the Party giving such notice, shall reference the Agreement, shall be sent by registered or certified mail, recognized express courier or facsimile (followed by registered mail) to the other Party at the address designated below, and shall be effective upon delivery:

(i)	if delivered to Guarantor:

Kiewit Construction Company

9401 Renner Blvd.

Lenexa, KS 66219

Attention: Kevin Needham

Fax No.: 913-928-7214

with a copy to:

Kiewit Construction Company

9401 Renner Blvd.

Lenexa, KS 66219

Attention: Robert Osborn

Phone No.: 913-928-7895

Fax No.: 913-928-7895

(ii)	if delivered to Owner:

Mirant Marsh Landing, LLC

1155 Perimeter Center West

Atlanta, GA 30338

Attn: Mike Ammer

Phone No.: (678) 579-5103

Email: michael.ammer@mirant.com

with a copy to:

Mirant Corporation

1155 Perimeter Center West

Atlanta, GA 30338

Attn: General Counsel

Fax No.: (678) 579-5951

or to such other address or telecopy number and with such other copies, as such Party may hereafter reasonably specify by notice to the other Parties. Each such notice, request or communication shall be effective upon receipt, provided that if the day of receipt is not a Business Day then it shall be deemed to have been received on the next succeeding Business Day.

(f) The headings of the several provisions of this Guarantee are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guarantee.

(g) No forbearance or delay by Owner in asserting rights against Contractor shall affect or impair in any way Guarantor’s obligations hereunder or the rights of Owner hereunder.

(h) The term “Person” shall mean any individual, company, joint venture, corporation, partnership, association, joint stock company, limited liability company, trust, estate, unincorporated organization, governmental entity or other entity having legal capacity.

(i) This Guarantee may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Guarantee as of the date first above written.

KIEWIT CONSTRUCTION COMPANY

By:
Name:
Title:

MIRANT MARSH LANDING, LLC

By:
Name:
Title:

Acknowledged:

Kiewit Power Constructors Co.

By:
Name:
Title:

Execution Version

SCHEDULE Z-2

FORM OF OWNER’S PARENT GUARANTEE

This GUARANTEE (this “Guarantee”), dated as of [                    ], is made by Mirant Corporation, a Delaware corporation (“Guarantor”), in favor of Kiewit Power Constructors Co. (“Contractor,” and, together with Guarantor, each a “Party” and, collectively, the “Parties”). Capitalized terms used, but not otherwise defined, herein shall have the respective meanings ascribed to such terms in the Agreement (as defined below).

RECITALS

WHEREAS, Contractor has agreed to enter into the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Marsh Landing Generating Station, dated [                    ] (the “Agreement”), with Mirant Marsh Landing, LLC (“Owner”), a subsidiary of Guarantor, which is hereby incorporated by reference in this Guarantee and made a part hereof, for the engineering, procurement and construction of a natural gas-fired electric generation facility located near Antioch, California; and

WHEREAS, Owner is a subsidiary of Guarantor;

WHEREAS, Guarantor is guaranteeing the payment obligations by Owner of the Kiewit Termination Charge (as such term is defined in Section 17.2 of the Agreement) owed by Owner to Contractor under the Agreement.

WHEREAS, it is a requirement within the Agreement that Guarantor execute and deliver this Guarantee.

NOW THEREFORE, in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Guarantee.

(a) On the terms and subject to the conditions contained herein, Guarantor hereby irrevocably guarantees, to and for the benefit of Contractor, the full and punctual payment of the Kiewit Termination Charge (as such term is defined in Section 17.2 of the Agreement) in the event of (i) a termination for convenience of the Agreement by Owner pursuant to Section 17.2 of the Agreement or (ii) a termination of the Agreement by Contractor pursuant to Section 17.5 of the Agreement, as and when such payment becomes due, by or on behalf of Owner in connection with and to the extent provided for in the Agreement (the “Guaranteed Obligations”); provided, however, notwithstanding anything to the contrary, Guarantor’s payment guarantee for such Guaranteed Obligations shall not exceed ***. The Guaranteed Obligations of Guarantor hereunder are direct and primary obligations.

(b) This Guarantee is a present, and continuing guarantee of payment, and not of collection, is in no way conditioned or contingent upon any attempt to collect from or enforce payment by Owner, and shall remain in full force and effect and be binding upon and against Guarantor and its successors and permitted assigns (and shall inure to the benefit of Contractor and its permitted successors, permitted endorsees, permitted transferees, and permitted assigns). If Owner shall fail or be unable duly, punctually, and fully to pay, as and when such payment is due, any of the Guaranteed Obligations, and taking into account any grace period applicable with respect thereto under the Agreement, then upon receipt of written notice from Contractor specifying that the Kiewit Termination Charge is due under Section 17.2 of the Agreement, Guarantor shall promptly pay, or cause to be paid, such Guaranteed Obligations as required pursuant to the terms and conditions of the Agreement.

(c) Guarantor agrees that any final judgment from any final award resulting from any litigation between Contractor and Owner under the Agreement with respect to the Guaranteed Obligations (whether in contested litigation, by default or otherwise) shall be conclusive and binding on the Parties for the purposes of determining Guarantor’s obligations under the Guarantee.

2. Obligations Continuing; Etc.

(a) Guarantor agrees that the obligations of Guarantor set forth in this Guarantee shall be direct obligations of Guarantor, and that such obligations shall be irrevocable, and that except for those specific defenses which Owner would be entitled to assert if an action or proceeding to enforce such obligations were to be asserted or instituted against Owner based upon the Agreement (which defenses Guarantor hereby retains and is authorized to assert), including the limitation of liability for this Guarantee under Section 10.5 of the Agreement, this Guarantee shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance with its obligations hereunder) based upon any claim Guarantor or any other Person may have against Contractor or any other Person and shall remain in full force and effect without regard to and shall not be released, discharged or in any way affected or impaired by, any circumstance or condition whatsoever (other than full and strict compliance by Guarantor with its obligations hereunder) (whether or not Guarantor shall have any knowledge or notice thereof), including, without limitation: (i) any amendment or modification of or supplement to or other change in the Agreement or any other document to which Owner or its permitted assigns are a party, including, without limitation, any change order, renewal, extension, acceleration or other changes to payment terms thereunder; (ii) any waiver, consent, extension, indulgence, compromise, release or other action or inaction under or in respect of the Agreement or any other related document or any related obligation or liability of Owner or Contractor, or any exercise or non-exercise of any right, remedy, power, or privilege under or in respect of any such instrument or agreement or any such obligation or liability; (iii) any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation, or similar proceeding with respect to Owner, Contractor or any other Person or any of their respective properties, or any action taken by any trustee or receiver or by any court in any such proceeding; (iv) any merger or consolidation of Guarantor or Owner into or with any other Person or any sale, lease, or transfer of all or any of the assets of Guarantor or Owner; (v) any change in the ownership of Guarantor, Owner or any other Person; (vi) any winding up or dissolution of Owner; or (vii) to the extent permitted under Applicable Law, any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing, which might otherwise constitute a legal or equitable defense or discharge of the liabilities of guarantor or surety or which might otherwise limit recourse against Guarantor. The Guaranteed Obligations constitute the full recourse obligations of Guarantor enforceable against it to the full extent of all its assets and properties. Without limiting the generality of the foregoing, Guarantor agrees that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, Owner shall fail to pay the Guaranteed Obligations owed by Owner under the Agreement and that notwithstanding the recovery hereunder for or in respect of any given failure to so comply by Owner under the Agreement, this Guarantee shall remain in full force and effect and shall apply to each and every subsequent such failure.

(b) Notwithstanding any other language in this Guarantee to the contrary (but subject at all times to (i) the limitation of liability for the Guaranteed Obligations set forth in Section 1(a) and (ii) the exception set forth in this Section 2(b)), Guarantor’s obligations and liability for the Guaranteed Obligations under this Guarantee shall not differ from or exceed the obligations and liabilities of Owner under the Agreement, nor shall the remedies available to Contractor under this Guarantee extend beyond the remedies available to Contractor against Owner under the Agreement; provided that in no case shall this Section 2(b) be interpreted to relieve Guarantor of any Guaranteed Obligations or preclude any remedy available to Contractor due to any of the circumstances in Sections 2(a)(iii) or 2(a)(vi).

3. Reinstatement. Guarantor agrees that this Guarantee shall be automatically reinstated with respect to any payment made by or on behalf of Owner pursuant to the Agreement if and to the extent that such payment is rescinded or must be otherwise restored pursuant to Applicable Law, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

4. Waiver of Demands, Notices; Etc. Guarantor hereby unconditionally waives, to the extent permitted by Applicable Law: (i) notice of any of the matters referred to in Section 2 hereof; (ii) all notices which may be required by Applicable Law, or otherwise, now or hereafter in effect, to preserve any rights against Guarantor hereunder, including, without limitation, any demand, proof, or notice of non-payment of the Guaranteed Obligations; (iii) notice of acceptance of this Guarantee, demand, protest, presentment, notice of failure of payment, and any requirement of diligence; and (iv) any requirement to exhaust any remedies.

5. Waiver of Subrogation. Until such time as the Guaranteed Obligations are paid in full, Guarantor shall not seek or be entitled to assert or enforce any right of contribution, reimbursement, indemnification or any other right to payment from Owner as a result of Guarantor’s performance of its obligations pursuant to this Guarantee. If any funds or property shall be paid or transferred to Guarantor on account of such subrogation, contribution, reimbursement or indemnification at any time when all of the Guaranteed Obligations have not been paid in full, Guarantor shall hold such funds or property in trust for Contractor and shall forthwith pay over to Contractor such funds and/or property to be applied by Contractor to the Guaranteed Obligations, whether or not matured, in such order as Contractor may determine.

6. Representations and Warranties. Guarantor represents and warrants that:

(a) it is a corporation duly organized and validly existing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Guarantee;

(b) the execution, delivery and performance of this Guarantee will not conflict with, violate or breach the terms of any agreement of Guarantor;

(c) no authorization, approval, consent or order of, or registration or filing with, any court or other governmental body having jurisdiction over Guarantor is required on the part of Guarantor for the execution and delivery of this Guarantee; and

(d) this Guarantee, when executed and delivered, will constitute a valid and legally binding agreement of Guarantor, except as the enforceability of this Guarantee may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity as they apply to the Guarantor.

7. Miscellaneous.

(a) This Guarantee shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns. Neither Party may assign or transfer this Guarantee or any rights or obligations hereunder without the other Party’s prior written consent. Notwithstanding the foregoing, this Guarantee may be assigned by Contractor to the same extent that Contractor is able to assign the Agreement pursuant to Section 22.7 therein. Except as provided in this Section 7, nothing herein, express or implied, is intended or shall be construed to confer upon or to give to any Person other than the Parties hereto any rights, remedies, or other benefits.

(b) This Guarantee shall be governed by, and construed in accordance with, the laws of the state of New York except for any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) other than Section 5-1401 of the New York General Obligations Law.

(c) The Parties agree that any dispute, controversy or claim (“Dispute”) arising out of or relating to this Guarantee shall be decided by litigation pursuant to this Section 7(c). Litigation of any Dispute shall be brought exclusively in a federal or state court located in New York County in the State of New York. Each Party hereby consents to personal jurisdiction in any legal action, suit, or proceeding brought in any federal or state court within New York County in the State of New York having subject matter jurisdiction and irrevocably waives, to the fullest extent permitted by Applicable Law and the laws of the State of New York, any claim or any objection it may now or hereafter have, that venue or personal jurisdiction is not proper with respect to any such legal action, suit, or proceeding brought in such a court in the State of New York, including any claim that such legal action, suit, or proceeding brought in such court has been brought in an inconvenient forum. Each Party further consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address specified herein for the giving of notices, or by such other notice given in accordance with the rules and procedures of such courts.

(d) No modification or amendment of this Guarantee shall be of any force or effect unless made in writing, signed by the Parties hereto, and specifying with particularity the nature and extent of such modification or amendment. This Guarantee constitutes the entire and only understanding and agreement among the Parties hereto with respect to the subject matter hereof and cancels and supersedes any prior negotiations, proposals, representations, understandings, commitments, communications, or agreements, whether oral or written, with respect to the subject matter hereof.

(e) Notice. All notices pertaining to the Agreement shall be in the English language and signed by a duly authorized representative of the Party giving such notice, shall reference the Agreement, shall be sent by registered or certified mail, recognized express courier or facsimile (followed by registered mail) to the other Party at the address designated below, and shall be effective upon delivery:

If delivered to Guarantor:

Mirant Corporation

1155 Perimeter Center West

Atlanta, GA 30338

Attn: Chief Financial Officer

Facsimile: (678) 579-5001

with a copy to:

Mirant Corporation

1155 Perimeter Center West

Atlanta, GA 30338

Attn: General Counsel

Facsimile: (678) 579-5951

and

Mirant Marsh Landing, LLC

P.O. Box 192

Pittsburg, CA 94565

Attn: President

Facsimile: (925) 427-3518

If to Contractor:

Kiewit Power Constructors Co.

9401 Renner Blvd.

Lenexa, KS 66219

Attention: Kevin Needham

Fax No.: 913-928-7214

with a copy to:

Kiewit Power Constructors Co.

9401 Renner Blvd.

Lenexa, KS 66219

Attention: Robert Osborn

Phone No.: 913-928-7895

Fax No.: 913-928-7895

or to such other address or telecopy number and with such other copies, as such Party may hereafter reasonably specify by notice to the other Parties. Each such notice, request or communication shall be effective upon receipt, provided that if the day of receipt is not a Business Day then it shall be deemed to have been received on the next succeeding Business Day.

(f) The headings of the several provisions of this Guarantee are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Guarantee.

(g) No forbearance or delay by Owner in asserting rights against Contractor shall affect or impair in any way Guarantor’s obligations hereunder or the rights of Owner hereunder.

(h) The term “Person” shall mean any individual, company, joint venture, corporation, partnership, association, joint stock company, limited liability company, trust, estate, unincorporated organization, governmental entity or other entity having legal capacity.

(i) This Guarantee may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Guarantee as of the date first above written.

MIRANT CORPORATION

By:
Name:
Title:

KIEWIT POWER CONSTRUCTORS CO.

By:
Name:
Title:

Acknowledged:

Mirant Marsh Landing, LLC

By:
Name:
Title:

Execution Version

ATTACHMENT AA

DEMOLITION WORK AND DEMOLITION INFORMATION

Contractor shall perform demolition Work and relocation of existing utilities and underground interferences pursuant to this Attachment AA.

General Scope of the Demolition Work:

1.

Contractor shall demolish, excavate, load, remove from the Site and properly dispose of the existing foundations, concrete structures and other underground interferences at the Site (to the extent such other interferences have been identified by Owner either during inspections or in Schedule Y-3 or the drawings listed below), including the foundations for fuel oil tanks No. 1 through 5, equipment pads and pipe trenches. Such Work shall include the excavation, loading, removal and disposal of the sand and gravel matting under the fuel oil tanks. Drawings and information for the fuel oil tank foundations and other structures to be demolished and disposed of are provided in Schedule Y-3 and the drawings listed below.

2.

Contractor shall demolish, excavate, load, remove from the Site and properly dispose of existing concrete and asphalt berms and other secondary containment structures as necessary for the construction of the Facility and to properly manage Site drainage. Drawings and information for the berms and other secondary containment structures are shown in Schedule Y-3 and the drawings listed below.

3.

Contractor shall remove and relocate existing utilities at the Site as part of the demolition Work, including those utilities identified by the drawings and documents listed below and utilities identified by Contractor in its investigations as set forth in Section 5.2D of the Agreement. For clarity, all underground utilities east of the existing Fuel Oil Tanks #2 and #4 (and within the Site) shall be relocated and remain functional with the exception of the 480v cable runs to and from Load Center #8 (as shown on the Owner-provided drawings). The impound basin drain lines that run east of the Fuel Oil Tanks #2 and #4 berm (as shown in the Owner-provided drawings) shall be relocated if necessary. Also, the 3” PVC piping run supplying potable water, running in the fuel oil piping rack from Fuel Oil Tank #8 to the northeast corner of Fuel Oil Tank #2 and beyond, shall be removed and relocated. And the 4” PVC conduit carrying communication cable and running along the fuel oil piping rack from the northwest corner of Fuel Oil Tank #6 to the northeast corner of Fuel Oil Tank #2 and beyond shall also be removed but shall not be placed back into service by Contractor. (Owner shall be responsible for installing the new conduit and communications cable for the Facility; Contractor shall avoid damaging such new conduit and communications cable during the performance of the Work.) Note: The Parties acknowledge that the foregoing PVC piping runs are not shown on the drawings listed herein but have been identified to Contractor. All relocated utilities shall be returned to proper working order by Contractor.

Interfaces Regarding Loading, Removal and Disposal of Demolished Structures and Excavated Materials

1.

Except as otherwise set forth in this Attachment AA, all demolished structures and utilities and excavated materials resulting from the demolition Work shall be loaded, removed from the Site (and relocated, as applicable) and otherwise properly disposed of by Contractor in accordance with the Agreement.

2.

If Contractor encounters pre-existing Hazardous Materials during the performance of the demolition Work (other than soil, including sand and gravel beneath the fuel oil tanks, containing oil-based compounds, including corrosion inhibiting oils), then Contractor shall proceed in accordance with

Section 3.17 of the Agreement. After notification by Contractor to Owner of its encounter with the Hazardous Materials, Owner shall cause such Hazardous Materials to be remediated, removed from the Site and disposed of in a reasonably prompt manner.

3.

If Contractor encounters soils (including sand and gravel beneath the fuel oil tanks) containing oil-based compounds (such as corrosion inhibiting oils) during the performance of the demolition Work, then Contractor will excavate such soil and load such soil onto Owner-provided trucks for disposal by Owner. If the amount of excavation necessary to remove this type of soil is greater than one foot deep of sand and gravel matting, then Contractor shall be entitled to a Change Order for the additional, direct costs incurred as a result of such additional excavation.

4.

If Contractor encounters any groundwater contaminated by Hazardous Materials and such contaminated groundwater requires Contractor to provide additional, unanticipated treatment of such groundwater prior to its release or causes Contractor to provide temporary storage for such contaminated groundwater (for Owner’s subsequent treatment and disposal), then Contractor shall be entitled to a Change Order for the additional, direct costs incurred as a result of such additional water treatment or provision of temporary storage.

List of Drawings and Related Documents Provided to Contractor for Demolition Work

The following drawings were provided to Contractor for their review and use in the evaluation and performance of the demolition Work:

Drawing Number	Revision Number	Drawing Title
16432	0	Requirements for 480V Load Center No. 8
312372	12	Wiring Diagram - 480 V Switchgear Load Center No. 8 Starter Sections
404033	24	General Arrangement of Conduits - Outdoors (with annotation)
404326	11	Arrangement of Grounds 220 KV Switch and Bus Str.
404765	7	Schematic Diagram 480 V Bus Feeder & Bus Tie A.C.B.’s
404882	24	General Arrangement of Station Grounding
404026	18	General Arrangement of Lighting
404109	17	Oil Fire Protection Equipment Layout and Detail
404110	18	General Area, Finished Grading
404598	15	Fire Water Supply System Plan and Detail
404679	9	Arrangement of Grounds Fuel Oil Tank Area
406301	19	Utility Plan
426937	13	Oily Water System
454367	4	Single Line Diagram 480V Load Center No. 20
469040	1	Architectural - Plumbing Low Pressure Water System Site Plan, Schedules and Details (with annotation)
521886	2	Piping and Mechanical Sections and Details Waste Water Treatment System
53432	8	General Arrangement of Grounds Elev. 0-9 Areas 16-33
53433	2	General Arrangement of Grounds Area 1-15 Elev. 0-9
404612	8	Fuel Oil Storage Tank Area - Plans & Details
404613	11	Fuel Oil Service & Storage Tanks - Details
404615	1	Fuel Oil Tankage System - Plot Plan
405374	8	Fuel Oil Tank Area Grading & Surfacing

478888	7	Mechanical - Piping Schematic Fire Protection System
502640	7	Firewater System Plan and Details Fuel Oil Tanks 6, 7, 8
4030480	9	Single Line Diagram Contra Costa Power Plant (Switching Station)
		Construction Trailer Load Centers
		Marsh Landing Satellite1
		Report of Foundation Investigation Proposed Contra Costa Steam Plant (Units 1-3)
		Excerpts from Foundation Investigation for Contra Costa Units 6 and 7
		Soil Report (as defined in Section 1.1 of the Agreement)
		Water Supply and Discharge Pipeline Photos (Mirant Marsh Landing)

Execution Version

ATTACHMENT BB

CONFIDENTIALITY OBLIGATIONS FOR SIEMENS CONFIDENTIAL INFORMATION

***

BB-1

Execution Version

ATTACHMENT CC

GROUND WATER SPECIFICATIONS

Water-quality results from samples collected prior to the aquifer test (MCL-USEPA Maximum Contaminant Level; NSDWR-USEPA National Secondary Drinking Water Standard).

Parameter	Units	WS-04	WS-05	WS-06	WS-07	WS-09
***	***	***	***	***	***	***

CC-1

Water-quality results from samples collected during the aquifer test (MCL-USEPA Maximum Contaminant Level; NSDWR-USEPA National Secondary Drinking Water Standard).

Parameter	Units	MCL (NSDWR)	SJ River (20.5 hrs)	WS-01 (20 hrs)	WS-04 (21.5 hrs)	TW-01-01 (22 hrs)	TW-01-02 (70 hrs)
***	***	***	***	***	***	***	***

CC-2